UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

J. ALEXANDER’S HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Shareholder,

J. Alexander’s Holdings, Inc., (“J. Alexander’s” or the “Company”) will hold a Special Meeting of Shareholders on January 30, 2018 to approve the Company’s acquisition of Ninety Nine Restaurant & Pub (“Ninety Nine”), a valuable asset and strong regional competitor with excellent financial and operational performance.

The Company’s board of directors (the “Board”) and management strongly believe this acquisition will create attractive value for your investment in the Company. The transaction will be accretive to the Company’s earnings per share (“EPS”) and present meaningful opportunities for cost synergies, which, if achieved, will drive further accretion.

Pro-forma, the transaction would have delivered an additional $0.17 to 2016 basic EPS and $0.31 to 2016 fully diluted EPS, before the impact of any synergies.

Your Board of Directors recommends that you vote “FOR” this transaction on the enclosed WHITE proxy card TODAY.

THE TRANSACTION PROVIDES SIGNIFICANT VALUE TO SHAREHOLDERS

✓ Substantial Operating and Financial Strength

•	Ninety Nine has a tenured and deep management team that has driven healthy same-store sales and strong cash flow from operations (which could be used to repay debt and fuel future acquisitions).

•	Ninety Nine has developed a successful competitive position in an area of the country where development of new restaurants can be difficult, with 106 restaurants currently in operation, many of which have been recently remodeled.

✓ Compelling Financial Dynamics

•	The transaction is expected to be accretive to earnings per share of J. Alexander’s in future years, (representing an additional $0.17 to 2016 basic EPS and $0.31 to 2016 fully diluted EPS, pro-forma) excluding the assumption of synergies.

•	Management estimates that potential synergies could reach approximately $1.5 million to $2 million annual positive impact on pre-tax income.

✓ Increased Scale and New Opportunities for Growth

•	We believe that Ninety Nine will help the Company achieve more rapid growth and increase the scale of our operations to better spread public company and management costs.

•	This transaction is a compelling strategic opportunity to expand the Company’s business into a concept insulated from certain competitive challenges, given its unique management, lengthy operating history and differentiated customer experience.

✓ Termination of Existing Consulting Agreement

•	As part of the transaction, we intend to terminate the consulting agreement with Black Knight Advisory Services, LLC, which would benefit shareholders by ending our annual management fee payments.

✓ Disinterested Shareholder Vote

•	Certain members of the Board and officers have relationships with Ninety Nine and its affiliates, and, as a result of these potential interests, the Board specifically negotiated that, in addition to any required approvals under applicable law, the transaction should also be submitted for approval by the disinterested shareholders of the Company.

THE TRANSACTION IS THE RESULT OF RIGOROUS NEGOTIATIONS

Following extensive negotiations over the terms, the Company negotiated a lower equity valuation for Ninety Nine and a resulting decrease in the number of shares to be issued as consideration. The valuation of Ninety Nine Restaurants was lowered from $225 million to $199 million, a 12% decrease.

The Board believes this transaction is in the best interest of all shareholders. For more information on the transaction, we encourage you to go to the “Background of the Transactions” section of the accompanying proxy statement.

VOTE “FOR” THE MERGER AGREEMENT AND THE TRANSACTIONS

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that Company shareholders vote:

“FOR” the proposal to approve the Merger Agreement,

“FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA,

“FOR” the proposal to approve the Reclassification Amendment,

“FOR” the proposal to approve the Authorized Shares Amendment,

“FOR” the proposal to approve the CSAA Amendment, and

“FOR” the proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting.

Your vote is very important. To ensure your representation at the J. Alexander’s Special Meeting of Shareholders on January 30, 2018, please complete and return the enclosed WHITE proxy card or submit your proxy by telephone or through the Internet.

On behalf of the Board and management team, thank you for your continued support.

Very truly yours,

Lonnie J. Stout II
President & Chief Executive Officer

Frank R. Martire
Chairman of the Board

The accompanying proxy statement is dated December 20, 2017 and is first being mailed on or about December 22, 2017 to the Company’s shareholders of record as of the close of business on December 19, 2017.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of J. Alexander’s Holdings, Inc.:

A special meeting (the “Special Meeting”) of shareholders of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company” or “we”, “us” or “our”), will be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 2:00 p.m., central time, on January 30, 2018 for the following purposes:

(1)	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated August 3, 2017 (the “Merger Agreement”), by and among the Company, J. Alexander’s Holdings, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“JAX Op”), Nitro Merger Sub, Inc., a Tennessee corporation and a wholly owned subsidiary of JAX Op (“Merger Sub”), Cannae Holdings, LLC (formerly known as Fidelity National Financial Ventures, LLC), a Delaware limited liability company (“FNFV”), Fidelity Newport Holdings, LLC, a Delaware limited liability company (“FNH” and together with FNFV, the “Sellers”), and 99 Restaurants, LLC, a Delaware limited liability company (“99 Restaurants”). THE MERGER WILL ONLY OCCUR IF PROPOSALS NO. 2, 3A, 3B AND 4 ARE ALSO APPROVED;

(2)	To consider and vote upon a proposal to approve all of the transactions contemplated by the Merger Agreement, including the merger (collectively, the “Transactions”), by disinterested shareholders’ action pursuant to Section 48-18-704 of the Tennessee Business Corporation Act (the “TBCA”);

(3a)	To consider and vote upon a proposal to approve an amendment to the Company’s current Amended and Restated Charter (the “Charter”) to (i) reclassify the Company’s currently outstanding common stock, par value $0.001 per share (“Current Common Stock”), as Class A common stock, par value $0.001 per share (“Class A Common Stock”) and (ii) authorize a new class of Class B common stock of the Company, par value $0.001 per share (“Class B Common Stock”) (the “Reclassification Amendment”);

(3b)	To consider and vote upon a proposal to approve an amendment to the Charter to increase the number of authorized shares of capital stock of the Company (the “Authorized Shares Amendment”);

(4)	To consider and vote upon a proposal to approve an amendment to the Charter to provide that, following the completion of the Transactions, the Company’s capital stock will no longer be subject to the Tennessee Control Share Acquisition Act (the “CSAA”), and to eliminate a provision that has sunsetted (such amendment, the “CSAA Amendment” and collectively with the Reclassification Amendment and the Authorized Shares Amendment, the “Charter Amendments”); and

(5)	To consider and vote upon a proposal to permit the Company to adjourn the special meeting, if necessary or advisable, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the other proposals to be submitted for a vote at the Special Meeting.

These items of business, including the Merger Agreement and the Transactions, are described in detail in the accompanying proxy statement. A copy of the Merger Agreement is attached as Appendix A to the proxy statement. An unmarked copy of the proposed Second Amended and Restated Charter (the “Restated Charter”), is attached as Appendix B to the proxy statement, and a blackline illustrating the Charter Amendments, as described herein (strikethrough text showing deletions and thick-underlined text showing additions), is attached as Appendix B-1 to the proxy statement.

After consideration of a number of factors, which are described in the accompanying proxy statement, the Board has determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders. Accordingly, the Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that the Company shareholders vote (a) “FOR” the proposal to approve the Merger Agreement, (b) “FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA, (c) “FOR” the proposal to approve the Reclassification Amendment, (d) “FOR” the proposal to approve the Authorized Shares Amendment, (e) “FOR” the proposal to approve the CSAA Amendment, and (f) “FOR” the proposal to permit the Company to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting. Please take the time to vote by completing and mailing the enclosed white proxy card or vote your shares via the Internet or by telephone.

Only holders of record of Current Common Stock at the close of business on December 19, 2017 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof; provided that only holders of “qualified shares” as defined in Section 48-18-704 of the TBCA are entitled to vote with respect to Proposal 2. A list of shareholders entitled to vote at the Special Meeting will be made available at the Company’s corporate offices located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203 during regular business hours beginning two business days after the date of this notice, and will be available at the place of the Special Meeting during the Special Meeting.

Your vote is important. All Company shareholders entitled to notice of, and to vote at, the Special Meeting are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, please submit your proxy, either by mail or by telephone or through the Internet with voting instructions. The submission of your proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of Current Common Stock entitled to vote who is present at the Special Meeting may vote in person, thereby revoking any previously submitted proxy, if applicable. A proxy may also be revoked in writing at any time before the vote is taken at the Special Meeting. If your shares of Current Common Stock are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by such holder.

We urge you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement and its appendices, carefully and in their entirety. If you have any questions concerning the Merger Agreement and the Transactions, the Charter Amendments, the adjournment vote, or the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Current Common Stock, please contact the Company’s proxy solicitor, Georgeson LLC, toll-free at (866) 432-2791.

By Order of the Board of Directors,

Mark A. Parkey

Executive Vice President and Chief Financial Officer

December 20, 2017

J. ALEXANDER’S HOLDINGS, INC.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

PROXY STATEMENT

FOR SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 30, 2018

The enclosed proxy is solicited by and on behalf of the Board for use at the Special Meeting to be held on January 30, 2018, at 2:00 p.m., central time, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Special Meeting of Shareholders. The enclosed proxy is first being mailed on or about December 22, 2017 to J. Alexander’s shareholders of record as of the close of business on December 19, 2017.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

AND THE SPECIAL MEETING

The following are some of the questions you may have as a Company shareholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the Transactions and the voting procedures for the Special Meeting.

Questions and Answers about the Special Meeting and this Proxy Statement, Generally

Q:	Why am I receiving this proxy statement?

A:	On August 3, 2017, the Company, JAX Op and Merger Sub entered into the Merger Agreement with 99 Restaurants, FNFV and FNH. Pursuant to the terms of the Merger Agreement, the Company has agreed to acquire 99 Restaurants by merging Merger Sub with and into 99 Restaurants, such that 99 Restaurants will become an indirect subsidiary of the Company. The Board is furnishing this proxy statement in connection with the solicitation of proxies to be voted at the Special Meeting, or at any adjournments or postponements of the Special Meeting, at which the Company’s shareholders will be asked to vote to approve the Merger Agreement and the other matters described herein.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on January 30, 2018 at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 2:00 p.m., central time.

Q:	Where can I find additional information about the Transactions and the Special Meeting?

A:	This proxy statement includes important information about the Transactions and the Special Meeting. A copy of the Merger Agreement is attached as Appendix A to this proxy statement, a copy of the Restated Charter is attached as Appendix B to this proxy statement, and a blackline illustrating the Charter Amendments, as described herein (strikethrough text showing deletions and thick-underlined text showing additions), is attached as Appendix B-1 to the proxy statement. Company shareholders should read this information carefully and in its entirety.

In addition, copies of certain reports and statements that the Company has previously filed with the Securities and Exchange Commission (the “Commission”) may be obtained by any shareholder without charge by making a request through our “Investor Relations” website at http://investor.jalexandersholdings.com or by written request addressed to: J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Corporate Secretary.

Q:	Who can help answer my questions?

A:	Company shareholders should call Georgeson LLC, the Company’s proxy solicitor, toll-free at (866) 432-2791, with any questions about the Transactions or the Special Meeting, or to obtain additional copies of this proxy statement, white proxy cards or voting instruction forms.

Q:	What does it mean if I receive more than one proxy?

A:	It means that you hold shares of Current Common Stock in multiple accounts. Please complete and return all proxies to ensure that all of your shares of Current Common Stock are voted in accordance with your instructions.

Q:	Who is paying for the costs of this proxy solicitation?

A:	The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Current Common Stock.

Questions and Answers about Voting

Q:	What are the proposals on which I am being asked to vote?

A:	You are being asked to vote on the following proposals (and the Board recommends that you vote “FOR”):

•	Proposal 1: To approve the Merger Agreement;

•	Proposal 2: To approve the Transactions by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA;

•	Proposal 3a: To approve an amendment to the Charter to (i) reclassify Current Common Stock as Class A Common Stock and (ii) authorize a new class of Class B Common Stock of the Company;

•	Proposal 3b: To approve an amendment to the Charter to increase the number of authorized shares of capital stock of the Company;

•	Proposal 4: To approve an amendment to the Charter to provide that, following the completion of the Transactions, the Company’s capital stock will no longer be subject to the Tennessee Control Share Acquisition Act and to eliminate a provision that has sunsetted;

•	Proposal 5: To approve a proposal to permit the Company to adjourn the Special Meeting, if necessary or advisable, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the other proposals to be submitted for a vote at the Special Meeting.

We will not act on any of the above proposals 1, 2, 3a, 3b or 4 unless each such proposal is approved and the closing of the Transactions (the “Closing”) is occurring.

Q:	Does the Company’s Board recommend voting in favor of the proposals?

A:	Yes. After careful consideration and rigorous negotiations the Board unanimously approved the Merger Agreement and the Transactions and determined that the Merger Agreement and the Transactions were advisable, fair to and in the best interests of the Company and its shareholders. As a result, the Board recommends that you vote “FOR” each of the proposals.

Q:	What material factors and benefits did the Board consider in reaching its determination to recommend the Transactions as in the best interest of the Company and its shareholders?

A:	In reaching its decision that the Transactions are advisable, fair to and in the best interest of the Company and its shareholders, and in reaching its recommendation that the shareholders approve the Transactions and adopt the Merger Agreement, the Board considered a number of a factors, including the following material factors and benefits of the Transactions, which the Board viewed as supporting its recommendation:

•	99 Restaurants has a tenured and deep management team that has driven healthy same-store sales and cash surplus (which could be used to repay debt and fuel future acquisitions).

•	99 Restaurants has developed a successful competitive position in an area of the country where development of new restaurants can be difficult, with 106 restaurants currently in operation, many of which have been recently remodeled.

•	The Transactions are expected to be accretive to earnings per share (“EPS”) of the Company in future years (representing an additional $0.17 to 2016 basic EPS, pro-forma), excluding the assumption of synergies.

•	The Company’s management estimates that potential synergies could reach approximately $1.5 million to $2 million annual impact on pre-tax income, and approximately $0.6 million to $1.1 million annual impact on the Company’s Adjusted EBITDA. For our definition of and a reconciliation of Adjusted EBITDA, See “The Transactions—Financial Projections—Historical and Projected Adjusted EBITDA and Free Cash Flow and Non-GAAP Reconciliations” on page 64 of this proxy statement.

•	As part of the Transactions, the Company intends to terminate the consulting agreement (the “Consulting Agreement”) between the Company and Black Knight Advisory Services, LLC, a Delaware limited liability company (“BKAS”), which would benefit shareholders by terminating the Company’s annual management fee payments.

For a complete discussion of the Board’s reasons for approving the Transactions, see the sections entitled “The Transactions—Recommendation of the Company’s Board of Directors” beginning on page 57 of this proxy statement and “The Transactions—The Company’s Board of Directors’ Reasons for Approving the Transactions” beginning on page 51 of this proxy statement.

Q:	Did the Board consider material negative factors in connection with the Transactions?

A:	Yes, the Board considered material negative factors in its deliberations concerning the Merger Agreement and the Transactions, including such factors as potential conflicts of interest, the highly competitive casual dining bar and grill segment in which 99 Restaurants operates and elements of the negotiated transaction such as the termination fee under the Merger Agreement, which could become payable in certain circumstances. Material negative factors considered by the Board are discussed in the section entitled “The Transactions—Recommendation of the Company’s Board of Directors” beginning on page 57 of this proxy statement. In addition to the material negative factors discussed above, the Board considered the risk factors that are described in the section entitled “Risk Factors” beginning on page 30 of this proxy statement.

Q:	Who is entitled to vote at the Special Meeting?

A:	All Company shareholders of record as of the close of business on December 19, 2017, the Record Date, are entitled to vote on each of the proposals (other than Proposal 2, on which only holders of record of the outstanding shares of Current Common Stock that constitute “qualified shares” as defined in Section 48-18-704 of the TBCA (such shares, “Qualified Shares”) as of the Record Date will be entitled to vote) at the Special Meeting or any adjournments or postponements thereof. Each shareholder is entitled to one vote per each share of Current Common Stock held by such shareholder on the Record Date with respect to all proposals other than Proposal 2, on which only holders of Qualified Shares will be entitled to one vote per each Qualified Share held by such holder.

Q:	What shares will constitute Qualified Shares for purposes of the vote of disinterested shareholders on Proposal 2?

A:	Under Section 48-18-704 of the TBCA, Qualified Shares means all shares entitled to be voted with respect to the relevant proposal except for shares that the Company knows, or is notified, are held by either (i) a director or officer of the Company who has a conflicting interest respecting the proposed transaction, or (ii) a related person of the respective director or officer. A director or officer who has a conflicting interest respecting the Transaction will be required to notify the Company, in writing, prior to the Special Meeting, of the number of shares that such director or officer knows are not Qualified Shares within the foregoing definition. We anticipate that approximately 86% of the outstanding shares of Current Common Stock will be deemed Qualified Shares for purposes of the vote of disinterested shareholders on Proposal 2.

Q:	What vote is required to approve the proposals?

A:	The following are the vote requirements for each of the proposals:

•	Proposal 1 (Approval of Merger Agreement): The affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 1.

•	Proposal 2 (Conflicting Interest Approval): The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Current Common Stock that constitute Qualified Shares within the meaning of Section 48-18-704 of the TBCA (such approval, the “Conflicting Interest Approval”) where a quorum (i.e., a majority) of Qualified Shares is present or represented at the Special Meeting is required to approve Proposal 2.

•	Proposal 3a (Reclassification Amendment): Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 3a.

•	Proposal 3b (Authorized Shares Amendment): Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 3b.

•	Proposal 4 (CSAA Amendment): The affirmative vote of the holders of 66 2/3 % of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 4.

•	Proposal 5 (Adjournment of the Special Meeting, if Necessary): The votes cast in favor of Proposal 5 must exceed the votes cast against Proposal 5 in order to approve Proposal 5.

All outstanding shares of Current Common Stock will be entitled to vote on Proposals 1, 3a, 3b, 4 and 5. We anticipate that approximately 86% of the outstanding shares of Current Common Stock will be deemed Qualified Shares for purposes of the vote of disinterested shareholders on Proposal 2.

The approval of each of Proposals 1, 2, 3a, 3b and 4 are conditions to the Closing. If such proposals are not approved, the Transactions will not occur as contemplated by the Merger Agreement, and either of 99 Restaurants and JAX Op will have the right to terminate the Merger Agreement. The approval of Proposal 5 is not a condition to the obligation of the parties to the Merger Agreement to close the Transactions.

Q:	How do I vote?

A:	You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed white proxy card but do not indicate your voting preferences, we will vote on your behalf “FOR” the proposals specified in this proxy statement. You may also follow the instructions on the white proxy card to submit voting instructions for your shares via the Internet or by telephone.

Q:	How may I revoke or change my vote?

A:	You have the right to revoke your proxy any time before the Special Meeting by notifying our Corporate Secretary of your revocation or returning a later-dated proxy. The last vote received chronologically will supersede any prior vote. You may also revoke your proxy by voting in person at the Special Meeting. Attendance at the Special Meeting, without voting at the Special Meeting, will not in and of itself serve as a revocation of your proxy.

Q:	If my shares of Current Common Stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares for me?

A:	Your broker will vote your shares of Current Common Stock with respect to the proposals set forth in the accompanying notice to shareholders only if you provide instructions on how to vote by completing and returning a proxy card or instruction form provided to you by your broker.

Q:	What happens if I fail to submit a proxy or vote in person at the Special Meeting, abstain from voting or fail to give voting instructions to my broker or other nominee if I hold my shares of Current Common Stock in “street name”?

A:	If you fail to submit a proxy card (whether by mail, telephone or the Internet), vote in person at the Special Meeting or give voting instructions to your broker or other nominee, your shares of Current Common Stock will not be counted as present for purposes of determining the existence of a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. The failure to submit a proxy or voting instruction and abstentions will have the following effects on each of the proposals:

•	Proposal 1 (Approval of Merger Agreement): A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 1.

•	Proposal 2 (Conflicting Interest Approval): A holder of Qualified Shares’ failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of such shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, will have no effect on Proposal 2, assuming that a quorum of Qualified Shares (i.e., a majority of Qualified Shares) is present or represented at the Special Meeting.

•	Proposal 3a (Reclassification Amendment): A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 3a.

•	Proposal 3b (Authorized Shares Amendment): A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 3b.

•	Proposal 4 (CSAA Amendment): A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 4.

•	Proposal 5 (Adjournment of the Special Meeting, if Necessary): A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of such shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on Proposal 5, assuming a quorum of shares of Current Common Stock is present or represented at the Special Meeting.

Q:	Will I have dissenters’ rights with respect to the Transactions?

A:	No. Company shareholders will not have dissenters’ rights with respect to the Transactions.

Questions and Answers about Conflicts of Interest and the Disinterested Shareholders Vote

Q:	Do any of the Company’s directors or executive officers have interests in the Transactions that may be different from or in addition to the interests of the Company’s shareholders? Why is there a Conflicting Interest Approval by a vote by disinterested shareholders?

A:

In considering the recommendation of the Board with respect to the Transactions, you should be aware that certain Company directors and executive officers have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders generally. The Board was aware of its members’ relationships with 99 Restaurants and its affiliates, and, as a result of these potential interests, the Board specifically negotiated that, in addition to any required approvals under applicable law, the Transactions also be submitted for approval by a disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA, the approval mechanism provided by Tennessee corporate law for disinterested shareholder approval of a transaction where a director or officer conflict exists. These interests include:

•	Ownership Interests in Parties to Transactions. Certain of our directors and executive officers hold direct or indirect ownership interests in counterparties to the Transactions, including Fidelity National Financial, Inc., a Delaware corporation (“FNF”), FNFV, FNH and BKAS. As a result, these directors and executive officers may receive certain economic benefits from the Transactions that will be different from, or in addition to, the benefits that are expected to inure to the Company’s shareholders generally as a result of the Transactions. For instance, BKAS will receive a termination payment from the Company and its profits interest units will fully vest upon the Closing and become exchangeable for Class A Common Stock for a period of 90 days. See “Ancillary Agreements—Black Knight Termination Agreement” beginning on page 103 of this proxy statement.

•	Positions of Management within Parties to Transactions. Certain of our directors and executive officers hold or previously held positions within the management teams of counterparties to the Transactions, and related parties, including FNF, FNFV, FNH and BKAS, including as board members or management executives, and as a result of such positions, receive compensation payments related to the performance of those counterparties, which may include compensation payments made in connection with the Transactions. We are not aware of any specific payments to which any such persons may be entitled.

•	Treatment of Company Equity Awards. Each of our directors and executive officers has in the past been granted stock options under the J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan, as amended (the “Stock Plan”). Because the Transactions will constitute a change in control of the Company under the Stock Plan, outstanding stock options that remain subject to vesting will vest in connection with the Transactions and thereafter become exercisable. No cash payments will be made as a result of the vesting of previously unvested options.

•	Contractual Change in Control Benefits. In addition to the vesting of their stock options, certain of our executive officers are parties to employment agreements that would provide them with certain severance payments in the event such executive officer’s employment was terminated without cause or for good reason within a certain period of time following a change in control, as defined in the agreements.

•	Indemnification and Insurance. The Company’s directors and executive officers are entitled to indemnification and insurance coverage pursuant to indemnification agreements with the Company, applicable provisions of the Charter and the Company’s bylaws and a directors’ and officers’ liability insurance policy purchased by the Company.

•	Other Material Relationships. In addition to the foregoing, certain of our directors and executive officers may have, or have had in the past, other business, personal or financial relationships with persons affiliated with counterparties to the Transactions, including FNF, FNFV, FNH and BKAS.

These interests may cause the Company’s directors and executive officers to view the proposed Transactions differently and more favorably than Company shareholders generally may view them. For more information and a detailed discussion of the foregoing interests, see “The Transactions—Interests of Certain Company Directors and Executive Officers” beginning on page 74 of this proxy statement.

Q:	What is the effect of disinterested shareholder approval of Proposal 2?

A:	If the disinterested shareholders approve Proposal 2, then under Tennessee law, the Transactions may not be the subject of equitable relief, or give rise to an award of damages or other sanctions against a director or officer of the Company, in a proceeding by a shareholder or by or in the right of the Company, on the ground that any director or officer of the Company has an interest respecting the Transactions.

Q:	What will happen if the disinterested shareholders do not approve Proposal 2?

A:

The Board specifically negotiated to make the Transactions contingent upon the disinterested shareholders’ approval of Proposal 2, the Conflicting Interest Approval. If this proposal is not approved, the parties will have the right to terminate the Merger Agreement in accordance with its terms. For more information, see “The Merger Agreement—Termination of the Merger Agreement; Termination Fee and Expense Reimbursement” beginning on page 97 of this proxy statement.

Questions and Answers about the Parties

Q:	Who is 99 Restaurants?

A:	99 Restaurants is currently an indirect, wholly owned subsidiary of FNH. The Ninety Nine Restaurants & Pub concept is currently operating 106 restaurants in seven states within the New England area, and all restaurants are open seven days a week and serve lunch and dinner.

Q:	Who is FNFV?

A:	FNFV, a Delaware limited liability company, is a wholly owned subsidiary of Cannae Holdings, Inc. (“Cannae”). FNFV holds majority and minority equity investment stakes in a number of entities, including ABRH, LLC, Ceridian HCM, Inc. and Del Frisco’s Restaurant Group, Inc.

On November 17, 2017, FNF completed a previously announced transaction in which it redeemed all of the outstanding shares of FNFV common stock (formerly a tracking stock of FNF) for outstanding shares of Cannae, formerly a wholly owned subsidiary of FNF. Prior to such redemption, FNFV was contributed to Cannae. Following the completion of the redemption and the resulting separation of Cannae from FNF (collectively, the “Cannae Split-Off”), the common stock of Cannae was listed on the NYSE under the ticker symbol “CNNE”.

Q:	Who is FNH?

A:	FNH, a Delaware limited liability company, is a joint venture owned by FNFV, Newport Global Opportunities Fund I-A AIV (ABRH) LP, a Delaware limited partnership (together with its affiliates, “Newport”), and certain individuals. FNH is a holding company and its subsidiaries own and operate more than 550 company and franchise family and casual dining restaurants in 40 states and Guam under the O’Charley’s, Ninety Nine Restaurant & Pub, Village Inn, and Bakers Square restaurant and food service concepts, and the Legendary Baking bakery operation.

Q:	Who is BKAS?

A:	Black Knight Advisory Services, LLC, is a Delaware limited liability company majority owned by William P. Foley, II, that provides the Company with corporate management consulting and strategic advisory services, including assisting with corporate strategy and planning, developing strategies for improving the performance of the Company, advising on debt and equity financing and developing negotiation, acquisition and divesture strategies.

Questions and Answers About the Transactions, Generally

Q:	How does the Company propose to acquire 99 Restaurants?

A:	Subject to our obtaining the Requisite Shareholder Approvals (as defined below) and the satisfaction of certain other closing conditions, we have agreed to acquire the business of 99 Restaurants through the merger of Merger Sub with and into 99 Restaurants, with 99 Restaurants as the surviving entity (the “Merger”). Immediately following the consummation of the Merger, JAX Op will contribute the equity interests of 99 Restaurants to one of its wholly owned subsidiaries, J. Alexander’s, LLC. Thereafter, 99 Restaurants will carry on its business as an indirect subsidiary of JAX Op.

Q.	What will the Company pay the Sellers as merger consideration?

A:	As consideration for the Merger (the “Merger Consideration”), the Company will issue to the Sellers, collectively, 16,272,727 shares of Class B Common Stock and 16,272,727 Class B Units and will assume up to $20 million in net debt. For purposes of the Merger, each Class B Unit of JAX Op, together with one share of Class B Common Stock, will be issued at an agreed value of $11.00, which is a per-share value higher than the trading price of Current Common Stock on the date the Merger Agreement was entered into. Promptly upon the Closing of the Merger, the Company intends to repay and/or refinance all assumed debt through a combination of the cash retained by 99 Restaurants from the FNFV Cash Contribution (as defined below) and the proceeds of additional borrowings obtained pursuant to an amendment to the Company’s existing credit facility.

The Merger Consideration will be subject to a customary net working capital adjustment by comparing actual net working capital of 99 Restaurants as of the Closing to a target net working capital amount. Any adjustment to the Merger Consideration in favor of the Company will be paid via the cancellation of outstanding Class B Units and a corresponding number of shares of Class B Common Stock held by the Sellers, valued at $11.00 per unit/share combination. Any adjustment to the Merger Consideration in favor of the Sellers will be paid via the issuance of additional Class B Units and a corresponding number of shares of Class B Common Stock to the Sellers, valued at $11.00 per unit/share combination.

Q:	How was the number of shares of the Company’s Class B Common Stock and JAX Op’s Class B Units to be issued in connection with the Transactions determined?

A:	The number of Class B Units, and corresponding shares of Class B Common Stock, to be issued in the Transactions was determined by dividing $179 million (the agreed-upon value of the equity component of the Merger Consideration) by $11.00 (the agreed-upon value per Class B Unit (and corresponding share of Class B Common Stock)). This value represented an approximate premium of 8.9% over $10.10, the closing price per share of Current Common Stock on the NYSE on August 3, 2017, the date of the Merger Agreement. For a discussion of the $11.00 per share value, see pages 54–57 of this proxy statement in the section entitled “The Company’s Board of Directors’ Reasons for Approving the Transactions—Background of the Transactions.”

Q:	Why am I being asked to approve an increase in the number of authorized shares of capital stock of the Company?

A:	In Proposal 3b, the Authorized Shares Amendment, shareholders are being asked to approve the amendment of the Charter to increase the number of authorized shares of the Company’s capital stock from 40,000,000 shares, of which 30,000,000 shares are classified as Current Common Stock and 10,000,000 are classified as preferred stock, to 100,000,000 shares, of which 70,000,000 shares will be classified as Class A Common Stock, 30,000,000 shares will be classified as Class B Common Stock and 10,000,000 shares will be classified as preferred stock. The Company currently has 14,695,176 shares of Current Common Stock issued and outstanding and, accordingly, does not currently have enough authorized capital stock to issue shares sufficient to complete the Transactions. In addition to the increase in shares of capital stock necessary to effect the Transactions, which amount includes the Class B Common Stock to be issued to the Sellers and Class A Common Stock reserved for the exchange of Class B Units, the Company is also seeking approval to increase the authorized shares of capital stock in sufficient amount to maintain, immediately following the completion of the Transactions, approximately the same proportion of authorized shares available for future issuance to outstanding shares as the Company has prior to the Transactions. For more information on the Company’s rationale for the increase in authorized capital stock, as well as estimates of shares available for future issuance immediately following the completion of the Transactions, please see “Proposal 3b: Authorized Shares Charter Amendment” beginning on page 146 of this proxy statement.

Q:	When do you expect the Transactions to be completed?

A:	Subject to shareholder approval of Proposals 1, 2, 3a, 3b and 4 at the Special Meeting, the Company expects to complete the Transactions in the first quarter of 2018. The Closing remains subject to a number of closing conditions, including the approval by the Company’s shareholders of the Transactions (which is the subject of this proxy statement).

Q:	Are there risks associated with the Transactions?

A:	Yes. The material risks associated with the Transactions that are known to us are discussed in the section entitled “Risk Factors” beginning on page 30 of this proxy statement.

Questions and Answers about the Results of the Transactions

Q:	What will be the relative ownership of the Company after the Transactions?

A:	Following the Merger, and after giving effect to the Charter Amendments, the issuance of Class B Common Stock and the Reclassification of Current Common Stock as Class A Common Stock, the Class A Common Stock will represent approximately 47.5% of the outstanding shares of capital stock (and voting power) of the Company and 47.5% of the economics of the Company and its subsidiaries, and the Class B Common Stock held by the Sellers will represent approximately 52.5% of the outstanding shares of capital stock (and voting power) of the Company, based on the number of shares of Current Common Stock outstanding as of December 19, 2017. Class A Common Stock will have the same voting and economic rights as Current Common Stock. Class B Common Stock will have voting rights, but no economic rights. Sellers will have an aggregate 52.5% economic interest (as calculated on December 19, 2017) in JAX Op through ownership of Class B Units.

Q:	Will the Company be a “controlled company” for purposes of the NYSE rules?

A:	Following the completion of the Transactions, the Company will be a “controlled company” under the listing standards of the NYSE. However, the Company does not currently intend to avail itself of any of the exemptions from certain NYSE corporate governance requirements that are available to “controlled companies.”

Q:	Will anything happen to my Current Common Stock upon completion of the Transactions?

A:	No. After the completion of the Transactions, each existing Company shareholder will have the same number of shares of Current Common Stock (along with the same rights and privileges in respect of such shares) that such shareholder held immediately prior to the Transactions, except that such Current Common Stock will be reclassified as Class A Common Stock. However, because the Company will be issuing new shares of Class B Common Stock in connection with the Transactions, each share of Class A Common Stock will represent a smaller ownership percentage of a larger company after the Transactions when compared to each existing share of Current Common Stock, and the Class A Common Stock will hold approximately 47.5% of the voting power of the Company.

Q:	Will there be any change to the Board or the executive officers of the Company after the Transactions?

A:	Yes. In connection with the Transactions, William P. Foley, II, non-Executive Chairman of the board of directors of FNF, is expected to join the Board. There will be no other changes in the Board or the Company’s executive officers in connection with the Transactions.

Q:	What will happen to the Consulting Agreement with BKAS?

A:	In connection with the Transactions, the Consulting Agreement will be terminated in exchange for a termination fee of $2,090,384, together with the payment of any fees or expenses accrued as of such date to be paid by the Company to BKAS. The termination of the Consulting Agreement upon the Closing will cause the BKAS profits interest units to vest fully and become exchangeable into Class A Common Stock for a period of 90 days. Because the termination is occurring in connection with a transaction, the resulting termination fee under the Consulting Agreement is less than half of the amount the termination fee would have been had the Company terminated the Consulting Agreement on December 31, 2017, absent the Transactions.

Q:	What should I do now?

A:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the white proxy card, and then mail your completed and signed white proxy card in the enclosed prepaid envelope as soon as possible so that your shares of Current Common Stock may be voted at the Special Meeting. Alternatively, you may follow the instructions on the white proxy card and submit instructions on voting your shares of Current Common Stock over the Internet or by telephone. Your white proxy card or your Internet or telephone directions will instruct the persons identified as your proxy to vote your shares at the Special Meeting as directed by you. If you hold your shares through a broker or other nominee, you should follow the instructions provided by your broker or other nominee when instructing them on how to vote your shares.

You may also obtain additional information about the Company from the documents the Company files with the Commission, or by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 151.

SUMMARY OF MATERIAL TERMS OF THE TRANSACTIONS

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You should read carefully this entire document, including all appendices hereto, for a more complete understanding of the Transactions and voting procedures for the Special Meeting.

Parties to the Merger Agreement (Page 47)

J. Alexander’s Holdings, Inc. (the Company)

The Company is a Tennessee corporation whose common stock is publicly traded on the NYSE under the symbol “JAX.” The Company is a collection of boutique restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently owns and operates the following concepts: J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and Lyndhurst Grill.

The address and telephone number of the principal executive offices of the Company are 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900. Additional information about the Company and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 151 of this proxy statement.

J. Alexander’s Holdings, LLC (JAX Op)

JAX Op is a Delaware limited liability company and a majority owned subsidiary of the Company. JAX Op is a holding company through which the Company conducts its business.

The address and telephone number of the principal executive offices of JAX Op are c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900.

Nitro Merger Sub, Inc. (Merger Sub)

Merger Sub is a Tennessee corporation and wholly owned subsidiary of JAX Op formed solely for the purpose of implementing the Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions.

The address and telephone number of the principal executive offices of Merger Sub are c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900.

99 Restaurants, LLC (99 Restaurants)

99 Restaurants is a Delaware limited liability company and an indirect, wholly owned subsidiary of FNH that operates the Ninety Nine Restaurant & Pub concept (“Ninety Nine”). Ninety Nine is a Woburn, Massachusetts-based casual-dining concept that began in 1952 with its initial location at 99 State Street in downtown Boston, Massachusetts and is currently operating 106 restaurants in seven states within the New England area. All restaurants are open seven days a week and serve lunch and dinner.

The address and telephone number of the principal executive offices of 99 Restaurants are 14A Gill Street, Woburn, Massachusetts 01801 and (781) 933-8999.

Cannae Holdings, LLC (f/k/a Fidelity National Financial Ventures, LLC) (FNFV)

FNFV, a Delaware limited liability company, is a wholly owned subsidiary of Cannae. FNFV holds majority and minority equity investment stakes in a number of entities, including ABRH, LLC, Ceridian HCM, Inc. and Del Frisco’s Restaurant Group, Inc.

On November 17, 2017, FNF completed a previously announced transaction in which it redeemed all of the outstanding shares of FNFV common stock (formerly a tracking stock of FNF) for outstanding shares of Cannae, formerly a wholly owned subsidiary of FNF. Prior to such redemption, FNFV was contributed to Cannae. Following the completion of the Cannae Split-Off, the common stock of Cannae was listed on the NYSE under the ticker symbol “CNNE”.

The address and telephone number of the principal executive offices of FNFV are 1701 Village Center Circle, Las Vegas, Nevada 89134 and (702) 323-7334.

Fidelity Newport Holdings, LLC (FNH)

FNH, a Delaware limited liability company, is a joint venture owned by FNFV, Newport and certain individuals. FNH is a holding company and its subsidiaries own and operate more than 550 company and franchise family and casual dining restaurants in 40 states and Guam under the O’Charley’s, Ninety Nine Restaurant & Pub, Village Inn, and Bakers Square restaurant and food service concepts, and the Legendary Baking bakery operation. Following the completion of the Cannae Split-off, FNH is a majority owned subsidiary of Cannae.

The address and telephone number of the principal executive offices of FNH are 1701 Village Center Circle, Las Vegas, Nevada 89134 and (702) 323-7334.

The Transactions

General Description (page 49)

On August 3, 2017, the Company, JAX Op and Merger Sub entered into the Merger Agreement with FNH, FNFV and 99 Restaurants. Pursuant to the Merger Agreement, the Company has agreed to acquire 99 Restaurants in exchange for the issuance by JAX Op of 16,272,727 Class B Units (and a corresponding number of shares of the Company’s Class B Common Stock) and the assumption of $20 million of net debt. The transaction (including the assumption of net debt) is valued at approximately $199 million, subject to certain adjustments and based on the agreed-upon $11.00 per share value of the equity component of the Merger Consideration. The acquisition of 99 Restaurants will occur by Merger Sub merging with and into 99 Restaurants, with 99 Restaurants surviving the Merger as a wholly owned subsidiary of JAX Op.

Corporate Structure Following Completion of the Transactions (page 49)

If the Transactions are consummated in accordance with the terms of the Merger Agreement, the following changes in the Company’s and JAX Op’s organizational structure will occur:

The Company

•	Shares of Current Common Stock will be reclassified as Class A Common Stock, which will have the same rights and privileges as Current Common Stock, and will continue to be listed for trading on the NYSE under the ticker symbol “JAX”. No additional shares of Class A Common Stock will be issued at Closing as part of the Transactions.

•	The Company will issue 16,272,727 shares of newly created Class B Common Stock, which shares will be entitled to voting rights (on a one-for-one basis with shares of Class A Common Stock) but will have no economic rights in the Company (although the Sellers will have an economic interest in JAX Op through ownership of Class B Units). The Class B Common Stock will not be listed for trading on any exchange.

JAX Op

•	JAX Op will create a new class of membership interest, Class B Units, which will be the economic equivalent to Class A Units of JAX Op held by the Company; 16,272,727 Class B Units will be issued to the Sellers. The Class B Units may be surrendered to JAX Op for cash or, at the Company’s option if it so chooses, exchanged for shares of Class A Common Stock (on a one-for-one basis), in each case, along with the cancellation of an equal number of shares of Class B Common Stock.

•	Existing Class A Units are held by the Company and will be unaffected by the Merger (but will be diluted by the issuance of Class B Units to the Sellers).

•	Existing management Class B Units will be renamed “Class C Units” and will continue to represent profits interests held by management for incentive compensation purposes and held by BKAS (for up to 90 days after the Closing).

The diagram below summarizes the organization structure of the Company and its subsidiaries immediately after completion of the Transactions (with percentage interests determined as of December 19, 2017):

The diagram above does not depict profits interest units held by BKAS, which will be exchangeable into Class A Common Stock for a period of 90 days following the Closing, and does not give effect to any exchange by BKAS (as defined herein) of its profits interest units for shares of Class A Common Stock. For further information on BKAS’s profits interest units, see “Ancillary Agreements—Black Knight Termination Agreement.” The diagram above also does not give effect to any exchange by members of management of their profits interest units for shares of Class A Common Stock or the issuance of any shares of Class A Common Stock following the exercise by any Company employee or director of any outstanding Company stock options.

After completion of the Transactions, the Company will be a “controlled company” under the listing standards of the NYSE. However, the Company does not currently intend to avail itself of any of the exemptions from certain NYSE corporate governance requirements that are available to “controlled companies.”

The Company’s Board of Directors’ Reasons for Approving the Transactions (page 51)

The Board has determined that the Transactions are in the best interests of the Company and its shareholders because the acquisition of 99 Restaurants presents a compelling strategic opportunity to expand the Company’s business, increase the scale of the Company and increase investor and analyst interest in the Company, allowing the current shareholders to participate in the future growth of the Company. For a complete discussion of the Board’s reasons for approving the Transactions, see the sections entitled “The Transactions—Recommendation of the Company’s Board of Directors” and “The Transactions—The Company’s Board of Directors’ Reasons for Approving the Transactions.”

Recommendation of the Company’s Board of Directors (page 44)

After due consideration, the Board has (i) determined and declared that Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders, (ii) unanimously approved the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement and the Transactions be submitted to Company shareholders for approval and (iv) recommended that the Company shareholders approve the Merger Agreement and the Transactions.

For a description of the factors considered by the Board in making its determinations with respect to the Merger Agreement and the Transactions, see the sections in this proxy statement entitled “The Transactions—Recommendation of the Company’s Board of Directors” and “The Transactions—The Company’s Board of Directors’ Reasons for Approving the Transactions.”

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that Company shareholders vote:

“FOR” the proposal to approve the Merger Agreement,

“FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA,

“FOR” the proposal to approve the Reclassification Amendment,

“FOR” the proposal to approve the Authorized Shares Amendment,

“FOR” the proposal to approve the CSAA Amendment, and

“FOR” the proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting.

Opinion of Stephens Inc. (page 66)

The Board engaged Stephens Inc. (“Stephens”) to provide a fairness opinion, from a financial point of view, of the proposed merger of the Company and 99 Restaurants. On August 3, 2017, Stephens rendered its oral opinion to the Board, which was subsequently confirmed in writing by delivery of Stephens’ written opinion dated the same date, based upon and subject to the assumptions, limitations and qualifications contained in its opinion, and other matters Stephens considers relevant, that the Merger Consideration was fair, from a financial point of view, to the Company and its shareholders.

The full text of Stephens’ written opinion is attached as Appendix C to this proxy statement and is incorporated herein by reference. The Company’s shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Stephens’ opinion speaks only as of the date of the opinion and addresses only the fairness, from a financial point of view, of the Transactions on the terms set forth in the Merger Agreement in the form provided to Stephens. Stephens’ opinion does not address the merits of the underlying decision by the Company to enter into the Merger Agreement, the merits of the Transactions as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to how to vote on the proposal to approve the Transactions.

For further information, see “The Transactions—Opinion of Stephens Inc.” on page 66.

Interests of Certain Company Directors and Executive Officers (page 74)

Certain Company directors and executive officers have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders generally. These interests include:

•	Ownership Interests in Parties to Transactions. Certain of our directors and executive officers hold direct or indirect ownership interests in counterparties to the Transactions, including FNF, FNFV, FNH and BKAS. As a result, these directors and executive officers may receive certain economic benefits from the transaction that will be different from, or in addition to, the benefits that are expected to inure to the Company’s shareholders generally as a result of the Transactions. For instance, BKAS will receive a termination payment from the Company and its profits interest units will be vested upon the Closing and become exchangeable into Class A Common Stock for a period of 90 days. See “Ancillary Agreements—Black Knight Termination Agreement.”

•	Positions of Management within Parties to Transaction. Certain of our directors and executive officers hold or previously held positions within the management teams of counterparties to the Transactions and related parties, including FNF, FNFV, FNH and BKAS, including as board members or management executives, and as a result of such positions, receive compensation payments related to the performance of those counterparties, which may include compensation payments made in connection with the Transactions. We are not aware of any specific payments to which any such persons may be entitled.

•	Treatment of Company Equity Awards. Each of our directors and executive officers has in the past been granted stock options under our Stock Plan. Because the Transactions will constitute a change in control of the Company under the Stock Plan, outstanding stock options that remain subject to vesting will vest in connection with the Transactions and thereafter become exercisable. No cash payments will be made as a result of the vesting of previously unvested options.

•	Contractual Change in Control Benefits. In addition to the vesting of their stock options, certain of our executive officers are parties to employment agreements that would provide them with certain severance payments in the event such executive officer’s employment was terminated without cause or for good reason within a certain period of time following a change in control, as defined in the agreements.

•	Indemnification and Insurance. The Company’s directors and executive officers are entitled to indemnification and insurance coverage pursuant to indemnification agreements with the Company, applicable provisions of the Charter and the Company’s bylaws and a directors’ and officers’ liability insurance policy purchased by the Company.

•	Other Material Relationships. In addition to the foregoing, certain of our directors and executive officers may have, or have had in the past, other business, personal or financial relationships with persons affiliated with counterparties to the Transactions, including FNF, FNFV, FNH and BKAS.

These interests may cause the Company’s directors and executive officers to view the proposed Transactions differently and more favorably than Company shareholders, generally, may view them. As a result of these potential interests, the Board has determined that, in addition to any required approvals under applicable law, the Transactions should also be submitted for approval by a disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA. For more information and a detailed discussion of the foregoing interests, see “Interests of Certain Company Directors and Executive Officers” beginning on page 74 of this proxy statement.

Certain Relationships between the Company and the Parties to the Transactions (page 80)

Relationship with FNF, FNFV and FNH

Since 2012, the Company has engaged in certain transactions involving, and has maintained certain material relationships with, FNF, FNFV, and FNH.

In 2012, FNFV acquired both J. Alexander’s Corporation (“JAC”) and O’Charley’s, Inc., which at that time was a publicly traded company that operated the O’Charley’s, Ninety Nine Restaurants and Stoney River Legendary Steaks restaurant concepts. O’Charley’s, Inc. was subsequently transferred to FNH. In February of 2013, FNFV contributed JAC to JAX Op, which was a newly formed, wholly owned subsidiary of FNFV. Also in February of 2013, FNH transferred the assets related to the Stoney River Legendary Steaks restaurant concept to JAX Op, thereby making JAX Op a partnership between FNFV and FNH. Stoney River was then rebranded as a J. Alexander’s Holdings restaurant concept.

In the third quarter of fiscal year 2015, the board of directors of FNF approved the legal and structural separation of the Company from FNF, pursuant to which the Company became an independent, publicly-traded company (the “Spin-off”). In the Spin-off, which was completed on September 29, 2015, FNF distributed all of its shares of the Company’s common stock to holders of record of FNFV Group common stock (FNF’s tracking stock related to FNFV and its subsidiary assets), as of September 22, 2015, the record date for the Spin-off. At this time, FNFV and FNH no longer held our equity, but certain owners of FNH did continue to own our equity, primarily Newport.

Following the Spin-off, the Company has operated as an independent, publicly-traded company, but has remained party to certain Spin-off related agreements with FNF, including a Separation and Distribution Agreement and a Tax Matters Agreement (each as defined herein). The Separation and Distribution Agreement sets forth our agreements with FNF regarding the principal actions to be taken in connection with the Spin-off and governs aspects of our relationship with FNF following the Spin-off. In addition, the Company and FNF each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of their heirs, administrators, executors, successors and assigns, against certain liabilities incurred in connection with the Spin-off and our and FNF’s respective businesses.

The Tax Matters Agreement governs the respective rights, responsibilities and obligations of FNF and the Company after the Spin-off with respect to certain tax matters (including tax liabilities, tax attributes, tax returns and tax contests), and provides for certain mutual indemnities related to such tax matters. The Tax Matters Agreement also imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, sales of assets, engaging in certain business transactions—such as the Transactions—and voluntarily dissolving or liquidating) that were designed to preserve the tax-free nature of the Spin-off. These contractual restrictions applied for the two-year period after the Spin-off.

In connection with the Company’s negotiation of the Merger Agreement, the Company and FNF negotiated a form of waiver agreement (the “FNF Waiver Agreement”), which will be executed at Closing, pursuant to which FNF will (A) waive all covenants and other provisions of the Tax Matters Agreement that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of the Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in the Separation and Distribution Agreement and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against the Company under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

In addition, under the Merger Agreement, FNFV and FNH will indemnify the Company for any amount for which the Company is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the Transactions.

Management Consulting Agreement with BKAS

Prior to the Spin-off, JAX Op and BKAS entered into the Consulting Agreement, pursuant to which BKAS would provide corporate and strategic advisory services to us.

As compensation for services rendered to us under the Consulting Agreement, JAX Op issued to BKAS 1,500,024 non-voting profits interest units representing an amount equal to 8.7% of the outstanding units of JAX Op. In addition, we agreed to pay to BKAS an annual fee equal to 3.0% of our Adjusted EBITDA (calculated pursuant to the Consulting Agreement) for each fiscal year during the term of the Consulting Agreement. We also agreed to reimburse BKAS for its direct out-of-pocket costs incurred for management services provided to us. Under the Consulting Agreement, “Adjusted EBITDA” means our net income (loss) before interest expense, income tax (expense) benefit, depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment, pre-opening costs and certain unusual items.

Under its terms, the Consulting Agreement would continue in effect for an initial term of seven years and would be renewed for successive one-year periods thereafter unless earlier terminated (i) by us upon at least six months’ prior notice to BKAS or (ii) by BKAS upon 30 days’ prior notice to us. In the event that the Consulting Agreement was terminated by us prior to the tenth anniversary thereof, or by BKAS within 180 days after a change of control event with respect to us, we will be obligated to pay to BKAS an early termination payment equal to the product of (i) the annual base fee for the most recent fiscal year and (ii) the difference between ten and the number of years that have elapsed under the Consulting Agreement, provided that in the event of such a termination following a change of control event, the multiple of the annual base fee to be paid may not exceed three.

In connection with the Company’s entry into the Merger Agreement, the Company negotiated and entered into the Black Knight Termination Agreement (as defined herein), pursuant to which the parties have agreed that, effective as of and conditioned upon the Closing under the Merger Agreement, the Consulting Agreement will terminate in exchange for a termination fee of $2,090,384, together with the payment of any fees or expenses accrued as of such date to be paid by the Company to BKAS. This termination fee was calculated using the formula described above that would apply in connection with a termination event following a change of control as set forth in the Consulting Agreement. Because the termination is occurring in connection with a transaction, the resulting termination fee under the Consulting Agreement is less than half of the amount the termination fee would have been had the Company terminated the Consulting Agreement on December 31, 2017, absent the Transactions.

Upon termination of the Consulting Agreement, the currently outstanding 1,500,024 profits interest units held by BKAS will have vested in full, in accordance with the terms of the underlying grant agreement. This represents the accelerated vesting of 500,008 currently unvested units. After the closing, the profits interest units must be exchanged for Class A Common Stock within 90 days following the Closing date or, if not exchanged, will be cancelled and forfeited.

As of November 10, 2017, a total of 1,000,016 of the profits interest units granted to BKAS on October 6, 2015 are vested. Under the Black Knight Termination Agreement, the remaining 500,008 unvested profits interest units granted to BKAS will immediately vest concurrent with the closing of the Transactions, resulting in the total outstanding 1,500,024 profits interest units being fully vested. The Consulting Agreement, together with the Unit Grant Agreement governing the terms of the BKAS profits interest grant, provides that if the Consulting Agreement is terminated for any reason other than a failure to perform under the Consulting Agreement by BKAS, all unvested and outstanding profits interest units would immediately vest. Therefore, if the Company had elected to terminate the Consulting Agreement absent the merger transaction, the unvested profits interest units held by BKAS would have similarly accelerated in their vesting. Under its original vesting schedule, the profits interest would have vested in full in October 2018.

The ultimate economic value of the profits interest grant will be dependent upon the market capitalization of the Company, if and when the grant’s exchange rights are exercised by BKAS in the 90-day period after the termination of the Consulting Agreement. The Company’s market capitalization is calculated as the 5-day volume-weighted average price (“VWAP”) of the Company’s Class A Common Stock as of the exercise of the profits interest, multiplied by the number of outstanding shares of Class A and Class B Common Stock of the Company.

The profits interest units held by BKAS are exchangeable only for shares of Class A Common Stock of the Company and cannot be exchanged for a cash payment. The number of shares of Class A Common Stock issuable upon exercise of the profits interest grant will be calculated based on this market capitalization amount in excess of a designated “hurdle rate,” which is anticipated to be approximately $308.1 million after the Transactions (assuming a share price at closing of $9.85 per share). For illustrative purposes, the table below shows the Company’s estimate as of November 10, 2017 of the number of shares of Class A Common Stock that will be issuable at varying VWAPs upon an exchange after the Merger of the 1,500,024 outstanding profits interest units held by BKAS:

VWAP	Estimated Number of Shares of Class A Common Stock
$9.00	—
$10.00	7,000
$11.00	133,000
$12.00	238,000
$13.00	327,000
$14.00	404,000
$15.00	470,000

For a discussion of the value of the profits interest units for accounting purposes, see note 5 to the Unaudited Pro Forma Condensed Consolidated Financial Statements beginning on page 112 of this proxy statement.

The principal member of BKAS is William P. Foley, II, non-Executive Chairman of the board of directors of FNF, Senior Managing Director of FNFV and a director of FNH. He is also a direct or indirect owner of FNF, FNFV and FNH and beneficially owns approximately 4.40% of the Company’s Current Common Stock. Upon the Closing, Mr. Foley will be added as a member of the Board.

The other members of BKAS consist of other current and former officers of FNF, FNFV and FNH, and Lonnie J. Stout II, our President and Chief Executive Officer.

The Company’s Board of Directors and Executive Officers after the Consummation of the Transactions (page 83)

William P. Foley, II, non-Executive Chairman of the board of directors of FNF, will join the Company’s Board in connection with the Transactions. Otherwise, the Board and executive officers of the Company will be unchanged by the Transactions.

Material Federal Income Tax Consequences of the Transactions (page 83)

Because Company shareholders will not participate in the Transactions, our shareholders will not recognize gain or loss for federal income tax purposes in connection with the Transactions.

Accounting Treatment (page 83)

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Under GAAP, the transaction will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Section 805, Business Combinations. Because 99 Restaurants’ equity holders, FNH and FNFV, will receive a majority of the equity securities and voting rights of the combined company, the 99 Restaurants historical business is larger than the Company’s in terms of revenues, earnings and number of units, and because William P. Foley, II, non-Executive Chairman of the board of directors of FNF, will be added to the combined company’s board of directors, 99 Restaurants is considered to be the acquirer of the Company for accounting purposes. This means that the combined company will allocate the deemed purchase price to the fair value of the Company’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill. The assets and liabilities of 99 Restaurants will continue to be stated at historical costs in the consolidated financial statements of the combined company.

Federal Securities Law Consequences; Resale Restrictions (page 84)

The Class B Units and the shares of Class B Common Stock to be issued in the Transactions to the Sellers will be “restricted securities.” These units and shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) upon issuance and will not be freely transferable. The Sellers may not sell their Class B Units or shares of Class B Common Stock received as Merger Consideration except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or an exemption from registration under the Securities Act. The shares of Class A Common Stock received pursuant to an exchange of Class B Units and shares of Class B Common Stock may be registered for resale pursuant to a registration rights agreement. See “Ancillary Agreements—Registration Rights Agreement” beginning on page 100 of this proxy statement.

No Dissenters’ Rights (page 84)

No shareholder of the Company will be entitled to exercise dissenters’ rights and demand payment for his, her or its shares of Current Common Stock in connection with the Transactions.

The Merger Agreement

The Transactions (page 49)

Subject to the terms and conditions of the Merger Agreement and in accordance with the TBCA and the Delaware Limited Liability Company Act, the Merger Agreement contemplates that the Merger Sub will merge with and into 99 Restaurants, whereupon the separate existence of Merger Sub will cease and 99 Restaurants will continue as the surviving entity and a subsidiary of the Company. After the completion of the Merger, the certificate of formation of 99 Restaurants in effect immediately prior to the effective time of the Merger will be the certificate of formation of the surviving entity and the limited liability company agreement of 99 Restaurants in effect immediately prior to the effective time of the Merger will be the limited liability company agreement of the surviving entity.

Merger Consideration (page 87)

As consideration for the Merger, the Company will issue to the Sellers, collectively, 16,272,727 Class B Units and 16,272,727 shares of Class B Common Stock, and the Company will assume $20 million in net debt. For purposes of the Merger, each Class B Unit of JAX Op, together with one share of Class B Common Stock, will be issued at an agreed value of $11.00, which is a per-share price higher than the $10.10 trading price of Current Common Stock on the date the Merger Agreement was entered into. The number of Class B Units, and corresponding shares of Class B Common Stock, to be issued in the Merger was determined by dividing $179 million by $11.00.

Until the effective time of the Merger, the Merger Consideration will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend or other like change with respect to Current Common Stock. Following the Closing, the Merger Consideration will be subject to a customary net working capital adjustment by comparing actual net working capital of 99 Restaurants as of the Closing to a target net working capital amount.

Upon final determination, any adjustment to the Merger Consideration in favor of the Company will be paid via the cancellation of outstanding Class B Units and a corresponding number of shares of Class B Common Stock held by the Sellers, valued at $11.00 per unit/share combination. Any adjustment to the Merger Consideration in favor of the Sellers will be paid via the issuance of additional Class B Units and a corresponding number of shares of Class B Common Stock to the Sellers, valued at $11.00 per unit/share combination.

Representations and Warranties (page 88)

The Merger Agreement contains customary and, in many cases, reciprocal representations and warranties by 99 Restaurants, Merger Sub, the Company and JAX Op, and certain representations and warranties by each of FNH and FNFV. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules that were delivered in connection with the execution of the Merger Agreement.

Covenants (page 90)

Each of the parties have also made customary covenants in the Merger Agreement, including, but not limited to, covenants to (a) prepare and file with the Commission, as soon as practicable following the date of the Merger Agreement, the form of proxy statement that will be provided to the Company shareholders in connection with the solicitation of proxies for the Special Meeting; (b) make all appropriate filings, by the Company and the Sellers or their affiliates, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (c) grant each other reasonable access during normal business hours to certain records and other informational materials; (d) cooperate with each other and use respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the Transactions; (e) pay certain expenses incurred in connection with the Merger Agreement and the Transactions; (f) consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements concerning the Transactions; and (g) notify each other upon the occurrence of certain events. Additionally, the Company agreed to, among other things, (i) provide (subject to continued employment) base salaries and wage rates to all transferred employees that are substantially the same as received by such transferred employees as of the date of the Merger Agreement, (ii) provide such transferred employees with service credit for purposes of eligibility and vesting under certain benefit plans and (iii) waive pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Company or its subsidiaries in which any transferred employee is eligible to participate.

Conduct of the Business Pending the Transactions (page 92)

Each of the Company and 99 Restaurants have agreed, subject to certain exceptions, to conduct their respective restaurant businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Closing and not to take certain actions during such period without the prior consent of the other party.

Conditions to Consummation of the Transactions (page 95)

The completion of the Transactions is subject to the satisfaction (or waiver) of various customary conditions set forth in the Merger Agreement, including, but not limited to, (i) the Company’s shareholders’ approval of the Merger Agreement and the Transactions (as described in further detail below), (ii) the expiration or early termination of any applicable waiting period under the HSR Act (which has already occurred), (iii) the absence of any restraint or law preventing or prohibiting the consummation of the Merger, (iv) the accuracy of 99 Restaurants’ and the Company’s representations and warranties (subject to certain materiality qualifiers), (v) the Sellers’, 99 Restaurants’ and the Company’s (and each of their respective subsidiaries’) compliance in all material respects with their respective obligations under the Merger Agreement, (vi) the filing and acceptance of the Company’s Restated Charter, the occurrence of the reclassification of Current Common Stock (the “Reclassification”) and the approval by the NYSE of the listing of Class A Common Stock, (vii) the occurrence of certain actions to be taken by the Sellers prior to the Closing, (viii) the receipt of consent of the lenders under the credit facility of FNH’s subsidiaries to the consummation of the Debt Assumption (as defined herein) and the Transactions, and (ix) no material adverse effect having occurred with respect to the Company and its subsidiaries or 99 Restaurants.

Additionally, the Company’s obligation to consummate the Transactions is subject to (i) the continued effectiveness of the Black Knight Termination Agreement (as described in more detail below); (ii) the entry by the Company and FNF into the FNF Waiver Agreement (as described in more detail below); and (iii) the receipt by the Company of certain audited combined financial statements of 99 Restaurants (which have already been received).

No Solicitation (page 93)

Upon the Sellers’ entry into the Merger Agreement, the Sellers became subject to exclusivity and “no-shop” restrictions that restrict the Sellers’ ability to solicit proposals from, encourage, discuss or negotiate, or continue to do any of the foregoing that may have been taking place as of the date of the Merger Agreement, with any third parties with respect to the acquisition of, or any similar transactions resulting in the acquisition of, 99 Restaurants.

Upon entry into the Merger Agreement, the Company also became subject to exclusivity and “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transactions resulting in the acquisition of, the Company.

Notwithstanding the foregoing restrictions, the “no-shop” restrictions on the Company are subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, any third party regarding its acquisition proposal for the Company as long as:

•	the third party executes a confidentiality agreement;

•	the Board determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law and (ii) that such third party’s acquisition proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions;

•	the Company provides prompt notice to 99 Restaurants of the above determinations by the Board and of its intent to engage in negotiations or discussions; and

•	the alternative acquisition proposal does not result from a material breach of the “no-shop” restriction.

The Company must notify the Sellers promptly of any alternative acquisition proposal received by the Company or its representatives from any third party. The Board may not withdraw its recommendation in favor of the Transactions, or approve or recommend any alternative acquisition proposal or agreement with any third party, unless the Board determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and, with respect to any third party’s alternative acquisition proposal, that such proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions.

Termination of the Merger Agreement; Termination Fee and Expense Reimbursement (page 97)

The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of the parties; (ii) by either JAX Op or 99 Restaurants if (a) the Merger is not consummated by 5:00 p.m. New York City time on February 28, 2018, so long as that party’s action or failure to act did not constitute a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement and such material breach or violation or failure was not the principal cause of or did not directly result in the failure of the Closing to occur on or before the time referenced above, (b) the Requisite Shareholder Approvals (as defined under the heading “The Merger Agreement—Conditions to the Consummation of the Transaction” beginning on page 95) are not obtained at the Special Meeting, or (c) a governmental entity enters a final, non-appealable order, decree, ruling or other action prohibiting the Transactions; (iii) by JAX Op if (a) 99 Restaurants, FNH or FNFV breach any of their respective representations or warranties or fail to perform all of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the conditions to Closing would not be satisfied, and such breach or failure to perform is incurable or, if curable, not cured by the earlier of February 28, 2018 and the date that is 30 days following 99 Restaurants’ receipt of notice of the breach, or (b) prior to obtaining the Requisite Shareholder Approvals, the Company, immediately prior to or concurrently with the termination of the Merger Agreement and subject to additional terms therein, enters into one or more alternative proposal agreements with respect to a superior proposal (as further discussed therein), and in connection with such termination pays 99 Restaurants or its designees a termination fee (described in further detail below); and (iv) by 99 Restaurants if (a) the Company, JAX Op or Merger Sub breach any of their respective representations or warranties or fail to perform all of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the conditions to Closing would not be satisfied, and such breach or failure to perform is incurable or, if curable, not cured by the earlier of February 28, 2018 and the date that is 30 days following JAX Op’s receipt of notice of the breach, or (b) prior to the effective time of the Merger, the Board or any committee there of makes a recommendation withdrawal.

The Company will be required to pay 99 Restaurants a termination fee of $4.0 million in connection with a termination of the Merger Agreement under any of the following circumstances: (i) JAX Op terminates the Merger Agreement and enters into an agreement for a superior transaction prior to the Company’s obtaining the Requisite Shareholder Approvals; (ii) 99 Restaurants terminates the Merger Agreement following a recommendation withdrawal by the Board; or (iii) (1) if the Merger Agreement is terminated by (A) 99 Restaurants for breach of a representation, warranty or covenant by the Company, JAX Op or Merger Sub or (B) either party for failure to obtain the Requisite Shareholder Approvals, and (2) prior to the date of such termination (but after the date of the Merger Agreement), an alternative proposal is publicly announced or is otherwise communicated to the Board, and (3) within 12 months of such termination discussed in (1) above, the Company or any of its subsidiaries enters into a definitive agreement with respect to or otherwise consummates an alternative transaction (as defined and further discussed in the Merger Agreement).

In addition, the Merger Agreement provides that if the Merger Agreement is terminated as a result of a breach by one party that remains uncured, the breaching party will reimburse the non-breaching party for expenses incurred in connection with the Transactions up to a limit of $500,000.

Indemnification (page 98)

The Merger Agreement imposes indemnification obligations on each of the Sellers and JAX Op, subject to (in addition to other customary limitations) a $1.99 million deductible and a $19.9 million cap. All post-closing indemnification obligations, if any, will be paid in Class B Units and a corresponding number of shares of Class B Common Stock. Any indemnification obligation owed by the Sellers to the Company will be paid on a pro rata basis and via the cancellation of Class B Units and a corresponding number of shares of Class B Common Stock held by the Sellers. Any indemnification obligation owed by the Company to the Sellers will be paid via the issuance of additional Class B Units and a corresponding number of shares of Class B Common Stock to the Sellers on a pro rata basis.

Amendment (page 100)

Subject to the provisions of applicable laws, at any time prior to the effective time of the Merger, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

Ancillary Agreements

Registration Rights Agreement (page 100)

FNH, FNFV, the Company and JAX Op have agreed to enter into a registration rights agreement at or prior to the Closing, pursuant to which the Sellers will have the right to require the Company, at its expense, to register shares of Class A Common Stock that are issuable by the Company to the Sellers upon exchange of Class B Units of JAX Op (the “Registration Rights Agreement”). The Company has agreed to use its commercially reasonable efforts to file a shelf registration statement following the Sellers’ exercise of their rights under the Registration Rights Agreement to cover the public resale of shares of Class A Common Stock delivered by the Company to the Sellers upon an exchange of their Class B Units.

The Registration Rights Agreement will provide that the Company or JAX Op will pay certain expenses of the Sellers relating to such registration and indemnify the Sellers against certain liabilities that may arise under the Securities Act.

Second Amended and Restated Charter of the Company (page 100)

In connection with the Merger, the Company will amend its Charter to (i) increase the number of authorized shares of the Company’s capital stock from 40,000,000 to 100,000,000, (ii) reclassify Current Common Stock of the Company as Class A Common Stock, and authorize a total of 70,000,000 shares of Class A Common Stock, and (iii) authorize 20,000,000 shares of Class B Common Stock (voting, non-economic). The Restated Charter will also provide for the exchange of Class B Units and any related cancellation of shares of Class B Common

Stock. If approved by the shareholders, the Restated Charter will also be amended to provide that the Tennessee Control Share Acquisition Act will no longer apply to the capital stock of the Company and eliminate a provision that has sunsetted.

Third Amended and Restated Limited Liability Company Agreement of JAX Op (page 100)

In connection with the Merger, JAX Op and JAX Op unitholders, including FNH and FNFV, will enter into an amended and restated version of JAX Op’s current operating agreement governing the rights and obligations of the unitholders and the operations of JAX Op. JAX Op will create a new class, Class B Units (economic equivalent of Class A Units held by the Company). Existing management Class B Units will be renamed “Class C Units” and will continue to represent profits interests held by management for incentive compensation purposes and profits interests held by BKAS (for up to 90 days after the Closing).

Black Knight Termination Agreement (page 103)

The Consulting Agreement between the Company and BKAS permits JAX Op to terminate such agreement under circumstances set forth therein, in exchange for a fee. On August 3, 2017, JAX Op entered into a termination agreement with BKAS (the “Black Knight Termination Agreement”). Pursuant to the Black Knight Termination Agreement, the parties thereto have agreed that, effective as of and conditioned upon the Closing, the Consulting Agreement will terminate in exchange for a termination fee of $2,090,384 to be paid by JAX Op to BKAS, calculated pursuant to the terms of the Consulting Agreement, together with the payment of any fees or expenses accrued as of such date. Upon termination of the Consulting Agreement, the currently outstanding 1,500,024 profits interest units held by BKAS vest in full, in accordance with the terms of the profits interest units grant agreement, and may be exchanged for Class A Common Stock within 90 days following the Closing date, or if not exchanged, will be cancelled and forfeited. The Company’s indemnification obligations to BKAS and its related parties for losses relating to or arising under the services provided under the Consulting Agreement survive its termination.

FNF Waiver Agreement (page 104)

The Company and FNF will enter into the FNF Waiver Agreement, pursuant to which FNF will (A) waive all covenants and other provisions of that certain Tax Matters Agreement between FNF and the Company, dated September 16, 2015 (the “Tax Matters Agreement”), that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of the Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in that certain Separation and Distribution Agreement between FNF and the Company, dated September 16, 2015 (the “Separation and Distribution Agreement”) and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against the Company under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

Transition Services Agreement (page 105)

JAX Op will enter into a transition services agreement (the “Transition Services Agreement”) with FNH and ABRH, LLC (“ABRH”) pursuant to which FNH and ABRH will agree to provide certain transition and support services to JAX Op, 99 Restaurants and their respective subsidiaries for specified time periods to be agreed upon by the parties. These services will be intended to ensure continuous operation of the 99 Restaurants locations until they can be fully integrated into the Company’s operations. The Company expects to pay a monthly fee for transition services for a period of six to twelve months after the Closing. The fee will initially be approximately $500,000 per month and will be subject to reduction upon transition of various services, which is expected to commence as soon as practicable after Closing.

SELECTED FINANCIAL DATA FOR THE COMPANY

The following table summarizes consolidated financial information of J. Alexander’s Holdings, Inc. Our financial results for the years ended December 28, 2014 and December 29, 2013 as well as the period from October 1, 2012 through December 30, 2012 are the historical results of J. Alexander’s Holdings, LLC, including the earnings prior to and up to September 27, 2015. For the period beginning January 2, 2012 through September 30, 2012, our historical results represent those of J. Alexander’s Corporation.

	Successor					Predecessor	Successor
(Dollars in thousands, except Per Share Data)	Year ended January 1, 2017(1)	Year ended January 3, 2016(1)	Year Ended December 28, 2014(1)	Year Ended December 29, 2013(1)	October 1, 2012 to December 30, 2012(1)	January 2, 2012 to September 30, 2012(1)	Nine Months Ended October 1, 2017(1)	Nine Months Ended October 2, 2016(1)
							(unaudited)	(unaudited)
Statement of Operations Data:
Net Sales	$219,582	$217,914	$202,233	$188,223	$40,341	$116,555	$171,917	$162,259
Depreciation and amortization of restaurant property and equipment	8,834	8,222	7,652	7,228	1,425	4,117	7,445	6,636
Pre-opening expenses	1,443	275	681	—	—	—	934	607
Transaction and integration expenses	64	7,181	785	(217)	183	4,537	2,435	62
Asset impairment charges and restaurant closing costs	3	3	5	2,094	—	—	135	3
Income from continuing operations before income taxes	9,539	7,339	9,286	7,824	2,725	374	2,086	5,860
Loss from discontinued operations	(434)	(429)	(443)	(4,785)	(506)	(1,412)	(334)	(328)
Net income (loss)	7,043	5,355	8,515	2,901	2,218	(959)	1,994	4,322
Balance Sheet Data:
Cash and cash equivalents	6,632	13,424	13,301	18,069	11,127	6,853	8,285	7,514
Working capital (deficit)(2)	(13,331)	(3,574)	(4,102)	1,001	(640)	(1,416)	(11,615)	(9,431)
Total assets	163,038	155,836	150,638	150,981	132,749	83,872	163,475	155,045
Total debt	23,307	20,893	22,651	34,520	20,654	17,648	21,007	23,708
Total members’ / stockholders’ equity	104,320	98,803	96,889	88,455	91,394	42,508	108,978	100,487
Other Financial Data:
Net cash provided by operating activities	16,417	16,010	17,955	15,907	5,656	3,036	12,937	8,209
Net cash used in investing activities	(21,016)	(13,986)	(10,693)	(6,126)	(1,159)	(2,608)	(8,921)	(12,397)
Net cash used in financing activities	(2,193)	(1,901)	(12,030)	(2,839)	(223)	(7,941)	(2,363)	(1,722)
Capital expenditures	20,777	11,431	10,536	6,610	1,159	2,535	(8,657)	(12,153)
Per Share Data:
Basic earnings (loss) per share:
Income from continuing operations, net of tax	$0.50	$0.39	$0.60	$0.51	$0.18	$0.03	$0.16	$0.31
Loss from discontinued operations, net	(0.03)	(0.03)	(0.03)	(0.32)	(0.03)	(0.09)	(0.02)	(0.02)

Basic earnings (loss) per share	$0.48	$0.36	$0.57	$0.19	$0.15	$(0.06)	$0.14	$0.29

Diluted earnings (loss) per share:
Income from continuing operations, net of tax	$0.50	$0.38	$0.60	$0.51	$0.18	$0.03	$0.16	$0.31
Loss from discontinued operations, net	(0.03)	(0.03)	(0.03)	(0.32)	(0.03)	(0.09)	(0.02)	(0.02)

Diluted earnings (loss) per share	$0.47	$0.36	$0.57	$0.19	$0.15	$(0.06)	$0.13	$0.29

(1)	We utilize a 52- or 53-week accounting period which ends on the Sunday closest to December 31, and each quarter typically consists of 13 weeks. The period January 2, 2012 to September 30, 2012 included 39 weeks of operations, and the period October 1, 2012 to December 30, 2012 included 13 weeks of operations. Fiscal years 2016, 2014 and 2013 each included 52 weeks of operations. Fiscal year 2015 included 53 weeks of operations, including 14 weeks in the fourth quarter. The nine month periods ended October 1, 2017 and October 2, 2016 each included 39 weeks of operations.
(2)	Defined as total current assets minus total current liabilities.

SELECTED FINANCIAL DATA FOR 99 RESTAURANTS

The following table presents selected historical consolidated financial data for 99 Restaurants as of and for the fiscal years ended December 25, 2016, December 27, 2015, December 28, 2014, December 29, 2013, and December 30, 2012 and the thirty-six week periods ended September 3, 2017 and September 4, 2016. The consolidated balance sheet data as of December 25, 2016 and December 27, 2015 and the related consolidated income statement data for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014 have been obtained from 99 Restaurants’ audited consolidated financial statements included elsewhere in this proxy statement. The consolidated income statement data for the fiscal years ended December 29, 2013 and December 30, 2012 and the balance sheet data as of the fiscal years ended December 28, 2014, December 29, 2013, and December 30, 2012 have been derived from 99 Restaurants’ unaudited consolidated financial statements for such years that do not appear in this proxy statement. The consolidated historical financial data for the thirty-six week periods ended September 3, 2017 and September 4, 2016 have been derived from 99 Restaurants’ unaudited interim condensed consolidated financial statements included elsewhere in this proxy statement. These financial statements are unaudited, but, in the opinion of the management of 99 Restaurants contain all adjustments necessary to present fairly the financial position and results of operations of 99 Restaurants for the periods indicated.

99 Restaurants’ historical results are not necessarily indicative of the results 99 Restaurants may achieve in any future period. The information set forth below is not necessarily indicative of future results and should be read together with the other information contained under the section entitled “99 Restaurants Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this proxy statement.

99 Restaurants Selected Financial Data Table

(in thousands)	Year ended December 25, 2016(1)	Year ended December 27, 2015(1)	Year ended December 28, 2014(1)	Year ended December 29, 2013(1)	Year ended December 30, 2012(1)	Thirty six weeks ended September 3, 2017	Thirty six weeks ended September 4, 2016
			(balance sheet unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income Statement Data:
Restaurant Sales	$303,964	$293,313	$280,491	$273,414	$278,366	$214,696	$214,497
Depreciation of property and equipment	10,625	8,398	8,029	8,072	10,157	8,219	6,895
Pre-opening expenses	788	463	494	304	130	85	715
Integration expenses	—	—	334	1,012	1,163	—	—
Asset impairment charges and restaurant closing costs	20	25	254	91	164	26	9
Income from continuing operations before income taxes	16,955	16,459	10,548	8,031	6,861	11,319	13,173
(Income) loss from discontinued operations	(2)	10	9	(14)	64	—	—
Net income	16,957	16,449	10,539	8,045	6,797	11,319	13,173
Balance Sheet Data:
Cash and cash equivalents	3,798	4,663	4,379	4,078	3,230	4,317	3,553
Working capital (deficit)(2)	(11,872)	(11,342)	(11,037)	(11,784)	(11,380)	(7,633)	(7,545)
Total assets	87,820	83,089	78,675	76,669	80,070	81,919	87,144
Total debt	—	—	—	—	—	—	—
Net parent investment	52,183	48,043	45,482	43,295	46,628	52,781	55,996

(1)	99 Restaurants utilizes a 52 or 53-week fiscal year where the last day of the fiscal year is the last Sunday in December. The fiscal years ended December 25, 2016, December 27, 2015, December 28, 2014, and December 29, 2013 were each comprised of 52 weeks and the fiscal year ended December 30, 2012 was comprised of 53 weeks.
(2)	Defined as total current assets minus total current liabilities.

SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

The following unaudited pro forma condensed consolidated financial information gives effect to the transaction between the Company and 99 Restaurants which is to be accounted for as a reverse acquisition with 99 Restaurants treated as the accounting acquirer. The unaudited pro forma condensed consolidated statement of income data for the year ended January 1, 2017 and the nine months ended October 1, 2017, reflect the Transactions as if they had occurred on January 4, 2016, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet data as of October 1, 2017 reflects the Transactions as if they had occurred on October 1, 2017. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement. See the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 106.

The unaudited pro forma condensed consolidated financial information that follows is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transactions been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, factually supportable, and, with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions or any integration costs. Furthermore, the unaudited pro forma condensed consolidated statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Transactions as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are preliminary and based on estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the Transactions close, and could result in a significant change to the unaudited pro forma condensed consolidated financial information, including goodwill.

(In thousands, except Per Share Data)	Year ended January 1, 2017	Period ended October 1, 2017
Statement of Income Data:
Net Sales	$523,546	$386,613
Income from continuing operations before taxes	29,063	18,031
Income from continuing operations	25,255	15,677
Balance Sheet Data:
Cash and cash equivalents		10,512
Working capital (deficit)(1)		(21,338)
Total assets		279,073
Total debt		41,007
Per Share Data:
Weighted average of common stock outstanding:
Basic	14,821	14,695
Diluted	31,113	31,065
Income from continuing operations available to common shareholders per share:
Basic	$0.67	$0.42
Diluted	$0.81	$0.50

(1)	Defined as total current assets minus total current liabilities.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained or incorporated by reference in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement on Forward-Looking Statements” on page 40, before deciding how to vote your shares of Current Common Stock at the Special Meeting. We have also disclosed a number of material risks facing the Company under Item 1.A of our Annual Report on Form 10-K for the year ended January 1, 2017, which is incorporated herein by reference. If any of the risks described below or in the documents incorporated by reference into this proxy statement actually materialize, the business, financial condition, results of operations, prospects or stock price of the Company could be materially and adversely affected.

The risks described below are not the only risks that we will face following the completion of the Transactions. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our Class A Common Stock following completion of the Transactions.

Certain Company directors and executive officers have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders, generally.

Certain Company directors and executive officers have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders, generally. These interests include:

•	Ownership Interests in Parties to Transactions. Certain of our directors and executive officers hold direct or indirect ownership interests in counterparties to the Transactions, including FNF, FNFV, FNH and BKAS. As a result, these directors and executive officers may receive certain economic benefits from the transaction that will be different from, or in addition to, the benefits that are expected to inure to the Company’s shareholders, generally, as a result of the Transactions.

•	Positions of Management within Parties to Transaction. Certain of our directors and executive officers hold or previously held positions within the management teams of counterparties to the Transactions or related parties, including FNF, FNFV, FNH and BKAS, including as board members or management executives, and as a result of such positions, receive compensation payments related to the performance of those counterparties, which may include compensation payments made in connection with the Transactions. We are not aware of any specific payments to which any such persons may be entitled.

•	Treatment of Company Equity Awards. Each of our directors and executive officers has in the past been granted stock options under our Stock Plan. Because the Transactions will constitute a change in control of the Company under the Stock Plan, outstanding stock options that remain subject to vesting will vest in connection with the Transactions and thereafter become exercisable. No cash payments will be made as a result of the vesting of previously unvested options.

•	Contractual Change in Control Benefits. In addition to the vesting of their stock options, certain of our executive officers are parties to employment agreements that would provide them with certain severance payments in the event such executive officer’s employment was terminated without cause or for good reason within a certain period of time following a change in control as defined in the agreements.

•	Indemnification and Insurance. The Company’s directors and executive officers are entitled to indemnification and insurance coverage pursuant to indemnification agreements with the Company, applicable provisions of the Charter and the Company’s bylaws and a directors’ and officers’ liability insurance policy purchased by the Company.

•	Other Material Relationships. In addition to the foregoing, certain of our directors and executive officers may have, or have had in the past, other business, personal or financial relationships with persons affiliated with counterparties to the Transactions, including FNF, FNFV, FNH and BKAS.

These interests may cause the Company’s directors and executive officers to view the proposed Transactions differently and more favorably than Company shareholders generally may view them. For more information and a detailed discussion of the foregoing interests, see “The Transactions—Interests of Certain Company Directors and Executive Officers” beginning on page 74 of this proxy statement.

Competition may adversely affect the operations and financial results of 99 Restaurants.

The restaurant business is highly competitive as to price, service, restaurant location, nutritional and dietary trends and food quality and is often affected by changes in consumer tastes, economic conditions, population and traffic patterns. 99 Restaurants competes within its market with locally-owned restaurants as well as national and regional restaurant chains, some of which operate more restaurants and have greater financial resources and locations with longer operating histories than that of 99 Restaurants. The casual dining segment of the restaurant industry has not seen significant growth in customer traffic in recent years. If this trend continues, the ability of 99 Restaurants to grow customer traffic at its restaurants will depend on its ability to increase its market share within the casual dining segment, particularly within the Northeastern geographic area of the United States in which 99 Restaurants operates. 99 Restaurants also faces competition from local and regional sports bars, national casual dining and quick casual establishments, the convergence in grocery, deli and restaurant services, mobile food vendors; and meal kit and food delivery providers. The increased variety of fresh and local product offerings at these competitors at a price point similar to or lower than that of 99 Restaurants may lead consumers to choose these alternatives. 99 Restaurants competes primarily on the quality, variety and value perception of menu items, as well as the quality and efficiency of service, the attractiveness of facilities and the effectiveness of advertising and marketing programs. 99 Restaurants also faces competition from the introduction of new products and menu items by competitors, as well as substantial price discounting among their menu offerings. Although 99 Restaurants may implement a number of new business strategies, the success of new products, initiatives and overall strategies is highly difficult to predict. Difficulties in the ability of 99 Restaurants to compete with other restaurants and retail businesses for desirable development sites, construction contractors, management personnel, hourly employees and other resources could adversely affect its results of operations. If 99 Restaurants is unable to compete effectively, it may lose guest traffic and its gross sales and profitability may decline, which may have a material negative impact on our overall financial performance.

Our business may be adversely affected by certain operational risks related to 99 Restaurants following the Closing.

99 Restaurants conducts its restaurant operations in the Northeastern geographic area of the United States and is heavily dependent upon guests in that region. While the Company’s combined restaurant operations will be more geographically diverse than prior to the Closing, the operations of 99 Restaurants will still be limited geographically, which means we may be subject to greater risks than a standalone company that is geographically or otherwise more diversified.

Additional risks to which we have a greater degree of exposure following the Closing include the following:

•	local economic and competitive conditions in the Northeastern area of the United States in which 99 Restaurants operates;

•	inaccessibility due to weather conditions, road construction or closure of primary access routes;

•	changes in local and state governmental laws and regulations;

•	natural and other disasters; and

•	a decline in the number of residents in or near, or visitors to, our operations.

Any of the factors outlined above could adversely affect our ability to generate cash flow at levels historically realized and such result could negatively impact our ability to make payments on our outstanding indebtedness.

Exposure to the claims and litigation-related liabilities and risks of 99 Restaurants could have an adverse impact on our business and our financial performance.

99 Restaurants is a defendant from time to time in various claims or legal proceedings arising in the ordinary course of its business, including claims relating to injury or wrongful death under “dram shop” laws, labor-related claims, workers’ compensation matters, discrimination and similar matters, claims resulting from “slip and fall” accidents, claims relating to lease and contractual obligations, federal and state tax matters and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns. 99 Restaurants does not believe that any of the legal proceedings pending against it as of the date of this proxy statement will have a material adverse effect on its liquidity or financial condition. 99 Restaurants may incur liabilities, receive benefits, settle disputes, sustain judgments or accrue expenses relating to legal proceedings in a particular fiscal year which may adversely affect its results of operations, or on occasion, receive settlements that favorably affect 99 Restaurants’ results of operations.

After the Closing, the Company may be exposed to different or greater risks because of differences in state and local laws and regulations in, and risks particular to, the Northeastern geographic area of the United States in which 99 Restaurants operates. Claims can involve significant management time and attention and distract management from its other responsibilities. Significant legal fees and costs in complex class action litigation or an adverse judgment or settlement that is not insured or is in excess of our insurance coverage could have an adverse effect on our financial position and results of operations. Adverse publicity resulting from such claims may also negatively impact revenues at our existing restaurant locations and/or the 99 Restaurants locations.

Higher minimum wage laws in states in which 99 Restaurants operates may have a material adverse effect on our business and financial results.

Wages for our employees and the employees of 99 Restaurants are subject to various minimum wage requirements under federal and state law. Many of the 99 Restaurants locations are in states where the minimum wage is higher than the minimum wage in the states where our current restaurants are located. These minimum wage differences and the potential for further increases in the minimum wage in certain states may affect our earnings and may cause us to raise our menu prices following the Closing which, in turn, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may fail to complete the Transactions if certain required conditions (including the approval of the Transactions by the Company’s disinterested shareholders), many of which are outside of our control, are not satisfied.

Completion of the Transactions is subject to various customary closing conditions, including, but not limited to, the approval of the Transactions by the Company’s disinterested shareholders and the approval by the Company’s shareholders of each of Proposals 1, 3a, 3b and 4, the absence of legal orders prohibiting the consummation of the Transactions, the absence of conditions or circumstances constituting a material adverse effect with respect to the business of 99 Restaurants, the accuracy of the representations and warranties of the parties, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Merger Agreement and the parties’ attainment of certain third-party consents.

Despite our best efforts, we may not be able to satisfy or timely obtain the various closing conditions, and such failure or delay in completing the Transactions may cause uncertainty or other negative consequences that may materially and adversely affect our performance, financial condition, results of operations, share price and the perceived acquisition value.

Failure to complete the Transactions could adversely affect our business.

If the conditions to completion of the Transactions are not met, or if the Transactions are not completed for any other reason, we will be subject to several risks, including, (a) the price of Current Common Stock may decline if the Transactions are not completed, to the extent our current stock price reflects a market assumption that the Transactions will occur, (b) we will remain liable for significant transaction costs that would be payable even if the Transactions are not completed, (c) a failed transaction may result in negative publicity and a negative impression of us in the investment community, and (d) our business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Transactions. For these and other reasons, failure to consummate the Transactions could adversely impact our business, financial condition, results of operations, and share price.

There might be difficulties in integrating 99 Restaurants’ business and operations into our business and operations, and the integration process will place an additional burden on our management and internal resources.

We contemplate that the Transactions will be accretive to the Company’s earnings and result in increased earnings and cash flows for us following the integration of 99 Restaurants into our business. This expectation is based on presumed synergies from consolidation and assumptions based on the projected future performance of the 99 Restaurants business. These anticipated benefits will depend in part on whether 99 Restaurants’ operations can be integrated in an efficient and effective manner into our operations, and whether the expected bases or sources of synergies produce the benefits anticipated. Many operational and strategic decisions with respect to 99 Restaurants following its acquisition by us have not been made and may not have been fully identified. These decisions may present significant challenges to management, including the integration of systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, significant one-time write-offs or restructuring charges, unanticipated costs and the loss of key employees. Additionally, we will rely in part upon services provided by ABRH and FNH under the Transition Services Agreement for a period of six-to-twelve months following the Closing to support many of our integration activities. If the parties are unable to complete the transition within that time frame, the Transition Services Agreement may be renewed for additional periods. There can be no assurance that those parties will continue to perform those services at a level satisfactory to us or that such services may not be required for a longer period of time or at a higher cost than anticipated by our management.

In addition, successful integration of the Company’s and 99 Restaurants’ operations and personnel will place an additional burden on our management and our internal resources. The additional burden could lead to significant diversion of management attention, which could lead to a decline in the Company’s future operating results and thereby negatively impact its share price.

It is possible that the anticipated benefits and synergies from the proposed Transactions cannot be fully realized, may take longer to realize than expected, or may not be realized at all.

While we believe that our expectations regarding the achievement of synergies and other benefits of the Transactions are reasonable, there can be no assurance that the integration of 99 Restaurants’ assets, operations, vendors, management team and culture into ours will be timely or effectively accomplished, and accordingly the anticipated synergies and benefits of the Transactions may not be realized on the timeframe expected, or at all. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses and inconsistencies in standards, controls, procedures and policies that could adversely affect the Company’s ability to maintain relationships with guests, all of which would negatively impact our financial condition, results of operations and cash flows, thereby minimizing or eliminating any anticipated synergies. Further, 99 Restaurants has not historically been operated on a stand-alone basis and, accordingly, there can be no assurance that our assumptions regarding possible synergies are correct.

We have and will continue to incur substantial transaction-related costs in connection with the Transactions.

We have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs in initiating and completing the Transactions, integrating the operations of 99 Restaurants and achieving desired synergies. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to investment bankers, legal and accounting advisors, filing fees and printing costs, public relations costs and transition costs, such as information technology and other back-office transition costs. Additional unanticipated costs may be incurred in the integration process. These costs may be higher than expected and could have a material adverse effect on our financial condition, operating results or value.

Change-of-control provisions in 99 Restaurants’ agreements triggered in connection with the acquisition of 99 Restaurants by the Company may lead to adverse consequences.

99 Restaurants may be a party to agreements that contain change-of-control or similar provisions that may be triggered in connection with the Transactions. The realization of these change-of-control or similar provisions, if triggered, could result in unanticipated expenses and/or the loss of certain vendors or other business relations (including landlords). If 99 Restaurants and the Company are unable to negotiate waivers of or consents under such provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if 99 Restaurants and the Company are able to negotiate waivers or obtain consents, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to 99 Restaurants. Any of the foregoing or similar developments may have an adverse impact on the Company’s business and results of operations.

Failure to retain key employees could diminish the benefits of the Transactions.

The successful acquisition of 99 Restaurants will depend in part on the retention of key personnel at 99 Restaurants, including senior management. There can be no assurances that the Company will be able to retain 99 Restaurants’ key personnel. In addition, no assurance can be given that, after the Transactions, the Company and the surviving entity will be able to attract or retain key management personnel and other key employees to the same extent that the Company and 99 Restaurants have been previously able to attract or retain their own employees.

99 Restaurants does not have an operating history as an independent company and the historical financial information for 99 Restaurants derived from FNH’s financial results may not be a reliable indicator of 99 Restaurants’ historical or future results of operations, financial condition or cash flows.

The historical financial information for 99 Restaurants included in this proxy statement has been derived from FNH’s consolidated financial statements and does not necessarily reflect what 99 Restaurants’ financial condition, results of operations and cash flows would have been as a separate, stand-alone entity during the periods presented. FNH did not account for 99 Restaurants, and 99 Restaurants was not operated, as an independent stand-alone entity for the periods presented. Accordingly, the historical results of operations, financial condition and cash flows of 99 Restaurants contained in this proxy statement may not be indicative of what they would have been had 99 Restaurants actually been an independent stand-alone entity, nor are they necessarily indicative of 99 Restaurants’ future results of operations, financial condition or cash flows.

The unaudited pro forma condensed consolidated financial statements, which we refer to as the pro forma financial statements, are presented for illustrative purposes only and may not be a reliable indicator of the Company’s financial condition or results of operations following the Transactions.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be a reliable indicator of the combined company’s financial condition or results of operations following the completion of the Transactions for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of the Company and 99 Restaurants (which, as discussed above, were derived from FNH’s consolidated financial statements), and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Transactions. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy.

Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Company or 99 Restaurants in connection with the Transactions. For example, the impact of any incremental costs incurred in integrating the companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the Company following the completion of the Transactions may differ significantly from the pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial statements may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the completion of the Transactions. For example, under the terms of the Transition Services Agreement, as described in this proxy statement, for a period of time the Company will be dependent on FNH and ABRH for services including without limitation information technology, accounting and benefits support. Any failure of FNH or ABRH to perform their respective obligations under the Transition Services Agreement could adversely affect the Company’s future financial condition or results of operations. See the section of this proxy statement entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” beginning on page 106.

The Merger Agreement subjects the Company and 99 Restaurants to restrictions on their respective business activities prior to completion of the Transactions.

The Merger Agreement subjects the Company and 99 Restaurants to restrictions on their respective business activities and obligates the Company and 99 Restaurants to generally operate their respective businesses in the ordinary course consistent with past practice prior to completion of the Transactions. These restrictions could prevent the Company and 99 Restaurants from pursuing attractive business opportunities that arise prior to the completion of the Transactions and are outside the ordinary course of business, or otherwise have an adverse effect on the Company’s or 99 Restaurants’ results of operations, cash flows and financial condition.

The Transactions are subject to claims and litigation, which could delay the Transactions and prevent the Transactions from being completed and cause the Company to expend funds to defend or settle litigation.

On December 8, 2017, Margie Elstein, a purported shareholder of the Company, filed a putative class action lawsuit in the Tennessee Chancery Court for Davidson County, 20th Judicial District (the “Elstein Action”), against the Company, members of the Board, FNH, FNFV and FNF. See “The Transactions—Litigation Related to the Transactions” on page 84 of this proxy statement for additional information on the Elstein Action. In addition, the Company, the Sellers, 99 Restaurants and their affiliates may in the future be party to other legal proceedings and claims related to the Transactions. Legal challenges to the Transactions, such as the Elstein Action, could result in an injunction, preventing or delaying the completion of the Transactions, and could cause the Company to expend funds to defend or settle such legal challenges.

The Merger Agreement limits the ability of the Company to pursue alternatives to the Transactions and may discourage other companies from trying to acquire the Company prior to completion of the Transactions.

The Merger Agreement contains provisions that make it more difficult for the Company to pursue alternatives to the Transactions and limit the ability of the Company to terminate the Merger Agreement prior to completion of the Transactions. These provisions include a general prohibition on the Company from soliciting alternatives to the Transactions and, subject to certain exceptions, entering into discussions relating to an alternative to the Transactions. The Merger Agreement also contains provisions that make it more difficult for the Board to change, withhold, withdraw, qualify or modify its recommendation that Company shareholders approve the Merger Agreement. Subject to certain rights of 99 Restaurants to match the terms of proposed alternative transactions, the Board may change, withhold, withdraw, qualify or modify its recommendation only if the Board determines in good faith that the failure to change, withhold, withdraw, qualify or modify its recommendations would be inconsistent with its fiduciary duties under applicable law.

In certain cases, including upon termination of the Merger Agreement following a change, withholding, withdrawal, qualification or modification of the recommendation of the Board, the Company will be required to pay to 99 Restaurants a termination fee of $4.0 million.

See “The Merger Agreement— Termination of the Merger Agreement; Termination Fee and Expense Reimbursement” beginning on page 97 of this proxy statement.

If the Merger Agreement is terminated and the Company determines to seek another business combination or other transaction, the Company may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Transactions. In certain circumstances, a termination fee of $4.0 million may be payable by the Company if the Merger Agreement is terminated and the Company enters into a definitive agreement with respect to an alternative proposal.

The debt that the Company will assume in connection with the Transactions could adversely affect the Company’s business, financial condition and results of operations.

The Company intends to incur $20 million of net debt in connection with the Transactions, which the Company intends to promptly repay and refinance following the Closing with the proceeds from increased borrowings pursuant to an amendment to its existing credit facility. The Company expects to be able to meet the estimated principal and interest payments on its debt following the consummation of the Transactions through a combination of cash on hand and future cash flows from operations. Additionally, the Company may incur further indebtedness in the future for other corporate purposes.

The potential significant negative consequences on the Company’s business, financial condition and results of operation that could result from its debt following the completion of the Transactions include:

•	limitations on the Company’s ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	instances in which the Company is unable to meet the financial covenants contained in its debt agreements or to generate cash sufficient to make required debt payments, which circumstances would have the potential of accelerating the maturity of some or all of the Company’s outstanding indebtedness;

•	the allocation of a substantial portion of the Company’s cash flow from operations to service the Company’s debt, thus reducing the amount of the Company’s cash flow available for other purposes, including operating costs and capital expenditures, that could improve the Company’s competitive position, results of operations or share price;

•	requiring the Company to sell debt or equity securities or to sell some of its core assets, possibly on unfavorable terms, to meet payment obligations;

•	exposing the Company to the risk of increased interest rates, as all of its current borrowings are at variable rates of interest;

•	compromising the Company’s flexibility to plan for, or react to, competitive challenges in its business and limit the Company’s ability to adjust to changing market conditions; and

•	limitations on the Company’s ability to execute business development and acquisition activities to support its strategies.

The fairness opinion rendered to the Board by Stephens was based on the financial analyses performed by Stephens, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to Stephens, as of the date of its opinion. As a result, this opinion does not reflect changes in events or circumstances after the date of this opinion. The Company has not obtained, and does not expect to obtain, an updated fairness opinion from Stephens reflecting changes in circumstances that may have occurred since the signing of the Merger Agreement.

The fairness opinion rendered to the Board by Stephens was provided in connection with, and at the time of, the Board’s evaluation of the Merger Agreement and the Transactions. This opinion was based on the financial analyses performed by Stephens, which considered market and other conditions then in effect, and financial forecasts and other information made available to it, as of the date of its opinion, which may have changed, or may change, after the date of the opinion. The Company has not obtained an updated opinion as of the date of this proxy statement from Stephens, and it does not expect to obtain an updated opinion prior to the completion of the Transactions. Changes in the operations and prospects of the Company or 99 Restaurants, general market and economic conditions and other factors which may be beyond the control of the Company and 99 Restaurants, and on which the fairness opinion was based, may have altered the value of the Company or 99 Restaurants or the prices of Current Common Stock or the membership interest of 99 Restaurants since the date of the opinion, or may alter the values and prices by the time the Transactions are completed. The opinion does not speak as of any date other than the date of the opinion. For a description of the opinion that the Board received from Stephens, please refer to “The Transactions—Opinion of Stephens Inc.” beginning on page 66 of this proxy statement.

Amending the Company’s Charter to remove the applicability of the Tennessee Control Share Acquisition Act may result in the Company being more susceptible to third-party takeovers.

The Tennessee Control Share Acquisition Act generally provides that control shares of a Tennessee corporation acquired in a control share acquisition have no voting rights, except to the extent approved by a vote of a majority of all shares entitled to vote generally with respect to the election of directors (other than shares owned by the acquirer, by officers of the corporation and by directors of the corporation who are also employees of the Corporation, which are not entitled to vote on the matter). The Tennessee Control Share Acquisition Act only applies if a corporation’s charter or bylaws contains an opt-in provision. Removing such an opt-in provision will allow for control shares acquired in a control share acquisition to have voting rights, thus potentially rendering the Company more susceptible to unsolicited takeover bids from third parties after such third parties acquire control shares of the Company. If amended to remove the applicability of the Tennessee Control Share Acquisition Act, our Charter will no longer provide such a deterrent against unsolicited takeover attempts. In particular, if an unsolicited third-party acquired control shares of the Company, those control shares could be used to take over control of the Company through the voting rights ascribed to such shares. Further, after the CSAA Amendment is approved, if the Sellers acquire additional shares of Company Class A Common Stock after the Closing, such shares will have full voting rights, which would increase the level of influence the Sellers may exercise on the Company.

We will issue a large number of shares of our Class B Common Stock and JAX Op will issue Class B Units in connection with the Transactions, which will result in substantial dilution to percentage ownership of the holders of our Current Common Stock. In addition, after the Company registers the resale of the Company’s Class A Common Stock issuable upon exchange of the Class B Units (and the cancellation of a corresponding number of shares of Class B Common Stock), with the Commission, or if the Sellers elect to resell their shares of Class A Common Stock pursuant to an exemption from registration under the Securities Act, the Sellers may elect to sell shares of the Company’s Class A Common Stock on the open market or transfer shares to persons that in turn may sell them on the open market, which may have an adverse effect on the market price of the Company’s Class A Common Stock.

The issuance of the Class B Units and shares of Class B Common Stock will result in substantial dilution of the ownership interests of our existing shareholders (although such ownership will be of a larger company). Because a substantial portion of the purchase price could be classified as goodwill and other intangible assets, the tangible net book value per share of our common stock may be materially lower after the completion of the Transactions. In addition, the Company has agreed to prepare and file with the Commission a Registration Statement on Form S-3 registering the resale of any shares of the Company’s Class A Common Stock issued, at its election, upon exchange of the Class B Units (and the cancellation of a corresponding number of shares of Class B Common Stock) with the Commission. After such shares of the Company’s Class A Common Stock have been registered for resale, or if such resales are made pursuant to an exemption from registration under the Securities Act, the Sellers may elect to sell shares of the Company’s Class A Common Stock in the open market or transfer shares to persons that may then sell such shares in the open market. If the Sellers choose to sell shares of the Company’s Class A Common Stock or the market perceives that such sales could occur (see “Ancillary Agreements—Registration Rights Agreement”), it could have an adverse effect on the market price of the Company’s Class A Common Stock. In addition, the Authorized Shares Amendment will authorize shares in excess of the number of shares necessary to complete the transactions. While having many authorized but unissued shares available for future issuances is common among public companies, the issuance of such authorized shares in the future would cause dilution to our shareholders. See the section of this proxy statement entitled “The Transactions—Federal Securities Law Consequences; Resale Restrictions” beginning on page 84.

The Sellers will own a large percentage of the Company’s capital stock after the completion of the Transactions and will have significant influence over the outcome of corporate actions requiring shareholder approval. In addition, such shareholders’ priorities for the Company’s business may be different from the Company’s current shareholders.

Following the Merger, and after giving effect to the Charter Amendments, the issuance of Class B Common Stock and the Reclassification of Current Common Stock as Class A Common Stock, the Class A Common Stock will represent approximately 47.5% of the outstanding shares of capital stock (and voting power) of the Company and the Class B Common Stock held by the Sellers will represent approximately 52.5% of the outstanding shares of capital stock (and voting power) of the Company, in each case based on the number of shares of Current Common Stock outstanding as of December 19, 2017.

In addition, persons associated with the Sellers currently serve on our Board and one additional person associated with the Sellers will be added to our Board following the Transactions. Accordingly, the Sellers will be able to influence the outcome of any corporate transaction or other matter submitted to the Company shareholders for approval, including the election of directors, any mergers, consolidation or sale of all or substantially all of the Company’s assets or any other significant corporation transaction. As long as their ownership and voting power exceeds 50%, they will be able to control the outcome of shareholder votes that require a majority of votes in order to pass.

Following the Transactions, the interests of the Sellers and their associated persons may not always coincide with the interests of our other shareholders, and the concentration of control by the Sellers will limit other shareholders’ ability to influence corporate matters. The concentration of ownership and voting power of the Sellers may also delay, defer or even prevent an acquisition by a third party or other change of control of our Company and may make some transactions more difficult or impossible without their support. Therefore, the concentration of voting power controlled by the Sellers may have an adverse effect on the price of our Class A Common Stock. We may also take actions that our other shareholders do not view as beneficial.

Further, the Sellers may have an interest in pursuing acquisitions, divestitures, financing or other transactions, including, but not limited to, the issuance of additional debt or equity and the declaration and payment of dividends, that, in the Sellers’ judgment, could enhance their equity investments, even though such transactions may involve risk to us or to our creditors. Additionally, the Sellers may have or make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business through other companies and, as a result, those acquisition opportunities may not be available to us.

The number of shares of the Company’s Class B Common Stock and Class B Units of JAX Op to be issued in connection with the Transactions is not adjustable based on the market price of current Common Stock and, as a result, the Merger Consideration at Closing may have a greater or lesser implied value than at the time the Merger Agreement was signed.

The parties to the Merger Agreement determined the number of shares of the Company’s Class B Common Stock and Class B Units of JAX Op to be issued to the Sellers in connection with the Transactions. This number is not adjustable based on changes in the market price of the Common Stock. Changes to the market price of Current Common Stock will not affect the number of shares that the Sellers will be entitled to receive pursuant to the Merger Agreement. Therefore, if the market price of Current Common Stock declines from the market price on the date the Merger Agreement was signed and before the Transactions are consummated, the Sellers would receive Merger Consideration with less implied value. Conversely, if the market price of the Common Stock increases from the market price on the date the Merger Agreement was signed and before the Transactions are consummated, the Sellers could receive Merger Consideration with more implied value. Since the number of shares of the Company’s Class B Common Stock and Class B Units of JAX Op to be issued in the Transactions is not adjusted based on changes in the Current Common Stock price, rises or declines in the market value of Current Common Stock will result in a corresponding rise or decline in the value of the equity Merger Consideration issued to the Sellers.

We are a holding company and our only material asset is our interest in JAX Op, and, accordingly, we are dependent upon distributions from JAX Op to pay taxes and other expenses. The Transactions will dilute our economic interest in JAX Op, and any increase in total revenue, income and cash flows of JAX Op as a result of the Transactions may not outweigh such dilution and will limit the ability of our public shareholders to participate in or realize the success of our subsidiaries.

We are a holding company and have no material assets other than our ownership of Class A Units of JAX Op. We have no independent means of generating revenue. JAX Op is treated as a partnership for U.S. federal income tax purposes and, as such, is not itself subject to U.S. federal income tax. Instead, its net taxable income is generally allocated to its members, including us, according to the membership interests each member owns. Accordingly, we incur income taxes on our proportionate share of any net taxable income of JAX Op and also incur expenses related to our operations. We cause JAX Op to distribute cash to its members, including us (and following the Transactions, including the Sellers), by applying an assumed tax rate with respect to their allocable share of the net income of JAX Op and to cover dividends, if any, declared by us. Any distribution made to a member in respect of its tax obligations is treated as an advance against any future distributions to be made to such member. To the extent that we need funds to pay our tax or other liabilities or to fund our operations, and JAX Op is restricted from making distributions to us under applicable agreements, laws or regulations or does not have sufficient cash to make these distributions, we may have to borrow funds to meet these obligations and operate our business, and our liquidity and financial condition could be materially adversely affected.

As a result of the structure of the Transactions and the issuance of Class B Units of JAX Op to the Sellers, our and our public shareholders’ economic interest in JAX Op and its subsidiaries will be substantially diluted. It is possible that any increase in total revenue, income and cash flows of JAX Op as a result of the addition of 99 Restaurants to JAX Op may not outweigh the substantial dilution to our public shareholders and will limit the ability of our public shareholders to participate in or realize the success of our restaurant concepts.

If JAX Op makes cash payments for future exchanges of Units, in lieu of the Company issuing shares of Class A Common Stock, such payments may reduce the amount of overall cash flow that would otherwise be available to us.

Each outstanding Class B Unit, together with one share of Class B Common Stock, is exchangeable for a cash payment from JAX Op or, at our option, for Class A Common Stock. If Class B Units are exchanged for cash payments, such payments may require the payment of significant amounts of cash and may reduce the amount of overall cash flow that would otherwise be available for distribution to us from JAX Op, and our ability to successfully execute our growth strategy may be negatively affected.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

In connection with the safe harbor established under the Private Securities Litigation Reform Act of 1995, the Company cautions that certain information contained or incorporated by reference in this report and our other filings with the Commission, in its press releases and in statements made by or with the approval of authorized personnel is forward-looking information that involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Forward-looking statements discuss the Company’s current expectations and projections relating to our financial conditions, results of operations, plans, objectives, future performance and business. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “would,” “can,” “should,” “likely,” “anticipate,” “potential,” “estimate,” “pro forma,” “continue,” “expect,” “project,” “intend,” “seek,” “plan,” “believe,” “target,” “outlook,” “forecast,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements include all statements that do not relate solely to historical or current facts, including statements regarding the Company’s expectations, intentions or strategies and regarding the future. The Company disclaims any intent or obligation to update these forward-looking statements.

Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things:

•	the fact that certain directors and executive officers of the Company and 99 Restaurants may have interests in the Transactions that are different from, or in addition to, the interests of the Company’s shareholders generally;

•	the fact that competition may adversely affect the operations and financial results of 99 Restaurants;

•	the fact that our business may be adversely affected by certain operational risks related to 99 Restaurants following the Merger;

•	the fact that assumption of the claims and litigation-related liabilities and risks of 99 Restaurants could have an adverse impact on our business and our financial performance;

•	the fact that higher minimum wage laws in states in which 99 Restaurants operates may have a material adverse effect on our business and financial results; uncertainties as to whether the requisite approvals of the Company’s shareholders (including the approval of the Transactions by the Company’s disinterested shareholders) will be obtained;

•	the risk that the failure to complete the Transactions could adversely impact the Company’s business;

•	the possibility that various closing conditions for the Transactions may not be satisfied or waived;

•	the risks of integration of the business of 99 Restaurants and the possibility that costs or difficulties related to such integration of the business of 99 Restaurants with the Company will be greater than expected;

•	the possibility that the anticipated benefits and synergies from the proposed Transactions cannot be fully realized or may take longer to realize than expected;

•	the fact that we have and will continue to incur substantial transaction-related costs in connection with the Transactions;

•	the risk that change-of-control provisions in 99 Restaurants’ agreements triggered in connection with the acquisition of 99 Restaurants may lead to adverse consequences;

•	the effects of disruptions to respective business operations of the Company or 99 Restaurants resulting from the Transactions, including the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and other business partners;

•

the fact that 99 Restaurants does not have an operating history as an independent stand-alone company and the historical financial information of 99 Restaurants derived from FNH’s financial results may not be a reliable indicator of 99 Restaurants’ historical or future results of operations, financial condition or cash flows;

•	the fact that the unaudited pro forma financial statements presented in this proxy statement may not be a reliable indicator of the Company’s results of operations or financial condition;

•	the fact that the Merger Agreement subjects the Company and 99 Restaurants to restrictions on their respective business activities prior to the completion of the Transactions, which could have an adverse effect on the Company’s or 99 Restaurants’ results of operations, financial condition, or cash flows;

•	the risk of shareholder litigation in connection with the Transactions and any related significant costs of defense, indemnification and liability;

•	the possibility that an alternative proposal for the Company will be made;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including circumstances that may give rise to the payment of a termination fee by the company;

•	the risk that the Company may not be able to obtain borrowing pursuant to an amendment of its existing credit facility on favorable terms, or at all, in order to repay the debt assumed in connection with the consummation of the Transactions;

•	the fact that the fairness opinion rendered by Stephens considered factors as of the date of the opinion and does not reflect changes in events or circumstances after the date of its opinion;

•	the fact that amending the Charter to remove the applicability of the Tennessee Control Share Acquisition Act may result in the Company being more susceptible to third-party takeovers;

•	the fact that the issuance of the shares of Class B Common Stock and Class B Units to the Sellers will result in substantial dilution to the holders of Current Common Stock, and the fact that upon an exchange of such Class B Units, the Sellers may elect to sell shares of the Company’s Class A Common Stock on the open market or transfer shares to persons that in turn may sell them on the open market, which may have an adverse effect on the market price of the Company’s Class A Common Stock;

•	the fact that the Sellers will own a large percentage of the Company’s common stock after completion of the Transactions and will have significant influence over the outcome of corporate actions requiring shareholder approval; and

•	the fact that the number of shares of Class B Common Stock and Class B Units to be issued in connection with the Transactions is not adjustable based on the market price of Current Common Stock and, as a result, the Merger Consideration at Closing may have a greater or lesser implied value than at the time the Merger Agreement was signed; and

•	the fact that the Transactions will dilute our economic interest in JAX Op, and any increase in total revenue, income and cash flows of JAX Op as a result of the Transactions may not outweigh such dilution.

For a further discussion of these and other risks, contingencies and uncertainties applicable to the Company and 99 Restaurants, see “Risk Factors” beginning on page 30 of this proxy statement.

All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement, and no person undertakes any obligation to update publicly any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date of this proxy statement or, in the case of documents incorporated by reference, the date of those documents.

SPECIAL MEETING OF THE COMPANY SHAREHOLDERS

General; Date, Time and Place

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at a Special Meeting of the Company shareholders to be held on January 30, 2018, at 2:00 p.m. central time or at any adjournments or postponements thereof. The Special Meeting will be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203. If you need directions to the location of the Special Meeting in order to attend the Special Meeting and vote in person, please contact J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Corporate Secretary.

Purpose of Meeting

The Special Meeting is being held to request that shareholders consider and vote upon the following matters:

•	a proposal to approve the Merger Agreement;

•	a proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA;

•	a proposal to approve the Reclassification Amendment;

•	a proposal to approve the Authorized Shares Amendment;

•	a proposal to approve the CSAA Amendment; and

•	a proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting.

The Company does not expect a vote to be taken on any other matters at the Special Meeting. If any other matters are properly presented at the Special Meeting for consideration, however, the shareholders or holders of proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Record Date; Voting Information

The Record Date for the Special Meeting is December 19, 2017. If you were a shareholder of record of Current Common Stock at the close of business on the Record Date, you are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, 14,695,176 shares of Current Common Stock were outstanding and entitled to vote. Holders of Current Common Stock are entitled to one vote on each matter submitted to the shareholders for each share of Current Common Stock held as of the Record Date with respect to all proposals other than Proposal 2, for which only holders of Qualified Shares will be entitled to one vote per each Qualified Share held by such holder.

Required Votes

Proposal 1 (Approval of Merger Agreement): The affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 1. A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, will have the same effect as a vote “AGAINST” Proposal 1.

Proposal 2 (Conflicting Interest Approval): The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Current Common Stock that constitute Qualified Shares within the meaning of Section 48-18-704 of the TBCA where a quorum (i.e., a majority) of Qualified Shares is present or represented at the Special Meeting is required to approve Proposal 2. We anticipate that approximately 86% of the Current Common Stock will be Qualified Shares for purposes of the vote of disinterested shareholders. A holder of

Qualified Shares’ failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on Proposal 2, assuming that a quorum of Qualified Shares is present or represented at the Special Meeting.

Proposal 3a (Reclassification Amendment): Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 3a. A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 3a.

Proposal 3b (Authorized Shares Amendment): Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 3b. A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 3b.

Proposal 4 (CSAA Amendment): The affirmative vote of the holders of 66 2/3 % of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve Proposal 4. A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of such shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” Proposal 4.

Proposal 5 (Adjournment of the Special Meeting, if Necessary): The votes cast in favor of Proposal 5 must exceed the votes cast against Proposal 5 in order to approve Proposal 5. A shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of such shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on Proposal 5, assuming a quorum of shares of Current Common Stock is present or represented at the Special Meeting.

Quorum

Shares entitled to vote at the Special Meeting may be voted on a matter at the Special Meeting only if a quorum of those shares exists with respect to that matter. The presence at the Special Meeting, in person or represented by proxy, of a majority of shares of Current Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum for purposes of Proposals 1, 3a, 3b, 4 and 5. The presence at the Special Meeting, in person or represented by proxy, of a majority of the issued and outstanding Qualified Shares will constitute a quorum for purposes of Proposal 2. Abstentions will be counted in determining whether there is a quorum present at the Special Meeting.

Adjournments or Postponement

If a quorum is not present with respect to any matter to be voted upon at the Special Meeting, the chair of the Special Meeting or the shareholders entitled to vote at the Special Meeting, present in person or represented by proxy, have the power to cause the Special Meeting to be adjourned, including for the purpose of soliciting additional proxies, from time to time, without notice other than announcement at the Special Meeting, until a quorum is present or represented by proxy. At an adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted which might have been transacted at the Special Meeting as originally notified. It is currently anticipated that if a quorum is not present with respect to any matter to be voted upon at the Special Meeting, the chair of the Special Meeting would adjourn the Special Meeting. Additionally, in Proposal 5, the Company’s shareholders are being asked to approve a proposal that would allow the Company to adjourn the Special Meeting if there are insufficient votes to approve any of Proposals 1, 2, 3a, 3b or 4 at the Special Meeting.

Recommendation of the Company’s Board of Directors

After due consideration, the Board has (i) determined and declared that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) unanimously approved the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement and the Transactions be submitted to Company shareholders for approval and (iv) recommended that the Company shareholders approve the Merger Agreement and the Transactions.

For a description of the factors considered by the Board in making its determinations with respect to the Merger Agreement and the Transactions, see the sections in this proxy statement entitled “The Transactions—Recommendation of the Company’s Board of Directors” and “The Transactions—The Company’s Board of Directors’ Reasons for Approving the Transactions.”

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that Company shareholders vote:

“FOR” the proposal to approve the Merger Agreement,

“FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA,

“FOR” the proposal to approve the Reclassification Amendment,

“FOR” the proposal to approve the Authorized Shares Amendment,

“FOR” the proposal to approve the CSAA Amendment, and

“FOR” the proposal to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting.

Voting by the Company’s Directors and Officers

As of the close of business on the Record Date, the Company’s directors and officers and certain of their affiliates held, directly or indirectly, approximately 1,995,378 shares of Current Common Stock entitled to vote at the Special Meeting on all matters other than Proposal 2. 1,627,991 of these shares are held by Newport. This represents approximately 14% in voting power of the outstanding shares of Current Common Stock entitled to be cast at the Special Meeting on all matters other than Proposal 2. Each of the Company’s directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the shares of Current Common Stock owned by him or her, or with respect to which such director or executive officer has voting control, to approve each of the proposals to be considered and voted upon at the Special Meeting other than Proposal 2. The Company’s directors and executive officers and certain of their affiliates and related persons will not be entitled to vote upon Proposal 2. For more information on the conflicts of interest with respect to the Company’s directors and executive officers and certain of their affiliates and related persons, as well as the applicable provision of the TBCA, see “The Transactions—Interests of Certain Company Directors and Executive Officers.”

How to Submit Your Proxy

A shareholder may submit his, her or its proxy using any of the following methods:

By telephone or on the Internet

You can submit your proxy by calling the toll-free telephone number on your white proxy card. Please have your white proxy card available when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet submission of proxies is on your white proxy card. Please have your white proxy card available when you go online. As with telephone submission of proxies, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day beginning on or about December 22, 2017, and will close at 11:59 p.m. Eastern time on January 29, 2018. The availability of telephone and Internet submission of proxies for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive from such broker, bank or other holder of record.

If you submit your proxy by telephone or on the Internet, you do not need to return your white proxy card.

By mail

If you received your Special Meeting materials by mail, you may complete, sign and date the white proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed white proxy card but do not indicate your voting preferences, the persons named in the white proxy card will vote the shares represented by that proxy as recommended by the Board.

In person at the Special Meeting

All shareholders as of the close of business on the Record Date may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy card designating that person. If you are a beneficial owner of Current Common Stock, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Special Meeting.

By granting a proxy or submitting voting instructions

You may vote by granting a proxy or, for shares of Current Common Stock held in street name, by submitting voting instructions to your bank, broker or other holder of record.

Voting of Proxies

If you submit your proxy by Internet, by telephone or by completing, signing, dating and mailing your white proxy card or voting instruction card, your shares will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date and return your white proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your shares will be voted (a) “FOR” the proposal to approve the Merger Agreement, (b) “FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA, (c) “FOR” the proposal to approve the Reclassification Amendment, (d) “FOR” the proposal to approve the Authorized Shares Amendment, (e) “FOR” the proposal to approve the CSAA Amendment, and (f) “FOR” the proposal to permit the Company to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting.

Revoking Your Proxy

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must:

•	submit a new proxy by telephone, over the Internet, or by signing and returning another proxy card by mail at a later date, in each case, prior to 11:59 p.m., Eastern time, on the night before the Special Meeting;

•	provide written notice of the revocation to the Company’s Corporate Secretary at J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Corporate Secretary, so that it is received prior to 11:59 p.m., Eastern time, on the night before the Special Meeting; or

•	attend the Special Meeting and vote in person (attendance itself does not, however, constitute revocation of your proxy).

If your shares are held in “street name,” you must contact your broker or nominee to revoke and vote your proxy.

Attending the Special Meeting

Only shareholders of record, or beneficial owners of Current Common Stock, as of the Record Date, may attend the Special Meeting in person. You will need proof of ownership to enter the Special Meeting. Even if you plan to attend the Special Meeting, please submit your proxy.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of Current Common Stock, such as a bank or brokerage account statement, to be admitted to the Special Meeting. Please note that if you plan to attend the Special Meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained above. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Current Common Stock, to:

J. Alexander’s Holdings, Inc.

P.O. Box 24300

Nashville, Tennessee 37202

Attention: Corporate Secretary

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Special Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Special Meeting.

Confidential Voting

Proxy instructions, ballots and voting tabulations that identify individual Company shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation.

Solicitation of Proxies

The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by us. The Company has engaged Georgeson LLC to assist in the solicitation of proxies for the Special Meeting and the Company estimates it will pay a fee of approximately $55,000 for these services. The Company has also agreed to reimburse the proxy solicitor for, pay directly, or, where requested by the proxy solicitor in special situations, advance sufficient funds to the proxy solicitor for payment of, expenses and disbursements incurred in connection with the proxy solicitation and to indemnify the proxy solicitor against certain losses, costs and expenses. In addition, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We will reimburse brokerage firms and other persons representing beneficial owners of Current Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such solicitation.

Copies of certain reports and statements that we have previously filed with the Commission may be obtained by any shareholder without charge by making a request through our “Investor Relations” website at http://investor.jalexandersholdings.com or by written request addressed to: J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Corporate Secretary.

Householding of Proxy Materials

Certain shareholders who share the same address may receive only one copy of this proxy statement in accordance with a notice delivered from such shareholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the proxy statement, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (615) 269-1900 or in writing at J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Corporate Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

Assistance

If you need assistance in completing your white proxy card or have questions regarding the Special Meeting, please contact Georgeson LLC, the Company’s proxy solicitor, toll-free at (866) 432-2791.

PARTIES TO THE MERGER AGREEMENT

J. Alexander’s Holdings, Inc. (the Company)

The Company is a Tennessee corporation whose common stock is publicly traded on the NYSE under the symbol “JAX.” The Company is a collection of boutique restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently owns and operates the following concepts: J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill and Lyndhurst Grill.

The Company was incorporated in the State of Tennessee on August 15, 2014 as an indirect subsidiary of FNF. Following certain internal restructuring transactions, the Company became the ultimate parent holding company of JAX Op’s assets and operations. In the fourth quarter of fiscal year 2015, the Company became an independent, publicly traded company as a result of Spin-off from FNF.

The address and telephone number of the principal executive offices of the Company are 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900. Additional information about the Company and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 151 of this proxy statement.

J. Alexander’s Holdings, LLC (JAX Op)

JAX Op is a Delaware limited liability company and majority-owned subsidiary of the Company. JAX Op is a holding company through which the Company conducts its business. JAX Op owns 100% of the membership interest of J. Alexander’s, LLC, the successor by conversion to JAC. From 1991 to 2012, J. Alexander’s restaurants were owned and operated by JAC. In September 2012, JAC was acquired by FNFV, and in February 2013, ownership of Stoney River Management Company, LLC and its subsidiaries and related restaurant assets was transferred to JAX Op.

The address and telephone number of the principal executive offices of JAX Op are c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900.

Nitro Merger Sub, Inc. (Merger Sub)

Merger Sub is a Tennessee corporation and wholly owned subsidiary of JAX Op formed solely for the purpose of implementing the Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions.

The address and telephone number of the principal executive offices of JAX Op are c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and (615) 269-1900.

99 Restaurants, LLC (99 Restaurants)

99 Restaurants is a Delaware limited liability company and an indirect, wholly owned subsidiary of FNH that operates Ninety Nine. Ninety Nine is a Woburn, Massachusetts-based casual-dining concept that began in 1952 with its initial location at 99 State Street in downtown Boston, Massachusetts and is currently operating 106 restaurants in seven states within the New England area. All restaurants are open seven days a week and serve lunch and dinner.

The address and telephone number of the principal executive offices of 99 Restaurants are 14A Gill Street, Woburn, Massachusetts 01801 and (781) 933-8999.

Cannae Holdings, LLC (f/k/a Fidelity National Financial Ventures, LLC) (FNFV)

FNFV, a Delaware limited liability company, is a wholly owned subsidiary of Cannae. FNFV holds majority and minority equity investment stakes in a number of entities, including ABRH, LLC, Ceridian HCM, Inc. and Del Frisco’s Restaurant Group, Inc.

On November 17, 2017, FNF completed a previously announced a transaction in which it redeemed all of the outstanding shares of FNFV common stock (formerly a tracking stock of FNF) for outstanding shares of Cannae, formerly a wholly owned subsidiary of FNF. Prior to such redemption, FNFV was contributed to Cannae. Following the completion of the Cannae Split-Off, the common stock of Cannae was listed on the NYSE under the ticker symbol “CNNE”.

The address and telephone number of the principal executive offices of 99 Restaurants are 1701 Village Center Circle, Las Vegas, Nevada 89134 and (702) 323-7334.

Fidelity Newport Holdings, LLC (FNH)

FNH, a Delaware limited liability company, is a joint venture owned by FNFV, Newport, and certain individuals. FNH is a holding company and its subsidiaries own and operate more than 550 company and franchise family and casual dining restaurants in 40 states and Guam under the O’Charley’s, Ninety Nine Restaurant & Pub, Village Inn, and Bakers Square restaurant and food service concepts, and the Legendary Baking bakery operation.

The address and telephone number of the principal executive offices of FNH are 1701 Village Center Circle, Las Vegas, Nevada 89134 and (702) 323-7334.

THE TRANSACTIONS

At the Special Meeting, the Company’s shareholders will be asked to consider and vote upon proposals to approve the Merger Agreement and the Transactions, along with other proposals related thereto. Set forth below in this section, and in the section entitled “The Merger Agreement” beginning on page 86, is a discussion of the Transactions, including a description of the terms and conditions of the Merger Agreement. You should review these sections carefully in connection with your consideration of these proposals.

General Description

On August 3, 2017, the Company, JAX Op and Merger Sub entered into the Merger Agreement with FNH, FNFV and 99 Restaurants. Pursuant to the Merger Agreement, the Company has agreed to acquire 99 Restaurants in exchange for the issuance by JAX Op of 16,272,727 Class B Units (and a corresponding number of shares of the Company’s Class B Common Stock) and the assumption of $20 million of net debt. The transaction (including the assumption of net debt) is valued at approximately $199 million, subject to certain adjustments and based on the agreed-upon $11.00 per share value of the equity component of the Merger Consideration. The acquisition of 99 Restaurants will occur by Merger Sub merging with and into 99 Restaurants, with 99 Restaurants surviving the Merger as a wholly owned subsidiary of JAX Op.

Also on August 3, 2017, JAX Op and BKAS entered into the Black Knight Termination Agreement, effective as of and conditioned upon the Closing, pursuant to which the Consulting Agreement will terminate in exchange for a termination fee, together with the payment of any fees or expenses accrued as of such date, to be paid to BKAS.

Immediately following the consummation of the Merger, JAX Op will contribute the equity interests of 99 Restaurants to one of its wholly owned subsidiaries, J. Alexander’s, LLC, and 99 Restaurants will be an indirect, wholly owned subsidiary of JAX Op.

Corporate Structure Following Completion of the Transactions

If the Transactions are consummated in accordance with the terms of the Merger Agreement, the following changes in the Company’s and JAX Op’s organizational structure will occur.

The Company

•	Shares of Current Common Stock will be reclassified as Class A Common Stock, which will have the same rights and privileges as Current Common Stock, and will continue to be listed for trading on the NYSE under the ticker symbol “JAX”. No additional shares of Class A Common Stock will be issued as part of the Transactions.

•	The Company will issue 16,272,727 shares of newly created Class B Common Stock, which shares will be entitled to voting rights (on a one-for-one basis with shares of Class A Common Stock) but will have no economic rights in the Company (although the Sellers will have an economic interest in JAX Op through their ownership of Class B Units). The Class B Common Stock will not be listed for trading on any exchange.

JAX Op

•	JAX Op will create a new class of membership interest, Class B Units, which will be the economic equivalent to the Class A Units held by the Company. 16,272,727 Class B Units will be issued to the Sellers.

•	Existing Class A Units will be unaffected by the Transactions (other than being diluted by the issuance of Class B Units to the Sellers);

•	Existing management Class B Units will be renamed “Class C Units” and will continue to represent profits interests held by management for incentive compensation purposes; and

•	Profits interest units held by BKAS will remain exchangeable for 90 days after the Closing.

The diagram below summarizes the organization structure of the Company and its subsidiaries immediately after completion of the Transactions (with percentage interests determined as of December 19, 2017):

The diagram above does not depict profits interest units held by BKAS, which will be exchangeable into Class A Common Stock for a period of 90 days following the Closing, and does not give effect to any exchange by BKAS of its profits interest units for shares of Class A Common Stock. For further information on BKAS’s profits interest units, see “Ancillary Agreements—Black Knight Termination Agreement.” The diagram above also does not give effect to any exchange by management of their profits interest units for shares of Class A Common Stock or the issuance of any shares of Class A Common Stock following the exercise by any Company employee or member of the Board of any outstanding Company stock options.

The Class A Common Stock will represent approximately 47.5% of the outstanding shares of capital stock (and voting power) of the Company and the Class B Common Stock held by the Sellers will represent approximately 52.5% of the outstanding shares of capital stock (and voting power) of the Company, based on the number of shares of Current Common Stock outstanding as of December 19, 2017. Class A Common Stock will have the same voting and economic rights as Current Common Stock. Class B Common Stock will have voting rights, but no economic rights. Sellers will have an aggregate 52.5% economic interest (as calculated on December 19, 2017) in JAX Op through their ownership of Class B Units. Existing holders of Current Common Stock will have a 47.5% economic interest (as calculated on December 19, 2017) in JAX Op indirectly through the Company’s ownership of Class A Units.

For more information on the Company’s Restated Charter and the Third Amended and Restated Limited Liability Company Agreement of the Company (the “Restated LLC Agreement”), see “Ancillary Agreements—Second

Amended and Restated Charter of the Company” and “Ancillary Agreements—Third Amended and Restated Limited Liability Company Agreement of JAX Op.”

After completion of the Transactions, the Company will be a “controlled company” under the listing standards of the NYSE. However, the Company does not currently intend to avail itself of any of the exemptions from certain NYSE corporate governance requirements that are available to “controlled companies.”

The Company’s Board of Directors’ Reasons for Approving the Transactions

Background of the Transactions

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. In this process, the Company held many conversations, both by telephone and in-person, about a potential transaction. The chronology below covers only the key events leading up to the Merger Agreement and does not purport to catalogue every conversation among the Board or the representatives of the Company and other parties.

From time to time, the Board and the Company’s senior management have evaluated potential transactions relating to the Company’s business, including prospects for alternative financing structures, potential additional restaurant concepts or other uses of capital, all with a view toward enhancing shareholder value. The Board periodically receives financial updates from the Company’s senior management and discusses the strategic direction of the Company. The Board’s consideration and ultimate recommendation of the approval of the Merger is the result of negotiations and evaluations, beginning in February 2017, of the key features of the transaction. Throughout the events described below, the Board was kept regularly informed of developments.

On February 15, 2017, William P. Foley, II met with Frank Martire, the Chairman of the Board, and Lonnie J. Stout II, the Company’s Chief Executive Officer, and informed them, in his role as Chairman of FNFV, that FNH was considering the sale of 99 Restaurants. Mr. Foley asked the Company to consider purchasing 99 Restaurants, and indicated that FNFV valued 99 Restaurants based on approximately the same multiple of Adjusted EBITDA that applied to the Company, based on prevailing market prices for Current Common Stock at such time. This implied a valuation of approximately $212 million for 99 Restaurants, including the assumption of debt. Mr. Foley also proposed a possible deal structure whereby the consideration was to be paid by the Company in equity and the Company assume approximately $30 million in debt of 99 Restaurants or its affiliates. Mr. Stout viewed a transaction as an opportunity to eliminate the Consulting Agreement with BKAS, which he knew had been viewed unfavorably by shareholders. Therefore, Mr. Martire and Mr. Stout discussed the potential termination of the Consulting Agreement with BKAS. Mr. Martire had previously discussed with Mr. Foley the potential termination of the Consulting Agreement, which the Board understood would likely be viewed favorably by the shareholders of the Company, as terminating the Consulting Agreement would eliminate payments of management fees to BKAS and ultimately eliminate the fluctuations in the Company’s earnings that result from the quarterly valuation of the equity incentive compensation profits interest held by BKAS. Mr. Foley indicated his view that the termination of the Consulting Agreement could be completed in connection with and contingent upon the Company’s purchase of 99 Restaurants. After the meeting, Mr. Stout and Mr. Martire discussed the potential transaction and decided that Mr. Stout and management of the Company would conduct a preliminary assessment of 99 Restaurants, its business, assets and prospects and potential terms of any acquisition, in preparation for potential future discussion with FNH of a transaction and in preparation for reporting to the Board.

During late February and March, 2017, Mr. Stout and senior management of the Company evaluated information provided by 99 Restaurants with respect to its business and its 2016 performance and future prospects and also evaluated information concerning the casual dining segment of the restaurant industry. Mr. Stout consulted Bass, Berry & Sims PLC (“Bass, Berry”), the Company’s legal counsel, about a possible transaction. In addition, Mr. Stout determined that it may be advisable to consult an investment banking firm to discuss obtaining an analysis and/or a fairness opinion concerning the transaction if pursued. Mr. Stout and Mr. Martire were in regular contact during this time and thereafter concerning the information provided by 99 Restaurants and ongoing due diligence and evaluation.

On February 24, 2017, Mr. Martire and Mr. Stout spoke with David Ducommun, Managing Director, Corporate Finance of FNFV, concerning information about the 99 Restaurants business, the casual dining segment and the potential valuation of 99 Restaurants.

On March 13, 2017, Mr. Stout and Mr. Martire spoke with Mr. Foley by telephone to discuss a potential transaction. Mr. Stout informed Mr. Foley that, based on management’s preliminary assessment, he believed that the Company may be interested in pursuing an acquisition of 99 Restaurants on terms similar to those that Mr. Foley had outlined, subject to ongoing diligence, satisfactory negotiation of structure and definitive agreements and other customary conditions. It was also noted that the Consulting Agreement would be terminated in connection with the transaction.

In early March, Mr. Stout contacted Sarah Gill Campbell of Stephens, an investment banking and financial advisory firm that had performed advisory services for the Company previously and is familiar with the Company’s business. Stephens had also provided services to FNH and FNFV or their affiliates, which was made known to the Company and the Board. Stephens had been most recently engaged by the Company in 2015, in connection with the Spin-off of the Company during that year. Ms. Campbell discussed with Mr. Stout conditions in the mergers and acquisitions market and other recent restaurant sale transactions. In the period following this call, members of senior management of the Company, in anticipation of the Company engaging Stephens to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the transaction, regularly communicated with Ms. Campbell and Stephens’ representatives concerning the terms of the engagement of Stephens, the potential acquisition, information about 99 Restaurants, and the fairness of the transaction consideration.

On March 26, 2017, Mr. Brent Bickett, Executive Vice President, Corporate Strategy of FNF and Managing Director of FNFV, contacted Mr. Stout by telephone to tell him that he planned to send a written proposal on behalf of FNH, which he sent on March 28, 2017. Mr. Bickett explained to Mr. Stout that Newport, as an owner of FNH, had expressed concern that the $212 million valuation for 99 Restaurants discussed by Mr. Foley was too low and did not fully value the business of 99 Restaurants, and that a higher valuation was appropriate. The nonbinding proposal, dated March 27, 2017, placed a valuation of $225 million on 99 Restaurants (including $30 million of assumed net indebtedness), used a tax-deferred structure whereby the sellers would receive equity in JAX Op (exchangeable for common stock) and voting rights in the Company, and included a provision giving FNH three board seats. The proposal also included a tax receivable agreement between FNH and the Company that related to future tax benefits and would require future cash payments by the Company to FNH when equity in JAX Op was exchanged and the Company received a stepped-up basis in the assets purchased. The Company estimated that the value of the tax receivable agreement was approximately $15 million to $18 million (on an undiscounted basis) based on the terms suggested. Mr. Bickett explained to Mr. Stout that the $225 million valuation placed the same multiple of Adjusted EBITDA on 99 Restaurants as the multiple at which the Current Common Stock was trading at that time. Following receipt of the March 27 proposal, Mr. Stout and Mr. Martire discussed the proposal and a potential response with counsel and management. They noted in particular that the March 27 proposal used a valuation of $225 million, which was a higher valuation than the valuation that Mr. Stout had previously discussed with Mr. Foley.

On March 31, 2017, Mr. Stout sent a letter to Mr. Bickett on behalf of the Company in response to FNH’s March 27 proposal. Mr. Stout’s letter to FNH pointed out the higher purchase price contained in the FNH term sheet and the Company’s position that the multiple of Adjusted EBITDA used to value 99 Restaurants should not be greater than the trading multiple of Current Common Stock. Mr. Stout’s letter also noted that a tax receivable agreement should be considered part of the purchase price to be paid by the Company, if such an agreement were to be part of the transaction. The letter also noted that any transaction would need to be vetted by not only the Board, but also the shareholders of the Company (via a vote of the shareholders).

In April 2017, Mr. Stout and senior management of the Company continued to evaluate information concerning 99 Restaurants and made a formal due diligence request with respect to business and legal information of 99 Restaurants. Management prepared a presentation for an upcoming meeting of the Board concerning 99 Restaurants, its operating metrics, business operations as reflected in unaudited financial information prepared by 99 Restaurants, and potential positive and negative factors affecting a potential acquisition, including advantages to the Company of completing a transaction that would increase its size and potentially increase future liquidity for its securities.

On April 13, 2017, Mr. Stout and Mr. Martire spoke by telephone with Mr. Bickett and discussed the terms of the potential transaction. Mr. Bickett again expressed FNH’s interest in a tax receivable agreement. Also on April 13, 2017, Mark A. Parkey, the Company’s Chief Financial Officer, discussed with Mr. Bickett the potential termination of the Consulting Agreement between JAX Op and BKAS as an early termination by JAX Op under the Consulting Agreement’s termination provisions. Pursuant to the Consulting Agreement, an early termination would require a contractual payment by JAX Op to BKAS calculated as three times the prior year’s management fee (based on the formula that applied after a change in control), and termination would cause the unvested profits interest units held by BKAS to vest in full on an accelerated basis and thereafter the profits interest would remain exchangeable for common stock of the Company for only 90 days. Mr. Ducommun and Mr. Parkey verified the amount of the termination payments pursuant to the formula as set forth in the Consulting Agreement. Timothy Janszen, on behalf of Newport, as its Chief Executive Officer, expressed Newport’s concurrence in its view as a shareholder of the Company that eliminating the Consulting Agreement would be favorable from the standpoint of a Company shareholder.

While the Consulting Agreement would not by its terms terminate as a result of the proposed transaction, the Company believed that terminating this agreement, thereby eliminating future cash outlays required for the consulting fee and fluctuations in earnings results associated with quarterly valuations of the profits interest units, would be beneficial to the Company and its shareholders. Furthermore, the termination fee to be paid to BKAS in connection with the proposed transaction would be less than half the amount the termination fee would be had the Company terminated the Consulting Agreement on December 31, 2017, absent the proposed transaction.

On April 27, 2017, Mr. Stout and Mr. Martire discussed with Mr. Foley issues regarding the FNH proposal of March 27. Mr. Foley indicated that FNH may be willing to modify some of the terms, such as reducing the debt assumption to $20 million.

On April 28, 2017, the Board held its regular quarterly meeting. At the meeting, Mr. Stout made a presentation concerning 99 Restaurants, its business, assets, operating metrics and financial information. He discussed the estimated accretion to earnings that would have resulted if the transaction had occurred at the beginning of 2016. He also presented potential positive factors and certain risks and uncertainties in connection with a transaction, for the Board’s consideration. For a description of the factors considered by the Board in making its determination with respect to the Transactions, see the sections in this proxy statement entitled “The Transactions—Recommendation of the Company’s Board of Directors” and “The Transactions—The Company’s Board of Directors’ Reasons for Approving the Transactions.” Mr. Stout noted that the transaction provided an opportunity to terminate the Consulting Agreement with BKAS at a lower termination fee than the fee that would have been applied absent a transaction, and that, based on comments from shareholders over the past 18 months, he believed shareholders would view the termination positively in light of the elimination of future fees and quarterly valuations associated with the BKAS profits interest. After the Board discussed the information presented, the Board observed that there were some conflicts, given various relationships between Board members and FNH, FNFV and/or FNF. The Board determined to appoint Mr. Stout and Mr. Martire as the representatives of the Company for the purpose of negotiating the potential transaction. The Board also approved engaging Stephens to render a fairness opinion, such engagement to be on terms finalized by Mr. Stout and Mr. Martire. The Board determined it was in the best interest of the Company’s shareholders to pursue a transaction that would allow the current shareholders of the Company to participate in the future benefits of ownership through continuing equity ownership in the Company, rather than to seek other possible alternative transactions in which such ownership may cease, such as a sale of the Company. Further, while the Company periodically evaluates potential acquisition targets, the Board noted that management and the Board had no other potential acquisition candidates under consideration at such time. Therefore, the Board requested management focus on the potential acquisition of 99 Restaurants. The Board further approved an offer to be made by the Company to pay consideration based on an $11.00 per share value for Current Common Stock, which was the closing trading price of the Current Common Stock on the NYSE on that date and, ultimately, greater than the $10.10 per share closing trading price of the Current Common stock on the NYSE on the date on which a definitive agreement was executed. At this time, the Board anticipated that it would be favorable to structure transaction consideration using a fixed per share value for Current Common Stock, and preferred this certainty to negotiating a value that varied depending on prevailing market prices, which could result in a greater (or fewer) number of shares to be issued as consideration. The Board also was aware that the due diligence process and negotiation of definitive agreements would take some time and that the pricing may be subject to further discussion and negotiation.

The Company’s negotiations and due diligence review continued after this time. In May, Mr. Martire and Mr. Stout regularly discussed by telephone the status of the negotiations and perspectives on the repeated request by FNH for a tax receivable agreement. Mr. Stout communicated to Mr. Martire the view of senior management of the Company, as well as that of Stephens and counsel to the Company, that entering into a tax receivable agreement was additional value to be paid by the Company with respect to the transaction and should be considered part of the purchase price. A preliminary assessment of such an agreement by management estimated that the impact of a tax receivable agreement would be to increase the overall consideration to be paid by the Company by approximately $15 million to $18 million on an undiscounted basis.

On May 4, 2017, Mr. Stout sent a new term sheet proposal to Mr. Foley, which included the following key terms: a valuation for 99 Restaurants of $211.8 million, net debt assumption of $20 million, no tax receivable agreement, and appointment of Mr. Foley to the Board (with no specific legal obligation to retain him as a member of the Board). A tax receivable agreement was not included as part of the transaction proposal.

Also on May 4, 2017, Mr. Martire and Mr. Stout discussed with Mr. Foley the transaction, the terms proposed by the Company and, in particular, FNH’s request for the proposed tax receivable agreement, which had not been included in the term sheet proposal. An executed version of the non-binding term sheet was sent by Mr. Stout to Mr. Foley on May 4. FNH executed the nonbinding term sheet and returned it to the Company the same day.

The due diligence efforts and discussions concerning the structure and terms of the transaction continued after this date. In May through July, 2017, counsel to the Company and 99 Restaurants exchanged drafts of a merger agreement, ancillary documents and structural diagrams concerning the structure and terms of the transaction. The Company continued to view favorably the opportunity to eliminate the Consulting Agreement. Drafts of a termination agreement with respect to the Consulting Agreement were also exchanged. Representatives of the Company and FNH and 99 Restaurants discussed various aspects of a potential transaction, including financial and legal due diligence, transition issues, operations and business issues. Management continued working on the financial due diligence and providing information as requested by Stephens to aid in its assessment of the fairness to the Company and to the shareholders of the Company of the consideration to be paid by the Company in the transaction. The parties continued to discuss the tax receivable agreement and, on June 27, 2017, FNH conceded that it would not require a tax receivable agreement in connection with the transaction, leaving benefits of future tax deductions to the Company.

The Company and its counsel negotiated for and ultimately succeeded in obtaining the following key terms in the draft merger agreement:

•	a separate vote by the disinterested shareholders of the Company, so that the transaction would not be consummated unless the holders of outstanding shares of Current Common Stock that constitute “qualified shares” approved the transactions (which would exclude shares held by the Board, our executives officers and their related persons);

•	no specific governance rights or board seats, other than adding Mr. Foley to the Board of the Company;

•	no tax receivable agreement (and thus no potential future cash payments to the Sellers related to future basis adjustments as a result of any exchanges of Class B Units);

•	a lower valuation for 99 Restaurants, as described herein;

•	termination of the Consulting Agreement at a lower termination fee than in the absence of a transaction, which termination would end the payment of consulting fees and the regular quarterly valuation of the BKAS profits interest units, and would be favorable to the Company and its shareholders as future financial results would not be impacted by either the fees or the income-statement impact of the quarterly valuation;

•	indemnification by the Sellers in the event of breaches of the Merger Agreement;

•	a “fiduciary out,” or the right of the Company to terminate the Merger Agreement in certain circumstances, including a superior proposal from a third party for a transaction with the Company; and

•	a waiver of certain provisions of the Tax Matters Agreement by FNF as it relates to the Transactions.

In June 2017, Stephens indicated in its discussions with the Company that, based on the financial information received, Stephens was unsure as to whether Stephens could reach a conclusion that the transaction consideration would be fair, and addressed several key indicia, including the levels at which the transaction was projected to be accretive to earnings and the relative valuations of 99 Restaurants and the Company, based on the prevailing stock price and earnings multiple as reflected in the price of Current Common Stock. Stephens also noted that the relative valuations did not appear to reflect a premium above the current stock price of Current Common Stock for the relative valuation of the Company. The Company requested additional information from 99 Restaurants and continued the due diligence process.

In July 2017, Stephens continued its work and suggested that its preliminary concerns should be discussed with FNH and with the Board. Mr. Martire and Mr. Stout discussed the financial information and projections and determined that a valuation of $199 million for 99 Restaurants (inclusive of the assumption of $20 million in net debt) would be favorable. They believed that this valuation and the resulting decrease in the number of Company shares/units issuable as consideration could enable Stephens to render a fairness opinion. The parties continued to exchange drafts of a merger agreement and ancillary documents.

Mr. Stout and Mr. Martire contacted Mr. Foley on July 24 and 25, 2017, and explained the Company’s concern regarding the valuation of 99 Restaurants, which conversations served as the basis for the Company’s seeking and ultimately obtaining a lower equity valuation for 99 Restaurants and a resulting decrease in the number of shares of Company stock (and units) to be issued as consideration in the transaction. Mr. Stout met with Mr. Foley on July 24, 2017, prior to the Company’s regularly scheduled quarterly board meeting, and discussed the proposed $199 million valuation and resulting consideration, which reflected a lower earnings multiple applied to 99 Restaurants. Mr. Foley indicated he believed that FNH would accept this valuation and the reduced consideration for the transaction, and the parties used the $11.00 fixed price per share of Company stock as initially discussed in April 2017, which was also the most recent closing stock price of the Current Common Stock on the NYSE (July 21, 2017). This price would result in the issuance by the Company of 16,272,727 shares of Company stock (and corresponding units of JAX Op) as consideration for the transaction.

At the Board meeting on July 25, 2017, Mr. Stout reported to the Board the status of the negotiation and the lower price that was now under discussion. He reviewed the history of the purchase price negotiations, which included an original proposal by Mr. Foley valued at $212 million and a written nonbinding proposal for consideration valued at $225 million plus a tax receivable agreement valued at approximately $15 million to $18 million (on an undiscounted basis), and FNH’s request for three board seats. He noted that the $11.00 per share value used to calculate the number of shares of Current Common Stock to be issued as consideration in the

Merger was the same as the prior day’s closing stock price on the NYSE. Mr. Stout described the current discussions, which included key terms of a $199 million valuation for 99 Restaurants (comprised of $20 million net debt assumption and $179 million equity value) and, consequently, less equity consideration to be paid by the Company, as well as no tax receivable agreement, and only Mr. Foley to be added to the Board. Mr. Stout also updated the Board on the status of the evaluation and due diligence review of 99 Restaurants and his assessment thereof. He explained that, because of its position in the $15 to $20 check average bar and grill segment of the casual dining space, 99 Restaurants may not appear to be a natural complement to the Company’s existing concepts, which are positioned in the upscale or high check average, service-focused segment of the casual dining industry. However, management nevertheless believed that 99 Restaurants is operationally “best in class” in its segment and is complementary in its philosophical approach to guests, operations and quality. Management also believed that 99 Restaurants possessed several key components integral to a successful acquisition, including a stable and experienced management team, including senior, regional and store level management (along with many tenured, long-term hourly employees, both in the culinary and service sides of 99 Restaurants’ business), a strong, long-standing presence in 99 Restaurants’ geographic market area and strong local ties to communities, a lengthy operating history with consistent emphasis on good food for a fair price, significant guest loyalty and other unique attributes that tend to insulate the concept from certain competitive challenges facing the $15 to $20 check average bar and grill segment. Based on Management’s diligence, 99 Restaurants presented an opportunity to own a strong concept in a different segment of the restaurant industry, which would allow the Company to diversify its business.

Mr. Stout also expressed management’s belief that allowing existing management to continue to operate 99 Restaurants following the Closing would increase the likelihood that 99 Restaurants will be able to maintain its historical successful operations and predictable cash flows, and that the Company’s establishment of a back-office function (i.e., accounting, information systems and benefits management) in Nashville, which has historically been provided by ABRH to 99 Restaurants on a “shared-services” basis, would create significant synergies that would be realized prospectively. Once completed, following an estimated six-to-twelve month integration period subsequent to the Closing, management anticipates that these potential synergies could reach an approximate $1.5 million to $2 million annual impact on pre-tax income, and an approximate $0.6 million to $1.1 million annual impact on the combined company’s Adjusted EBITDA. The Board recognized that the transaction involved the issuance of a significant equity stake as consideration for 99 Restaurants, but also believed that the transaction consideration involved only minimal risk, as minimal debt would be incurred and the transaction would significantly increase the size and scale of the Company’s business and potential future market capitalization, encouraging investor analysis and interest, while retaining the same management team and Board, except for the addition of Mr. Foley to the Board. After discussion, the Board unanimously approved Mr. Stout’s and Mr. Martire’s proceeding to negotiate the transaction at the lower purchase price and terms noted.

Following the July 25 Board meeting, the Company, 99 Restaurants and representatives of the parties worked to finalize the merger agreement during the next week. The Black Knight Termination Agreement was also finalized. The Board received materials including draft agreements and drafts of Stephens’ fairness opinion.

On August 3, 2017, the Board met to consider the Merger, and representatives of Stephens and Bass, Berry participated. Bass, Berry discussed with the Board the proposed terms of the Merger Agreement and ancillary agreements. The Board noted the $11.00 per share value used to determine the consideration payable pursuant to the Merger Agreement compared favorably to the market price of a share of Current Common Stock on that date, closing at $10.10 per share of Current Common Stock. Stephens made a presentation to the Board concerning Stephens’ analysis of the financial information of 99 Restaurants and the Company and the fairness, from a financial point of view, to the Company and its public shareholders of the consideration to be paid by the Company, as described below under “The Transactions—Opinion of Stephens Inc.” The Board reviewed in detail the terms of the transaction and the information provided by Stephens. Stephens orally delivered its fairness opinion to the Board, which was later confirmed in writing, that, based upon and subject to the matters described in that fairness opinion, as of August 3, 2017, the consideration to be paid by the Company pursuant to the Merger Agreement was fair, from a financial point of view, to the Company and its public shareholders. After deliberations and due consideration of its fiduciary duties under applicable law, the Board resolved by unanimous vote that the form, terms, provisions and conditions of the Merger Agreement be approved and declared advisable, fair to and in the best interests of the Company and its shareholders. The Board resolved to recommend to the shareholders of the Company that they approve the Transactions and adopt the Merger Agreement, subject to the ability of the Company to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement.

On August 4, 2017, the Company issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Company’s Board of Directors

At a meeting held on August 3, 2017, the Board (i) determined and declared that Merger Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) unanimously approved the Merger Agreement and the Transactions, (iii) directed that the Merger Agreement and the Transactions be submitted to Company shareholders for approval and (iv) recommended that the Company shareholders approve the Merger Agreement and the Transactions.

In evaluating the Merger Agreement and the Transactions, the Board regularly consulted with the Company’s senior management and its outside legal advisor, Bass, Berry. In reaching its decision that the Transactions are advisable, fair to and in the best interest of the Company and its shareholders, and in reaching its recommendation that the shareholders approve the Transactions and adopt the Merger Agreement, the Board considered a number of factors, including the following material factors and benefits of the Transactions, which the Board viewed as supporting its recommendation:

•	99 Restaurants’ Operating and Financial Condition. 99 Restaurants’ business, including its current and historical financial condition and results of operations, competitive position, properties and assets, as well as its business strategy and prospects in light of the current and prospective economic environment, including the following:

•	strong and stable management team, including senior, regional and store level management;

•	healthy same-store sales and cash flow surplus (which could be used by the Company to repay debt and to fuel future growth or acquisitions);

•	focus on quality of food and service;

•	successful history of developing the regional identity of 99 Restaurants, including its special regional menu and a loyal local customer base;

•	successful competitive position in an area of the country where development of new restaurants can be more difficult;

•	no need for extensive remodeling or updates, as most of 99 Restaurants’ locations have been recently remodeled; and

•	only modest capital expenditure requirements to open new locations of 99 Restaurants in the future, given 99 Restaurants’ “hermit crab” strategy of refitting former restaurant locations of other brands.

•	Accretion. The fact that the Transactions are expected to be accretive to the earnings per share of the Company, even without assuming any synergies arising from the Transactions. See “The Transactions—Certain Financial Projections”.

•

Synergies and Improvements. The fact that cost synergies are expected from combining the back-office function of 99 Restaurants with the Company’s back-office function, which cost synergies, if realized, would be expected to result in additional accretion to earnings, and the Company’s belief that the Company can enhance opportunities to increase food quality at 99 Restaurants. Following an estimated six-to-twelve month integration period subsequent to the Closing, management estimates that potential synergies could reach an approximate $1.5 million to $2 million annual impact on pre-tax income, and an approximate $0.6 million to $1.1 million annual impact on the combined Company’s Adjusted EBITDA.

•	Company Size. The Transactions represent an opportunity to increase the scale of the Company’s operations to better spread public company costs and management costs and that future increased equity float of the Company may attract additional equity analyst coverage, additional investor interest and future liquidity for Class A Common Stock (now Current Common Stock).

•	Growth Prospects of the Company. The Board’s evaluation of the Company’s long-term strategic plan and the related execution risks and uncertainties (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 1, 2017), and its weighing of the prospects of more rapid growth through the acquisition of 99 Restaurants, in contrast to the Company’s historically modest growth pace for new restaurant openings, and achieving long-term value for its shareholders through execution of the Company’s strategic business plan versus the value to shareholders which could be realized through the Transactions. The Transactions offered a structure in which the current shareholders could retain their interest in a public company with enhanced growth prospects, as opposed to other possible strategies such as a sale transaction that would have ended the shareholders’ opportunity to benefit from future growth.

•	Relative Valuation. The final negotiated equity valuation of $179 million for 99 Restaurants, which yields a lower multiple of 2016 earnings for 99 Restaurants than that implied by the $11.00 per share value attributed to Current Common Stock, which represented an approximate premium of 8.9% over $10.10, the closing price per share of Current Common Stock on the NYSE on August 3, 2017, the date of the Merger Agreement.

•	Termination of the Consulting Agreement. The termination of the Consulting Agreement with BKAS would end the payment of annual management fees to BKAS by the Company and the quarterly valuations of the BKAS profits interest units, which have impacted the Company’s net income since October 2015. The addition of Mr. Foley as a Board member would enable the Company to benefit from his experience and familiarity with the business, without the payment of any consulting fees (other than traditional directors’ fees).

•	Negotiations with the Sellers. The course of discussions and negotiations between the Company and the Sellers and improvements to the terms of the Sellers’ acquisition proposal in connection with those negotiations, ultimately resulting in the following key terms:

•	a lower valuation of $199 million for 99 Restaurants (including the assumption of $20 million of net debt), and the relative valuation outlined above, determining the number of Class B Units using an $11.00 per share stock price for the Current Common Stock, a premium to prevailing market prices;

•	no tax receivable agreement, which leaves potential future tax basis step-up and resulting increased depreciation deductions to benefit the Company (to the extent that JAX Op Class B Units are converted to Class A Common Stock), creating potential future tax savings for the Company;

•	only one additional Board member; and

•	the Board’s ability to make a recommendation withdrawal (as described below) and termination rights.

•

Opinion of Stephens. The opinion delivered to the Board on August 3, 2017, by Stephens that, based upon and subject to the limitations and assumptions set forth in its written opinion, the consideration to be paid by the Company pursuant to the Merger under the Merger Agreement was fair, from a financial point of view, to the Company and its public shareholders, and the related financial analyses performed by Stephens, as more fully described below under the caption “The Transactions—Opinion of Stephens Inc.”.

•	Ability to Withdraw or Change Recommendation. The Board’s ability under the Merger Agreement to withdraw or modify its recommendation in favor of the Transactions under certain circumstances, including its ability to terminate the Merger Agreement in connection with a superior proposal (as specified in the Merger Agreement), subject to payment of a termination fee of $4.0 million.

•	Disinterested Shareholder Vote. The fact that the disinterested shareholders of the Company would have a separate vote on the Transactions, which approval is a condition to the consummation of the Transactions.

•	Availability of Transition Services. The fact that the Sellers and their affiliates were willing to enter into a Transition Services Agreement to provide transition services, including information technology, accounting and benefits support, for a smooth transition and continuity of 99 Restaurants’ business.

•	Advisors. The fact that the Company’s legal advisors were involved throughout the evaluation process and negotiations and met with the Board, which provided the Board with additional perspectives on the negotiations in addition to those of management.

•	Customary Conditions; Specific Enforcement. The fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practicable, the risk that a condition to the Transactions would not be satisfied and the Company’s ability to specifically enforce the Sellers’ obligations, including the obligations to consummate the Transactions, under the Merger Agreement.

•	Unanimous Determination. The fact that the Board was unanimous in its determination to recommend that the shareholders approve the Transactions and adopt the Merger Agreement.

The Board also considered a variety of negative factors and risks in its deliberations concerning the Merger Agreement and the Transactions, including the following:

•	Potential Conflicts of Interest. The executive officers and employees/directors of the Company may have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders, as described under “The Transactions—Interests of Certain Company Directors and Executive Officers”, beginning on page 74.

•	Industry Dynamics. 99 Restaurants operates in the most highly competitive segment of the restaurant industry (i.e., the $15 to $20 check average bar and grill segment of the casual dining space) and many competitors are seeking to make quality upgrades to their own food, which makes competition more difficult.

•	99 Restaurants-Specific Issues. Some negative factors exist with respect to 99 Restaurants’ business, notably:

•	99 Restaurants will likely need to make quality upgrades to certain menu items to keep pace with its competitors;

•	99 Restaurants has higher labor costs than some other concepts, as the state minimum wage in most of its markets exceeds the national minimum wage;

•	guests in 99 Restaurants’ markets are price-sensitive, and the Company may find it difficult to institute price increases; and

•	a past expansion attempt at 99 Restaurants outside of the New England market was not successful.

•	Restrictions on Soliciting Proposals; Termination Fee. The restrictions in the Merger Agreement on the active solicitation of competing proposals and the requirement, under the Merger Agreement, that the Company pay, if the Merger Agreement is terminated in certain circumstances, a termination fee of $4.0 million, which fee may deter third parties from making a competing offer to the Company prior to the consummation of the Transactions and could impact the Company’s ability to engage in another transaction for up to one year if the Merger Agreement is terminated in certain circumstances.

•	Appraisal Rights. The Company’s shareholders are not entitled to assert dissenters’ rights in connection with the Merger under the TBCA so long as Current Common Stock remains listed on the NYSE prior to the Effective Time.

•	Effect of Failure to Complete Transactions. If the Transactions are not consummated, the trading price of Current Common Stock could be adversely affected, the Company will have incurred significant transaction and opportunity costs attempting to consummate the Transactions, the Company may have lost guests, suppliers, business partners and/or employees after the announcement of the Merger Agreement, the market’s perceptions of the Company’s prospects could be adversely affected and the Company’s directors, officers and other employees will have expended considerable time and effort to consummate the Transactions in lieu of other more beneficial activity.

•	Interim Restrictions on Business. The restrictions in the Merger Agreement on the conduct of the Company’s business prior to the consummation of the Transactions, which, among other limitations, require the Company to operate its business in the ordinary course, other than with the consent of 99 Restaurants, may delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the Transactions.

The foregoing discussion of information and factors considered by the Board is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger Agreement and the Transactions, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Rather, the Board viewed its determinations and recommendations as being based on the totality of information and factors presented to and considered by the Board. Moreover, each member of the Board applied his own personal business judgment to the process and may have given different weight to different factors.

After consideration, the Board has unanimously determined that the terms of the Merger are advisable, fair to, and in the best interest of the Company and its shareholders, and recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that the shareholders of the Company approve the Transactions and adopt the Merger Agreement.

ACCORDINGLY, THE BOARD RECOMMENDS, SUBJECT TO THE ABILITY OF THE BOARD TO MAKE A “RECOMMENDATION WITHDRAWAL” (AS DEFINED IN THE MERGER AGREEMENT) PURSUANT TO AND IN ACCORDANCE WITH THE MERGER AGREEMENT, THAT COMPANY SHAREHOLDERS VOTE: “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, “FOR” THE PROPOSAL THAT THE TRANSACTIONS BE APPROVED BY DISINTERESTED SHAREHOLDERS’ ACTION PURSUANT TO SECTION 48-18-704 OF THE TBCA, “FOR” THE PROPOSAL TO APPROVE THE RECLASSIFICATION AMENDMENT, “FOR” THE PROPOSAL TO APPROVE THE AUTHORIZED SHARES AMENDMENT, “FOR” THE PROPOSAL TO APPROVE THE CSAA CHARTER AMENDMENT, AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR ADVISABLE, TO SOLICIT ADDITIONAL PROXIES TO APPROVE THE OTHER PROPOSALS TO BE SUBMITTED FOR A VOTE AT THE SPECIAL MEETING.

Certain Financial Projections

The Company does not as a matter of course make public its annual forecasts, nor does it make long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the review of the Transactions, the Company’s management prepared certain internal financial projections regarding the Company’s and 99 Restaurants’ anticipated future operations, as well as estimated cost synergies arising in connection with the Transactions. The Company is including a subset of these financial projections to provide its shareholders access to certain information that was made available to the Board and Stephens in July 2017. However, such financial projections are not being included in this proxy statement to influence a shareholder’s decision whether to vote such holder’s shares for the Merger Agreement, the Transactions or otherwise solicit any proxy with respect to any proposal that is the subject of this proxy statement.

The financial projections provided to the Board and Stephens were based on (i) management’s 2017 budget and represented management’s reasonable estimates and good faith judgments as to the financial performance of the Company over a five-year period, and included projected estimates of revenue, operating expenses, earnings per share (“EPS”) and adjusted EPS and (ii) certain standalone projections of 99 Restaurants provided by the Sellers. The stand-alone projections regarding 99 Restaurants were subject to estimates and judgments of the Sellers regarding the financial performance of 99 Restaurants over a five-year period, which included, among other things, certain assumptions regarding operating expenses of 99 Restaurants that were formerly provided by ABRH to 99 Restaurants on a “shared-services” basis. Although these projections were reviewed by the Company’s management, the Company’s management is not positioned as favorably to evaluate the reasonableness of the estimates and judgments of management of 99 Restaurants and the Sellers as it is with respect to the financial projections of the Company.

The Company’s and 99 Restaurants’ internal financial projections are, in general, prepared solely for internal use, capital budgeting and other management decisions and are subjective in many respects, and, thus, susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The financial projections set forth below were prepared by the Company’s management in July 2017, based solely on information available at that time (including certain standalone projections of 99 Restaurants provided by the Sellers). The financial projections were not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that any of the Company, 99 Restaurants, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, nor should this information be relied on as such. None of the Company, 99 Restaurants, Stephens, or their respective affiliates assumes any responsibility for the accuracy of this information.

The financial projections, in general, were prepared solely for internal use and are subjective in many respects and thus subject to interpretation. While presented with numeric specificity, the financial projections are unaudited and reflect numerous judgments, estimates, variables and assumptions with respect to industry performance, general business, economic, regulatory, legal, market and financial conditions, as well as matters specific to the Company’s and 99 Restaurants’ businesses, which are inherently uncertain and many of which are beyond the control of the Company or 99 Restaurants. The financial projections also reflect assumptions as to certain business decisions which are subject to change. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than estimated. Since the financial projections cover multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. The Company’s shareholders are urged to review the Company’s most recent filings with the Commission for a description of risk factors with respect to its business and the sections titled “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” beginning on page 30 and 40, respectively, of this proxy statement for a description of risk factors with respect to 99 Restaurants and the Transactions. The financial projections set forth below were provided to Stephens for use in connection with its financial analysis and fairness opinion relating to the Transactions.

The financial projections were not prepared with a view toward complying with GAAP, the published guidelines of the Commission regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Transactions. All amounts are estimated and rounded.

The following tables present summary financial projections for the fiscal years ending 2017 through 2021:

			For the Projected Fiscal Year Ended
(Dollars in Millions)	Combined 2017E		2018E	2019E	2020E	2021E
Revenues[a]:
The Company	$238.5		$255.9	$279.5	$306.0	$333.0
99 Restaurants	313.1	[b]	317.1	330.4	343.2	356.4

Combined Revenue	$551.7		$573.0	$609.9	$649.2	$689.4
Growth	—		3.9%	6.4%	6.4%	6.2%
Operating Income	$27.2		$33.2	$41.4	$48.3	$55.5
Transaction Adjustments:
The Company - Black Knight Non-Cash Profits Interest Plan Expense			$1.9	$—	$—	$—
The Company - Non-Cash Stock Compensation Expense			0.7	0.7	0.3	—
The Company - Black Knight Management Fee			1.0	1.1	1.2	1.4
99 Restaurants - Cost Synergies			1.2	1.2	1.2	1.2
99 Restaurants - Non-Cash Cost Synergies			0.9	0.9	0.9	1.0

Combined Operating Income[c]			$38.9	$45.3	$52.1	$59.1
Combined Interest Expense			1.1	0.9	0.7	0.5

Combined Income Before Taxes[c]			$37.8	$44.4	$51.4	$58.6
Taxes			8.3	9.8	11.3	12.9

Combined Net Income[c]			$29.5	$34.6	$40.1	$45.7
The Company - Standalone Fully Diluted Shares Outstanding			14.7	14.7	14.7	14.7
Combined Fully Diluted Shares Outstanding[d]			32.0	32.0	32.0	32.0
The Company - Standalone GAAP EPS			$0.73	$0.99	$1.18	$1.38
The Company - Combined GAAP EPS			$0.92	$1.08	$1.25	$1.43

Projected EPS Accretion -$			$0.20	$0.09	$0.07	$0.05
Projected EPS Accretion / (Dilution) -%			27.0%	9.5%	6.1%	3.6%

a	The Company believes Net Sales is the most directly comparable GAAP financial measure to Revenues as included in management summary projected financial information. However, because Company management did not forecast Net Sales or certain financial measures necessary to reconcile the non-GAAP financial measure Revenues to the GAAP-based financial measure Net Sales, the Company is unable to provide a quantitative reconciliation of Revenues to projected Net Sales. No reconciliation of Revenues was provided by management to Stephens. The financial measure that would be required to reconcile Revenues to Net Sales includes, among other measures, projected complimentary meals, employee discounts, and projected gift card breakage (i.e., reductions in liabilities for gift cards which, although they do not expire, are considered to be only remotely likely to be redeemed and for which there is no legal obligation to remit balances under unclaimed property laws of the relevant jurisdictions). In order to provide an appropriate reconciliation of Revenues, Company Management would be required to make additional assumptions and projection analyses of factors that management did not take into account when preparing the summary projected financial information. Because the absence of these additional forecasts prevents the Company from reconciling Revenues to Net Sales, shareholders should not unduly rely on projected Revenues in evaluating the summary projected financial information.

b	Financial projections of 99 Restaurants for the 2017E period reflect a 53-week year. For a discussion of applicable fiscal year measurements for 99 Restaurants, see page 121 of this proxy statement in the section entitled “99 Restaurants’ Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
c	Non-recurring transaction costs and expenses associated with the transition services agreement for the anticipated six-to-twelve month transition period following the Closing are not reflected herein.
d	Includes 16.3 million shares issued to 99 Restaurants, 533,000 shares issuable for vested options and exchange of management profits interest and assumed 406,000 shares issued related to exchange of BKAS profits interest units.

Historical and Projected Adjusted EBITDA and Free Cash Flow and Non-GAAP Reconciliations

The Company’s management uses the non-GAAP financial measure Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies. The Company defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or “Adjusted EBITDA,” as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment and pre-opening costs. Adjusted EBITDA is a non-GAAP financial measure that the Company believes is useful to investors because it provides information regarding certain financial and business trends relating to the Company’s operating results and excludes certain items that are not indicative of the Company’s operations. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of the Company’s results of operations. Adjusted EBITDA should not be assessed in isolation from, or construed as a substitute for, net income or other measures presented in accordance with GAAP. “Free Cash Flow,” or earnings before interest expense, income tax expense (benefit), and depreciation and amortization, or “EBITDA”, minus capital expenditures, as set forth below, was estimated for use in the Stephens’ analysis. It should be noted that the combined EBITDA figures below include the elimination of costs related to the BKAS Consulting Agreement and outstanding stock options as well as synergies expected to be realized as a result of the Transactions. The EBITDA figures set forth below for the Company and 99 Restaurants do not seperately reflect these adjustments.

(Dollars in Millions)	For the Projected Fiscal Year
	2018E	2019E	2020E	2021E
Combined Net Income	$29.5	$34.6	$40.1	$45.7
(+) Combined Taxes Payable	8.3	9.8	11.3	12.9
(+) Combined Interest Expense	1.1	0.9	0.7	0.5
(+) The Company Depreciation and Amortization	11.2	12.4	13.6	14.9
(+) 99 Restaurants Depreciation and Amortization	10.8	9.9	9.3	8.5
(+) 99 Restaurants Non-Cash Corporate Allocation Expense	1.2	1.2	1.3	1.3
(-) Non-Cash Synergies	(0.9)	(0.9)	(0.9)	(1.0)

Combined EBITDA	$61.1	$67.9	$75.3	$82.8
(+) The Company - Asset Impairment/Restaurant Closing	0.4	0.5	0.5	0.5
(+) The Company - Loss on Disposals of Fixed Assets	0.3	0.3	0.3	0.3
(+) The Company - Non-cash Deferred Compensation	0.1	0.1	0.1	0.1
(+) The Company - Pre-Opening Costs	2.0	2.7	2.7	2.7
(+) 99 Restaurants - Pre-Opening Expenses	0.5	0.5	0.5	0.5

Combined Adjusted EBITDA	$64.5	$71.9	$79.4	$86.9

Free Cash Flow Calculations
99 Restaurants EBITDA	$31.0	$33.6	$36.4	$39.1
(-) Capital Expenditures	(7.1)	(7.1)	(7.2)	(7.2)
99 Restaurants Free Cash Flow	23.9	26.4	29.2	31.9
Company EBITDA	25.4	31.4	36.2	41.1
(-) Capital Expenditures	(20.1)	(24.4)	(24.7)	(24.7)
Company Free Cash Flow	5.3	7.0	11.4	16.4

In addition to certain financial projections, the Board and Stephens reviewed certain historical financial results of the Company and 99 Restaurants, including the following financial measures for the fiscal year 2016 and the trailing twelve month period ended June 2017, which are set forth in the following tables (figures may not sum due to rounding):

	Fiscal Year	Last 12 Months Ending
(Dollars in Millions)	2016A	June 2017
Company
Revenue	$222.8	$230.2
Net Income	$7.0	$6.4
(+) Tax Expense	$2.2	$1.7
(+) Interest Expense	$0.7	$0.7
(+) Depreciation and Amortization	$9.2	$9.6

EBITDA	$18.9	$18.4

(+) Asset Impairment/Restaurant Closing	$0.4	$0.6
(+) Loss on Disposals of Fixed Assets	$0.3	$0.2
(+) Transaction and Integration Costs	$0.1	$0.5
(+) Non-Cash Deferred Compensation	$0.2	$0.2
(+) Non-Cash Profits Interests Plan Expense (Management and BKAS) and Stock Options	$3.0	$3.9
(+) Pre-Opening Costs	$1.4	$1.9

Adjusted EBITDA	$24.3	$25.7

99 Restaurants
Revenue	$304.0	$304.7
Net Income	$17.2	$16.0
(+) Depreciation and Amortization	$10.8	$11.7
(+) Non-Cash Corporate Allocation Expense	$1.3	$1.2

EBITDA	$29.3	$28.9

Pre-Opening Expenses	$0.8	$0.2

Adjusted EBITDA	$30.1	$29.2

Combined
Revenue	$526.7	$534.9
Net Income	$24.2	$22.4
(+) Company Tax Expense	$2.2	$1.7
(+) Company Interest Expense	$0.7	$0.7
(+) Combined Depreciation and Amortization	$20.0	$21.3
(+) 99 Restaurants Non-Cash Corporate Allocation Expense	$1.3	$1.2

EBITDA	$48.2	$47.3

(+) Company Asset Impairment/Restaurant Closing	$0.4	$0.6
(+) Company Loss on Disposals of Fixed Assets	$0.3	$0.2
(+) Company Transaction and Integration Costs	$0.1	$0.5
(+) Company Non-Cash Deferred Compensation	$0.2	$0.2
(+) Company Non-Cash Profits Interests Plan Expense (Management and BKAS) and Stock Options	$3.0	$3.9
(+) Combined Pre-Opening Costs / Expenses	$2.2	$2.1

Adjusted EBITDA	$54.4	$54.9

Readers should note that the information set forth above reflects financial results of 99 Restaurants made available to the Board and Stephens prior to issuance of the 99 Restaurants Audited Consolidated Financial Statements. As a result, certain items set forth above do not reflect certain accounting adjustments related primarily to depreciation and non-cash rent that are reflected in the Audited Consolidated Financial Statements set forth as an attachment to this proxy beginning on Page F-1.

Opinion of Stephens Inc.

The Board engaged Stephens to provide an opinion on the fairness, from a financial point of view, of the proposed merger of the Company and 99 Restaurants. On August 3, 2017, Stephens rendered its oral opinion to the Company Board of Directors, which was subsequently confirmed in writing by delivery of Stephens’ written opinion dated the same date, based upon and subject to the assumptions, limitations and qualifications contained in its opinion, and other matters Stephens considers relevant. The full text of Stephens’s written opinion is attached as Appendix C to this proxy statement and is incorporated herein by reference. The Company shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Stephens has approved the inclusion and summary of its opinion in this proxy statement.

Stephens’ opinion speaks only as of the date of the opinion and addresses only the fairness, from a financial point of view, of the Transactions on the terms set forth in the Merger Agreement in the form provided to Stephens. Stephens’ opinion does not address the merits of the underlying decision by the Company to enter into the Merger Agreement, the merits of the Transactions as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to how to vote on the proposal to approve the Transaction. Stephens’ fairness opinion committee approved the issuance of Stephens’ opinion.

Stephens has relied on the accuracy and completeness of the information and financial data provided to Stephens by the Company and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion is based upon such information. Stephens has not independently verified the accuracy or completeness of the information and financial data on which Stephens’ opinion is based. Members of the Company management team have assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or 99 Restaurants; Stephens has not been furnished with any such evaluations or appraisals; nor has Stephens evaluated the solvency or fair value of the Company or 99 Restaurants under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or 99 Restaurants. With respect to the financial forecasts prepared by the management of the Company, Stephens has assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and 99 Restaurants. Stephens has also assumed that the representations and warranties contained in the Merger Agreement and all related documents including the disclosure schedules provided to the Company, are true, correct and complete in all material respects.

For purposes of rendering its opinion, Stephens assumed that, in all respects material to its analyses:

•	the Transactions will be completed substantially in accordance with the terms set forth in the Merger Agreement with no adjustments;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

•	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the acquisition will be satisfied without any waiver; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the acquisition, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Transaction, including the cost savings and related expenses expected to result from the Transaction.

Stephens’ opinion is necessarily based upon market, economic and other conditions as they existed and can be evaluated on, and on the information made available to Stephens as of the date of the opinion. It should be understood that subsequent developments may affect the opinion and that Stephens does not have any obligation to update, revise or reaffirm its opinion. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Stephens opinion was among several factors taken into consideration by the Company Board of Directors in making its determination to approve the Transactions. Consequently, the analyses described below should not be viewed as determinative of the decision of the Company Board of Directors with respect to the fairness of the consideration or with respect to its recommendations regarding the Transactions.

Financial Analyses

The following is a summary of the material financial analyses performed by Stephens in connection with the preparation of its opinion which was reviewed with, and formally presented to, the Board at a meeting held on August 3, 2017. The preparation of analyses and development of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Stephens or of its presentation to the Board on August 3, 2017. The order of the analyses summarized below and the results of these analyses does not represent relative importance or weight given to those analyses and Stephens drew no specific conclusions from any individual analysis, but subjectively factored its observations from all of these analyses into its qualitative assessment. The analyses summarized below include information presented in tabular format which does not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the underlying methodologies, and the assumptions, qualifications and limitations affecting each analysis, could create an incomplete view of Stephens’ analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 1, 2017, and is not necessarily indicative of current market conditions.

For purposes of its analyses, Stephens used a number of financial metrics, defined as the following:

Earnings Per Share—generally the amount of the relevant company’s net income divided by the fully diluted share count for a specific time period. For the purposes of determining the Company’s Earnings Per Share, at the direction of the Company Stephens assumed 14,745,000 fully diluted shares outstanding, 533,000 shares related to the vesting of options and management profits interest, and 406,000 shares related to shares potentially to be issued for the conversion of Black Knights Profits Interest.

EBITDA—defined as net income plus taxes, interest, depreciation, non-cash items and amortization

Adjusted EBITDA—eliminates the impact of non-recurring, non-operating or non-cash items, including but not limited to, stock-based compensation, pre-opening expenses, and other non-recurring charges

Free Cash Flow—EBITDA less capital expenditures

Unlevered Free Cash Flow—earnings before interest, after taxes, plus depreciation, plus amortization, less pre-opening expenses, less capital expenditures, less investment in working capital

Enterprise Value—the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the value as of such date of its net debt (the face amount of total debt and preferred stock and book value of non-controlling interests less the amount of cash and cash equivalents) as reflected on its most recent publicly available balance sheet. With respect to the Company, such information is from its balance sheet as of July 2, 2017 and with respect to 99 Restaurants from its balance sheet as of June 11, 2017.

Equity Value—the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company)

Unless the context indicates otherwise, for the financial analyses described below (i) Enterprise Values used in the selected companies analyses described below were calculated using the market price of the common stock of the selected companies listed below as of August 1, 2017, (ii) the relevant values for the selected transactions analysis described below were calculated on an Enterprise Value basis based on the merger consideration proposed to be paid in the selected transactions, (iii) the estimates of the future financial performance for the selected companies listed below were based on certain publicly available research analyst estimates for those companies, and (iv) the estimates of the future financial performance of the Company and 99 Restaurants were based on projections and estimates provided by the Company.

Selected Public Companies Analysis.

Stephens reviewed certain financial data for selected companies with publicly traded equity securities that Stephens deemed were similar to the Company’s and 99 Restaurants’ business in one or more respects and relevant to its analysis. The companies chosen included those that operated full service restaurants with a substantial portion of the locations operated under a company-owned model, but excluded companies with significantly lower EBITDA or average check sizes than the Company or 99 Restaurants. While no other companies have the same financial and operating characteristics as the Company or 99 Restaurants, the companies selected for this analysis by Stephens have some financial or operating characteristics similar to those of the Company and 99 Restaurants. No company used for comparison is identical to the Company or 99 Restaurants, and no company was weighted more heavily in Stephens’ analysis than another.

The financial data reviewed included the Enterprise Value as a multiple of estimated Adjusted EBITDA for the last twelve months as of June 2017, and of projected Adjusted EBITDA for calendar year end December 2017.

The selected public companies included in this analysis and the relevant multiples were:

Multiple of:
Company	Enterprise Value / Last Twelve Months Adjusted EBITDA as of June 2017	Enterprise Value / Projected Twelve Months Adjusted EBITDA for Calendar Year Ended December 2017

BJ’s Restaurants, Inc.	6.6x	7.2x
Bloomin’ Brands, Inc.	6.3x	6.1x
Bravo Brio Restaurant Group, Inc.	4.2x	3.4x
Darden Restaurants, Inc.	11.6x	11.0x
Del Frisco’s Restaurant Group, Inc.	6.6x	6.9x
Fogo de Chao, Inc.	11.1x	7.7x
J. Alexander’s Holdings, Inc.	6.8x	6.5x
Ruth’s Hospitality Group, Inc.	9.9x	9.2x
The Cheesecake Factory Incorporated	7.3x	7.4x
Max	11.6x	11.0x
Min	4.2x	3.4x
Mean	7.8x	7.3x
Median	6.8x	7.2x

Utilizing what Stephens believed, based on its professional judgment, to be a representative multiple range of the selected public companies, Stephens then calculated a range of the implied 99 Restaurants’ Equity Values and the implied Company’s Equity Values based on 99 Restaurants’ and the Company’s estimated Adjusted EBITDA for the last twelve months as of second quarter 2017 and projected Adjusted EBITDA for calendar year end December 2017, respectively.

Metric	Mean	Median	Max	Min
Enterprise Value / last twelve months Adjusted EBITDA	7.8x	6.8x	11.6x	4.2x
Enterprise Value / calendar year 2017 Adjusted EBITDA	7.3x	7.2x	11.0x	3.4x

99 Restaurants Implied Equity Value
Enterprise Value / last twelve months Adjusted EBITDA	6.0x to 8.0x
Enterprise Value / calendar year 2017 Adjusted EBITDA	5.5x to 7.5x

Company Implied Equity Value Metric
Enterprise Value / last twelve months Adjusted EBITDA	6.5x to 8.5x
Enterprise Value / calendar year 2017 Adjusted EBITDA	6.0x to 8.0x

Stephens calculated a range of implied Equity Values for 99 Restaurants and the Company based on this analysis as shown below:

Metric	99 Restaurants Equity Values
Enterprise Value / last twelve months Adjusted EBITDA	$155 million to $213 million
Enterprise Value / calendar year 2017 Adjusted EBITDA	$147 million to $207 million

Metric	99 Restaurants Equity Values (including cash synergies)(a)
Enterprise Value / last twelve months Adjusted EBITDA	$162 million to $223 million
Enterprise Value / calendar year 2017 Adjusted EBITDA	$153 million to $216 million

Metric	Company Equity Values
Enterprise Value / last twelve months Adjusted EBITDA	$146 million to $197 million
Enterprise Value / calendar year 2017 Adjusted EBITDA	$138 million to $191 million

(a)	Cash synergies estimated to be $1.2 million annually, as identified by the Company.

Stephens noted that the implied Equity Value of the transaction price to be paid by the Company for 99 Restaurants was within the range of the implied Equity Values for 99 Restaurants based on this analysis, both with and without the consideration of potential cash synergies.

Selected Comparable Transactions Analysis.

Stephens reviewed selected financial terms of certain transactions involving target companies that Stephens deemed similar to the business models of the Company and 99 Restaurants in one or more respects and relevant to its analysis. While no other companies have the same financial and operating characteristics as the Company or 99 Restaurants, the transactions selected for this analysis by Stephens involved companies that have some financial or operating characteristics similar to those of the Company and 99 Restaurants. No company whose transactions were used for comparison is identical to the Company or 99 Restaurants, and no company or transaction was weighted more heavily in Stephens’ analyses than another, except that the transaction at the upper end of the range was excluded for conservatism in the analysis on the basis that the valuation in that transaction appeared to be in Stephens’ judgment an outlier on the high side.

The financial data reviewed included Enterprise Value of the target reflected in the transaction value as a multiple of the Adjusted EBITDA for the last twelve months prior to the announcement of the applicable transaction for which data was publicly available.

The selected transactions and the relevant multiples were:

Date Announced	Acquiror	Target	Multiple of Enterprise Value/ Adjusted EBITDA for the last twelve months prior to the announcement
5/22/12	Angelo Gordon & Co.	Benihana, Inc.	9.7x
7/12/12	Darden Restaurants, Inc.	Yard House USA, Inc.	15.0x
6/4/13	Landry’s, Inc.	Mastro’s Restaurants, LLC	9.9x
5/15/14	Golden Gate Capital	Red Lobster business	9.2x
9/29/14	JAB Beech, Inc.	Einstein Noah Restaurant Group, Inc.	10.5x
5/21/15	FRI Holding Company, LLC	Frisch’s Restaurants, Inc.	6.8x
1/24/17	Golden Gate Capital	Bob Evans Restaurants business	10.1x
3/27/17	Darden Restaurants, Inc.	Cheddar’s Restaurant Holding Corp.	10.4x
Max			15.0x
Min			6.8x
Mean			10.2x
Median			10.0x

Stephens applied its professional judgment and identified what it believed to be representative multiple ranges within the comparable transaction set. Utilizing these representative multiple ranges, Stephens then calculated a range of implied Equity Values for 99 Restaurants and a range of implied Equity Values for the Company based on 99 Restaurants’ and the Company’s estimated Adjusted EBITDA for the last twelve months as of second quarter 2017.

Metric	Mean	Median	Max	Min
Enterprise Value / last twelve months Adjusted EBITDA	10.2x	10.0x	15.0x	6.8x

99 Restaurants Implied Equity Value
Enterprise Value / last twelve months Adjusted EBITDA	6.5x to 8.5x

Company Implied Equity Value
Enterprise Value / last twelve months Adjusted EBITDA	7.0x to 9.0x

Stephens calculated a range of implied Equity Values for 99 Restaurants and the Company based on this analysis as shown below:

Metric	99 Restaurants Equity Value
Enterprise Value / last twelve months Adjusted EBITDA	$170 million to $228 million

Metric	Company Equity Value
Enterprise Value / last twelve months Adjusted EBITDA	$159 million to $210 million

Stephens noted that the implied Equity Value of the transaction price to be paid by the Company for 99 Restaurants was within the range of the implied Equity Values for 99 Restaurants based on this analysis.

Discounted Cash Flow Analysis

Stephens performed a discounted cash flow analysis of 99 Restaurants and the Company to calculate a range of Equity Values. Stephens calculated the estimated net present value of the projected unlevered free cash flows of the relevant company based on the projections provided by the Company. For purposes of the discounted cash flow analysis of 99 Restaurants, Stephens applied discount rates ranging from 10.0% to 12.0%, which reflects the weighted average after-tax cost of debt and equity capital associated with 99 Restaurants’ projections and terminal value multiples ranging from 6.0x to 8.0x of projected fiscal year 2021 Adjusted EBITDA. For purposes of the discounted cash flow analysis of the Company, Stephens applied discount rates ranging from 10.5% to 12.5%, which reflects the weighted average after-tax cost of debt and equity capital associated with the Company’s projections and terminal value multiples ranging from 6.5x to 8.5x of projected fiscal year 2021 Adjusted EBITDA.

Stephens calculated a range of implied Equity Values for 99 Restaurants and the Company based on this analysis as shown below:

99 Restaurants Equity Values
Discounted Cash Flow	$195 million to $263 million
Discounted Cash Flow (with cash synergies)	$203 million to $273 million(a)

Company Equity Value
Discounted Cash Flow	$180 million to $255 million

(a)	Cash synergies estimated to be $1.2 million annually, as identified by the Company.

Stephens noted that the implied Equity Value of the transaction price to be paid by the Company for 99 Restaurants was below the range of the implied Equity Values for 99 Restaurants based on this analysis, both with and without the consideration of cash synergies.

Leveraged Buy-Out Analysis

Stephens performed a leveraged buy-out analysis of the Company and 99 Restaurants to calculate a range of Equity Values that a typical private equity investor might pay to achieve an internal rate of return of 20.0% to 25.0% assuming market leverage levels and exit multiples on projected fiscal year 2021 Adjusted EBITDA of 6.0x to 8.0x for 99 Restaurants and 6.5x to 8.5x for the Company.

Stephens calculated a range of implied Equity Values for 99 Restaurants and the Company based on this analysis as shown below:

99 Restaurants Equity Value
Leveraged Buy-Out	$161 million to $208 million

Company Equity Value
Leveraged Buy-Out	$150 million to $206 million

Stephens noted that the implied Equity Value of the transaction price to be paid by the Company for 99 Restaurants was within the range of the implied Equity Values for 99 Restaurants based on this analysis.

Contribution Analysis

Stephens analyzed the relative contribution of the Company and 99 Restaurants to the proposed combined entity using revenue, Adjusted EBITDA and EBITDA (excluding the impact of any potential cost savings or synergies) for 2016, the last twelve months as of second quarter 2017, and the projected fiscal year end 2017 to 2021. The Company’s relative contribution represented a range of 42.3% to 48.3% of total revenue, 44.7% to 53.1% of total Adjusted EBITDA and 38.9% to 51.3% of total EBITDA. Below is a chart reflecting the revenue and earnings assumptions provided to Stephens by the Company.

	Contribution (%)
	Company	99 Restaurants
Revenue
2016A	42.3%	57.7%
LTM as of 2Q2017	43.0%	57.0%
2017E	43.2%	56.8%
2018E	44.7%	55.3%
2019E	45.8%	54.2%
2020E	47.1%	52.9%
2021E	48.3%	51.7%

Adjusted EBITDA
2016A	44.7%	55.3%
LTM as of 2Q2017	46.9%	53.1%
2017E	46.7%	53.3%
2018E	49.5%	50.5%
2019E	51.1%	48.9%
2020E	52.1%	47.9%
2021E	53.1%	46.9%

EBITDA
2016A	39.3%	60.7%
LTM as of 2Q2017	38.9%	61.1%
2017E	40.0%	60.0%
2018E	45.0%	55.0%
2019E	48.3%	51.7%
2020E	49.9%	50.1%
2021E	51.3%	48.7%

Stephens also analyzed the relative contribution of each of the Company and 99 Restaurants based on the mid-point of the standalone valuation ranges of each business and excluding the impact of any potential cost savings or synergies. Stephens compared the midpoint of the standalone valuation ranges generated by looking at the valuations for the Company and 99 Restaurants based on analyses using selected public companies, selected comparable transactions, discounted cash flows and leveraged buy-outs. The Company represented 48.1% to 49.1% of the total valuation generated by comparing the mid-points of these analyses. Below is a chart reflecting the valuation ranges described above and showing the valuation contribution percentages at the mid-points of each of five methods analyzing relative valuation.

	Standalone Valuation Range						Relative Valuation Based on Midpoint of Standalone Valuation Range
	Company Valuation			99 Restaurants Valuation
($ in millions)	Low	High	Midpoint	Low	High	Midpoint	Company	99 Restaurants
Selected Public Company Analysis
Enterprise Value/ Last twelve months Adjusted EBITDA	$146	$197	$172	$155	$213	$184	48.2%	51.8%
Enterprise Value/ fiscal year 2017 Adjusted EBITDA	$138	$191	$164	$147	$207	$177	48.2%	51.8%

Selected Comparable Transactions Analysis	$159	$210	$184	$170	$228	$199	48.1%	51.9%

Discounted Cash Flow Analysis	$180	$255	$217	$195	$263	$229	48.7%	51.3%

Leveraged Buy- Out Analysis	$150	$206	$178	$161	$208	$184	49.1%	50.9%

Stephens compared the ranges in the Contribution analyses to the implied ownership of the Company’s shareholders pro forma for the Transaction which was calculated at 48.4%, and the ownership of 99 Restaurants’ owners pro forma for the transaction which was calculated as 51.6% based on share counts provided to Stephens by the Company of 14,745,000 fully diluted shares outstanding, 533,000 shares issued related to the vesting of options and management profits interest, and 16,300,000 shares issued to the owners of 99 Restaurants.

Transaction Consequences

Stephens analyzed the impact of the Transactions on the earnings per share and free cash flow per share of the Company, with and without the impact of potential cost savings or synergies. On an earnings per share basis, the Transactions are estimated to be 20.1% to 27.0% accretive in fiscal year 2018 and 4.3% to 9.5% accretive in fiscal year 2019. On a Free Cash Flow basis the Transactions are estimated to be 185.9% to 196.1% accretive in fiscal year 2018, and 132.2% to 140.1% accretive in fiscal year 2019.

Stephens is a nationally recognized investment banking firm, with headquarters in Little Rock, Arkansas, and with significant experience in the restaurant industry. The Company retained Stephens based upon its experience and its knowledge of the restaurant industry. As part of Stephens’ investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens expects to pursue future investment banking services assignments from the Company. In the ordinary course of business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the acquisition.

Stephens has acted exclusively for the Board of Directors of the Company in rendering its financial fairness opinion in connection with the Transactions and has received a fee of $1.25 million from the Company for its services. The Company is also obligated to reimburse Stephens for reasonable out-of-pocket expenses and disbursements, and to indemnify against certain liabilities, including liabilities under federal securities laws and liabilities that could arise from the issuance of its opinion. Stephens is familiar with the Company and 99 Restaurants and regularly provides investment banking services to the Company and issues periodic research reports regarding the Company’s business activities and prospects and Stephens expects to provide similar services in the future. Stephens has received fees for providing investment banking services to the Company, or related entities, within the past two years and Stephens may also receive fees for future services. During the two years preceding the date of its opinion letter, Stephens advised the predecessor of the Company regarding its Spin-off from FNFV, and received fees from the Company of $750,000 plus expense reimbursement. Prior to this time, Stephens provided services in 2014 to the Company and its then-owners in connection with a proposed initial public offering of stock of the Company, for which the Company provided expense reimbursement. None of FNF, FNH, FNFV or their subsidiaries, including ABRH and 99 Restaurants, paid fees to Stephens in the last two years or in connection with the Transactions.

Interests of Certain Company Directors and Executive Officers

Under Section 48-18-704 of the TBCA, the Company is required to disclose to its shareholders (i) the existence and nature of the applicable director’s or officer’s conflicting interests in the Transactions, and (ii) all facts known to the director or officer respecting the Transactions that a director or officer free of such conflicting interest would reasonably believe to be material in deciding whether to proceed with the Transactions.

When considering the recommendation of the Board that the Company’s shareholders vote in favor of the Transactions and each of the proposals in this proxy statement, you should be aware that certain Company directors and executive officers have interests in the Transactions that are different from, or in addition to, those of the Company’s shareholders, generally. These interests may present such directors and executive officers with actual or potential conflicts of interest. The Board was aware of these interests during their deliberations on the merits of the Transactions and when deciding to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Transactions at the Special Meeting.

As a result of these potential interests, the Board determined that, in addition to any required approvals under applicable law, the Transactions should also be submitted for approval by a disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA. We anticipate that approximately 86% of the Current Common Stock will be deemed Qualified Shares and entitled to vote on Proposal 2. Shares held by members of the Board, our executives listed below, and certain of their affiliates and family members will not be Qualified Shares.

If the disinterested shareholders approve Proposal 2, then under Tennessee law, the Transactions may not be the subject of equitable relief, or give rise to an award of damages or other sanctions against a director or officer of the Company, in a proceeding by a shareholder or by or in the right of the Company, on the ground that any director or officer of the Company has an interest respecting the Transactions.

Set forth below are descriptions of the interests of the Company’s directors and certain of its executive officers.

Ownership Interests in Parties to Transactions

Certain of our directors and executive officers hold direct or indirect ownership interests in counterparties to the Transactions, including FNF, FNFV, FNH and BKAS. As a result, these directors and executive officers may receive certain economic benefits from the Transactions that will be different from, or in addition to, the benefits that are expected to inure to the Company’s shareholders generally as a result of the Transactions. Set forth below is a table that identifies the ownership interests of our directors and executive officers in FNF, FNFV, FNH and BKAS, as applicable.

Director or Officer*	Ownership Interest in
	FNF	FNFV	FNH†	BKAS
Frank R. Martire	No	Yes (<1%)	No	No
Raymond R. Quirk	Yes (<1%)	Yes (<1%)	Yes (<1%)	No
Timothy T. Janszen	No	No	Yes (38.9%)‡	No
Ronald B. Maggard, Sr.	Yes (<1%)	Yes (<1%)	No	No
Douglas K. Ammerman	Yes (<1%)	Yes (<1%)	No	No
Lonnie J. Stout II	No	No	No	Yes (11.8%)

†	FNFV owns 55% of FNH
‡	Beneficially held indirectly through Newport
*	Goodloe Partee was corporate secretary and general counsel of the Company until September 1, 2017 at which time his role as general counsel ceased. Mr. Partee did not provide services to the Company and its subsidiaries in connection with the negotiations of the Merger Agreement and the Transactions.

Positions of Management within Parties to Transactions

Certain of our directors and executive officers hold or previously held positions within the management teams of counterparties to the Transactions or related parties, including FNF, FNFV, FNH and BKAS, including as board members or management executives, and as a result of such positions, receive compensation payments related to the performance of those counterparties, which may include compensation payments made in connection with the Transactions. We are not aware of any specific cash payments to which any such persons may be entitled. Set forth below is a table that identifies management positions held by our directors and executive officers within the management teams of FNF, FNFV, FNH and BKAS, as applicable.

Director or Officer	Management Position with
	FNF	FNFV / Cannae	FNH	BKAS
Frank R. Martire	n/a	Board Member‡	Board Member†	n/a

Raymond R. Quirk	Board Member and Chief Executive Officer	n/a	n/a	n/a

Timothy T. Janszen	n/a	n/a	Board Member	n/a

Ronald B. Maggard, Sr.	n/a	n/a	Board Member†	n/a

Douglas K. Ammerman	Board Member; Chair of Audit Committee	n/a	n/a	n/a

Lonnie J. Stout II	n/a	n/a	Former Board Member and Executive Vice Chairman**	Member

Goodloe Partee	Former Senior Vice President, Legal*	n/a	General Counsel	n/a

‡	Mr. Martire serves as a board member of Cannae, the parent entity of FNFV following the completion of the Cannae Split-off on November 17, 2017.
†	Each of Mr. Martire and Mr. Maggard resigned as a board member of FNH, effective August 4, 2017
*	Mr. Partee held the position of Senior Vice President, Legal of FNF from September 5, 2006 to August 6, 2012 and served as a non-executive consulting employee of FNF from August 6, 2012 to September 22, 2017.
**	Mr. Stout served as a board member and executive vice chairman of the board of directors of FNH for an interim period ending October 10, 2017, while FNH conducted an executive search.

Treatment of Company Equity Awards

Each of our directors and executive officers have in the past been granted stock options under our Stock Plan. Because the Transactions will constitute a change in control of the Company under the Stock Plan, outstanding stock options that remain subject to vesting will vest in connection with the Transactions and thereafter become exercisable. No cash payments will be made as a result of the vesting of previously unvested options. The table set forth below identifies the number of outstanding stock options held by each director or executive officer, the number of outstanding stock options subject to accelerated vesting as a result of the Transactions, and the applicable strike price. Note that no stock options will be cashed out at the Closing, and no option holder will otherwise receive any cash consideration in connection with these stock options. Management profits interest units, which are scheduled to become fully vested on January 1, 2018 under the original terms of the unit grant agreements, will not vest on an accelerated basis as a result of the Transactions.

Director or Officer	Company Stock Options
	Vested as of December 20, 2017	Unvested That Will Vest As a Result of the Transactions	Strike Price ($)
Frank R. Martire	10,000 5,000	10,000 15,000	10.39 8.90
Raymond R. Quirk	10,000 5,000	10,000 15,000	10.39 8.90
Timothy T. Janszen(1)	10,000 5,000	10,000 15,000	10.39 8.90
Ronald B. Maggard, Sr.	10,000 5,000	10,000 15,000	10.39 8.90
Douglas K. Ammerman	10,000 5,000	10,000 15,000	10.39 8.90
Lonnie J. Stout II	62,500 31,250	62,500 93,750	10.39 8.90
Mark A. Parkey	27,500 15,000	27,500 45,000	10.39 8.90
J. Michael Moore	27,500 15,000	27,500 45,000	10.39 8.90
Jessica Root	7,500 3,750	7,500 11,250	10.39 8.90

(1)	The financial benefit of Mr. Janszen’s options will accrue to Newport.

Contractual Change in Control Benefits

In addition to the vesting of their stock options, certain of our executive officers are parties to employment agreements that would provide them with certain severance payments in the event such executive officer’s employment was terminated without cause or for good reason within a certain period of time following a change in control.

Each of Mr. Stout, Mr. Moore and Mr. Parkey are parties to employment agreements with the Company that address the possibility of job loss after a “change in control” (as defined in the respective agreements). The consummation of the Transactions will constitute a “change in control” under the respective agreements and therefore, in connection with a subsequent termination, could trigger the payment of the benefits described below; provided, that no terminations are contemplated as a result of the Transactions. Upon a “change in control,” the executive is entitled to a lump sum payment if he is terminated without “cause” or if he resigns for “good reason” (as those terms are defined in the respective agreements), in each case, within 36 months of such “change in control.” That lump sum is equal to a payment of: (i) 2.99 times the executive’s base salary then in effect, plus (ii) 2.99 times the higher of (a) the cash bonus paid or earned but not yet paid, in respect of the previous fiscal year, or (b) the average bonus paid or earned but not yet paid, in respect of the last three fiscal years. In addition to the lump sum payment, all unvested equity incentive plan awards held by each executive will vest upon a termination in connection with a “change in control” and health insurance benefits will continue for a period of three years. For Mr. Stout, who is also party to a severance benefits agreement (which provides certain vested retirement and severance benefits upon termination of employment), the applicable severance amounts payable under Mr. Stout’s employment agreement would be reduced by amounts payable under his severance benefits agreement. The employment agreements also provide for gross-up payments to an executive officer who incurs an excise tax under Section 280G of the Internal Revenue Code of 1986, as amended.

Under the employment agreements, the Company may terminate the employment of each of Mr. Stout, Mr. Moore and Mr. Parkey with “cause” upon the occurrence of any of the following events (after the Company has provided proper notice and given the executive officer the opportunity to remedy the condition in accordance with the procedures set forth in his respective employment agreement): (i) conviction of a felony or a crime involving misappropriation or embezzlement; (ii) willful and material wrongdoing on the part of the executive officer, including, but not limited to, acts of dishonesty or fraud, which have a material adverse effect on us or any of our subsidiaries; (iii) repeated material failure of the executive officer to follow our direction or the direction of our board of directors regarding the material duties of employment; or (iv) material breach by the executive officer of a material obligation under his employment agreement. Under the employment agreements, the executive officers may terminate their employment for “good reason” within two years of the occurrence of any of the following events (after the executive officers have provided proper notice and given us the opportunity to remedy the condition in accordance with the procedures set forth in his respective employment agreement): (i) a material reduction by us in the executive officer’s title or position, or a material reduction by us in the executive officer’s authority, duties or responsibilities (which, in the case of Mr. Stout, includes no longer serving on our board of directors) or the assignment by us to the executive officers of any duties or responsibilities that are materially inconsistent with such title, position, authority, duties or responsibilities; (ii) a material reduction in the executive officer’s base salary; (iii) any material breach of the executive officer’s employment agreement by us; or (iv) our requiring the executive officer to relocate his office location more than 50 miles from Nashville, Tennessee.

Each of Mr. Stout, Mr. Moore and Mr. Parkey are also parties to amended and restated salary continuation agreements with the Company that provide for annual retirement benefits payable upon termination of employment. It is not anticipated that the Transactions will have any effect on the Amended and Restated Salary Continuation Agreements or the Severance Benefits Agreement referenced above.

In the event that a termination without cause, or for good reason, occurs following the Transactions (and assuming no adjustments to current base salaries), the Company’s obligations under the employment agreements, the amended and restated salary continuation agreements, and, for Mr. Stout, the severance benefits agreement, would be as set forth below:

Executive Officer	Termination by Company Without Cause or by Executive for Good Reason Following a Change in Control ($)
Lonnie J. Stout II Employment Agreement Salary Continuation Agreement Severance Benefits Agreement	3,903,578 2,557,906 825,000	(1) (2) (3)

Mark A. Parkey Employment Agreement Salary Continuation Agreement Severance Benefits Agreement	1,434,290 752,174 n/a	(1) (2) (4)

J. Michael Moore Employment Agreement Salary Continuation Agreement Severance Benefits Agreement	1,434,290 769,770 n/a	(1) (2) (4)

(1)	Represents base salary (plus applicable bonus factor) x 2.99 less, for Mr. Stout, any benefits calculated under his Severance Benefits Agreement.
(2)	Represents the accrued retirement benefit liability as of October 1, 2017.
(3)	Represents 18 months of base salary.
(4)	Messrs. Moore & Parkey do not have Severance Benefits Agreements.

Indemnification and Insurance

The Company’s directors and executive officers are entitled to indemnification and insurance coverage pursuant to indemnification agreements with the Company, applicable provisions of the Charter and the Company’s bylaws and a directors’ and officers’ liability insurance policy purchased by the Company. Our director and executive officer indemnification agreements will require us to indemnify these individuals to the fullest extent permitted under Tennessee law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Other Material Relationships

In addition to the foregoing, certain of our directors and executive officers may have other business, personal or financial relationships with persons affiliated with counterparties to the Transactions, including FNF, FNFV, FNH and BKAS, including but not limited to the relationships described below.

Douglas K. Ammerman, Director	Mr. Ammerman has served as a director of FNF since July 2005. He served as a director of Remy International, Inc. a former FNF affiliate.

Timothy T. Janszen, Director	Mr. Janszen has been the Chief Executive Officer of Newport Global Advisors, L.P., an investment management firm, since September 2005. In this capacity with Newport, he has been engaged in various co-investment opportunities with FNF, or entities controlled by FNF, including FNH, since 2009. Mr. Janzen has been a member of FNH’s Board of Managers since 2009, and in that capacity has been responsible for oversight of 99 Restaurants and other restaurant concepts owned and operated by FNH. Mr. Janszen has also served as a member of ABRH’s Board of Managers since 2009.

Ronald B. Maggard, Sr., Director	Mr. Maggard is the former Chairman of Checkers Drive-In Restaurants, Inc., until 2002, and a former director of Carl Karcher Enterprises from 2003-2004. Mr. Foley was an investor in, and served on the board of, each of these entities during the time of Mr. Maggard’s service. Additionally, Mr. Maggard is a former director of FNH until August 2017.

Frank R. Martire, Director

Mr. Martire presently serves as Chairman of Fidelity National Information Services, Inc. (“FIS”), an international provider of financial technology and outsourcing services. Mr. Martire has held management positions within FIS since 2009. FIS is a former affiliate of FNF and retains certain material relationships with FNF, including common board members, including Mr. Foley.

Mr. Martire serves on the board of directors of Cannae, following the completion of the Cannae Split-off on November 17, 2017. Mr. Martire is also a former director of FNH until August 2017.

Raymond R. Quirk, Director	Mr. Quirk currently serves as the Chief Executive Officer and as a director of FNF, and has held various management positions within FNF since 1985. Mr. Quirk was added to the board of directors of FNF in 2017.

Each of the foregoing interests may cause the Company’s directors and executive officers to view the proposed Transactions differently and more favorably than Company shareholders generally may view them. As a result of these potential interests, the Board has determined that the Transactions, in addition to any required approvals under applicable law, should also be submitted for approval by a disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA.

Certain Relationships between the Company and the Parties to the Transactions

Relationship with FNF, FNFV and FNH

Since 2012, the Company has engaged in certain transactions involving, and has maintained certain material relationships with, FNF, FNFV, and FNH.

In 2012, FNFV acquired both JAC and O’Charley’s, Inc., which at that time was a publicly traded company that operated the O’Charley’s, Ninety Nine Restaurants and Stoney River Legendary Steaks restaurant concepts. O’Charley’s, Inc. was subsequently transferred to FNH. In February of 2013, FNFV contributed JAC to JAX Op, which was a newly formed, wholly owned subsidiary of FNFV. Also in February of 2013, FNH transferred the assets related to the Stoney River Legendary Steaks restaurant concept to JAX Op, thereby making JAX Op a partnership between FNFV and FNH. Stoney River was then rebranded as a J. Alexander’s Holdings restaurant concept.

In the Spin-off, which was completed on September 29, 2015, FNF distributed all of its shares of the Company’s common stock to holders of record of FNFV Group common stock (FNF’s tracking stock related to FNFV and its subsidiary assets), as of September 22, 2015, the record date for the Spin-off.

Following the Spin-off, the Company operated as an independent, publicly-traded company, but remained party to certain Spin-off related agreements with FNF.

Agreements with FNF

In order to govern the ongoing relationships between us and FNF after the Spin-off and to facilitate an orderly transition, we and FNF entered into agreements in 2015 providing for various services and rights following the Spin-off, and under which we and FNF will indemnify each other against certain liabilities arising from our respective businesses.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with FNF before the Spin-off. The Separation and Distribution Agreement sets forth our agreements with FNF regarding the principal actions to be taken in connection with the Spin-off. It also sets forth other agreements that govern aspects of our relationship with FNF following the Spin-off. The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from FNF so that we and FNF retained the assets of, and the liabilities associated with, our respective businesses.

The parties agreed to use commercially reasonable efforts, on and after the date of the Spin-off, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and certain ancillary agreements.

In addition, the Company and FNF agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or government authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and FNF also agreed that until the end of the first full fiscal year following the Spin-off, each party will use its commercially reasonable efforts, consistent with past practice, to assist the other party with its financial reporting and audit obligations.

The Company and FNF each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Spin-off had been the other’s shareholders, directors, officers, agents or employees and each of the heirs, executors, trustees, administrators, successors and assigns, against any and all liabilities existing or arising in connection with the implementation of the separation of the Company and FNF. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Finally, the Company and FNF each agreed to indemnify the other and each of the other’s current, former and future directors, officers and employees, and each of the heirs, administrators, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-off and our and FNF’s respective businesses. The amount of either FNF’s or our indemnification obligations will be reduced by any insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Tax Matters Agreement

We also entered into a Tax Matters Agreement with FNF prior to the Spin-off that governs the respective rights, responsibilities and obligations of FNF and us after the Spin-off with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

Under the Tax Matters Agreement, and subject to the FNF Waiver described below, FNF generally is required to indemnify us for any consolidated group taxes attributable to FNF or any of its subsidiaries, any non-income taxes arising from transactions effected to consummate the separation and distribution, and, except as provided in the following paragraph, any taxes resulting from the failure of the Spin-off to qualify as a tax-free transaction.

We generally are required to indemnify FNF, subject to the FNF Waiver described below, for any taxes (other than taxes described in the preceding paragraph for which FNF is required to indemnify us) attributable to any entity that is a direct or indirect subsidiary of ours immediately prior to the distribution (or following the distribution) and against any tax resulting from (i) any representations or undertakings referred to in the Tax Matters Agreement being incorrect or violated or (ii) any event or series of events involving our capital stock to the extent that, in either case, the tax-free status of the Spin-off is negated.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, sales of assets, engaging in certain business transactions—such as the Transactions—and voluntarily dissolving or liquidating) that were designed to preserve the tax-free nature of the Spin-off. These restrictions apply for the two-year period after the Spin-off.

Though valid as between the parties, the Tax Matters Agreement is not binding on the Internal Revenue Service and does not affect the several liability of FNF and us for all U.S. federal taxes of the consolidated group relating to periods before the distribution date.

In connection with the Company’s negotiation of the Merger Agreement, the Company and FNF negotiated a form of FNF Waiver Agreement, which will be executed at Closing, pursuant to which FNF will (A) waive all covenants and other provisions of the Tax Matters Agreement that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of the Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in the Separation and Distribution Agreement and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against the Company under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

In addition, under the Merger Agreement, FNFV and FNH will indemnify the Company for any amount for which FNF is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the Transactions.

Management Consulting Agreement with BKAS

Prior to the Spin-off, JAX Op entered into the Consulting Agreement with BKAS pursuant to which BKAS would provide corporate and strategic advisory services to us.

As compensation for services rendered to us under the Consulting Agreement, on October 6, 2015, JAX Op issued BKAS 1,500,024 profits interest units representing an amount equal to 8.7% of the outstanding units of JAX Op. In addition, we agreed to pay to BKAS an annual fee equal to 3.0% of our Adjusted EBITDA (calculated pursuant to the Consulting Agreement) for each fiscal year during the term of the Consulting Agreement. We also agreed to reimburse BKAS for its direct out-of-pocket costs incurred for management services provided to us. Under the Consulting Agreement, “Adjusted EBITDA” means the Company’s net income (loss) before interest expense, income tax (expense) benefit, depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment, pre-opening costs and certain unusual items.

Each Class B Unit represents a non-voting equity interest in JAX Op that entitles the holder thereof to a percentage of the profits and appreciation in the equity value of JAX Op arising after the date of grant. BKAS will only participate in distributions by JAX Op following such time as a specified hurdle amount has been previously distributed to holders of Class A Units of JAX Op (i.e., the Company and its wholly-owned subsidiary, JAX Investments, Inc.). The hurdle amount with respect to the Class B Units issued to BKAS is equal to $151,052,366, which was determined based on the volume weighted average of the closing price of our common stock over the five trading days following the completion of the Spin-off. None of the Class B Units were vested upon issuance. Instead, the Class B Units issued to BKAS vest with respect to one-third of such Class B Units on each of the first, second and third anniversaries of the date of grant.

The vesting of the Class B Units issued to BKAS is subject to acceleration upon a change in control of the Company, a termination of the Consulting Agreement by the Company without cause or the termination of the Consulting Agreement by BKAS as a result of our breach of the Consulting Agreement.

Vested Class B Units may be exchanged for shares of our common stock. However, upon termination of the Consulting Agreement for any reason, BKAS must exchange its Class B Units within 90 days, or such units will be cancelled and forfeited.

Upon an exchange, vested Class B Unit awards held by BKAS would be exchanged for a number of shares of our common stock with an aggregate fair market value equal to the amount of cash that would be distributed to BKAS in respect of those Class B Units by JAX Op upon a liquidation of JAX Op assuming the aggregate amount to be distributed to all members of JAX Op were equal to the implied valuation of the Company based upon its market capitalization on the date of exchange (net of any assets and liabilities of the Company that are not assets or liabilities of JAX Op). For example, as of October 1, 2017, the implied per unit liquidation value for each outstanding Class B Unit held by BKAS was $0.55. As a result, assuming all outstanding Class B Units issued to BKAS had vested as of and were exchanged on such date, we would have issued 75,851 additional shares of common stock to BKAS.

Under its terms, the Consulting Agreement would continue in effect for an initial term of seven years and would be renewed for successive one-year periods thereafter unless earlier terminated (i) by us upon at least six months’ prior notice to BKAS or (ii) by BKAS upon 30 days’ prior notice to us. In the event that the Consulting Agreement was terminated by us prior to the tenth anniversary thereof, or by BKAS within 180 days after a change of control event with respect to us, we will be obligated to pay to BKAS an early termination payment equal to the product of (i) the annual base fee for the most recent fiscal year and (ii) the difference between ten and the number of years that have elapsed under the Consulting Agreement, provided that in the event of such a termination following a change of control event, the multiple of the annual base fee to be paid may not exceed three.

In connection with the Company’s entry into the Merger Agreement, the Company negotiated and entered into the Black Knight Termination Agreement, pursuant to which the parties have agreed that, effective as of and conditioned upon the Closing under the Merger Agreement, the Consulting Agreement will terminate in exchange for a termination fee of $2,090,384, together with the payment of any fees or expenses accrued as of such date to be paid by the Company to BKAS. This termination fee was calculated using the formula described above that would apply in connection with a termination event following a change of control as set forth in the Consulting Agreement. Because the termination is occurring in connection with a transaction, the resulting termination fee under the Consulting Agreement is less than half of the amount the termination fee would have been had the Company terminated the Consulting Agreement on December 31, 2017, absent the Transactions.

Upon termination of the Consulting Agreement, the currently outstanding 1,500,024 profits interest units held by BKAS will have vested in full, in accordance with the terms of the underlying grant agreement, and must be exchanged for Class A Common Stock within 90 days following the Closing date or, if not exchanged, will be cancelled and forfeited. See “Ancillary Agreements—Black Knight Termination Agreement” beginning on page 103 of this proxy statement for more information.

The principal member of BKAS is William P. Foley, II, non-Executive Chairman of the Board of FNF, Chairman of the Board of Managers and Senior Managing Director of FNFV, and a director of FNH. He is also a direct or indirect owner of FNF, FNFV and FNH. Upon the Closing, Mr. Foley will be added as a member of the Board.

The other members of BKAS consist of other current and former officers of FNF, FNFV and FNH, including Brent B. Bickett, Executive Vice President, Corporate Strategy of FNF, Managing Director of FNFV and a director and owner of FNH, Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary of FNF and Managing Director and Corporate Secretary of FNFV, David Ducommun, Senior Vice President, Corporate Finance of FNF and Managing Director, Corporate Finance of FNFV, Richard L. Cox, Executive Vice President, Finance of FNF and Managing Director and Chief Tax Officer of FNFV, and Lonnie J. Stout II, our President and Chief Executive Officer.

Mr. Stout currently holds a 11.76% interest in BKAS and, as a result, may be an indirect beneficiary of the Class C Units (former Class B Units) issued to BKAS and the management fees paid and the termination fee to be paid to BKAS.

From the inception of the Consulting Agreement through March 28, 2017, we have paid approximately $76,000 in reimbursements for their out of pocket expenses incurred by or on behalf of BKAS. On March 30, 2016, we paid BKAS a management fee of approximately $207,000 with respect to the period ended January 3, 2016, which only included three months of fees under the Consulting Agreement. On March 3, 2017, we paid BKAS a management fee of approximately $729,000 with respect to the period ended January 1, 2017.

The Company’s Board of Directors and Executive Officers after the Consummation of the Transactions

William P. Foley, II, non-Executive Chairman of the board of directors of FNF, will join the Company’s Board in connection with the Transactions. Otherwise, the Board and executive officers will remain unchanged by the Transactions.

Material Federal Income Tax Consequences of the Transactions

Because Company shareholders will not participate in the Transactions, our shareholders will not recognize gain or loss for federal income tax purposes in connection with the Transactions.

Accounting Treatment

The Company prepares its financial statements in accordance with GAAP. Under GAAP, the Transactions will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with the

FASB ASC Section 805, Business Combinations. Because 99 Restaurants’ equity holders, FNH and FNFV, will receive a majority of the equity securities and voting rights of the combined company, the 99 Restaurants historical business is larger than the Company’s in terms of revenues, earnings and number of units, and the fact that William P. Foley, II will be added to the combined company’s board of directors, 99 Restaurants is considered to be the acquirer of the Company for accounting purposes. This means that the combined company will allocate the deemed purchase price to the fair value of the Company’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill. The assets and liabilities of 99 Restaurants will continue to be stated at historical costs in the consolidated financial statements of the combined company.

Federal Securities Law Consequences; Resale Restrictions

The Class B Units and the shares of Class B Common Stock to be issued in the Transactions to the Sellers will be issued in a transaction or transactions pursuant to an exemption from the registration requirements of the Securities Act. Therefore, these Class B Units and shares of Class B Common Stock will be “restricted securities” and will neither be registered under the Securities Act upon issuance, nor be freely transferable. The Class B Units and shares of the Class B Common Stock received by the Sellers as Merger Consideration may not be sold except pursuant to an effective registration statement under the Securities Act covering the resale of those shares or an exemption from registration under the Securities Act. At Closing, the Company and the Sellers will enter into a Registration Rights Agreement, pursuant to which the Sellers will have the right to require the Company, at its expense, to register shares of Class A Common Stock that are issuable by the Company to the Sellers upon exchange of Class B Units of JAX Op, and which will provide that the Company or JAX Op will pay certain expenses of the Sellers relating to such registration and indemnify the Sellers against certain liabilities that may arise under the Securities Act. In the future, after an exchange, shares of Class A Common Stock may also be sold in the market under Rule 144 of the Securities Act, subject to holding period and volume limitations and other requirements of Rule 144.

Regulatory Approvals

Consummation of the Transactions is subject to the expiration or termination of the waiting period under the HSR Act applicable to the Transactions. On August 24, 2017, the Company and Cannae each filed a notification and report form under the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission (the “FTC”). On September 7, 2017, the FTC granted early termination of the waiting period under the HSR Act. The Company is not aware of any material governmental approvals or actions that are required for completion of the Transactions other than those described above and approvals from certain liquor licensing authorities. It is presently contemplated that if any additional material governmental approvals or actions are required, those approvals or actions will be sought.

Any time before or after the Closing, the U.S. Department of Justice, the FTC or a U.S. state attorney general could challenge or seek to block the Transactions under antitrust laws, as it deems necessary or desirable in the public interest. Moreover, a competitor or other third party could initiate a private action under antitrust laws challenging or seeking to enjoin the Transactions, before or after they are completed. The Company does not believe that the completion of the business combination will result in a violation of any applicable antitrust laws. However, there can be no assurance that a challenge to the business combination on antitrust grounds will not be made or, if this challenge is made, what the result will be.

No Dissenters’ Rights

No shareholder of the Company will be entitled to exercise dissenters’ rights and demand payment for his, her or its shares of Current Common Stock in connection with the Transactions.

Litigation Related to the Transactions

On December 8, 2017, Margie Elstein, a purported shareholder of the Company, filed the Elstein Action against the Company, members of the Board, FNH, FNFV and FNF. The Elstein Action alleges that the members of the

Board breached their fiduciary duties to shareholders because the directors of the Company and Stephens have conflicts of interest related to the Company’s acquisition of Ninety Nine Restaurants. The Elstein Action also alleges that the Board and the Company made materially inadequate disclosures and material omissions in its preliminary proxy statement for the acquisition of Ninety Nine Restaurants. The Elstein Action further alleges that the Fidelity defendants aided and abetted the Board’s purported breach of its fiduciary duties. In addition to seeking compensatory damages and attorneys’ fees and expenses, the Elstein Action seeks to enjoin the acquisition of Ninety Nine Restaurants until the Company remedies certain alleged disclosure deficiencies in the proxy statement. The Company believes the plaintiff’s allegations are without merit, and the Company will contest the allegations vigorously. Further, the Company notes that it was because of known and potential conflicts, which are identified in this proxy statement, that the Board determined to submit the Transactions to a vote of the disinterested shareholders under Tennessee law, as described in the Conflicting Interest Proposal, on page 143 of this proxy statement. The Company will not close the Transactions unless the disinterested shareholders vote to approve the Conflicting Interest Proposal as described therein.

THE MERGER AGREEMENT

The discussion in this proxy statement of the terms and conditions of the Merger Agreement is subject to and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference.

Explanatory Note

This summary of the principal terms of the Merger Agreement and the copies of the Merger Agreement attached to this proxy statement are intended solely to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Commission. The description of the Merger Agreement and the Transactions (including the Merger) contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including, being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in the summaries provided herein, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to each of these agreements to be characterizations of the actual state of facts or condition of the Company, JAX Op, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that the Company publicly filed with the Commission.

The Transactions

Pre-Closing Transactions

The Merger Agreement contemplates that 99 Restaurants and the Sellers will undertake certain actions prior to the Closing (the “Pre-Closing Transactions”). The Pre-Closing Transactions include (i) FNH undergoing reorganization of certain of its subsidiaries, resulting in 99 Restaurants becoming a direct, wholly owned subsidiary of FNH, (ii) FNFV contributing $40 million in cash to 99 Restaurants in exchange for newly issued membership interests in 99 Restaurants (the “FNFV Cash Contribution”), and (iii) 99 Restaurants assuming $60 million of the currently outstanding indebtedness of its affiliates (the “Debt Assumption”), $40 million of which will be repaid promptly following the Closing with the proceeds of the FNFV Cash Contribution. Additionally, the Company expects to repay the remaining $20 million of assumed debt with proceeds of additional borrowings obtained pursuant to an amendment to the Company’s existing credit facility.

The Merger

Unless the Merger Agreement is earlier terminated in accordance with its terms, and unless the parties otherwise agree, the Closing will take place on a date to be specified by JAX Op and 99 Restaurants, such date to be no later than the second business day after the satisfaction or waiver of all of the conditions to the Closing contained in the Merger Agreement (as described in “The Merger Agreement—Conditions to the Consummation of the Transaction” below).

Subject to the terms and conditions of the Merger Agreement and in accordance with the TBCA and the Delaware Limited Liability Company Act, the Merger Agreement contemplates that the Merger Sub will merge with and into 99 Restaurants, whereupon the separate existence of Merger Sub shall cease and 99 Restaurants shall continue as the surviving entity and a subsidiary of the Company. After the completion of the Merger, the certificate of formation of 99 Restaurants in effect immediately prior to the effective time of the Merger will be the certificate of formation of the surviving entity and the limited liability company agreement of 99 Restaurants in effect immediately prior to the effective time of the Merger will be the limited liability company agreement of the surviving entity.

On the Closing date, the parties will cause the Merger to be consummated by the filing of certificates of merger and articles of merger with the Secretaries of State of the State of Delaware and the State of Tennessee. The Merger will become effective at the time that the articles of merger have been duly filed with the Secretary of State of the State of Tennessee, or at such later time as 99 Restaurants and the Company agree and specify in the articles of merger.

Merger Consideration

The Merger Agreement provides that the Merger Consideration will consist of shares of Class B Common Stock of the Company and Class B Units of JAX Op valued at $179 million (the agreed-upon value of the equity component of the Merger Consideration) and the assumption by the Company of $20 million of net debt.

Class B Unit/Class B Common Stock Merger Consideration

As consideration for the Merger, the Company will issue to the Sellers, collectively, 16,272,727 Class B Units and 16,272,727 shares of Class B Common Stock. For purposes of the Merger, each Class B Unit of JAX Op, together with one share of Class B Common Stock, will be issued at an agreed value of $11.00, which is a per-share price higher than the trading price of Current Common Stock on the date the Merger Agreement was entered into. The number of Class B Units, and corresponding shares of Class B Common Stock, to be issued in the Merger was determined by dividing $179 million by $11.00.

Adjustments to Merger Consideration

Pre-Closing Adjustments to the Merger Consideration

Until the effective time of the Merger, the Merger Consideration will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend or other like change with respect to Current Common Stock.

Post-Closing Adjustments to the Merger Consideration

The Merger Consideration will be subject to a customary net working capital adjustment by comparing actual net working capital of 99 Restaurants as of the Closing to a target net working capital amount. No later than 60 days after the Closing, JAX Op will prepare and deliver to FNH and FNFV a statement setting forth (a) a combined balance sheet of 99 Restaurants and its subsidiaries as of the Closing, and (b) JAX Op’s final calculations of net working capital as of 11:59 p.m. on the day immediately prior to the Closing date, as computed pursuant to the Merger Agreement (the “Closing Statement”). The Closing Statement will become binding upon the parties on the 30th day following its delivery by JAX Op to FNH and FNFV, unless FNH and FNFV deliver an objection notice to JAX Op. In the event of an objection notice, the Merger Agreement provides for customary dispute resolutions provisions, including a negotiation period followed by submission to independent accountants for final determination, if necessary.

Upon final determination of net working capital, any adjustment to the Merger Consideration in favor of the Company will be paid via the cancellation of outstanding Class B Units and a corresponding number of shares of Class B Common Stock held by the Sellers, valued at $11.00 per unit/share combination. Any adjustment to the Merger Consideration in favor of the Sellers will be paid via the issuance of additional Class B Units and a corresponding number of shares of Class B Common Stock to the Sellers, valued at $11.00 per unit/share combination.

Representations and Warranties

The Merger Agreement contains customary and, in many cases, reciprocal representations and warranties by 99 Restaurants, Merger Sub, the Company and JAX Op, and certain representations and warranties of FNH and FNFV. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules that were delivered in connection with the execution of the Merger Agreement.

The representations and warranties made by 99 Restaurants, on the one hand, and the Company, JAX Op and Merger Sub, on the other, relate to a number of matters, including the following:

•	organization, corporate structure, good standing and qualification to do business;

•	capitalization;

•	authority to enter into the Merger Agreement and the other agreements and transactions contemplated thereby;

•	absence of any conflict with applicable law, its organizational documents, orders or decrees applicable to such party or certain of its contracts;

•	the need for certain governmental consents and approvals;

•	financial statements and accounting controls;

•	undisclosed liabilities;

•	accuracy of information provided for inclusion in this proxy statement;

•	employee relations and compliance with labor and employment laws;

•	absence of certain changes or events;

•	compliance with legal requirements and permits to operate;

•	litigation matters;

•	taxes;

•	employee benefit matters;

•	material contracts;

•	registered and unregistered intellectual property and intellectual property rights matters;

•	owned and leased real property and personal property;

•	environmental matters;

•	use of a broker in connection with the Transactions and the fees payable to any such broker;

•	suppliers;

•	insurance;

•	quality and safety of its food and beverage products; and

•	absence of other representations or warranties.

The representations and warranties made by each of FNFV and FNH relate to a number of matters, including the following:

•	organization and good standing;

•	ownership of 99 Restaurants;

•	authority to enter into the Merger Agreement and the other agreements and transactions contemplated thereby;

•	absence of any conflict with applicable law, its organizational documents, orders or decrees applicable to such party or certain of its contracts;

•	the need for certain consents and approvals;

•	litigation matters; and

•	use of a broker in connection with the Transactions and the fees payable to any such broker.

Certain representations and warranties made by 99 Restaurants, on one hand, and the Company, JAX Op and Merger Sub, on the other, are qualified as to “materiality” or “material adverse effect” (or similar phrases).

For purposes of the Merger Agreement, a “material adverse effect” with respect to 99 Restaurants means any event, change, effect, development or occurrence that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of 99 Restaurants and its subsidiaries, taken as a whole, or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by 99 Restaurants of any of the Transactions on a timely basis or the performance by 99 Restaurants of its covenants and obligations under any of the transaction agreements. Such definition excludes, however, any such development resulting from: (a) any general United States or global economic conditions, (b) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (c) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (d) any failure, in and of itself, by the business to meet any internal or published projections, forecasts, estimates or predictions of 99 Restaurants or FNH, or their subsidiaries, in respect of revenues, earnings or other financial or operating metrics for any period (provided that the foregoing will not preclude JAX Op, the Company or Merger Sub from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect), (e) the public announcement of the transaction agreements or the Transactions or the identity of, or any facts or circumstances relating to, the Company or any of its subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of 99 Restaurants or any of its subsidiaries with customers, suppliers, officers or employees, (f) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, (g) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (h) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Agreement, (i) any taking of any action at the written request of any of the Company, JAX Op or Merger Sub, (j) any reduction in the credit rating of 99 Restaurants or any of its subsidiaries to the extent attributable to the expected consummation of the Transactions (provided that the foregoing will not preclude any of the Company, JAX Op or Merger Sub from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect) or (k) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (a), (b), (c), (f), (g), (h) or (k), any such event, change, effect, development or occurrence will be taken into account if it is disproportionately adverse to 99 Restaurants and its subsidiaries, taken as a whole, when compared to other, similarly-situated persons operating in the geographies and industry in which 99 Restaurants and its subsidiaries operate.

For purposes of the Merger Agreement, a “material adverse effect” with respect to the Company, JAX Op and Merger Sub means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Company, JAX Op or Merger Sub of any of the Transactions on a timely basis or the performance by any of the Company, JAX Op or Merger Sub of its covenants and obligations hereunder. Such definition excludes, however: (a) any general United States or global economic conditions, (b) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (c) any decline in the market price or trading volume of Current Common Stock (provided that the foregoing will not preclude 99 Restaurants, FNH or FNFV from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect), (d) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (e) any failure, in and of itself, by the Company or its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (provided that the foregoing will not preclude 99 Restaurants, FNH or FNFV from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect), (f) the public announcement of the Merger Agreement, the Transactions or the identity of, or any facts or circumstances relating to, 99 Restaurants, FNH or FNFV or their respective subsidiaries or affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with customers, suppliers, officers or employees, (g) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, (h) any change in applicable law, regulation or GAAP (or authoritative interpretations thereof), (i) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Merger Agreement, (j) any taking of any action at the written request of 99 Restaurants, FNH or FNFV, (k) any reduction in the credit rating of the Company or any of its subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood and agreed that the foregoing will not preclude 99 Restaurants, FNH or FNFV from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect) or (l) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (a), (b), (d), (g) or (l), any such event, change, effect, development or occurrence will be taken into account if it is disproportionately adverse to the Company and its subsidiaries, taken as a whole, when compared to other, similarly-situated persons operating in the geographies and industry in which the Company and its subsidiaries operate.

Covenants

Generally

Each of the parties have also made customary covenants in the Merger Agreement, including, but not limited to, covenants to (a) prepare and file with the Commission, as soon as practicable following the date of the Merger

Agreement, the form of proxy statement that will be provided to the Company shareholders in connection with the solicitation of proxies for the Special Meeting; (b) make all appropriate filings, by the Company and the Sellers or their affiliates, as applicable, under the HSR Act; (c) grant each other reasonable access during normal business hours to certain records and other informational materials; (d) cooperate with each other and use their respective reasonable best efforts to obtain the consents, approvals and authorizations that are necessary to consummate the Transactions; (e) pay certain expenses incurred in connection with the Merger Agreement and the Transactions; (f) consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements concerning the Transactions; and (g) notify each other upon the occurrence of certain events.

Pre-Closing Obligations to Certain Employees

FNH and 99 Restaurants have also agreed to take all steps necessary to cause the employment of certain employees to be transferred to 99 Restaurants or one of its subsidiaries immediately prior to the Closing. To the extent an offer of employment is required to be made to such employee (each, an “Offered Employee”), 99 Restaurants will make an offer of employment to each such employee or cause each such employee’s employment agreement to be assumed, as applicable. Any Offered Employee who either accepts an offer of employment or whose employment agreement is assumed, as applicable, is a “Transferred Employee”. Accordingly, all Transferred Employees other than Charlie Noyes (President of Ninety Nine Restaurants), whose agreement will be assumed at Closing, will be employees “at-will” of 99 Restaurants or its subsidiaries, as applicable, and none of 99 Restaurants, nor any of its subsidiaries, will enter into any employment-related agreement that will be binding on 99 Restaurants or the Company, or any of their respective subsidiaries, following the Closing, without JAX Op’s express written consent.

For a period of six months following the consummation of the Merger, the Company has agreed to cause 99 Restaurants or its subsidiaries to maintain for all Transferred Employees, subject to their continued employment during such period, base salaries and wage rates, as applicable, that are substantially the same as received by such Transferred Employee as of August 3, 2017. Following the consummation of the Transactions, the Company has also agreed to take reasonable efforts to cause 99 Restaurants or its subsidiaries to establish and make available to the Transferred Employees, subject to their continued employment, health and welfare benefits that are commercially reasonable and competitive for the employee marketplace in which 99 Restaurants competes.

The above covenants will not confer employment or the right to continue in the employ of the Company, FNH or any of their respective affiliates, be deemed to establish, amend, modify or terminate any employee benefit plan maintained by the Company, FNH or any of their respective affiliates, or restrict the ability of the Company or its affiliates to terminate the employment of any Transferred Employee.

Intercompany Balances

FNH has also agreed to cause all intercompany balances between and among 99 Restaurants and its subsidiaries, on the one hand, and FNH or any of its subsidiaries other that 99 Restaurants and its subsidiaries, on the other hand, to be eliminated, by discharge or otherwise, and, except for those transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, all intercompany transactions and accounts to be terminated and cancelled, in each case, effective as of the Closing, with no further liability or obligation on the part of FNH, its subsidiaries (other than 99 Restaurants and its subsidiaries), the Company and its subsidiaries or 99 Restaurants and its subsidiaries.

Restructuring; Asset Contributions

FNH and 99 Restaurants have agreed to cause to be completed certain assignments, contributions and other restructuring transactions prior to the Closing.

Company Shareholder Litigation

The Company has further agreed to provide 99 Restaurants with the opportunity (but 99 Restaurants will not be obligated) to participate, at 99 Restaurants’ sole expense, in the defense and/or settlement of any shareholder litigation against the Company and/or its directors and/or executive officers relating to the Merger Agreement or the Transactions, whether commenced prior to or after the execution and delivery of the Merger Agreement, and the Company will not settle or offer to settle any such litigation without the prior written consent of 99 Restaurants, which will not be unreasonably withheld, conditioned or delayed.

Conduct of Business Pending the Transactions

99 Restaurants and the Company have additionally agreed, subject to certain exceptions, to conduct their respective restaurant businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and the Closing and not to take certain actions during such period without the prior consent of the other party. The restrictive operating covenants in the Merger Agreement are generally reciprocal, but certain of the restrictions imposed upon 99 Restaurants do not apply to the Company because the parties believe that the Company, as the acquirer of 99 Restaurants, should have more flexibility as to actions taken outside of the ordinary course between the date of the Merger Agreement and the Closing. In particular, each party has agreed that, without the prior consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed), it will not take or permit any of its subsidiaries to take, directly or indirectly, any of the following actions:

•	amending its organizational documents;

•	declaring, setting aside, making or paying any dividends or other distributions in respect of any of its equity, with certain exceptions as set forth in the Merger Agreement;

•	issuing, selling, granting, disposing of, pledging or otherwise encumbering (or authorizing or proposing to do any of the foregoing) any membership interests, capital stock or other securities or making any other changes in the capital structure of such party or any of its subsidiaries;

•	merging or consolidating or acquiring equity interests in or material assets of any other person or business, or making any investment in excess of $500,000 (in the case of 99 Restaurants) or $2,000,000 (in the case of the Company) in any other person or business;

•	selling, transferring, assigning, abandoning, leasing, subleasing, licensing, guaranteeing, subjecting to a lien, or otherwise disposing of or encumbering (or authorizing any of the foregoing) any material properties, rights, assets, product lines or business of such party, with certain exceptions;

•	taking certain actions with respect to indebtedness and capital expenditures in relation to any other person;

•	settling, releasing, waiving or compromising certain material pending or threatened claims with certain exceptions;

•	taking certain actions with respect to material intellectual property;

•	materially altering or amending existing accounting methods, principles or practices, except as required by GAAP or applicable law;

•	proposing, adopting or entering into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of such party or any of its subsidiaries;

•	intentionally deferring the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

•	permitting any employee or other person to remove any material assets from the corporate office, warehouses, restaurants or other facilities of such party or its subsidiaries, except for in the ordinary course;

•	issuing coupons outside of the ordinary course or selling coupons or gift certificates for less than eighty (80%) of their fair value;

•	materially increasing or decreasing the average restaurant, corporate or warehouse facility inventory of such party or any of its subsidiaries other than in the ordinary course or otherwise due to seasonality;

•	failing to maintain in full force and effect material insurance policies covering the business of such party or its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

•	changing its fiscal year;

•	entering into any new line of business outside its existing line of business;

•	implementing or announcing any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning certain employees;

•	entering into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict, in any material respect, the businesses or operations of such party, the surviving entity or any of their subsidiaries or that would in any way restrict, in any material respect, the businesses or operations of the other party or its other affiliates, or, in the case of 99 Restaurants, taking any action that may impose new or additional regulatory requirements on the Company or any of its affiliates; or

•	entering into, renewing or modifying any indemnification agreement with any indemnified person under the Merger Agreement, except for any agreement to provide indemnification in connection with any contract to purchase inventory and other products for immediate consumption in the ordinary course and that is immaterial.

In addition, 99 Restaurants has agreed that, without the prior consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), it will not take or permit any of its subsidiaries to take, directly or indirectly, any of the following actions:

•	taking certain actions with respect to officer, director and employee compensation, entering into collective bargaining agreements or benefit plans, hiring or offering employment or terminating an officer of 99 Restaurants or any of its subsidiaries, or hiring or offering employment or terminating employment of certain other employees, with certain exceptions, including actions taken in the ordinary course;

•	entering into or modifying, amending or terminating any material contract or lease, taking such other actions with respect to rights or claims under material contracts or leases outside of the ordinary course of business, entering into any contract or lease containing any change of control provisions that would require a payment in connection with the Transactions, or entering into, terminating or amending any material contract for the purchase of inventory outside of the ordinary course;

•	entering into or materially amending any agreement with a director, officer, certain employees or an affiliate or associate of the foregoing; or

•	making or changing a material tax election, changing any material aspect of method of accounting for tax purposes, or amending any income or other material tax return, taking certain other actions with respect to tax claims or assessments, or entering into any closing agreement with any taxing authority.

No Solicitation

Upon entry into the Merger Agreement, the Sellers became subject to exclusivity and “no-shop” restrictions that restrict the Sellers’ ability to solicit, encourage, discuss or negotiate, or continue to do any of the foregoing that may have been taking place as of the date of the Merger Agreement, with any third parties with respect to the acquisition of, or any similar transactions resulting in the acquisition of, 99 Restaurants without exception.

The Company also became subject to exclusivity and “no-shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of, or any similar transactions resulting in the acquisition of, the Company.

Notwithstanding the foregoing restrictions, the “no-shop” restrictions on the Company are subject to a “fiduciary-out” provision that permits the Company to provide information to, and engage in discussions with, any third party regarding its acquisition proposal for the Company as long as:

•	the third party executes a confidentiality agreement;

•	the Board determines in good faith (after consultation with its financial advisor and outside counsel) (i) that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law and (ii) that such third party’s acquisition proposal is, or would reasonably be expected to result in, a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions;

•	the Company provides prompt notice to 99 Restaurants of the above determinations by the Board and of its intent to engage in negotiations or discussions; and

•	the alternative acquisition proposal does not result from a material breach of the “no-shop” restriction.

The Company must notify the Sellers promptly of any alternative acquisition proposal received by the Company or its representatives from any third party. The Board may not withdraw its recommendation in favor of the Transactions, or approve or recommend any alternative acquisition proposal or agreement with any third party, unless the Board determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and, with respect to any third party’s alternative acquisition proposal, that such proposal is a superior proposal that would be more favorable to the Company’s shareholders from a financial point of view than the Transactions. Additionally, prior to effecting a “Recommendation Withdrawal” (as defined in the Merger Agreement) with respect to a superior proposal or any intervening event, the Company must provide 99 Restaurants with notice of such superior proposal or intervening event at least five business days prior to effecting any “Recommendation Withdrawal” (as defined in the Merger Agreement) in respect thereof, and 99 Restaurants will be entitled to enforce its match rights under the Merger Agreement, pursuant to which the Company, if requested by 99 Restaurants, will negotiate with 99 Restaurants and its representatives in good faith to make amendments to the terms and conditions of the Merger Agreement, to be considered by the Board following expiration of the notice period of at least five business days. Further, in the event of any material revisions to such superior proposal or material changes related to such intervening event, the Company will be required to deliver a new written notice to 99 Restaurants and, if requested by 99 Restaurants, to negotiate with 99 Restaurants in good faith for a period of two business days. For purposes of the Merger Agreement, (i) a “superior proposal” means any bona fide inquiry, proposal or offer from any person or group other than the Sellers or any of their affiliates for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company or JAX Op, (B) the acquisition in any manner, directly or indirectly, of fifty percent (50%) or more of the equity securities (or securities convertible into fifty percent (50%) or more of the equity securities) or assets (including capital stock of any subsidiaries of the Company) of the Company or any of its subsidiaries representing fifty percent (50%) or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Board) or of the consolidated revenues, net income or operating cash flow of the Company and its subsidiaries, (C) any tender offer or exchange offer that results in or, if consummated, would result in any person or group, directly or indirectly, beneficially owning fifty percent (50%) or more of the equity securities (or securities convertible into fifty percent (50%) or more of the equity securities) of the Company or JAX Op, or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions, in each case, that did not result from a breach of the “no-shop” provisions in the Merger Agreement and that the Board has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (X) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (Y) if consummated, would be more favorable to the Company’s shareholders from a financial point of view than the Transactions, taken as a whole (including changes to the terms and conditions of the Merger Agreement proposed in response to such alternative acquisition proposal or otherwise by 99 Restaurants that, if accepted by the Company and JAX Op, would be binding upon 99 Restaurants), taking into account and without limitation, (1) all financial considerations, (2) the identity of the person making the alternative acquisition proposal, (3) the anticipated timing, conditions and prospects for completion of such alternative acquisition proposal, (4) the other terms and conditions of such alternative acquisition proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such alternative acquisition proposal, and the person making the proposal, and (5) any other aspects of such alternative acquisition proposal deemed relevant by the Board; and (ii) an “intervening event” is any event, fact, development or occurrence that affects the business, assets or operations of the Company that is unknown to, and is not reasonably foreseeable by, the Board as of the date of the Merger Agreement, that becomes known to the Board after the date of the Merger Agreement (excluding an alternative acquisition proposal).

Additionally, under certain circumstances, termination of the Merger Agreement may result in the payment by the Company of a termination fee of $4.0 million or reimbursement by the Company of 99 Restaurants expenses incurred in connection with the Transactions up to a limit of $500,000. See “The Merger Agreement— Termination of the Merger Agreement; Termination Fee and Expense Reimbursement” beginning on page 97 of this proxy statement.

Conditions to the Consummation of the Transactions

Conditions to Each Party’s Obligations to Effect the Transactions

The respective obligations of each party to consummate the Transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) of each of the following conditions at or prior to the Closing:

•	The Company’s shareholders must have approved the Merger, the Charter Amendments and the issuance of the Class B Units and shares of Class B Common Stock to the Sellers as consideration for the Transactions, as solicited pursuant to this Proxy Statement (the “Requisite Shareholder Approvals”);

•	No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of the Transactions, or applicable law prohibiting the consummation of the Transactions will be in effect;

•	The early termination or expiration of the waiting period required under the HSR Act must have occurred;

•	The Restated Charter must have been filed and accepted with the Secretary of State of the state of Tennessee and the outstanding shares of Current Common Stock will have been reclassified as Company Class A Common Stock, pursuant to the Restated Charter, and the Company’s listing application with the NYSE must have been amended such that the shares of Company Class A Common Stock must have been approved for listing on the NYSE;

•	The Pre-Closing Transactions must have been consummated; and

•	The lender under the credit facility of FNH’s subsidiaries must have consented to (i) the assumption by 99 Restaurants of $60 million of the outstanding indebtedness under such credit agreement and (ii) the Transactions.

Conditions to the Company’s, JAX Op’s and Merger Sub’s Obligations to Effect the Transactions

The obligations of the Company, JAX Op and Merger Sub to consummate the Transactions contemplated by the Merger Agreement are subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions.

•

(i) Each of the representations and warranties of 99 Restaurants contained in the Merger Agreement (other than specified representations relating to corporate organization, capitalization, corporate power and authority and brokers and finders’ fees) must be true and correct in all respects (disregarding any materiality or material adverse effect qualifiers) as of the date of the Merger Agreement and as of Closing date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect with respect to 99 Restaurants; (ii) each of the representations and warranties of 99 Restaurants relating to corporate organization, corporate power and authority and brokers and finders’ fee) and the representations and warranties of the Sellers in the Merger Agreement must be true and correct in all respects, as of the date of the Merger Agreement and as of the Closing date as though made on or as of such date (or in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of 99 Restaurants relating to capitalization must be true and correct in all respects (other than de minimis deviations therefrom), as of the date of the Merger Agreement and as of the Closing date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

•	Each of 99 Restaurants and the Sellers must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied by it at or prior to the Closing date.

•	The Black Knight Termination Agreement, entered into as of the date of the Merger Agreement between the Company, JAX Op and BKAS, must have remained in effect, without amendment or modification, through the Effective Time.

•	The Company and FNF must have entered into the FNF Waiver Agreement.

•	JAX Op must have received from 99 Restaurants the audited combined balance sheet of the business of 99 Restaurants as of December 25, 2016 and December 27, 2015, and the related audited combined statement of earnings, comprehensive income, changes in equity, and cash flows for the fiscal years ended December 25, 2016 and December 27, 2015, and the notes thereto.

•	99 Restaurants must have delivered to JAX Op a certificate to the effect that certain conditions have been satisfied as of the Closing date.

•	A material adverse effect with respect to 99 Restaurants must not have occurred since the date of the Merger Agreement.

•	JAX Op must have received the various Closing deliverables required under the Merger Agreement.

In addition, the obligation of 99 Restaurants to consummate the Transactions contemplated by the Merger Agreement is subject to the satisfaction (or waiver) at or prior to the Closing of the following additional conditions:

•	(i) Each of the representations and warranties of the Company, JAX Op and Merger Sub contained in the Merger Agreement (other than specified representations relating to corporate organization, capitalization, corporate power and authority and brokers and finders’ fees) must be true and correct in all respects (disregarding any materiality or material adverse effect qualifiers) as of the date of the Merger Agreement and as of Closing date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect with respect to the Company; (ii) each of the representations and warranties of the Company, JAX Op and Merger Sub relating to corporate organization, corporate power and authority and brokers and finders’ fee must be true and correct in all respects, as of the date of the Merger Agreement and as of the Closing date as though made on or as of such date (or in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of the Company, JAX Op and Merger Sub relating to capitalization must be true and correct in all respects (other than de minimis deviations therefrom), as of the date of the Merger Agreement and as of the Closing date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

•	Each of the Company, JAX Op and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied by it at or prior to the Closing date.

•	The Company must have delivered to 99 Restaurants a certificate to the effect that certain conditions have been satisfied as of the Closing date.

•	A material adverse effect with respect to the Company must not have occurred since the date of the Merger Agreement.

•	99 Restaurants must have received the various Closing deliverables required under the Merger Agreement.

Termination of the Merger Agreement; Termination Fee and Expense Reimbursement

The Merger Agreement contains customary termination rights for each of JAX Op and 99 Restaurants. The parties may terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the Merger. In addition, if the Transactions have not closed on or before 5:00 p.m. New York City time on February 28, 2018, either party may terminate the Merger Agreement, so long as that party’s action or failure to act did not constitute a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement and such material breach or violation or failure was not the principal cause of or did not directly result in the failure of the Closing to occur on or before the time referenced above. In addition, either party may terminate the Merger Agreement if the Requisite Shareholder Approvals are not obtained, or a governmental authority has issued a final, non-appealable order, decree, ruling or other action prohibiting the Transactions, so long as that party’s action or failure to act does not constitute a material breach or violation of any of its covenants, agreements or other obligations under the Merger Agreement, and any such material breach or violation or failure has not been the principal cause of, or directly resulted in, such restraint.

JAX Op may unilaterally terminate the Merger Agreement if:

•	99 Restaurants, FNH or FNFV breach any of their respective representations or warranties or fail to perform all of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the applicable condition to Closing set forth above would not be satisfied, and such breach or failure to perform is incurable or, if curable, not cured by the earlier of February 28, 2018 and the date that is 30 days following 99 Restaurants’ receipt of notice of the breach; provided that such termination right will not be available if any of the Company, JAX Op or Merger Sub has breached any of its respective representations or warranties or failed to perform any of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the applicable condition to Closing set forth above would not be satisfied; or

•	Prior to obtaining the Requisite Shareholder Approvals, the Company immediately prior to or concurrently with the termination of the Merger Agreement and subject to additional terms therein, enters into one or more alternative proposal agreements with respect to a superior proposal, and immediately prior to or concurrent with such termination pays 99 Restaurants or its designees a termination fee.

99 Restaurants may unilaterally terminate the Merger Agreement if:

•	The Company, JAX Op or Merger Sub breach any of their respective representations or warranties or fail to perform all of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the applicable condition to Closing set forth above would not be satisfied, and such breach or failure to perform is incurable or, if curable, not cured by the earlier of February 28, 2018 and the date that is 30 days following JAX Op’s receipt of notice of the breach; provided that such termination right will not be available if any of 99 Restaurants, FNH or FNFV has breached any of its respective representations or warranties or failed to perform any of their respective obligations, covenants or agreements required to be performed under the Merger Agreement such that the applicable condition to Closing set forth above would not be satisfied; or

•	Prior to the effective time of the Merger, the Board or any committee thereof makes a “Recommendation Withdrawal” (as defined in the Merger Agreement) with respect to the Transactions.

In the event that any party determines to terminate the Merger Agreement in accordance with its terms, such party must give written notice to the other parties and the Merger Agreement will terminate effective immediately. Upon termination, each of the further obligations of the parties to the Merger Agreement will terminate and become void and of no force and effect, and there will be no liability or obligation on the part of any party or its respective officers or directors, except that the representations and warranties of the parties and certain specified provisions of the Merger Agreement will survive the termination of the Merger Agreement pursuant to its terms and no party will be relieved from liability for breach of the Merger Agreement or for fraud, willful misconduct or intentional misrepresentation, in each case, that occurred before termination.

Under certain circumstances, termination of the Merger Agreement will require the Company to pay a $4.0 million termination fee to 99 Restaurants; those circumstances are as follows:

•	JAX Op terminates the Merger Agreement and enters into an alternative proposal agreement with respect to a superior proposal, prior to obtaining the Requisite Shareholder Approvals; or

•	99 Restaurants terminates the Merger Agreement following a “Recommendation Withdrawal” (as defined in the Merger Agreement) by the Board with respect to the Transactions; or

•	(i) if the Merger Agreement is terminated by (A) 99 Restaurants for breach of a representation, warranty or covenant by the Company, JAX Op or Merger Sub or (B) either party for failure to obtain the Requisite Shareholder Approvals, and (ii) prior to the date of such termination (but after the date of the Merger Agreement) an alternative proposal is publicly announced or is otherwise communicated to the Board, and (iii) within 12 months of such termination discussed in (i) above, the Company or any of its subsidiaries enters into a definitive agreement with respect to or otherwise consummates an alternative transaction (as defined and further discussed in the Merger Agreement).

Solely for purpose of the third bullet point above, an “alternative proposal” means any bona fide inquiry, proposal or offer from any person or group other than the Sellers or any of their affiliates for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company or JAX Op, (B) the acquisition in any manner, directly or indirectly, of fifty percent (50%) or more of the equity securities (or securities convertible into fifty percent (50%) or more of the equity securities) or assets (including capital stock of any subsidiaries of the Company) of the Company or any of its subsidiaries representing fifty percent (50%) or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Board) or of the consolidated revenues, net income or operating cash flow of the Company and its subsidiaries, (C) any tender offer or exchange offer that results in or, if consummated, would result in any person or group, directly or indirectly, beneficially owning fifty percent (50%) or more of the equity securities (or securities convertible into fifty percent (50%) or more of the equity securities) of the Company or JAX Op, or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

In addition, the Merger Agreement provides that if the Merger Agreement is terminated as a result of a breach by one party that remains uncured, the breaching party will reimburse the non-breaching party for expenses incurred in connection with the Transactions up to a limit of $500,000. In the event 99 Restaurants receives any expense reimbursement from the Company, and thereafter 99 Restaurants is entitled to receive a termination fee under the Merger Agreement, the amount of the termination fee will be reduced by the aggregate amount of such expense reimbursement.

Indemnification

The Merger Agreement imposes indemnification obligations on each of the Sellers and JAX Op, subject to (in addition to other customary limitations) a $1.99 million deductible and a $19.9 million cap. The Sellers, are severally (and not jointly) required to indemnify the Company and its related parties for any loss arising out of or relating to (i) breaches of 99 Restaurants’ or Sellers’ representations and warranties; (ii) breaches of the Sellers’ or 99 Restaurants’ and any of its subsidiaries’ covenants; (iii) pre-closing taxes, or (iv) any amount for which the Company is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the Transactions. JAX Op is required to indemnify the Sellers and their related parties for any loss arising out of or relating to (i) breaches of the Company’s, JAX Op’s or Merger Sub’s representations and warranties or (ii) breaches of the Company’s, JAX Op’s or any of their subsidiaries’ covenants. Indemnification obligations will be settled by the cancellation of then-existing Class B Units and shares of Class B Common Stock (where the Sellers are the indemnifying parties) or the issuance of additional Class B Units and shares of Class B Common Stock (where JAX Op is the indemnifying party).

All post-closing indemnification obligations, if any, will be paid in Class B Units and a corresponding number of shares of Class B Common Stock. Any indemnification obligation owed by the Sellers to the Company will be paid on a pro rata basis and via the cancellation of Class B Units and a corresponding number of shares of Class B Common Stock held by the Sellers. Any indemnification obligation owed by the Company to the Sellers will be paid via the issuance of additional Class B Units and a corresponding number of shares of Class B Common Stock, to the Sellers on a pro rata basis. The number of unit/share combinations to be issued or cancelled will be determined by dividing the amount of the indemnification loss by the volume weighted averages of the trading prices of the Class A Common Stock as reported for each of the 10 consecutive trading days ending on (and including) the trading day that is two trading days prior to the date of the final determination of the indemnification loss.

The parties’ indemnification obligations with respect to breaches of representations and warranties, and breaches of pre-closing covenants, will survive for a period of twelve (12) months following the Closing.

The Sellers’ obligation to indemnify the Company for pre-closing taxes of 99 Restaurants and for Spin-off liabilities will survive until thirty (30) days following the expiration of the applicable statute of limitations for such liabilities.

Method of Asserting Claims

If an indemnity claim is made against any indemnified party by a third-party, the indemnified party will deliver, within 30 days of such claim, a written notice setting forth, to the extent available, the basis of the request for indemnification and the amount of losses arising or in good faith estimated to arise therefrom. The failure to provide timely notice will not affect the indemnified party’s right to indemnification except to the extent the indemnifying party was materially prejudiced as a result. The indemnifying party will have 10 business days from the receipt of such notice to notify the indemnified party in writing whether or not it elects to defend (which right to defend is subject to certain limitations set forth in the Merger Agreement) the indemnified party against the third-party claim.

Sole Remedy

The indemnities provided in the Merger Agreement are the sole and exclusive remedy of the parties at law or in equity for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in the Merger Agreement, other than with respect to claims (i) relating to fraud, intentional misrepresentation or specific performance, (ii) for injunctive relief or (iii)  that are governed by the post-closing net working capital purchase price adjustment and termination provisions of the Merger Agreement.

Governing Law

The Merger Agreement is governed by the internal laws of the State of Tennessee. The parties have agreed that any action arising out of the Merger Agreement will be brought in federal or state court in the State of Tennessee and that all claims in respect of the interpretation and enforcement of the provisions of the Merger Agreement, and in respect of the Transactions, or with respect to any such action or proceeding, will be heard by a Tennessee federal or state court and that the jurisdiction of such courts with respect thereto will be exclusive.

Amendment

Subject to the provisions of applicable laws, at any time prior to the effective time of the Merger, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

ANCILLARY AGREEMENTS

Registration Rights Agreement

FNH, FNFV, the Company and JAX Op have agreed to enter into the Registration Rights Agreement at or prior to the Closing, pursuant to which the Sellers will have the right to require the Company, at its expense, to register shares of Class A Common Stock that are issuable by the Company to the Sellers upon exchange of Class B Units of JAX Op. The Company has agreed to use its commercially reasonable efforts to file a shelf registration statement following the Sellers’ exercise of their rights under the Registration Rights Agreement to cover the public resale of shares of Class A Common Stock delivered by the Company to the Sellers upon an exchange of their Class B Units.

The Registration Rights Agreement will provide that the Company or JAX Op will pay certain expenses of the Sellers relating to such registration and indemnify the Sellers against certain liabilities that may arise under the Securities Act.

Second Amended and Restated Charter of the Company

The discussion in this Proxy Statement of the terms and conditions of the Restated Charter of the Company is subject to and is qualified in its entirety by reference to the Restated Charter of the Company, a copy of which is attached as Appendix B to this proxy statement and is incorporated into this Proxy Statement by reference.

In connection with the Merger, the Company will amend its Charter to (i) increase the number of authorized shares of the Company’s capital stock from 40,000,000 to 100,000,000, (ii) reclassify Current Common Stock of the Company as Class A Common Stock, and authorize a total of 70,000,000 shares of Class A Common Stock, and (iii) authorize 20,000,000 shares of Class B Common Stock (voting, non-economic). The Restated Charter will also provide for the exchange of Class B Units and any related cancellation of shares of Class B Common Stock. If approved by the shareholders, the Restated Charter will also be amended to provide that the Tennessee Control Share Acquisition Act will no longer apply to the capital stock of the Company.

Third Amended and Restated Limited Liability Company Agreement of JAX Op

The discussion in this proxy statement of the terms and conditions of the Restated LLC Agreement of JAX Op is subject to and is qualified in its entirety by reference to the Restated LLC Agreement of JAX Op.

In connection with the Merger, JAX Op and the JAX Op unitholders, including FNH and FNFV, will enter into a new LLC Agreement governing the rights and obligations of the unitholders and the operations of JAX Op. JAX Op will create a new class, Class B Units (economic equivalent of Class A Units held by the Company). Existing management Class B Units will be renamed “Class C Units” and will continue to represent profits interests held by management for incentive compensation purposes and profits interests held by BKAS (for up to 90 days after the Closing). The following is a description of the material terms of the Restated LLC Agreement.

Governance

The Company will serve as sole managing member and will control the business and affairs of JAX Op. No other members of JAX Op, in their capacity as such, will have any authority or right to control the management of JAX Op or to bind it in connection with any matter. The Company will exercise control of the business of JAX Op through its executive officers, who will manage the day-to-day activities of the Company and JAX Op and its subsidiaries, subject to the direction of the Board. The executive officers of the Company are also officers of JAX Op and its subsidiaries and are authorized to act on behalf of each such entity, subject to ultimate direction of the Board.

Voting and Economic Rights of Members

JAX Op will have three series of outstanding equity: Class A Units, Class B Units and Class C Units. The Class A Units will be held by the Company. The Class B Units will be held by FNH and FNFV, and the Class C Units will be held by management and, for up to 90 days after the Closing of the Merger, by BKAS. The Class A Units, Class B Units and vested Class C Units will entitle their holders to a pro rata share in the profits and losses of, and distributions from, JAX Op. Holders of Class C Units will not be entitled to distributions (other than tax distributions) unless and until such time as a specified dollar hurdle amount has been previously distributed to holders of Class A Units and Class B Units. The managing member will not be required to vote its Units in order to exercise its authority as managing member. Holders of Units will generally have no voting rights, except in respect of amendments to the Restated LLC Agreement that adversely affect such holder, and other matters adversely affecting such holder. Class A and Class B members will have voting rights on any matter required by Delaware law, if any.

Net profits and losses of JAX Op generally will be allocated, and distributions made, to its members pro rata in accordance with the number of Class A or Class B Units owned by each member. Accordingly, net profits and net losses of JAX Op will initially be allocated, and distributions will be made, approximately 47.5% to us and approximately 52.5% to the holders of Class B Units. Holders of Class C Units will participate in allocations and distributions by JAX Op in accordance with the Restated LLC Agreement.

Subject to the availability of net cash flow at the JAX Op level and to applicable legal and contractual restrictions, we intend to cause JAX Op to distribute to us, and to the holders of Class B Units and Class C Units, cash payments for the purposes of funding tax obligations in respect of any net taxable income that is allocated to us and the other holders of Units as members of JAX Op, and to fund dividends, if any, declared by us. Any such distributions made by JAX Op to a member for the purposes of funding tax obligations will be treated as an advance against future distributions to be made to such member under the terms of the Restated LLC Agreement. JAX Op will also make guaranteed payments to us to fund our other cash needs pursuant to a written agreement. If JAX Op makes distributions to its members in any given year, the determination to pay the proceeds of such distributions received by the Company, if any, to holders of our Class A Common Stock will be made by the Board. We do not, however, expect to declare or pay any cash or other dividends in the foreseeable future on our Class A Common Stock, as we intend to reinvest any cash flow generated by operations in our business. Holders of our Class B Common Stock will not be entitled to any dividend payments. We may enter into credit agreements or other borrowing arrangements in the future that prohibit or restrict our ability to declare or pay dividends on our Class A Common Stock.

Exchange of Units

Pursuant to and subject to the terms of the Restated LLC Agreement, holders of Class B Units (other than the Company), at any time and from time to time, may surrender one or more Units, together with an equal number of shares of our Class B Common Stock to JAX Op for cash or, at the Company’s option if it so chooses, exchange the Units for shares of our Class A Common Stock on a one-for-one basis, subject to customary exchange rate adjustments for stock splits, stock dividends and reclassifications.

The determination to issue shares of Class A Common Stock or to pay cash in exchange for Class B Units and corresponding shares of Class B Common Stock, and other related Company determinations discussed below, will be made by a committee of our Board composed of no fewer than two members, all of whom are independent from the exchanging member.

Holders will not have the right to exchange Class B Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject. We may impose additional restrictions on exchange that we determine necessary or advisable so that JAX Op is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the Internal Revenue Service were to contend successfully that JAX Op should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, JAX Op would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

In connection with each exchange for a cash payment or for shares of Class A Common Stock, the exchanged Units and shares of Class B common stock, if any, will automatically be deemed cancelled concurrently with such exchange. The Restated LLC Agreement also provides that, at the election of a Class C Unit holder, vested Class C Units may be surrendered to JAX Op, based on the value of JAX Op above a specified hurdle amount in respect of such Class C Units, for cash, or at the Company’s option, if it so chooses, such Units may be exchanged for shares of our Class A Common Stock according to the terms of the Restated LLC Agreement, and in the case of the BKAS Class C Units, the exchange must be effected for shares of Class A Common Stock, as no cash option exists.

Thus, as holders exchange their Class B Units and Class B Common Stock, our economic interest in JAX Op will increase. We and the exchanging holder will each generally bear our own expenses in connection with an exchange.

We will reserve for issuance shares of our Class A Common Stock for potential issuance in respect of future exchanges of Units, including the aggregate number of Class B Units and Class C Units anticipated to be outstanding after completion of the Merger.

Coordination of J. Alexander’s Holdings, Inc. and JAX Op

Whenever we issue one share of Class A Common Stock for cash, the net proceeds of such issuance will be transferred promptly to JAX Op, and JAX Op will issue to us one additional Class A Unit. If we issue other classes or series of equity securities, we will contribute to JAX Op the net proceeds we receive in connection with such issuance, and JAX Op will issue to us an equal number of equity securities with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we repurchase any shares of Class A Common Stock (or equity securities of other classes or series) for cash, JAX Op will, immediately prior to our repurchase, redeem an equal number of Class A Units (or its equity securities of the corresponding classes or series), upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) that are repurchased. Class B Units, Class C Units and shares of our common stock will be subject to equivalent stock splits, dividends and reclassifications.

We will not conduct any business other than the management and ownership of JAX Op and its subsidiaries, or own any other assets (other than on a temporary basis), although we may take such actions and own such assets as are necessary to comply with applicable law, including compliance with our responsibilities as a public company under the U.S. federal securities laws, and may incur indebtedness and may take other actions if we determine that doing so is in the best interest of JAX Op. To the extent the Company incurs expenses in connection with its operations, including this proxy solicitation and the Transactions, JAX Op will reimburse the Company pursuant to a written agreement between JAX Op and the Company.

Exculpation and Indemnification

The Restated LLC Agreement contains provisions limiting the liability of its managing member, members, officers and their respective affiliates to JAX Op or any of its members and contains broad indemnification provisions for JAX Op’s managing member, members, officers and their respective affiliates. Because JAX Op is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the TBCA with respect to the indemnification that may be provided by a Tennessee corporation to its directors and officers. The Charter (and the Restated Charter) of the Company includes similar exculpation provisions and indemnification obligations of the Company for the benefit of the Company’s directors and officers, and permissive indemnification obligations of the Company for employees and other agents of the Company.

Voting Rights of Class A Shareholders and Class B Shareholders

Each share of our Class A Common Stock and our Class B Common Stock will entitle its holder to one vote. Immediately after the Merger, the Sellers, as the only holders of our Class B Common Stock, will collectively hold approximately 52.5% of the total voting power of the outstanding common stock of the Company, and, through an equal number of Class B Units, an equivalent economic interest in JAX Op.

Tax Consequences

Holders of Class A Units or Class B Units, including the Company, generally will incur U.S. federal and state income taxes on their proportionate shares of any net taxable income of JAX Op. In accordance with the tax regulations, under the Restated LLC Agreement profits and net losses of JAX Op will not necessarily be allocated to the holders in proportion to the Class A Units or Class B Units they hold. The Restated LLC Agreement provides for cash distributions to the holders for the holders’ assumed tax liability attributable to JAX Op. Generally, distributions in respect of a holder’s assumed tax liability will be computed based on our estimate of the net taxable income of JAX Op allocable to such holder multiplied by an assumed tax rate and such distributions will be treated as an advance against any future distributions to be made to such holder under the terms of the Restated LLC Agreement. In accordance with the Restated LLC Agreement, JAX Op intends to make distributions to the holders in respect of such assumed tax liability and to fund dividends, if any, declared by the Company.

JAX Op intends to make an election under Section 754 of the Internal Revenue Code of 1986, as amended, which is effective for the 2018 tax year and for each taxable year in which there occurs an exchange of Class B Units, together with an equal number of shares of Class B common stock, for shares of our Class A Common Stock or cash from JAX Op. We expect that, as a result of this election, our acquisition of Class A Units, together with an equal number of shares of Class B Common Stock, in exchange for shares of our Class A Common Stock or cash from JAX Op will result in increases in the tax basis in our share of the tangible and intangible assets of JAX Op at the time of such acquisition or exchange, which will increase the tax depreciation and amortization deductions available to us and which could create other tax benefits. Any such increases in tax basis and tax depreciation and amortization deductions or other tax benefits could reduce the amount of tax that we would otherwise be required to pay in the future.

Black Knight Termination Agreement

The Consulting Agreement between the Company and BKAS permits JAX Op to terminate such agreement under circumstances set forth therein, in consideration of a fee paid by JAX Op. On August 3, 2017, JAX Op entered into the Black Knight Termination Agreement. Pursuant to the Black Knight Termination Agreement, the parties thereto have agreed that, effective as of and conditioned upon the Closing, the Consulting Agreement will terminate in exchange for a termination fee of $2,090,384 to be paid by JAX Op to BKAS, calculated pursuant to the terms of the Consulting Agreement, together with the payment of any fees or expenses accrued as of such date. Upon termination of the Consulting Agreement, the currently outstanding 1,500,024 profits interest units held by BKAS will have vested in full, in accordance with the terms of the profits interest units grant agreement. This represents the accelerated vesting of 500,008 currently unvested units. After the closing, the profits interest units must be exchanged for Class A Common Stock within 90 days following the Closing date, or if not exchanged, will be cancelled and forfeited.

As of November 10, 2017, a total of 1,000,016 of the profits interest units granted to BKAS on October 6, 2015 are vested. Under the Black Knight Termination Agreement, the remaining 500,008 unvested profits interest units granted to BKAS will immediately vest concurrent with the closing of the Transactions, resulting in the total outstanding 1,500,024 profits interest units being fully vested. The Consulting Agreement, together with the Unit Grant Agreement governing the terms of the BKAS profits interest grant, provides that if the Consulting Agreement is terminated for any reason other than a failure to perform under the Consulting Agreement by BKAS, all unvested and outstanding profits interest units would immediately vest. Therefore, if the Company had elected to terminate the Consulting Agreement absent the merger transaction, the unvested profits interest units held by BKAS would have similarly accelerated in their vesting. Under its original vesting schedule, the profits interest would have vested in full in October 2018.

The ultimate economic value of the profits interest grant will be dependent upon the market capitalization of the Company, if and when the grant’s exchange rights are exercised by BKAS in the 90-day period after the termination of the Consulting Agreement. The Company’s market capitalization is calculated as the 5-day VWAP of the Company’s Class A Common Stock as of the exercise of the profits interest, multiplied by the number of outstanding shares of Class A and Class B Common Stock of the Company.

The profits interest units held by BKAS are exchangeable only for shares of Class A Common Stock of the Company and cannot be exchanged for a cash payment. The number of shares of Class A Common Stock issuable upon exercise of the profits interest grant will be calculated based on this market capitalization amount in excess of a designated “hurdle rate,” which is anticipated to be approximately $308.1 million after the Transactions (assuming a share price at closing of $9.85 per share). For illustrative purposes, the table below shows the Company’s estimate as of November 10, 2017 of the number of shares of Class A Common Stock that will be issuable at varying VWAPs upon an exchange after the Merger of the 1,500,024 outstanding profits interest units held by BKAS:

VWAP	Estimated Number of Shares of Class A Common Stock
$9.00	—
$10.00	7,000
$11.00	133,000
$12.00	238,000
$13.00	327,000
$14.00	404,000
$15.00	470,000

For a discussion of the value of the profits interest units for accounting purposes, see note 5 to the Unaudited Pro Forma Condensed Consolidated Financial Statements beginning on page 112 of this proxy statement.

The Company’s indemnification obligations to BKAS and its related parties for losses relating to or arising under the services provided under the Consulting Agreement survive its termination. The number of shares of Class A Common Stock issuable upon the exchange of the BKAS profits interest units will be based upon the value of such BKAS profits interests on the date such exchange is made. The value is determined in reference to the market capitalization of the Company, with certain adjustments made for assets or liabilities contained at the Company’s level which are not also assets and liabilities of JAX Op. These awards may not be settled with a cash payment.

FNF Waiver Agreement

The Company and FNF will enter into the FNF Waiver Agreement, pursuant to which FNF will (A) waive all covenants and other provisions of the Tax Matters Agreement that would prohibit or in any way purport to restrict the consummation of the Transactions in accordance with the terms of the Merger Agreement and (B) waive, on behalf of itself and the applicable indemnified parties in the Separation and Distribution

Agreement and the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against the Company under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

Transition Services Agreement

JAX Op will enter into the Transition Services Agreement with FNH and ABRH pursuant to which FNH and ABRH will agree to provide certain services including, without limitation, information technology, accounting and benefits support, to JAX Op, 99 Restaurants and their respective subsidiaries for specified time periods to be agreed upon by the parties. These services will be intended to ensure continuous operation of the 99 Restaurants locations until they can be fully integrated into the Company’s operations. The Company expects to pay a monthly fee for transition services for a period of six to twelve months after the Closing. The fee will initially be approximately $500,000 per month and will be subject to reduction upon transition of various services, which is expected to commence as soon as practicable after Closing.

Amendment to Credit Facility

In addition to the above, based on discussions with lenders, the Company anticipates that it will enter into an amendment to its existing credit facility to obtain an additional term loan in the amount of $20 million at pricing terms similar to those of the existing facility.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information presents the unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income based upon the combined historical financial statements of the Company and 99 Restaurants, after giving effect to the Transactions and adjustments described in the accompanying notes. The Transactions will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, Accounting Standards Codification 805, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because 99 Restaurants’ equity holders, FNH and FNFV, will receive a majority of the equity securities and voting rights of the combined company, the 99 Restaurants historical business is larger than the Company’s in terms of revenues, income and number of units, and given that FNFV will nominate an additional board member, William P. Foley, II, to the combined company’s board of directors, 99 Restaurants is considered to be the acquirer of the Company for accounting purposes. This means that the combined company will allocate the deemed purchase price to the fair value of the Company’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed consolidated balance sheet as of October 1, 2017 reflects the Transactions as if they occurred on October 1, 2017. The unaudited pro forma condensed consolidated statements of income for the year ended January 1, 2017 and the nine months ended October 1, 2017 reflect the Transactions as if they occurred on January 4, 2016, the beginning of the earliest period presented. All dollar figures presented in the pro forma financial statements and notes thereto are presented in thousands, unless otherwise noted.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited and unaudited historical financial statements of each of the Company and 99 Restaurants and the notes thereto, as well as the disclosures contained in the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference herein. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transactions have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the allocation of the preliminary deemed purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, factually supportable, and, with respect to the unaudited pro forma condensed consolidated statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed consolidated financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions or any integration costs. Furthermore, the unaudited pro forma condensed consolidated statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Transactions as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments are preliminary and based on estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transactions. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the Transactions close, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Unaudited Pro Forma Condensed

Consolidated Balance Sheet

As of September 3, 2017 for Ninety Nine and

October 1, 2017 for J. Alexander’s

(in thousands)

	Historical
	99 Restaurants, LLC(1)	J. Alexander’s Holdings, Inc.(1)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$4,317	$8,285	$(2,090)	(5)	$10,512
Accounts and notes receivable	948	1,997	—		2,945
Inventories	3,261	2,444	—		5,705
Prepaid expenses and other current assets	1,995	1,846	—		3,841

Total current assets	10,521	14,572	(2,090)		23,003
Other assets	6,879	6,091	—		12,970
Property and equipment, net	52,679	101,915	—		154,594
Goodwill	—	15,737	222	(2)	15,959
Tradename and other indefinite-lived intangibles	11,840	25,160	35,547	(2)	72,547

Total assets	$81,919	$163,475	$33,679		$279,073

Liabilities and Membership Equity
Current liabilities:
Accounts payable	$2,877	$5,398	$—		$8,275
Accrued expenses and other current liabilities	13,942	9,457	—		23,399
Unearned revenue	1,335	2,332	—		3,667
Current portion of long-term debt	—	9,000	—		9,000

Total current liabilities	18,154	26,187	—		44,341
Long term debt, net of portion classified as current and deferred loan costs	—	12,007	20,000	(3)	32,007
Deferred compensation obligations	—	6,213	—		6,213
Other long-term liabilities	10,984	10,090	—		21,074

Total liabilities	29,138	54,497	20,000		103,635
Members’ / shareholders’ equity:
Members’ equity	52,781	—	(52,781)	(4)	—
Preferred stock, no par value, 10 million shares authorized, no shares outstanding actual or pro forma adjusted
Class A Common stock, $0.001 par value per share, 70 million shares authorized, 14.7 million shares outstanding actual and 14.7 million shares outstanding pro forma adjusted	—	15	—		15
Class B Common stock, $0.001 par value per share, 20 million shares authorized, no shares outstanding actual and 16.3 million shares outstanding pro forma adjusted			16	(2)	16
Additional paid in capital	—	94,964	(22,593)	(3)(4)(5)	72,371
Retained earnings	—	8,155	—		8,155
Total members’/shareholders’ equity attributable to

J. Alexander’s Holdings, Inc.	52,781	103,134	(75,358)	(2)	80,557

Non-controlling interests	—	5,844	89,037	(7)	94,881

Total liabilities and equity	$81,919	$163,475	$33,679		$279,073

Unaudited Pro Forma Condensed

Consolidated Statement of Income

For the Nine Months Ended September 3, 2017 for Ninety

Nine and October 1, 2017 for J. Alexander’s

(in thousands, except

per share data)

	Historical
	99 Restaurants, LLC(1)	J. Alexander’s Holdings, Inc.(1)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$214,696	$171,917	$—		$386,613
Costs and expenses:
Cost of sales	62,212	54,878	—		117,090
Restaurant labor and related costs	74,910	53,456	—		128,366
Depreciation and amortization of restaurant property and equipment	8,219	7,445	—		15,664
Other operating expenses	39,573	34,673	—		74,246

Total restaurant operating expenses	184,914	150,452			335,366
Transaction and integration expenses	—	2,435	(2,435)	(8)	—
General and administrative expenses	18,378	15,479	(2,647)	(5)	31,210
Pre-opening expense	85	934	—		1,019

Total operating expenses	203,377	169,300	(5,082)		367,595

Operating income	11,319	2,617	5,082		19,018
Other income (expense):
Interest expense	—	(625)	(456)	(3)	(1,081)
Other, net	—	94	—		94

Total other income (expense)	—	(531)	(456)		(987)

Income from continuing operations before income taxes	11,319	2,086	4,626		18,031
Income tax (expense) benefit	—	242	(2,596)	(6)	(2,354)

Income from continuing operations	11,319	2,328	2,030		15,677

Income from continuing operations attributable to non-controlling interests	—	—	9,466	(7)	9,466

Income from continuing operations attributable to J. Alexander’s Holdings, Inc.	$11,319	$2,328	$(7,436)		$6,211

Earnings per share:
Weighted average of common stock outstanding
Basic	NA	14,695	—		14,695
Diluted	NA	14,792	16,273		31,065
Income from continuing operations available to common shareholders per share(9)
Basic	NA	$0.16			$0.42
Diluted	NA	$0.16			$0.50

Unaudited Pro Forma Condensed

Consolidated Statement of Income

For the Year Ended December 25, 2016 for Ninety Nine

and January 1, 2017 for J. Alexander’s

(in thousands, except per

share data)

	Historical
	99 Restaurants, LLC(1)	J. Alexander’s Holdings, Inc. (1)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$303,964	$219,582	$—		$523,546
Costs and expenses:
Cost of sales	88,112	69,320	—		157,432
Restaurant labor and related costs	104,518	67,102	—		171,620
Depreciation and amortization of restaurant property
and equipment	10,625	8,834	—		19,459
Other operating expenses	56,650	43,873	—		100,523

Total restaurant operating expenses	259,905	189,129	—		449,034
Transaction and integration expenses	—	64	—		64
General and administrative expenses	26,303	18,852	(3,177)	(5)	41,978
Pre-opening expense	788	1,443	—		2,231

Total operating expenses	286,996	209,488	(3,177)		493,307

Operating income	16,968	10,094	3,177		30,239
Other income (expense):
Interest expense	(13)	(662)	(608)	(3)	(1,283)
Other, net	—	107	—		107

Total other income (expense)	(13)	(555)	(608)		(1,176)

Income from continuing operations before income taxes	16,955	9,539	2,569		29,063
Income tax (expense) benefit	—	(2,062)	(1,746)	(6)	(3,808)

Income from continuing operations	16,955	7,477	823		25,255

Income from continuing operations attributable to non-controlling interests	—	—	15,258	(7)	15,258

Income from continuing operations attributable to J. Alexander’s Holdings, Inc.	$16,955	$7,477	$(14,435)		$9,997

Earnings per share:
Weighted average of common stock outstanding
Basic	NA	14,821	—		14,821
Diluted	NA	14,840	16,273		31,113
Income from continuing operations available to common shareholders per share(9)
Basic	NA	$0.50			$0.67
Diluted	NA	$0.50			$0.81

(1)

The Company’s historical results are derived from the Company’s audited consolidated statement of income and comprehensive income for the year ended January 1, 2017 and the unaudited condensed consolidated balance sheet as of October 1, 2017 and unaudited condensed consolidated statement of income and comprehensive income for the nine months ended October 1, 2017 under GAAP. 99 Restaurants’ historical results include the audited consolidated statement of income for the year ended December 25, 2016, unaudited consolidated carve-out balance sheet as of September 3, 2017, and unaudited consolidated carve-out income statement for the nine months ended September 3, 2017 under GAAP. Certain reclassifications to the 99 Restaurants financial information have been made to conform to the condensed consolidated presentation of the Company. It is also anticipated that future accounting periods for 99 Restaurants will be aligned with those of the Company upon closing of the Transactions.
(2)	Represents the adjustments to reflect the purchase price allocation of the Company to its identified assets acquired and liabilities assumed. The fair value of the consideration effectively transferred in a reverse acquisition is based on the most reliable measure, which is in this case the quoted market price of the Company’s common stock as of the date of the merger transaction. For purposes of this pro forma presentation, $9.85 per common share is being used as the market price of the Company’s outstanding stock, which was the closing price of the company’s common stock as of November 10, 2017. As the Company currently has 14,695,176 shares of common stock outstanding, this results in a purchase price of $144,747. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in the Company’s common stock price as of the closing date of the Transactions. Also for purposes of this pro forma presentation, it is assumed that the fair value of the Company’s current and long-term assets and liabilities, with the exception of tradenames and goodwill, approximates current book value. The initial valuation of the tradenames used by the Company resulted in an increase to the book value of tradename intangible assets of $35,547, and the remaining excess purchase price of $222 was allocated entirely to goodwill in the unaudited consolidated pro forma balance sheet as of October 1, 2017. Because it has been assumed for purposes of this pro forma presentation that the fair value of property and equipment and other amortizable assets approximates current book value, no further adjustments have been presented with regard to depreciation and amortization expense within the unaudited pro forma condensed combined income statements. Management believes this to be a reasonable assumption given that the Company’s historical financial statements were adjusted to fair value in conjunction with the Company’s purchase by FNF in 2012. Additionally, it should be noted that the Company does not expect any significant changes to useful life assumptions of depreciable assets for the combined company. The actual purchase price allocation is dependent upon certain valuation and other studies that will not be completed until after the Transactions have closed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the Transactions.

A sensitivity analysis related to the fluctuation in the Company’s common stock price was performed to assess the impact that a hypothetical change of 10% on the closing price of the Company’s common stock on November 10, 2017 would have on the estimated purchase price and goodwill as of the closing date, assuming no other changes in fair value assumptions included herein. The following table shows the change in stock price, estimated purchase price and goodwill (all dollars in thousands, except stock price):

Change in stock price	Stock Price	Estimated Purchase Price	Goodwill
Increase of 10%	$10.84	$159,222	$14,697
Decrease of 10%	$8.87	$130,273	$(14,252)

(3)	Represents the reduction of equity and increase to the debt to be assigned to 99 Restaurants prior to the Transactions. This entry is the result of a $40,000 contribution of cash by FNFV to 99 Restaurants, offset by the $60,000 of debt assigned by FNH, the current parent company of 99 Restaurants. The $40,000 in cash will be used to repay a portion of the debt, resulting in remaining additional debt of $20,000 for the combined company. Additionally, an estimated increase to interest expense for the $20,000 of remaining debt is reflected on the unaudited pro forma combined income statements for the year ended January 1, 2017 as well as for the nine months ended October 1, 2017. It should be noted that the expectation is that the $20,000 of remaining debt will be refinanced with the Company’s current lender concurrent with the closing of the Transactions. For purposes of this pro forma presentation, we have assumed an interest rate of 3.6% on the $20,000 in additional debt which is based on quoted terms from our lender.

(4)	Represents the reclassification of the current equity of 99 Restaurants to additional paid in capital, to appropriately reflect the equity structure of the combined entity.

(5)	Represents the reduction of general and administrative expense for the following items:

a.	Due to the termination of the Consulting Agreement, which is directly attributable to the Transactions and will coincide with the closing date of the Transactions, the Company will no longer owe the 3% of adjusted EBITDA cash fee for consulting services to BKAS. The historical income statements for the year ended January 1, 2017 and the nine months ended October 1, 2017 included $699 and $559, respectively, in general and administrative expense associated with this fee. The pro forma adjustments include a reduction of this expense to reflect the fact that these fees would not have been owed had the Transactions taken place at the beginning of fiscal 2016. The pro forma adjustments to the respective income statements do not include any nonrecurring charges, including the termination payment that will be required to be made under the agreement at the closing of the Transactions totaling $2,090. However, the $2,090 termination payment has been reflected as a reduction to cash in the unaudited pro forma condensed consolidated balance sheet as it is directly related to the Transactions and is expected to be accounted for as an expense in the post-combination period immediately after the Closing.

b.	As an additional result of the termination of the Consulting Agreement, the profits interest grant made to BKAS by JAX Op will have vested fully and as such no further compensation expense related to this grant would be recognized. The historical income statements for the year ended January 1, 2017 and the nine months ended October 1, 2017 included $2,039 and $1,715, respectively, in general and administrative expense associated with this grant. The pro forma adjustments include a reduction of this expense to reflect the fact that this compensation would not have been recognized had the Transactions taken place at the beginning of fiscal 2016. The pro forma adjustments do not include any nonrecurring charges, including the acceleration of the remaining expense related to the BKAS profits interest grant due to the acceleration of vesting of the grant. The amount of that nonrecurring charge is dependent on the final valuation of the BKAS profits interest grant, but based on facts and valuations as of October 1, 2017, the estimated charge would approximate $2,235.

c.	As a direct result of the Transactions, all outstanding Company stock options will accelerate in their vesting. Accordingly, no additional compensation expense will be recorded related to these outstanding options after the Transactions are consummated. The historical income statements for the year ended January 1, 2017 and the nine months ended October 1, 2017 included $439 and $560, respectively, in general and administrative expense associated with these options. The pro forma adjustments include a reduction of this expense to reflect the fact that this compensation would not have been recognized had the Transactions taken place at the beginning of fiscal 2016. The pro forma adjustments do not include any nonrecurring charges, including the acceleration of the remaining expense related to the outstanding stock options due to the acceleration of vesting of the grants. The amount of that nonrecurring charge associated with the acceleration of the outstanding stock options is approximately $1,930.

(6)	The Company is subject to applicable federal and certain state and local income taxes with respect to its share of allocable taxable income of JAX Op. The historical financial statements of the Company have reflected this income tax expense. However, 99 Restaurants is currently structured as a single-member LLC, and therefore, its historical financial statements have not reflected any income tax expense. The unaudited pro forma condensed consolidated statements of income reflect a pro forma adjustment to show the tax effect of the Company’s allocable share of the combined company’s pre-tax income from continuing operations, as well as the tax impact of all of the previously disclosed pro forma adjustments to income. The adjustment assumes a 28% effective tax rate for both the year ended January 1, 2017 for the nine months ended October 1, 2017. Such tax rate is consistent with the effective tax rate generally expected for the combined company based on preliminary tax provision calculation.
(7)

Represents the allocation of pre-tax income from continuing operations between controlling and non-controlling interests. The Company will own 47.5% of the outstanding Class A Units and Class B Units of the operating subsidiary, JAX Op. As such, the minority interest allocated to the holders of the newly issued Class B Units of the partnership represents 52.5% of the pre-tax income from continuing operations. Note that this calculation does not contemplate the impact that any outstanding Class C profits interest grant units may have on the minority interest calculation. Historically, those profits interest grant units have not required the allocation of income based on a hypothetical liquidation of book value calculation. Further, represents the allocation of equity on the pro forma condensed consolidated balance sheet to non-controlling interest based on the relative ownership percentages discussed above.
(8)	Reflects the adjustment to the unaudited pro forma condensed combined statement of income for the nine months ended October 1, 2017 to reflect the exclusion of transaction and integration costs that would have been incurred prior to the period presented had the Transactions occurred at the beginning of fiscal 2016.
(9)	Pro forma basic income from continuing operations per share was computed by dividing the pro forma continuing income from operations attributable to our common shareholders by the number of shares of Class A Common Stock outstanding. The Company has determined that no income would be allocated to the outstanding shares of Class B Common Stock due to the fact that they are not participating securities with regard to the Company’s earnings, and as such no separate presentation of earnings per share with regard to the Class B Common Stock is necessary. Rather, a disclosure of the number of outstanding shares of Class B Common Stock of 16,272,727 would be made in the Company’s footnotes. Pro forma diluted income from continuing operations per share was computed by dividing the pro forma continuing income from operations by the total number of shares of Class A Common Stock outstanding, assuming that the total number of shares of Class B Common Stock were converted to shares of Class A Common Stock under the if-converted method on a one-for-one basis as of the beginning of the respective periods presented. The numerator in the diluted earnings per share calculation is adjusted to add back any amounts attributable to non-controlling interests due to the assumed conversion under the if-converted method. It should be noted that no additional dilution from outstanding stock options of the Company or Class C profits interest units outstanding at JAX Op was assumed for purposes of these pro forma calculations. See the table below for the calculation of pro forma earnings per share of the combined company after the closing of the Transactions:

	For the Period Ended October 1, 2017	For the Year Ended January 1, 2017
Income from continuing operations available to common shareholders:
Basic	$6,211	$9,997
Diluted	$15,677	$25,255
Weighted average of common stock outstanding:
Basic	14,695	14,821
Impact of Acquisition	—	—

Total	14,695	14,821
Diluted	14,792	14,840
Impact of Acquisition	16,273	16,273

Total	31,065	31,113
Income from continuing operations available to common shareholders per share
Basic	$0.42	$0.67
Diluted	$0.50	$0.81

99 RESTAURANTS’ BUSINESS

Ninety Nine was founded in 1952 at 99 State Street in downtown Boston, Massachusetts. Ninety Nine’s founder was given a horseshoe for good luck, hung it on the address plate and created the restaurant’s logo. Privately held by the same family until 2003, Ninety Nine has grown from a local restaurant to a regional brand with 106 restaurants throughout New England and upstate New York as of September 3, 2017.

Ninety Nine’s brand positioning statement is: The Ninety Nine Restaurant is where locals with a no-nonsense Yankee sensibility and blue collar attitude enjoy a menu that provides classic All-American food served in a distinctly hearty New England style—nothing pretentious and nothing you can’t pronounce. All of this is brought to families and friends in an environment enhanced by the energy and fun of our neighborhood pub-like bar. While there’s something for everyone on the menu, we’re loved for our signature broiled sirloin tips, famous tall, frosted mugs of beer, and hand breaded boneless wings that have earned a loyal following and deliver the great value guests have come to expect from the 99. This experience is delivered by engaging team members that genuinely believe “A Passion To Serve” makes all the difference in making new guests feel welcomed and regulars feel right at home.

Company Strengths

Ninety Nine Culture

Ninety Nine’s culture of success is built upon a foundation of living its values, resulting in industry leading low team member and management turnover, high retention and engagement. As a result, Ninety Nine has earned a loyal following by delivering great value to its guests, while consistently providing an excellent dining experience. Great value, execution and guest loyalty have led to strong operating results, growth of top line revenue and profit margins, improved brand relevance and continued shareholder investment in Ninety Nine’s company, fueling continued growth.

Ninety Nine is led by a management team with significant experience in all aspects of restaurant operations. Its experienced team of industry veterans at the executive level has an average of 25 years of restaurant experience. Ninety Nine’s operations directors have an average of twenty-four years of operations leadership experience. Among Ninety Nine’s general managers and kitchen managers, over half have tenure between 11 and 20+ years.

Ninety Nine’s focus on hourly team member retention and low hourly turnover is supported by a best in class hourly training program which all new hire team members complete. In addition, utilization of e-learning courses, as well as the recent launch of the Ninety Nine Learning Channel, allow the company to continuously train its team members on new food and beverage menu items, service standards and compliance related requirements. Ninety Nine was awarded the 2017 TDn2K National Best Practices Award in recognition of industry leading turnover results.

Ninety Nine’s core menu has evolved over time and continues to provide great value and variety. The business provides additional options through local seasonal menus which are produced four times per year and take advantage of local partnerships and food and beverage menu items which resonate with Ninety Nine’s guests while delivering strong profitability margins. These seasonal menus provide opportunity for innovation, creativity and items uniquely differentiated from its competitors.

Ninety Nine’s commitment to strong value, combined with consistent friendly and attentive service, has earned the restaurant a loyal following with guests. The average Ninety Nine guests visits seven times per year, which Ninety Nine believes to be significantly higher than the average of its competitive set.

Growth Strategies

Ninety Nine believes that it has a long-standing track record of consistently producing high average weekly sales and average unit sales volumes. The business successfully increased its average weekly sales at a compound annual growth rate of 2.4%, from $49,500 in fiscal year 2011 to $55,800 in fiscal year 2016. The highest volume restaurant generated net sales of approximately $5,000,000 in 2016.

Ninety Nine’s net sales and profit growth since 2011 have allowed Ninety Nine to invest significant amounts of capital to drive growth through continuous improvement of existing locations, as well as the opening of new restaurants.

After significant market research and pilot restaurant testing in 2012, Ninety Nine developed a new exterior and interior design and launched a re-model program termed “Back to the Nines” in the fall of 2013. A total of 88 restaurants will be completed by the end of fiscal year 2017. In addition, certain design elements for the current remodel program (including removal of bar walls, lighting design, bar liquor displays, ceiling design, booth and table tops) are being upgraded in the nine restaurants that were pilot locations in 2012. When including the five new restaurants built between 2013 and 2017, a total of 102 locations are complete to the current brand design standards.

Ninety Nine has a disciplined program of continuous investment in all of its locations to maintain excellent restaurant images and it targets spending $30,000 to $35,000 per year in maintenance capital expenditures per restaurant to do so. The business may also selectively undertake more extensive remodels of existing units to improve back-of-the-house efficiencies or relocations in the event of demographic shifts in a market. Ninety Nine believes its investment in remodeling and relocation will generate incremental comparable sales at affected restaurants.

Ninety Nine is actively pursuing development opportunities and currently evaluating seven locations in six separate markets in order to meet its growth objectives. The most recent restaurant openings include a restaurant relocation opened in Wareham, Massachusetts in April 2016, a new restaurant opened in Danbury, Connecticut in June 2016, and a restaurant under construction to re-open on its existing site in Hingham, Massachusetts in December 2017.

Restaurant Ownership Structure

The Ninety Nine restaurants are entirely company operated.

Properties

As of September 3, 2017, Ninety Nine had 106 system-wide restaurants located across the following states:

Connecticut	12
Massachusetts	63
Maine	4
New Hampshire	13
New York	8
Rhode Island	3
Vermont	3

All of Ninety Nine’s restaurant sites are leased from third parties. Ninety Nine has four master leases (“Ninety Nine Master Leases”), with each lease governing six to ten properties (30 restaurants in total). Each of the Ninety Nine Master Leases will expire January 31, 2022 and each provides Ninety Nine a right of first offer to purchase the property. Rent under the Ninety Nine Master Leases is based on a base monthly rental amount, which increases by 1% annually. The Ninety Nine Master Leases are each subject to an annual fixed charge coverage ratio of 1.50 to 1.00. The annual fixed charge coverage ratio is computed on an aggregate basis for all restaurants covered under the lease. Each of the Ninety Nine Master Lease pools exceeded the 1.50 to 1.00 minimum as of the end of 2016. Our remaining 76 locations have leases with varying extension and expiration dates.

Suppliers

Ninety Nine contracts directly with a variety of foodservice suppliers to maintain consistent price and quality throughout its restaurants. All food items, with the exception of fresh produce, are purchased, inventoried, and distributed to the restaurants by Ninety Nine’s distribution partner, Gordon Food Service, from one central warehouse located in Taunton, MA. The company utilizes three different produce distributors geographically located in its restaurant markets to provide delivery of fresh produce directly to each restaurant.

Ninety Nine provides each vendor with a strict set of specifications to ensure that its superior food quality is maintained. Where possible, the company also takes advantage of local purveyors to provide in-season products to supplement its regular menu with recipes featuring high quality local products.

Beef, seafood and poultry comprise the largest percentage of Ninety Nine’s food costs, representing approximately 56% of total food and beverage purchases in 2017. Ninety Nine contracts fixed prices as often as strategically practical and to align with menu development timelines for the year.

While most of its current supply contracts are for no longer than one year, Ninety Nine has been purchasing from many of its suppliers for many years and believes that its relationships are strong and the suppliers’ financial positions secure. However, the company believes that it does not rely on any single-source supplier that could not be replaced with one or more alternative suppliers without disruption. Annual requests for proposals are conducted for the majority of Ninety Nine’s contracted items to ensure that high quality and fair pricing are being achieved. Should there be any disruption in Ninety Nine’s supply chain, the company believes it has created a set of product specifications that can be met by a number of common restaurant suppliers.

In order to assure compliance with product specifications, as well as supplier and restaurant-level food safety processes and procedures, Ninety Nine employs a Director of Food Safety and Quality Assurance who regularly monitors and audits food specifications. In addition, such individual is responsible for maintaining and auditing food safety standards at the restaurants, working closely with the operations team.

Trademarks

Ninety Nine regards its service mark, “Ninety Nine,” as having significant value and as being an important factor in the marketing of its restaurants. Ninety Nine has also obtained trademarks for various advertising slogans. Ninety Nine’s policy is to pursue registration of its marks whenever possible and to oppose vigorously any infringement of its marks.

Seasonality and Quarterly Results

Ninety Nine’s business is subject to seasonal fluctuations. Historically, customer spending patterns for established restaurants are generally highest in the second quarter of the year and lowest in the fourth quarter of the year. Additionally, holidays, severe winter weather, thunderstorms and similar conditions may affect sales volumes seasonally in some markets. Ninety Nine’s quarterly results have been, and will continue to be, significantly affected by general economic conditions, the timing of new restaurant openings and their associated preopening costs, restaurant closures and exit-related costs and impairments of property, fixtures and equipment. As a result of these and other factors, Ninety Nine’s financial results for any given quarter may not be indicative of the results that may be achieved for a full fiscal year.

Regulatory, Environmental, Health and Safety Matters

Environmental

Ninety Nine is subject to federal, state and local environmental laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, or exposure to, hazardous or toxic substances (“environmental laws”). These environmental laws can provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third-parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances. Ninety Nine is not aware of any environmental laws that will materially affect its earnings or competitive position, or result in material capital expenditures relating to its restaurants. However, Ninety Nine cannot predict what environmental laws will be enacted in the future, how existing or future environmental laws will be administered, interpreted or enforced, or the amount of future expenditures that Ninety Nine may need to make to comply with, or to satisfy claims relating to, environmental laws. It is possible that Ninety Nine will become subject to environmental liabilities at its properties, and any such liabilities could materially affect its business, financial condition or results of operations.

Health and Safety

Ninety Nine is subject to extensive and varied federal, state and local government regulation, including regulations relating to the sale of food and alcoholic beverage, public and occupational health and safety, sanitation and fire prevention. The company operates each of its restaurants in accordance with standards and procedures designed to comply with applicable codes and regulations. Although Ninety Nine has not experienced, and does not anticipate, any significant difficulties, delays or failures in obtaining required licenses, permits or approvals, any such problem could delay or prevent the opening of, or adversely impact the viability of, a particular restaurant or group of restaurants.

In order to develop and construct restaurants, Ninety Nine must comply with applicable zoning and land use regulations. Such regulations have not had a material effect on the its operations to date, but more stringent and varied requirements of local governmental bodies could delay or even prevent construction and increase development costs for new restaurants. Ninety Nine is also required to comply with the accessibility standards mandated by the American Disabilities Act of 1990 (the “ADA”), which generally prohibits discrimination in accommodation or employment based on disability. The ADA became effective as to public accommodations and employment in 1992. Construction and remodeling projects completed by Ninety Nine since 1992 have taken into account the requirements of the ADA. The company may, in the future, have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. While these expenses could be material, Ninety Nine currently expects that any such actions will not require substantial capital expenditures.

A significant amount of Ninety Nine’s revenues is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each restaurant to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the company’s restaurants, including with respect to the minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, relationships with alcohol manufacturers, wholesalers and distributors, inventory control, and handling, storage and dispensing of alcoholic beverages. Ninety Nine is also subject, in certain states, to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to such intoxicated person. The states where Ninety Nine operates generally have dram-shop statutes or recognize a cause of action for damages relating to sales of alcoholic beverages to obviously intoxicated persons and/or minors. Ninety Nine carries liquor liability coverage as part of its existing comprehensive general liability insurance.

Ninety Nine is subject to the U.S. Fair Labor Standards Act, the U.S. Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act and various other federal and state laws governing similar matters, including minimum wages, overtime, workplace safety and other working conditions. Ninety Nine may also be subject to lawsuits from its employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and has been party to such matters in the past.

Patient Protection and Affordable Care Act, enacted in March 2010, requires chain restaurants with 20 or more locations in the United States operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The federal disclosure rule goes into effect on May 7, 2018. A number of states, counties and cities have also enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers, or have enacted legislation restricting the use of certain types of ingredients in restaurants. Many of these requirements are inconsistent or are interpreted differently from one jurisdiction to another. Ninety Nine added calorie disclosure for a majority of its restaurants in April 2017 and is monitoring the effect of such labeling requirements on consumer choices.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with Hazard Analysis & Critical Control Points (“HACCP”) management systems may now be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from raw material production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP programs, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act, signed into law in January 2011, granted the FDA new authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Ninety Nine anticipates that the new requirements may impact its industry. Additionally, Ninety Nine’s suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require Ninety Nine to take actions that could be costly to it or otherwise harm its business.

Ninety Nine is also subject to laws and regulations relating to information security, privacy, cashless payments, gift cards and consumer credit protection and fraud, and any failure or perceived failure to comply with these laws and regulations could harm Ninety Nine’s reputation or lead to litigation, which could adversely affect its financial condition.

Information Technology

Ninety Nine’s restaurants use a computerized point of sale system. All of the restaurants utilize touch screen point-of-sale and electronic gift card systems, and also employ a theoretical food costing program, all of which were specifically designed for the restaurant industry. Ninety Nine uses its management information systems to develop pricing strategies, identify food cost issues, monitor new product acceptance and evaluate restaurant-level productivity. The system also supplies sales, bank deposit and variance data to Ninety Nine’s accounting department on a daily basis. Ninety Nine uses this data to generate daily sales information and weekly consolidated reports regarding sales and other key measures with detailed profit and loss statements for each location following the end of each period. Ninety Nine expects to continue to develop its management information systems to assist management in analyzing business issues and to improve efficiency.

Employee Matters

As of September 3, 2017, Ninety Nine employed approximately 6,300 persons, including 34 individuals on the corporate staff. Ninety Nine believes that its employee relations are good. Ninety Nine is not a party to any collective bargaining agreements.

Legal Proceedings

Ninety Nine is a defendant from time to time in various claims or legal proceedings arising in the ordinary course of its business, including claims relating to injury or wrongful death under “dram shop” laws, labor-related claims, workers’ compensation matters, discrimination and similar matters, claims resulting from “slip and fall” accidents, claims relating to lease and contractual obligations, federal and state tax matters and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns. Ninety Nine does not believe that any of the legal proceedings pending against it as of the date of this proxy statement will have a material adverse effect on its liquidity or financial condition. Ninety Nine may incur liabilities, receive benefits, settle disputes, sustain judgments or accrue expenses relating to legal proceedings in a particular fiscal year which may adversely affect its results of operations, or on occasion, receive settlements that favorably affect Ninety Nine’s results of operations.

99 RESTAURANTS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of 99 Restaurants’ financial condition and results of operations together with the consolidated financial statements and the related notes included elsewhere in this proxy statement. The following discussion and analysis of 99 Restaurants’ financial condition and results of operations contain forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in this proxy statement. Actual results may differ materially from those contained in any forward-looking statements.

Overview

Ninety Nine was founded in 1952 at 99 State Street in downtown Boston, Massachusetts. Ninety Nine’s founder was given a horseshoe for good luck, hung it on the address plate and created the restaurant’s logo. Privately held by the same family until 2003, Ninety Nine has grown from a local restaurant to a regional brand with 106 restaurants throughout New England and upstate New York as of September 3, 2017. Ninety Nine serves All-American food with a distinctly hearty New England style, including signature items such as broiled sirloin tips, hand-breaded boneless wings, New England lobster rolls and frosted mugs of beer. The greatest concentration of Ninety Nine restaurants is in Massachusetts, where there are 64 locations.

Ninety Nine’s net sales growth since 2011 has allowed it to invest significant amounts of capital to drive growth through the continuous improvement of existing locations and the opening of new restaurants.

After significant market research and pilot restaurant testing in 2012, Ninety Nine developed a new exterior and interior design and launched a re-model program termed “Back to the Nines” in the fall of 2013. A total of 88 restaurants will be completed by the end of fiscal year 2017. In addition, certain design elements for the current remodel program (removal of bar walls, lighting design, bar liquor displays, ceiling design, booth and table tops) are being upgraded in the nine restaurants that were pilot locations in 2012. When including the five new restaurants built between 2013 and 2017, a total of 102 locations are complete to the current design standards.

Ninety Nine is actively pursuing development opportunities and is currently evaluating approximately seven locations in roughly six separate markets in order to meet its stated growth objectives. The most recent restaurant openings include a restaurant relocation opened in Waltham, Massachusetts in April 2016 and a new restaurant opened in Danbury, Connecticut in June 2016.

In addition, Ninety Nine expects to relocate another restaurant during either the fourth quarter of 2017 or early in the first quarter of 2018.

Recent Transactions and Basis of Presentation

Performance Indicators

Ninety Nine uses the following key metrics in evaluating its performance:

Same Store Sales. Ninety Nine includes a restaurant in the same store restaurant group after 18 months of operations. Ninety Nine’s same store restaurant base consisted of 104 restaurants at December 25, 2016 and at December 27, 2015. Changes in same store restaurant sales reflect changes in sales for the same store group of restaurants over a specified period of time. This measure highlights the performance of existing restaurants, as the impact of new restaurant openings is excluded.

Measuring Ninety Nine’s same store restaurant sales allows Ninety Nine to evaluate the performance of its existing restaurant base. Various factors impact same store sales including:

•	consumer recognition of Ninety Nine concepts and the ability to respond to changing consumer preferences;

•	overall economic trends, particularly those related to consumer spending;

•	Ninety Nine’s ability to operate restaurants effectively and efficiently to meet guest expectations;

•	pricing;

•	guest traffic;

•	spending per guest and average check amounts;

•	local competition;

•	trade area dynamics; and

•	introduction of new menu items.

Average Weekly Sales. Average weekly sales per restaurant is computed by dividing total restaurant sales for the period by the total number of days all restaurants were open for the period to obtain a daily sales average. The daily sales average is then multiplied by seven to arrive at average weekly sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation.

Average Weekly Same Store Sales. Average weekly same store sales per restaurant is computed by dividing total restaurant same store sales for the period by the total number of days all same store restaurants were open for the period to obtain a daily sales average. The daily same store sales average is then multiplied by seven to arrive at average weekly same store sales per restaurant. Days on which restaurants are closed for business for any reason other than scheduled closures on Thanksgiving and Christmas are excluded from this calculation. Sales and sales days used in this calculation include only those for restaurants in operation at the end of the period which have been open for more than eighteen months.

Average Check. Average check is calculated by dividing total restaurant sales by guest counts for a given time period. Total restaurant sales includes food, alcohol and beverage sales. Average check is influenced by menu prices and menu mix. Management uses this indicator to analyze trends in guests’ preferences, the effectiveness of menu changes and price increases and per guest expenditures.

Average Unit Volume. Average unit volume consists of the average sales of our restaurants over a certain period of time. This measure is calculated by multiplying average weekly sales by the relevant number of weeks for the period presented. This indicator assists management in measuring changes in guest traffic, pricing and development of our concepts.

Cost of Sales. Cost of sales is an important metric to management because it is the only truly variable component of cost relative to the sales volume while other components of cost can vary significantly due to the ability to leverage fixed costs at higher sales volumes.

Guest Counts. Guest counts are measured by the number of entrees ordered at Ninety Nine’s restaurants over a given time period.

The Ninety Nine business is subject to seasonal fluctuations. Historically, the percentage of Ninety Nine’s annual revenues earned during the second and third quarters has been higher. In addition, Ninety Nine operates on a 52- or 53-week fiscal year that ends on the last Sunday of December. Quarters one, two and three have 12 weeks and the fourth quarter has 16 weeks, except for a 53-week year when the fourth quarter has 17 weeks. Fiscal year 2017 is a 53-week fiscal year. As many of Ninety Nine’s operating expenses have a fixed component, the operating income and operating income margins have historically varied from quarter to quarter. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter, or for the full fiscal year.

Key Financial Definitions

Restaurant Sales. Restaurant sales consist primarily of food and beverage sales at Ninety Nine restaurants, net of any discounts, such as management meals and employee meals, associated with each sale. Net sales are directly influenced by the number of operating weeks in the relevant period, the number of restaurants Ninety Nine operates and same store sales growth.

Cost of food and beverage. Cost of food and beverage is comprised primarily of food and beverage expenses and is presented net of earned vendor rebates. Food and beverage expenses are generally influenced by the cost of food and beverage items, distribution costs and menu mix. The components of cost of sales are variable in nature, increase with revenues, are subject to increases or decreases based on fluctuations in commodity costs, including beef prices, and depend in part on the controls that Ninety Nine has in place to manage cost of sales at its restaurants.

Payroll and benefits. Payroll and benefits costs includes restaurant management salaries, hourly staff payroll and other payroll-related expenses, including management bonus expenses, vacation pay, payroll taxes, fringe benefits and health and workers compensation insurance expenses.

Restaurant operating costs. Restaurant operating expenses includes repairs and maintenance, credit card fees, rent, property taxes, insurance, utilities, operating supplies and other restaurant-level related operating expenses.

Selling, general and administrative expenses. Selling, general and administrative expenses are comprised of advertising costs and costs related to certain corporate and administrative functions that support development and restaurant operations and provide an infrastructure to support future company growth. These expenses reflect management, supervisory and staff salaries and employee benefits, travel, information systems, training, corporate rent, professional and consulting fees, technology and market research.

Corporate overhead costs. Corporate overhead costs are allocations of certain expenses from FNH, including, but not limited to, general corporate expenses such as management, legal, human resources, finance, accounting, financial reporting, tax, information technology, benefits, real estate, compliance, marketing, corporate employee benefits including cash bonuses and share-based compensation, shared services processing and administration, and depreciation for corporate fixed assets. These costs have been allocated on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of revenue, headcount, number of locations, or other systematic measures that reflect utilization of services provided or benefits received.

Depreciation. Depreciation principally includes depreciation on restaurant fixed assets, including equipment and leasehold improvements. Ninety Nine depreciates capitalized leasehold improvements over the shorter of the total expected lease term or their estimated useful life. As Ninety Nine continues its restaurant openings, depreciation is expected to increase as a result of its increased capital expenditures.

Pre-opening expenses. Pre-opening expenses are costs incurred prior to opening a restaurant, and primarily consist of manager salaries, relocation costs, recruiting expenses, employee payroll and related training costs for new employees, including rehearsal of service activities, as well as lease costs incurred prior to opening. Ninety Nine currently targets pre-opening costs per restaurant of between $275 and $350.

Results of Operations

Quarter and Thirty-Six Weeks Ended September 3, 2017 Compared to Quarter and Thirty-Six Weeks Ended September 4, 2016

The following tables set forth, for the periods indicated, (i) the items in the Condensed Consolidated Income Statements, including Ninety Nine’s results expressed as a percentage of restaurant sales, and (ii) other selected operating data:

	Quarter Ended			Thirty-Six Weeks Ended
(Dollars in thousands)	September 3, 2017	September 4, 2016	Percent Change 2017 vs. 2016	September 3, 2017	September 4, 2016	Percent Change 2017 vs. 2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Restaurant sales	$71,424	$71,943	(0.7%)	$214,696	$214,497	0.1%
Costs and Expenses:
Cost of food and beverage	21,116	21,154	(0.2)	62,212	62,603	(0.6)
Payroll and benefits	24,623	24,577	(0.6)	74,910	73,305	2.2
Restaurant operating costs	12,804	13,106	(2.3)	39,547	39,297	0.6

Cost of sales, exclusive of depreciation shown separately below	58,543	58,837	(0.5)	176,669	175,205	0.8
Selling, general and administrative expenses	4,243	4,002	6.0	12,996	11,981	8.5
Corporate Overhead costs	1,914	2,232	(14.2)	5,382	6,519	(17.4)
Depreciation	2,875	2,488	15.6	8,219	6,895	19.2
Preopening costs	45	153	(70.6)	85	715	(88.1)
Impairment and disposal charges, net	1	4	(75.0)	26	9	NCM

	67,621	67,716	(0.1)	203,377	201,324	1.0

Income from operations	3,803	4,226	(10.0)	11,319	13,173	(14.0)
Other income (expense):
Interest expense
Income from continuing operations Loss from discontinued operations, net	3,803	4,226	(10.0)	11,319	13,173	(14.0)

Net income	$3,803	$4,226	(10.0)%	$11,319	$13,173	(14.0)%

Note: NCM means not considered meaningful.

As a Percentage of Restaurant Sales	Quarter Ended		Thirty-Six Weeks Ended
	September 3, 2017	September 4, 2016	September 3, 2017	September 4, 2016
Restaurant sales	100%	100%	100%	100%
Costs and Expenses:
Cost of food and beverage	29.6	29.4	29.0	29.2
Payroll and benefits	34.5	34.2	34.9	34.2
Restaurant operating costs	17.9	18.2	18.4	18.3

Cost of sales, exclusive of depreciation shown separately below	82.0	81.8	82.3	81.7
Selling, general and administrative expenses	5.9	5.6	6.1	5.6
Corporate Overhead costs	2.7	3.1	2.5	3.0
Depreciation	4.0	3.5	3.8	3.2
Preopening costs	0.1	0.2	0.0	0.3
Impairment and disposal charges, net	0.0	0.0	0.0	0.0

	94.7	94.1	94.7	93.9

Income from operations	5.3	5.9	5.3	6.1
Other income (expense):
Interest expense

Income from continuing operations	5.3	5.9	5.3	6.1
Loss from discontinued operations, net

Net income	5.3%	5.9%	5.3%	6.1%

Note: Certain percentage totals do not sum due to rounding.

Restaurants open at end of period:	105	106	105	106
Average weekly sales per restaurant:	56,400	56,700	$56,400	$56,700
Percent change	(0.7)%		(0.5)%
Average weekly same store sales per restaurant:	56,500	56,800	$56,500	$56,800
Percent change	(0.6)%		(0.5)%

Quarter Ended September 3, 2017 Compared to Quarter Ended September 4, 2016

Restaurant Sales

For the third quarter of 2017, restaurant sales decreased by $519, or 0.7%, compared to the third quarter of 2016 due to a decrease of $108 in same store sales, a decrease in sales of $352 from two non-comparable restaurants opened in the second quarter of 2016 and a decrease of $137 from the temporary closing of one restaurant for remodel in the third quarter of 2017, partially offset by an increase in sales of $78 from the rollover of closed store days resulting from re-image projects and weather.

A total of 83 remodels have been completed since the fourth quarter of 2013. Eight remodels were completed in the first 36 weeks of 2017.

Average weekly same store sales were $56,500 for the third quarter of 2017 compared to $56,800 for the third quarter of 2016.

The average check per guest, including alcoholic beverage sales, increased by 1.8% to $15.80 for the third quarter 2017 from $15.52 for the third quarter of 2016. Management estimates that the effect of menu price increases on restaurant sales was approximately 0.9% the third quarter of 2017, compared to the corresponding periods of 2016. Weekly average guest counts decreased by approximately 2.3% in the third quarter of 2017, compared to the corresponding periods of 2016 within the same store base of restaurants.

Restaurant Costs and Expenses

Total cost of sales, exclusive of depreciation, increased to 82.0% of restaurant sales in the third quarter of 2017 from 81.8% of restaurant sales in the third quarter of 2016. The increase was primarily due to increases in the cost of food and beverage and restaurant payroll and benefit costs resulting from increases in state minimum wage rates, a tight labor market which is driving wage rates above the corresponding rates of 2016 and slightly higher turnover which increased training and overtime costs above 2016.

Cost of food and beverage, which includes the cost of food and both alcoholic and non-alcoholic beverages, increased to 29.6% of restaurant sales for the third quarter of 2017 from 29.4% of restaurant sales in the third quarter of 2016. The increase is due primarily to higher commodity costs for seafood and produce, partially offset by the impact of approximately 0.9% in menu price increases compared to 2016. For the third quarter of 2017, management estimates that inflation in food costs was 2.0% relative to the corresponding period of 2016.

Payroll and benefits increased to 34.5% from 34.2% of restaurant sales in the third quarter of 2017 compared to the third quarter of 2016. The increase was primarily due to increases in state minimum wage rates, a tight labor market which is driving wage rates above the corresponding rates of 2016 and increases in vacation pay.

Restaurant operating expenses, which include restaurant level expenses such as china and supplies, laundry, repairs and maintenance, utilities, credit card fees, rent, property taxes and insurance, decreased to 17.9% of restaurant sales for the third quarter of 2017, compared to 18.2% of restaurant sales for the third quarter of 2016 due to a decrease in expenses associated with Ninety Nine’s gift card program resulting from a change in accounting policy in the third quarter of 2016.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, which includes advertising costs along with all “above-restaurant” supervisory costs and expenses, increased by $241, or 6.0%, for the third quarter of 2017 compared to the corresponding period of 2016. The increase in 2017 is due to the transfer of selected corporate overhead functions to 99 Restaurants in late 2016 to provide an increased level of support to allow the concept to operate more independently. These costs include selected human resources and information services functions, supply chain and guest satisfaction departments as well as direct charges for banking fees, legal fees and other costs.

Corporate Overhead Costs

Corporate overhead costs, which includes an allocation of corporate overhead of Ninety Nine’s parent company, FNH, LLC, decreased by $318, or 14.2%, in the third quarter of 2017 compared to the third quarter of 2016. The decrease in 2017 is due to lower executive salaries and the transfer of selected corporate overhead functions to 99 Restaurants in late 2016 to provide an increased level of support to allow the concept to operate more independently. These costs include selected human resources and information services functions, supply chain and guest satisfaction departments as well as direct charges for banking fees, legal fees and other costs.

Depreciation

Depreciation and amortization of restaurant property and equipment increased by $387, or 15.6%, for the third quarter of 2017 compared to the corresponding periods of 2016 primarily due to depreciation expense on capital expenditures for restaurant re-image projects which occurred subsequent to the end of the third quarter of 2016.

Pre-Opening Expense

Pre-opening expense consists of expenses incurred prior to opening a new restaurant and include principally manager salaries and relocation costs, payroll and related costs for training new employees, travel and lodging expenses for employees who assist with training new employees and the cost of food and other expenses associated with practice of food preparation and service activities. Pre-opening expense also includes rent expense for leased properties for the period of time between taking control of the property and the opening of the restaurant. For the third quarter of 2017 and 2016, preopening costs of $45 and $153, respectively, were recorded. During the third quarter of 2017, pre-opening expense was primarily associated with four re-image projects completed. Pre-opening expense recorded during the third quarter of 2016 related primarily to one new restaurant which opened in June 2016 and restaurant re-image projects completed in the third quarter.

Thirty-Six Weeks Ended September 3, 2017 Compared to Thirty-Six Weeks Ended September 4, 2016

Restaurant Sales

For the first 36 weeks of 2017, restaurant sales increased by $199, or 0.1%, compared to the first 36 weeks of 2016, due to an increase in sales of $962 from three new restaurants opened since the fourth quarter of 2015 and an increase in sales of $94 from the rollover of closed restaurant days resulting from re-image projects and weather, partially offset by a decrease of $747 in same store sales and a decrease of $137 from the temporary closing of one restaurant for remodel in the third quarter of 2017.

A total of 83 remodels have been completed since the fourth quarter of 2013, which impacted concept same store sales by 1.0% in the first 36 weeks of 2017. Eight remodels were completed in the first 36 weeks of 2017.

Average weekly same store sales were $56,500 for the first 36 weeks of 2017, compared to $56,800 for the first 36 weeks of 2016.

The average check per guest, including alcoholic beverage sales, increased by 1.7% to $16.02 for the first 36 weeks of 2017 from $15.76 for the first 36 weeks of 2016. Management estimates that the effect of menu price increases on restaurant sales was approximately 0.9% in first 36 weeks of 2017, compared to the corresponding period of 2016. Weekly average guest counts decreased by approximately 2.1% in the first 36 weeks of 2017, compared to the corresponding period of 2016 within the same store base of restaurants.

Restaurant Costs and Expenses

Total cost of sales, exclusive of depreciation, increased to 82.3% of restaurant sales in the first 36 weeks of 2017 from 81.7% of restaurant sales in the first 36 weeks of 2016. The increase was primarily due to increases in restaurant payroll and benefit costs resulting from increases in state minimum wage rates, a tight labor market which is driving wage rates above the corresponding rates of 2016 and slightly higher turnover, which increased training and overtime costs above that of 2016.

Cost of food and beverage, which includes the cost of food and both alcoholic and non-alcoholic beverages, decreased to 29.0% of restaurant sales for the first 36 weeks of 2017 from 29.2% of restaurant sales in the first 36 weeks of 2016. The decrease is due primarily to lower commodity costs for beef and produce, partially offset by higher costs for seafood, and the impact of approximately 0.9% in menu price increases compared to 2016. For the first 36 weeks of 2017, Ninety Nine’s management estimates that inflation in food costs was 0.3% relative to the corresponding period of 2016.

Payroll and benefits increased to 34.9% from 34.2% of restaurant sales in the first 36 weeks of 2017, compared to the first 36 weeks of 2016. The increase was primarily due to increases in state minimum wage rates, a tight labor market which is driving wage rates above the corresponding rates of 2016 and increases in vacation pay, medical insurance and worker’s compensation costs.

Restaurant operating costs, which include restaurant level expenses such as china and supplies, laundry, repairs and maintenance, utilities, credit card fees, rent, property taxes and insurance, increased to 18.4% of net sales for the first 36 weeks of 2017 from 18.3% of net sales in the corresponding period of 2016 due primarily to increased repairs and maintenance, utilities and rent and occupancy costs, partially offset by a decrease in restaurant supply costs and a decrease in expenses associated with Ninety Nine’s gift card program resulting from a change in accounting policy in the third quarter of 2016.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, which includes advertising costs, along with all “above-restaurant” supervisory costs and expenses, increased by $1,015, or 8.5%, for the first 36 weeks of 2017, compared to the corresponding period of 2016. The increase in 2017 is due to the transfer of corporate overhead functions to 99 Restaurants in late 2016 to provide an increased level of support in order to allow the concept to operate more independently. These costs include selected human resources and information services functions, supply chain and guest satisfaction departments, as well as direct charges for banking fees, legal fees and other costs.

Corporate Overhead Costs

Corporate overhead costs, which include an allocation of corporate overhead of Ninety Nine’s parent company, FNH, decreased by $1,137, or 17.4%, in the first 36 weeks of 2017, compared to the same period in 2016. The decrease in 2017 is due to lower executive salaries and the transfer of corporate overhead functions to 99 Restaurants in late 2016 to provide an increased level of support in order to allow the concept to operate more independently. These costs include selected human resources and information services functions, supply chain and guest satisfaction departments, as well as direct charges for banking fees, legal fees and other costs.

Depreciation

Depreciation and amortization of restaurant property and equipment increased by $1,324, or 19.2%, for the first 36 weeks of 2017 compared to the corresponding period of 2016, primarily due to depreciation expense on capital expenditures for two new restaurants and restaurant re-image projects that occurred 2016 and 2017.

Pre-Opening Expense

Pre-opening expense consists of expenses incurred prior to opening a new restaurant and includes principally manager salaries and relocation costs, payroll and related costs for training new employees, travel and lodging expenses for employees who assist with training new employees, and the cost of food and other expenses associated with practice of food preparation and service activities. Pre-opening expense also includes rent expense for leased properties for the period of time between taking control of the property and the opening of the restaurant. For the first 36 weeks of 2017 and 2016, pre-opening costs of $85 and $715, respectively, were recorded. During the first 36 weeks of 2017, pre-opening expense was primarily associated with the completion of eight re-image projects. Pre-opening expense recorded during the first 36 weeks of 2016 related primarily to two new restaurants, which opened in April and June 2016, respectively, and restaurant re-image projects completed in 2016.

Year Ended December 25, 2016 (52 weeks) Compared to Year Ended December 27, 2015 (52 weeks)

The following tables set forth, for the periods indicated, (i) the items in the Consolidated Income Statements, including Ninety Nine’s results expressed as a percentage of restaurant sales, and (ii) other selected operating data:

	Year Ended
(Dollars in thousands)	December 25, 2016	December 27, 2015	Percent Change 2016 vs. 2015
	(52 weeks)	(52 Weeks)
Restaurant sales	$303,964	$293,313	3.6%
Costs and Expenses:
Cost of food and beverage	88,112	86,691	1.6
Payroll and benefits	104,518	99,920	4.6
Restaurant operating expenses	56,630	56,126	0.9

Cost of sales, exclusive of depreciation shown separately below	249,260	242,737	2.7
Selling, general and administrative expenses	17,571	16,995	3.4
Corporate overhead costs	8,732	8,223	6.2
Depreciation	10,625	8,398	26.5
Pre-opening expenses	788	463	70.2
Impairment and disposal charges	20	25	(20.0)

	286,996	276,841	3.7

Operating income	16,968	16,472	3.0
Other income (expense):
Interest expense, net	13	13	—

Total other expense	13	13	—

Income from continuing operations	16,955	16,459	3.0
Income (loss) from discontinued operations, net	2	(10)	NCM

Net income	$16,957	$16,449	3.1%

Note: NCM means not considered meaningful.

	Year Ended
As a Percentage of Restaurant Sales:	December 25, 2016	December 27 2015
	(52 weeks)	(52 Weeks)
Costs and Expenses:
Cost of sales	29.0%	29.6%
Payroll and benefits	34.4	34.1
Restaurant operating costs	18.6	19.1

Cost of sales, exclusive of depreciation shown separately below	82.0	82.8
Selling, general and administrative expenses	5.8	5.8
Corporate overhead costs	2.9	2.8
Depreciation	3.5	2.9
Pre-opening costs	0.3	0.2

Impairment and disposal charges, net	0.0	0.0

	94.4	94.4

Operating income	5.6	5.6
Other income (expense):
Interest expense	0.0	0.0

Total other expense	0.0	0.0

Income from continuing operations	5.6	5.6
Income (loss) from discontinued operations, net	0.0	(0.0)

Net income	5.6%	5.6%

Note: Certain percentage totals do not sum due to rounding.

Restaurants open at end of period:	106	105
Average weekly sales per restaurant:	$55,400	$54,600
Percent change	2.2%
Average weekly same store sales per restaurant:	$55,800	$54,700
Percent change	2.0%

Restaurant Sales

Restaurant sales increased by $10,651, or 3.6%, in fiscal year 2016 compared to fiscal year 2015, primarily attributable to an increase of $5,597, or 1.9% in same store sales, new restaurant sales of $4,723 for three new restaurants and a net increase of $329 for the rollover of closed restaurant days resulting from re-imaging and severe weather.

The 76 re-image projects that have been completed since the fourth quarter of 2013 impacted same store sales by 1.2% for fiscal year 2016. Twenty-three re-image projects were completed in fiscal year 2016.

Average weekly same store sales were $55,800 in 2016 compared to $54,700 in 2015.

At Ninety Nine restaurants, the average check per guest, including alcoholic beverage sales, increased by 1.7% to $15.85 in 2016, up from $15.58 in 2015. Management estimates that the effect of menu price increases was approximately 1.3% in 2016, compared to 2015. This price increase estimate reflects nominal amounts of menu price changes, without regard to any change in product mix because of price changes. Weekly average guest counts within the same store base of restaurants increased by 0.4% in 2016 compared to 2015.

Restaurant Costs and Expenses

Total cost of sales, exclusive of depreciation, decreased in 2016 relative to 2015 from 82.8% to 82.0% of restaurant sales. The decrease was primarily driven by the leveraging impact of the same store sales increase, the favorable effect of lower food and beverage costs, and decreases in certain other operating expenses partially offset by higher labor costs.

Cost of food and beverage, which includes the cost of food and both alcoholic and non-alcoholic beverages, decreased to 29.0% of restaurant sales in 2016 from 29.6% of restaurant sales in 2015. The decrease was primarily attributable to the impact of approximately 1.3% in menu price increases, along with lower contracted commodities and favorable produce pricing due to a vendor change. Management estimates that deflation in food costs totaled 0.4% for 2016.

Payroll and benefit costs totaled 34.4% and 34.1% of restaurant sales in 2016 and 2015, respectively, with the increase in 2016 due primarily to the effect of higher hourly labor costs incurred driven by increases in hourly turnover and wage rates (driven largely by mandated minimum wage increases), as well as payroll taxes and vacation pay, partially offset by favorable variances related to medical insurance, worker’s compensation and the favorable effect of higher same store sales.

Restaurant operating costs, which include restaurant-level expenses such as china and supplies, laundry, repairs and maintenance, utilities, credit card fees, rent, property taxes and insurance, decreased to 18.6% of restaurant sales for 2016 from 19.1% in 2015, due primarily to the effect of higher same store sales and decreased expenses in utilities and other operating costs, partially offset by increased expenses in rent, supplies, and repairs and maintenance.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, which includes advertising costs along with all “above-restaurant” supervisory costs and expenses, increased by $576, or 3.4%, in 2016 compared to 2015. The increase in 2016 is due to the transfer of corporate overhead functions to Ninety Nine restaurants to provide an increased level of support in order to allow the concept to operate more independently. These costs include selected human resources and information services functions, supply chain and guest satisfaction departments, as well as direct charges for banking fees, legal fees and other costs.

Corporate Overhead Costs

Corporate overhead costs, which includes an allocation of corporate overhead of Ninety Nine’s parent company, FNH, increased by $509, or 6.2%, in 2016 compared to 2015. The increase in 2016 is due to higher executive salaries, information technology costs and higher charges for the use of corporate fixed assets.

Depreciation

Depreciation of restaurant property and equipment increased by $2,227 in 2016 compared to 2015 primarily due to additional depreciation expense on capital expenditures for the three new restaurants and additional restaurant re-image projects during the latter part of 2015 and 2016.

Pre-opening Expense

Pre-opening expense consists of expenses incurred prior to opening a new restaurant and includes manager salaries and relocation costs, payroll and related costs for training new employees, travel and lodging expenses for employees who assist with training new employees, and the cost of food and other expenses associated with practice of food preparation and service activities. Pre-opening expense also includes rent expense for leased properties for the period of time between taking control of the property and the opening of the restaurant. For fiscal year 2016, Ninety Nine incurred $788 of pre-opening costs, which were the result of the opening of two new Ninety Nine restaurants in Wareham, Massachusetts and Danbury, Connecticut in April and June 2016, respectively, as well as expenses associated with the 23 re-image projects completed in 2016. In 2015, pre-opening costs of $463 were recorded related primarily to one new Ninety Nine restaurant in Westfield, Massachusetts, which opened in October 2015, as well as expenses associated with the re-image projects completed in 2015.

Year Ended December 27, 2015 (52 weeks) Compared to Year Ended December 28, 2014 (52 weeks)

The following tables set forth, for the periods indicated, (i) the items in the Consolidated Income Statements, including our results expressed as a percentage of restaurant sales, and (ii) other selected operating data:

	Year Ended
(Dollars in thousands)	December 27, 2015	December 28, 2014	Percent Change 2015 vs. 2014
	(52 weeks)	(52 weeks)
Restaurant sales	$293,313	$280,491	4.6%
Costs and Expenses:
Cost of food and beverage	86,691	82,510	5.1
Payroll and benefits	99,920	98,805	1.1
Restaurant operating expenses	56,126	55,791	0.6

Cost of sales, exclusive of depreciation shown below	242,737	237,106	2.4
Selling, general and administrative expenses	16,995	15,732	8.0
Corporate overhead costs	8,223	8,315	(1.1)
Depreciation	8,398	8,029	4.6
Preopening costs	463	494	(6.3)
Impairment and disposal charges, net	25	254	(90.2)

	276,841	269,930	2.6

Income from operations	16,472	10,561	56.0
Other income (expense):
Interest expense	13	13	—

	13	13	—

Income from continuing operations	16,459	10,548	56.0
Loss from discontinued operations, net	(10)	(9)	11.1

Net income	$16,449	$10,539	56.0%

Note: NCM means not considered meaningful.

	Year Ended
As a Percentage of Restaurant Sales	December 27, 2015	December 28, 2014
	(52 weeks)	(52 weeks)
Costs and Expenses:
Cost of food and beverage	29.6%	29.4%
Payroll and benefits	34.1	35.2
Restaurant operating expenses	19.1	19.9

Cost of sales, exclusive of depreciation shown below	82.8	84.5
Selling, general and administrative expenses	5.8	5.6
Corporate overhead costs	2.8	3.0
Depreciation	2.9	2.9
Preopening costs	0.2	0.2
Impairment and disposal charges, net	0.0	0.1

	94.4	96.2

Income from operations	5.6	3.8
Other income (expense):
Interest expense	0.0	0.0

	0.0	0.0

Income from continuing operations	5.6	3.8
Loss from discontinued operations, net	(0.0)	(0.0)

Net income	5.6%	3.8%

Note: Certain percentage totals do not sum due to rounding.

Restaurants open at end of period:	105	104
Average weekly sales per restaurant:	$54,600	$51,900
Percent increase	5.2%
Average weekly same store sales per restaurant:	$54,600	$52,100
Percent increase	4.8%

Restaurant Sales

Restaurant sales increased by $12,822, or 4.6%, in 2015 compared to 2014, primarily due to an increase in same store sales of $13,555, or 4.8%, and a net increase of $639 from new restaurants, partially offset by a decrease in sales of $1,206 from the closure of the Guilderland, New York location in the third quarter of 2014 and a decrease in sales of $166 from closed restaurant days due to re-image projects and weather.

The 52 re-image projects that have been completed since the fourth quarter of 2013 impacted same store sales by 1.1% in fiscal year 2015. Twenty-one remodels were completed in fiscal year 2015.

Average weekly same store sales were $54,600 in 2015, compared to $52,100 in 2014.

At Ninety Nine restaurants, the average check per guest, including alcoholic beverage sales, increased by 1.3% to $15.58 in 2015 from $15.38 in 2014. Ninety Nine’s management estimates that the effect of menu price increases was approximately 1.0% in 2015, compared to 2014. This price increase estimate reflects nominal amounts of menu price changes, without regard to any change in product mix because of price changes. Weekly average guest counts within the same store base of restaurants increased by 3.6% in 2015 compared to 2014.

Restaurant Costs and Expenses

Total cost of sales, exclusive of depreciation, decreased in 2015 relative to 2014 from 84.5% to 82.8% of restaurant sales. The decrease was primarily driven by the leveraging impact of the same store sales increase, reductions in medical insurance and workers’ compensation costs, as well as a reduction in vacation pay resulting from a change in benefit policy, partially offset by unfavorable food and beverage costs.

Cost of food and beverage, which includes the cost of food and both alcoholic and non-alcoholic beverages, increased to 29.6% of restaurant sales in 2015 from 29.4% of restaurant sales in 2014. The increase was primarily attributable to higher commodity costs for beef, poultry and lobster, partially offset by the impact of approximately 1.0% in menu price increases. Ninety Nine’s management estimates that inflation in food costs totaled 3.9% for 2015.

Payroll and benefit costs totaled 34.1% and 35.2% of restaurant sales in 2015 and 2014, respectively, with the decrease in 2015 due primarily to the leveraging impact of higher average weekly same store sales, reductions in medical insurance and workers’ compensation costs, as well as a reduction in vacation pay resulting from a change in benefit policy.

Restaurant operating expenses, which include restaurant-level expenses such as china and supplies, laundry, repairs and maintenance, utilities, credit card fees, rent, property taxes and insurance, decreased to 19.1% of restaurant sales for 2015 from 19.9% in 2014 due primarily to the leveraging impact of higher same store sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, which include advertising costs along with all “above-restaurant” supervisory costs and expenses, increased by $1,263, or 8.0%, in 2015 compared to 2014. The increase in 2015 is primarily due to an increase in incentive compensation.

Corporate Overhead Costs

Corporate overhead costs, which include an allocation of corporate overhead of Ninety Nine’s parent company, FNH, decreased by $92, or 1.1%, in 2015 compared to 2014. The decrease in 2015 is due to lower incentive compensation.

Depreciation

Depreciation of restaurant property and equipment increased by $369 in 2015 compared to 2014 primarily due to additional depreciation expense on capital expenditures for one new restaurant and 21 restaurant re-image projects completed in 2015.

Pre-Opening Expense

Pre-opening expense consists of expenses incurred prior to opening a new restaurant and includes manager salaries and relocation costs, payroll and related costs for training new employees, travel and lodging expenses for employees who assist with training new employees, and the cost of food and other expenses associated with practice of food preparation and service activities. Pre-opening expense also includes rent expense for leased properties for the period of time between taking control of the property and the opening of the restaurant. For fiscal year 2015, Ninety Nine incurred $463 of pre-opening costs, which were the result of the opening of one new Ninety Nine restaurant in Westfield, Massachusetts in October 2015, as well as expenses associated with the 21 re-image projects completed in 2015. In 2014, pre-opening costs of $494 were recorded, related primarily to expenses associated with re-image projects.

Liquidity and Capital Resources

Liquidity

Ninety Nine’s principal sources of cash are cash and cash equivalents on hand and cash flow from operations. As of September 3, 2017, cash and cash equivalents totaled $4,317. Ninety Nine’s capital needs are primarily for the development and construction of new restaurants, maintenance of and improvements to existing restaurants and operating lease obligations. Based on the company’s current growth plans, management believes Ninety Nine’s cash on hand and expected cash flows from operations will be sufficient to finance the company’s planned capital expenditures and other operating activities for the next 12 months.

Consistent with many other restaurant companies, Ninety Nine uses operating lease arrangements for many of its restaurants. Management believes that these operating lease arrangements provide appropriate leverage for the company’s capital structure in a financially efficient manner.

Ninety Nine’s liquidity may be adversely affected by a number of factors, including a decrease in guest traffic or average check per guest due to changes in economic conditions.

Cash Flows

The table below shows Ninety Nine’s net cash flows from operating, investing and financing activities for the thirty-six weeks ended September 3, 2017 and September 4, 2016:

	Thirty-six Weeks Ended
(Dollars in thousands)	September 3, 2017	September 4, 2016
Net cash provided by (used in):
Operating activities	$15,996	$16,986
Investing activities	(4,756)	(12,876)
Financing activities	(10,721)	(5,220)
Net increase (decrease) in cash and cash equivalents	$519	$(1,110)

Operating Activities. Net cash flows provided by operating activities decreased to $15,996 for the first thirty-six weeks of 2017 from $16,986 for the corresponding period of 2016, a decrease of $990. Ninety Nine’s operations generate receipts from customers in the form of cash and cash equivalents, with receivables related to credit card payments considered cash equivalents due to their relatively short settlement period, and the majority of Ninety Nine’s expenses are paid within a 30-day pay period. Cash flows from operating activities decreased during the first thirty-six weeks of 2017 as compared to the corresponding period of 2016 primarily due to a larger decrease in deferred revenue of $1,177 and a reduction in net income, exclusive of non-cash depreciation, rent and impairment charges of $777 compared to the corresponding period of 2016. Deferred revenue results from the sale of gift cards, particularly during the holiday season, which are then redeemed in a subsequent period. The increased reduction in deferred revenue during 2017 is primarily the result of more gift card redemptions in 2017 as compared to 2016 from higher gift card sales and unredeemed card balance at the end of fiscal 2016 as compared to the end of fiscal 2015. Partly offsetting these factors was a $413 increased reduction in the receivable for third-party gift card sales during 2017 as compared to the prior year period due to higher prior year holiday sales, and other net working capital reductions primarily timing related.

Investing Activities. Net cash used in investing activities for the first thirty-six weeks of 2017 totaled $4,756 compared to $12,876 in the corresponding period of 2016, with the 2017 use of cash being attributed primarily to capital expenditures related to maintenance and eight major remodels. Cash used in investing activities in the first thirty-six weeks of 2016 was attributable primarily to capital expenditures related to two new restaurants, 17 major remodels, an upgrade to the point of sale system to enhance security features and, to a lesser extent, maintenance.

Financing Activities. Net cash used in financing activities for the first thirty-six weeks of 2017 totaled $10,721 compared to $5,220 in the corresponding period of 2016, an increase of $5,501. Ninety Nine, as well as other restaurant brands, is a wholly owned subsidiary of FNH. FNH uses a centralized approach for managing cash and financing operations with its subsidiaries, whereby cash from operations is swept, and operating and capital costs are paid, by FNH. As a result, net payments to FNH are financing activities and reflected as net distributions to FNH. The increase in net distributions to FNH is primarily the result of reduced capital spending in 2017 as compared to the corresponding period in 2016.

Liquidity

Ninety Nine’s principal sources of cash are cash and cash equivalents on hand and cash flow from operations. As of December 25, 2016, cash and cash equivalents totaled $3,798. Ninety Nine’s capital needs are primarily for the development and construction of new restaurants, maintenance of and improvements to its existing restaurants and operating lease obligations. Based on Ninety Nine’s current growth plans, its management believes Ninety Nine’s cash on hand and expected cash flows from operations will be sufficient to finance the company’s planned capital expenditures and other operating activities for the next 12 months.

Consistent with many other restaurant companies, Ninety Nine uses operating lease arrangements for many of its restaurants. Ninety Nine’s management believes that these operating lease arrangements provide appropriate leverage for its capital structure in a financially efficient manner.

Ninety Nine’s liquidity may be adversely affected by a number of factors, including a decrease in guest traffic or average check per guest due to changes in economic conditions.

Cash Flows

The table below shows Ninety Nine’s net cash flows from operating, investing and financing activities for the periods indicated:

	Year Ended
(Dollars in thousands)	December 25, 2016	December 27, 2015	December 28, 2014
Net cash provided by (used in):
Operating activities	$29,168	$27,390	$19,821
Investing activities	(17,216)	(13,218)	(11,168)
Financing activities	(12,817)	(13,888)	(8,352)

Net (decrease) increase in cash and cash equivalents	$(865)	$284	$301

Operating Activities. Net cash flows provided by operating activities increased to $29,168 for fiscal year 2016 from $27,390 for fiscal year 2015, an increase of $1,778. Ninety Nine’s operations generate receipts from guests in the form of cash and cash equivalents, with receivables related to credit card payments considered cash equivalents due to their relatively short settlement period, and the majority of Ninety Nine’s expenses are paid within a 30-day pay period. During fiscal year 2016, net sales increased by $10,651 as compared to fiscal year 2015, while net income, exclusive of non-cash depreciation, rent and impairment charges increased by $2,464. Ninety Nine’s self-funded workers compensation, general and liquor liability reserve decreased by $1,016 due to increased claim payments and favorable claim experience as compared to fiscal year 2015, partly offsetting the increased cash flow provided by operations.

Net cash flows provided by operating activities increased to $27,390 for fiscal year 2015 from $19,821 for fiscal year 2014, an increase of $7,569. During fiscal year 2015, net sales increased by $12,822 as compared to fiscal

2014, while net income, exclusive of non-cash depreciation, rent and impairment charges increased by $5,244. Other relevant factors contributing to the net $7,569 increase include a $1,476 increase in trade payables due primarily to payment timing and receipt of a $1,100 allowance from Ninety Nine’s lessor toward the construction of its fiscal year 2015 opening at Westfield, Massachusetts.

Investing Activities. Net cash used in investing activities for fiscal year 2016 totaled $17,216 compared to $13,218 in fiscal year 2015, with the cash flow use in fiscal year 2016 attributable primarily to capital expenditures related to the completion of two new restaurants (Danbury, Connecticut and Wareham, Massachusetts) and 24 remodels, compared to one new restaurant and 22 remodels in fiscal year 2015. In addition, during fiscal year 2016, $3,400 was invested to upgrade the point of sale system to enhance security features.

Net cash used in investing activities for fiscal year 2015 totaled $13,218 compared to $11,168 in fiscal year 2014, with the increase in fiscal year 2015 attributable primarily to capital expenditures related to the completion of one new restaurant in Westfield, Massachusetts. There was a reduction in spending for remodels, as 22 were completed in fiscal year 2015 compared to 26 in fiscal year 2014.

Financing Activities. Net cash used in financing activities for fiscal year 2016 totaled $12,817 compared to $13,888 in fiscal 2015. Ninety Nine, as well as other restaurant brands, is a wholly owned subsidiary of FNH. FNH uses a centralized approach for managing cash and financing operations with its subsidiaries, whereby cash from operations is swept, and operating and capital costs are paid, by FNH. As a result, net payments to FNH are financing activities and reflected as net distributions to FNH.

Net cash used in financing activities for fiscal year 2015 totaled $13,888 compared to $8,352 in fiscal year 2014. The $5,536 increase in net distributions to FNH is due to increased cash flow generated by operations partly offset by an increase in capital additions.

Capital Resources

Long-term Capital Requirements

Ninety Nine’s capital requirements are primarily dependent upon the pace of Ninety Nine’s growth plan and resulting new restaurants. The growth plan is dependent on many factors, including economic conditions, real estate markets, restaurant locations and the nature of lease agreements. Ninety Nine’s capital expenditure outlays are also dependent on costs for maintenance of existing restaurants, as well as information technology.

The capital resources required for a new restaurant depend on the size of the building, market location and whether the restaurant is a ground-up build-out or a conversion. Management estimates development costs, excluding pre-opening costs, will range from $1,935 (conversion) to $3,365 (ground-up build-out) for a new restaurant. In addition, Ninety Nine’s management expects to spend approximately $275 to $350 per restaurant for pre-opening expenses, including pre-opening rent expense.

Ninety Nine’s management believes that Ninety Nine can fund its growth plan with cash on hand and cash flows from operations.

Short-term Capital Requirements

Ninety Nine’s operations have not required significant working capital. Many companies in the restaurant industry operate with a working capital deficit. Guests pay for their purchases with cash or by credit card at the time of the sale, while restaurant operations do not require significant inventories or receivables. In addition, trade payables for food and beverage purchases and other obligations related to restaurant operations are typically due within 30 days after the sale takes place. Since requirements for funding accounts receivable and inventories are relatively insignificant, virtually all cash generated by operations is available to meet current obligations. Ninety Nine had a working capital deficit of $7,633 at September 3, 2017 compared to a deficit of $7,545 at September 4, 2016, and a working capital deficit of $11,872 at December 25, 2016 compared to a deficit of $11,342 at December 27, 2015. Management does not believe a low working capital position or working capital deficits impair Ninety Nine’s overall financial condition.

Quantitative and Qualitative Disclosures about Market Risk

Commodity Price Risk

Ninety Nine purchases certain products that are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors that are not considered predictable or within Ninety Nine’s control. Although these products are subject to changes in commodity prices, certain purchasing contracts or pricing arrangements that Ninety Nine uses contain risk management techniques designed to minimize price volatility. In many cases, Ninety Nine believes that it will be able to address material commodity cost increases by adjusting menu pricing or changing its product delivery strategy. However, increases in commodity prices, without adjustments to menu prices, could increase restaurant operating costs as a percentage of restaurant sales.

BENEFICIAL OWNERSHIP OF THE COMPANY’S CURRENT COMMON STOCK

The following table sets forth, based on information known to the Company as of the Record Date, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Commission) of more than five percent of the Current Common Stock, its only voting security, and the beneficial ownership of the Current Common Stock by all directors, each of the executive officers named in the Summary Compensation Table presented in the Company’s proxy statement for its annual meeting of shareholders filed with the Commission on April 11, 2017, all current executive officers and directors of the Company as a group (nine persons), and William P. Foley, II, who will join the Board following the Closing. Except as otherwise specified, the shares of Current Common Stock indicated are presently outstanding. The table also indicates, based on information known to the Company as of the Record Date, the anticipated ownership of Class A Common Stock and Class B Common Stock of individuals described above and the Sellers immediately following the Closing. For purposes of post-Closing beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock, the chart below accounts for the fact that the Cannae Split-off has occurred prior to the Closing. Unless otherwise indicated, all references to “shares” in the footnotes to the table below refer to shares of Current Common Stock with respect to beneficial ownership as of the Record Date and shares of Class A Common Stock with respect to beneficial ownership as of immediately following the Closing.

	As of December 19, 2017(1)		As of Immediately Following the Closing(1)
Name and Address of Beneficial Owner	Shares of Current Common Stock	% of Current Common Stock	Shares of Class A Common Stock	Shares of Class B Common Stock	% of Total Common Stock
>5% Beneficial Owners
Blackrock, Inc. 55 East 52nd Street New York, NY 10055(2)	1,565,932	10.66%	1,565,932	—	5.06%
Eminence Capital, LP 65 East 55th Street, 25 Floor New York, NY 10022(3)	1,247,441	8.49%	1,247,441	—	4.03%
Marathon Partners Equity Management, LLC 60 East 42nd Street, Suite 2306 New York, NY 10165(4)	920,000	6.26%	920,000	—	2.97%
Newport Global Opportunities Fund I-A LP 21 Waterway Avenue, Suite 150 The Woodlands, TX 77380(5)(9)	1,627,991	11.08%	1,627,991	—	5.26%
River Road Asset Management, LLC 462 South 4th Street, Suite 2000 Louisville, KY 40202(6)	1,208,254	8.22%	1,208,254	—	3.90%

Sellers
Cannae Holdings, LLC (f/k/a Fidelity National Financial Ventures, LLC) 1701 Village Center Circle Las Vegas, NV 89134(7)	—	—	—	16,272,727	52.55%
Fidelity Newport Holdings, LLC 1701 Village Center Circle Las Vegas, NV 89134(7)	—	—	—	16,272,727	52.55%

Current Directors and Executive Officers
Douglas K. Ammerman**(8)	22,754	*	47,754	—	*
Timothy T. Janszen**(9)	1,642,991	11.17%	1,667,991	16,272,727	57.86%
Ronald B. Maggard, Sr.**(10)	56,177	*	81,177	—	*
Frank R. Martire**(11)	115,000	*	140,000	16,272,727	52.93%

	As of December 19, 2017(1)		As of Immediately Following the Closing(1)
Name and Address of Beneficial Owner	Shares of Current Common Stock	% of Current Common Stock	Shares of Class A Common Stock	Shares of Class B Common Stock	% of Total Common Stock
Raymond R. Quirk**(12)	107,798	*	132,798	—	*
Lonnie J. Stout II****(13)	145,155	*	301,905	—	*
J. Michael Moore***(14)	45,475	*	117,975	—	*
Mark A. Parkey***(15)	80,087	*	152,587	—	*
All directors and executive officers as a group(16)	2,228,187	14.89%	2,673,187	16,272,727	59.81%

Expected New Director
William P. Foley, II*****(17)	646,577	4.40%	646,577	16,272,727	54.63%

*	Less than one percent.
**	Director.
***	Named executive officer.
****	Director and named executive officer.
*****	Expected to join the Board following the Closing.
(1)	Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares shown. Unless otherwise noted, the address of each beneficial owner is c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202.
(2)	BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 1,439,854 of these shares and sole dispositive power with respect to all 1,565,932 shares. Information is based solely on the Schedule 13G/A filed with the Commission by BlackRock on January 12, 2017.
(3)	Eminence Capital, L.P., a Delaware limited partnership (“Eminence Capital”), has shared voting and dispositive power with respect to all 1,247,441 shares. Eminence GP, LLC, a Delaware limited liability company (“Eminence GP”) is also deemed to have shared voting and dispositive power with respect to 1,063,625 of such shares. As described in a Schedule 13G/A filed with the Commission on February 14, 2017: (i) the shares are held for the account of various partnerships and investment funds (collectively, the “Eminence Funds”); (ii) Eminence Capital serves as the management company to the Eminence Funds and, therefore, may be deemed to have shared voting and dispositive power over the shares held for the accounts of the Eminence Funds; (iii) Eminence GP serves as general partner or managing member of the Eminence Funds and may be deemed to have shared voting and dispositive power over all of the shares held for the accounts of the Eminence Funds; and (iv) Ricky C. Sandler is the Chief Executive Officer of Eminence Capital and the managing member of Eminence GP and may be deemed to have shared voting and dispositive power with respect to all shares directly owned by the Eminence Funds. Mr. Sandler’s address is 65 East 55th Street, 25th Floor, New York, NY 10022. Information is based solely on the Schedule 13G/A filed with the Commission by Eminence Capital, Eminence GP and Mr. Sandler on February 14, 2017.
(4)

Marathon Partners Equity Management, LLC (“Marathon Partners”), the investment manager of each of Marathon Partners L.P. (“Partners LP”) and Marathon Focus Fund L.P. (“Focus Fund”), has shared voting power and shared dispositive power with respect to all 920,000 shares. Partners LP has shared voting and dispositive power with respect to 800,000 of these shares. Focus Fund has shared voting power and shared dispositive power with respect to 120,000 of these shares. Cibelli Research & Management, LLC (“Cibelli Research”) is the general partner of Focus Fund. As a result, Cibelli Research may be deemed to own beneficially, and hold shared voting and shared dispositive power with respect to, the 120,000 shares owned by Focus Fund. Mario Cibelli is the Managing Partner of Marathon Partners and Cibelli Research. As a result, Mr. Cibelli may be deemed to own beneficially, and hold shared voting and shared dispositive power with respect to, all 920,000 shares. The address of each of Marathon Partners, Partners LP, Focus Fund, Cibelli Research and Mario Cibelli is One Grand Central

Place, 60 East 42nd Street, Suite 2306, New York, NY 10165. Information is based solely on the Schedule 13D/A filed with the Commission by Marathon Partners, Partners LP, Focus Fund, Cibelli Research and Mario Cibelli on December 6, 2017.
(5)	Newport has shared voting and dispositive power with respect to all 1,627,991 shares.
(6)	River Road Asset Management, LLC (“River Road”) has sole voting power with respect to 971,510 of these shares and sole dispositive power with respect to all 1,208,254 shares. Information is based solely on the Schedule 13G filed with the Commission by River Road on January 12, 2017.
(7)	Post-Closing ownership includes 3,636,364 shares of Class B Common Stock held by FNFV and 12,636,363 shares of Class B Common Stock held by FNH. It is currently expected that FNFV and FNH will enter into a voting agreement pursuant to which FNFV and FNH will agree to vote their respective shares of Class B Common Stock together and in the same manner, based on mutual agreement of FNFV and FNH, on all matters on which approval by the shareholders of the Company is sought. As a result, each of FNFV and FNH may be deemed to own beneficially, and hold voting power with respect to, all 16,272,727 shares.
(8)	Includes 15,000 shares of Current Common Stock (as of December 19, 2017) and 40,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Ammerman. Mr. Ammerman currently serves on the board of directors of FNF; however, Mr. Ammerman is not a member of the board of directors of Cannae, the parent company of FNFV following the completion of the Cannae Split-off. Accordingly, none of the shares of Class B Common Stock beneficially owned by FNFV are reflected in the above table as owned beneficially by Mr. Ammerman.
(9)	Includes 15,000 shares of Current Common Stock (as of December 19, 2017) and 40,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Janzen and 1,627,991 shares held by Newport. The financial benefit of Mr. Janszen’s options accrue to Newport. Mr. Janszen is the Chief Executive Officer of Newport Global Advisors LLC, which is the general partner of Newport Global Advisors LP, the investment advisor to Newport. As a result, Mr. Janszen may be deemed to own beneficially, and holds voting and dispositive power with respect to, all 1,627,991 shares. Post-Closing ownership also includes 16,272,727 shares of Class B Common Stock beneficially owned by FNH. Mr. Janszen is a director and indirect owner (through his ownership of Newport) of FNH. As a result, Mr. Janszen may be deemed to own beneficially, and hold voting and dispositive power with respect to, all 16,272,727 shares of Class B Common Stock. Mr. Janszen’s address is c/o Newport Global Advisors LP, 21 Waterway Avenue, Suite 150, The Woodlands, TX 77380.
(10)	Includes 15,000 shares of Current Common Stock (as of December 19, 2017) and 40,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Maggard and 41,177 shares held by the Ronald B. Maggard Revocable Trust.
(11)	Includes 15,000 shares of Current Common Stock (as of December 19, 2017) and 40,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Martire and 100,000 shares held by a family trust of which Mr. Martire and his spouse are co-trustees. Post-Closing ownership also includes 16,272,727 shares of Class B Common Stock beneficially owned by FNFV. Mr. Martire serves on the board of directors of Cannae, the parent company of FNFV following the completion of the Cannae Split-off. As a result, Mr. Martire may be deemed to own beneficially, and hold voting and dispositive power with respect to, all 16,272,727 shares of Class B Common Stock.
(12)	Includes 15,000 shares of Current Common Stock (as of December 19, 2017) and 40,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Quirk, 84,737 shares held by Quirk 2002 Trust, 2,716 shares held by the Raymond Quirk 2004 Trust, and 27 shares held by FNF’s 401(k) plan that are attributable to Mr. Quirk. Following the completion of the Cannae Split-off, none of the shares of Class B Common Stock owned beneficially by FNFV are beneficially owned by Mr. Quirk.
(13)

Includes 93,750 shares of Current Common Stock (as of December 19, 2017) and 250,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Stout. Includes 21,000 shares held by BKAS. Mr. Stout currently holds a 11.76%

membership interest in BKAS. As a result, Mr. Stout may deemed to own beneficially, and holding voting and dispositive power with respect to, all 21,000 shares.
(14)	Includes 42,500 shares of Current Common Stock (as of December 19, 2017) and 115,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Moore.
(15)	Includes 42,500 shares of Current Common Stock (as of December 19, 2017) and 115,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by Mr. Parkey.
(16)	Includes 265,000 shares of Current Common Stock (as of December 19, 2017) and 710,000 shares of Class A Common Stock (as of immediately following the Closing) issuable upon the exercise of certain options held by the Company’s current directors and executive officers. Post-Closing ownership also includes 16,272,727 shares of Class B Common Stock beneficially owned by FNFV and FNH, which certain of the Company’s directors and executive officers may be deemed to own beneficially for the reasons discussed in the preceding footnotes.
(17)	Includes 314,958 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole shareholders, 287,950 shares held jointly by Mr. Foley and his spouse, 40,762 shares held by the Foley Family Charitable Foundation, 2,870 shares held by FNF’s 401(k) plan that are attributable to Mr. Foley, and 37 shares held by Mr. Foley’s spouse. Post-Closing ownership also includes 16,272,727 shares of Class B Common Stock beneficially owned by FNFV. Mr. Foley serves as executive chairman of Cannae, the parent company of FNFV following the completion of the Cannae Split-off. As a result, Mr. Foley may be deemed to own beneficially, and hold voting and dispositive power with respect to, all 16,272,727 shares of Class B Common Stock.

The table above does not give effect to any exchange by BKAS of its profits interest units for shares of Class A Common Stock, as the exact amount of shares of Class A Common Stock that would be delivered upon exchange are not determinable at this time. For further information on BKAS’s profits interest units, see “Ancillary Agreements – Black Knight Termination Agreement.” Based on information received from BKAS on September 25, 2017, BKAS holds 21,000 shares of Current Common Stock. The table above also does not give effect to any exchange by members of management of their profits interest units for shares of Class A Common Stock, as the liquidation value of each profits interest unit held by management was zero as of December 19, 2017.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

General

At the Special Meeting, the Company shareholders will be asked to approve the Merger Agreement.

For a summary of the Merger Agreement and the Transactions, including the background of the Transactions, the factors considered by the Board, the Company’s reasons for recommending the Transactions, the opinion of Stephens and related matters, see the sections entitled “The Merger Agreement” and “The Transactions” beginning on pages 86 and 49, respectively.

Votes Required for Approval; Board Recommendation

Under Tennessee law, the approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon.

Because the vote required to approve this proposal is based upon the total number of outstanding shares of Current Common Stock, a shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the approval of the Merger Agreement.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that you vote “FOR” the approval of the Merger Agreement.

PROPOSAL 2: APPROVAL OF THE TRANSACTIONS BY DISINTERESTED SHAREHOLDERS’ ACTION PURSUANT TO SECTION 48-18-704 OF THE TBCA

General

Because the Transactions may constitute conflicting interest transactions under Tennessee law as a result of certain interests and relationships between the Company and its Board members and the Sellers, the Company and the Board determined that the Transactions should be submitted for approval by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Current Common Stock that constitute Qualified Shares within the meaning of Section 48-18-704 of the TBCA where a quorum (i.e., a majority) of Qualified Shares is present or represented at the Special Meeting. Thus, at the Special Meeting, the shareholders of Qualified Shares will be asked to approve the Transactions.

For a summary of the Merger Agreement and the Transactions, including the background of the Transactions, the factors considered by the Board, the Company’s reasons for recommending the Transactions, the opinion of Stephens and related matters, see the sections entitled “The Merger Agreement” and “The Transactions” beginning on pages 86 and 49, respectively. For information on the conflicting interests of our directors and executive officers, see “The Transactions—Interests of Certain Company Directors and Executive Officers” beginning on page 74 of this proxy statement.

Votes Required for Approval; Board Recommendation

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Current Common Stock that constitute Qualified Shares is required to approve the Transactions.

Pursuant to the Company’s bylaws, any previously scheduled special meeting of the shareholders may be postponed or canceled by the Board for any reason, which would include if the quorum for this proposal is not met.

Because the vote required to obtain the Conflicting Interest Approval is based upon votes cast, a holder of Qualified Shares’ failure to submit a white proxy card or vote in person at the Special Meeting, an abstention, or the failure of a holder of Qualified Shares who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on Proposal 2, assuming that a quorum of Qualified Shares is present or represented at the Special Meeting. Abstentions will not count as votes vast but will count as present for purposes of determining whether there is a quorum.

Under Section 48-18-704 of the TBCA, “qualified shares” means all shares entitled to be voted with respect to the relevant proposal except for shares that the Company either knows, or is notified, are held by either (i) a director or officer of the Company who has a conflicting interest respecting the proposed transaction, or (ii) a related person of such respective director or officer. All shares of Current Common Stock other than Qualified Shares will be excluded and not be counted for purposes of establishing a quorum for purposes of this Proposal 2, and cannot be counted as a vote cast for or against this Proposal 2. Approximately 86% of the outstanding shares of Current Common Stock are Qualified Shares.

If the disinterested shareholders approve Proposal 2, then under Tennessee law, the Transactions may not be the subject of equitable relief, or give rise to an award of damages or other sanctions against a director or officer of the Company, in a proceeding by a shareholder or by or in the right of the Company, on the ground that any director or officer of the Company has an interest respecting the Transactions.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that the holders of Qualified Shares vote “FOR” the approval of the Transactions by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA.

PROPOSAL 3A: RECLASSIFICATION CHARTER AMENDMENT

General

At the Special Meeting, the Company shareholders will be asked to approve the amendment of the Charter to (i) reclassify the Company’s Current Common Stock as Class A Common Stock and (ii) authorize a new class of Class B Common Stock. If the Transactions are completed, shares of Class B Common Stock authorized by the Reclassification Charter Amendment will be issued to the Sellers as consideration for the Merger. This amendment is included in the Restated Charter in substantially the form attached hereto as Appendix B, and a blackline illustrating the Charter Amendments, as described herein, as illustrated (strikethrough text showing deletions and thick-underlined text showing additions) in the blackline, is attached hereto as Appendix B-1.

The Board believes that Reclassification Amendment is necessary because (i) the transaction structure and consideration that was negotiated by the parties to the Merger Agreement would not be possible without such amendment and (ii) such approval is a condition to Closing. The Board does not believe the Reclassification Amendment will be disruptive to current shareholders, as their shares of common stock will continue to be traded on the NYSE and such holders will be entitled to the same rights and privileges as currently apply to holders of Current Common Stock.

As part of the Transactions, the Company will issue 16,272,727 shares of the newly created Class B Common Stock (subject to a net working capital adjustment), which shares will be entitled to voting rights (on a one-for-one basis with shares of Class A Common Stock) but will have no economic rights in the Company. However, the Sellers will have an economic interest in JAX Op through the ownership of a corresponding number of Class B Units. Sellers may surrender the Class B Units to JAX Op for cash or, at the Company’s option if it so chooses, can exchange the Class B Units for Shares of Class A Common Stock (on a one-for-one basis), along with a cancellation of an equal number of shares of Class B Common Stock. The Class B Common Stock will not be listed for trading on any exchange. The shares of Class A Common Stock received pursuant to an exchange of Class B Units and shares of Class B Common Stock may be registered for resale pursuant to a registration rights agreement. See “Ancillary Agreements—Registration Rights Agreement” beginning on page 100 of this proxy statement.

For a summary of the Merger Agreement and the Transactions, including the background of the Transactions, the factors considered by the Board, the Company’s reasons for recommending the Transactions, including the Reclassification Amendment, the opinion of Stephens and related matters, see the sections entitled “The Merger Agreement” and “The Transactions” beginning on pages 86 and 49, respectively.

Vote Required for Approval; Board Recommendation

Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve the Reclassification Amendment.

Because the vote required to approve this proposal is based upon the total number of outstanding shares of Current Common Stock, a shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name”

through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the approval of the Reclassification Amendment.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that you vote “FOR” the approval of the Reclassification Amendment.

PROPOSAL 3B: AUTHORIZED SHARES CHARTER AMENDMENT

General

At the Special Meeting, the Company shareholders will be asked to approve the amendment of the Charter to increase the number of authorized shares of capital stock of the Company. More specifically, the Authorized Shares Amendment will increase the authorized shares of the Company’s capital stock to 100,000,000 shares; of these shares, 70,000,000 shares will be classified as Class A Common Stock and 20,000,000 shares will be classified as Class B Common Stock, in each case, as reclassified pursuant to the Reclassification Charter Amendment, and 10,000,000 shares will be classified as preferred stock. This amendment is included in the Restated Charter in substantially the form attached hereto as Appendix B, and a blackline illustrating the Charter Amendments, as described herein, as illustrated (strikethrough text showing deletions and thick-underlined text showing additions) in the blackline, is attached hereto as Appendix B-1.

The Board believes that the Authorized Shares Amendment is necessary because (i) the transaction structure and consideration that was negotiated by the parties to the Merger Agreement would not be possible without such amendment and (ii) such approval is a condition to Closing. The Board does not believe the Authorized Shares Amendment will be disruptive to current shareholders, as their shares of common stock will continue to be traded on the NYSE, and the proposed increase will maintain, immediately following the completion of the Transactions, approximately the same proportion of authorized shares available for future issuance to outstanding shares as the Company has prior to the completion of the Transactions.

The Authorized Shares Amendment will authorize a greater number of shares than is required to complete the Transactions. Public companies routinely have a significantly greater number of shares authorized than are currently issued. This increase will allow the Company to issue new shares in the future to raise funds if and as needed for general corporate purposes or other Company initiatives without requiring another charter amendment to further increase the authorized shares of the Company. The future issuance of shares authorized by the Authorized Shares Amendment would have a dilutive effect on the shares held by shareholders of such class of shares issued at the time of such future issuance. The Company has no current intent to issue shares other than in connection with the Transactions and upon the exercise of outstanding equity compensation awards, but may do so in the future, as has always been the case.

Immediately following the closing of the Transactions, the Company expects to have approximately 14,695,176 shares of Class A Common Stock issued and outstanding, leaving approximately 55,304,824 shares of Class A Common Stock authorized and unissued, and approximately 16,272,727 shares of Class B Common Stock issued and outstanding, leaving approximately 3,727,273 shares of Class B Common Stock authorized and unissued, and 10,000,000 shares of preferred stock authorized. Therefore, the Company will have approximately 55,304,824 shares of Class A Common Stock available for future issuance, of which 20,000,000 shares will be initially reserved for exchange of Class B Units, leaving approximately 35,304,824 shares for other issuances, which may be issued in transactions and at prices to be determined in the future. Such issuances would result in dilution to all the shareholders of the Company at the time of such future issuance, including the Sellers.

For a summary of the Merger Agreement and the Transactions, including the background of the Transactions, the factors considered by the Board, the Company’s reasons for recommending the Transactions, including the Authorized Shares Amendment, the opinion of Stephens and related matters, see the sections entitled “The Merger Agreement” and “The Transactions” beginning on pages 86 and 49, respectively.

Vote Required for Approval; Board Recommendation

Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of a majority of the outstanding shares of Current Common Stock entitled to vote thereon is required to approve the Authorized Shares Amendment.

Because the vote required to approve this proposal is based upon the total number of outstanding shares of Current Common Stock, a shareholder’s failure to submit a white proxy card or to vote in person at the Special

Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the approval of the Authorized Shares Amendment.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that you vote “FOR” the approval of the Authorized Shares Amendment.

PROPOSAL 4: CONTROL SHARE ACQUISITION ACT CHARTER AMENDMENT

General

At the Special Meeting, the Company shareholders will be asked to approve the amendment of the Charter to provide that, following the completion of the Transactions, the Company’s capital stock will no longer be subject to the Tennessee Control Share Acquisition Act. This amendment is included in the Restated Charter in substantially the form attached hereto as Appendix B, and a blackline illustrating the Charter Amendments, as described herein, (strikethrough text showing deletions and thick-underlined text showing additions), is attached hereto as Appendix B-1.

The Tennessee Control Share Acquisition Act generally provides that control shares of a Tennessee corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of a majority of all shares entitled to vote generally with respect to the election of directors (other than shares owned by the acquirer, by officers of the corporation and by directors of the corporation who are also employees of the corporation, which are not entitled to vote on the matter). Control shares are shares of stock having voting power that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except by virtue of a revocable proxy or written consent), would entitled the acquirer, immediately upon the acquisition of such shares, to exercise or direct the exercise of voting power in the election of directors within certain statutorily-defined ranges (one-fifth but less than one-third, one-third but less than a majority, and more than a majority of the voting power). The Tennessee Control Share Acquisition Act only applies if a corporation’s charter or bylaws contains an opt-in provision. Section 13 of the Charter currently provides that the Tennessee Control Share Acquisition Act will apply to and govern any control share acquisition of the Company’s shares of stock.

Because the Transactions will involve a merger under Title 48, Chapter 21 of the Tennessee Code (which requires a shareholder vote), the issuance of shares to Sellers in connection with the Transactions will be exempt from the CSAA even absent the CSAA Amendment and the voting rights of such shares will not be restricted. If the Transactions were entered into without the CSAA Amendment, any shares of Company stock that the Sellers might acquire after the Closing would be subject to the CSAA and would have no voting rights unless first approved by the other shareholders of the Company, as described above. However, the Sellers negotiated for the CSAA Amendment, as a condition to the Transactions. Therefore, in the event the CSSA Amendment is approved, future acquisitions of shares by the Sellers would not require a shareholder vote to be entitled to voting rights. The Board believes that the CSAA Amendment is necessary because the Sellers negotiated for the CSAA Amendment as a condition to Closing. Additionally, the Board does not believe that the protections of the Tennessee Control Share Acquisition Act are necessary to maintain an effective defensive profile for the Company.

For a summary of the Merger Agreement and the Transactions, including the background of the Transactions, the factors considered by the Board, the Company’s reasons for recommending the Transactions, including the CSAA Amendment, the opinion of Stephens and related matters, see the sections entitled “The Merger Agreement” and “The Transactions” beginning on pages 86 and 49, respectively.

Additionally, by voting to approve Proposal 4, Company shareholders will also be voting to remove Section 15 of Charter, relating to Company shareholders’ ability to act by written consent, which provision has sunsetted due to the fact that the Company is not currently a “controlled company” under the corporate governance rules of the NYSE, as reflected in the attached blackline attached hereto as Appendix B-1.

Vote Required for Approval; Board Recommendation

Pursuant to the terms of the Charter, approval of the CSAA Amendment requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of Current Common Stock entitled to vote thereon.

Because the vote required to approve this proposal is based upon the total number of outstanding shares of Current Common Stock, a shareholder’s failure to submit a white proxy card or to vote in person at the Special

Meeting, an abstention from voting, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have the same effect as a vote “AGAINST” the approval of the CSAA Amendment.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the terms of the Merger Agreement, that you vote “FOR” the approval of the CSAA Amendment.

PROPOSAL 5: ADJOURNMENT OF THE SPECIAL MEETING

General

At the Special Meeting, the Company shareholders will be asked to approve a proposal that would permit the Board, if necessary or advisable, to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the other proposals to be submitted for a vote at the Special Meeting.

Vote Required for Approval; Board Recommendation

Approval of the adjournment proposal requires that votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. Because the vote required to approve this proposal is based upon the votes cast by the holders of Current Common Stock entitled to vote thereon, a shareholder’s failure to submit a white proxy card or to vote in person at the Special Meeting, abstentions, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the adjournment proposal, assuming a quorum of shares of Current Common Stock is present or represented at the Special Meeting.

The Board recommends, subject to the ability of the Board to make a “Recommendation Withdrawal” (as defined in the Merger Agreement) pursuant to and in accordance with the Merger Agreement, that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or advisable to solicit additional proxies if there are not sufficient votes to approve the other proposals.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE

PRESENTED AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2018 Annual Meeting of Shareholders by submitting their proposals in writing to the Company in a timely manner.

Any proposal intended to be presented for action at the 2018 Annual Meeting of Shareholders and included in the Company’s proxy statement and proxy relating to its 2018 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company not later than the close of business on December 12, 2017 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.

For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement under Rule 14a-8), a shareholder’s notice must be received by the Corporate Secretary of the Company at our principal executive offices after the close of business on January 31, 2018 but before the close of business on March 2, 2018. The proposal must be in writing and must comply with the advance notice provisions and other requirements of Section 12 of the Company’s Amended and Restated Bylaws, a copy of which is on file with the Commission and may be obtained from the Company upon request. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the proxy statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any of this information at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The Commission also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including the Company, who file electronically with the Commission. The reports and other information filed by the Company with the Commission are also available at the Company’s website. The address of the site is: http://investor.jalexandersholdings.com. The web addresses of the Commission and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the Commission allows the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to its shareholders by referring its shareholders to other documents that the Company filed separately with the Commission. The Company shareholders should consider the incorporated information as if the Company reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the Commission and any future filings made with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date of the Special Meeting (excluding any information “furnished” but not “filed”). These documents contain important information about the Company, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended January 1, 2017, filed with the Commission on March 16, 2017.

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2017, July 2, 2017 and October 1, 2017, filed with the Commission on May 11, 2017, August 11, 2017 and November 9, 2017, respectively.

•	the information in the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2017, to the extent that information included therein is deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended.

•	Current Reports on Form 8-K, filed with the Commission on June 1, 2017, August 4, 2017, and August 7, 2017.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Fidelity National Financial Ventures, LLC

Jacksonville, Florida

We have audited the accompanying consolidated financial statements of 99 Restaurants, LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 25, 2016 and December 27, 2015 and the related consolidated income statements, consolidated statements of changes in net parent investment, and consolidated statements of cash flows for each of the three years in the period ended December 25, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 99 Restaurants, LLC and its subsidiaries as of December 25, 2016 and December 27, 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 25, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

September 11, 2017

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Consolidated Balance Sheets

December 25, 2016 and December 27, 2015

(in thousands)

Assets	December 25, 2016	December 27, 2015
Current assets:
Cash and cash equivalents	$3,798	4,663
Trade and other accounts receivable, less allowance for doubtful accounts of $0 and $0, respectively	3,330	2,810
Inventory	3,754	3,731
Prepaid expenses and other current assets	1,117	1,058

Total current assets	11,999	12,262

Noncurrent assets:
Property and equipment, net of accumulated depreciation of $38,320 and $28,863, respectively	56,165	49,564
Intangible assets	11,840	11,840
Favorable operating lease intangible, net	4,874	6,343
Other noncurrent assets	2,942	3,080

Total noncurrent assets	75,821	70,827

Total assets	$87,820	83,089

Liabilities and net Parent investment
Current liabilities:
Trade accounts payable	$2,558	2,040
Accrued payroll and related expenses	5,056	5,612
Accrued expenses	6,001	6,446
Deferred revenue	8,558	8,004
Accrued taxes	1,698	1,502

Total current liabilities	23,871	23,604

Commitments and Contingencies:
Noncurrent liabilities:
Unfavorable operating lease intangible, net	5,336	6,465
Other noncurrent liabilities	6,430	4,977

Total noncurrent liabilities	11,766	11,442

Total liabilities	35,637	35,046
Net Parent investment	52,183	48,043

Total liabilities and net Parent investment	$87,820	83,089

See accompanying notes to consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Consolidated Income Statements

Fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014

(in thousands)

	December 25, 2016	December 27, 2015	December 28, 2014
Revenues:
Restaurant sales	$303,964	293,313	280,491

Total net revenue	303,964	293,313	280,491

Costs and expenses:
Cost of food and beverage	88,112	86,691	82,510
Payroll and benefits	104,518	99,920	98,805
Restaurant operating costs	56,630	56,126	55,791

Cost of sales, exclusive of depreciation shown separately below	249,260	242,737	237,106
Selling, general and administrative expenses	17,571	16,995	15,732
Corporate overhead costs	8,732	8,223	8,315
Depreciation	10,625	8,398	8,029
Preopening costs	788	463	494
Impairment and disposal charges, net	20	25	254

	286,996	276,841	269,930

Income from operations	16,968	16,472	10,561

Other expense:
Interest expense, net	13	13	13

	13	13	13

Income from continuing operations	16,955	16,459	10,548
Income (loss) from discontinued operations	2	(10)	(9)

Net income	$16,957	16,449	10,539

See accompanying notes to consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Consolidated Statements of Changes in Net Parent Investment

Fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014

(in thousands)

Net Parent Investment
Balance at December 29, 2013	$43,295

Net income	10,539
Net distributions to Parent	(8,352)

Balance at December 28, 2014	45,482

Net income	16,449
Net distributions to Parent	(13,888)

Balance at December 27, 2015	48,043

Net income	16,957
Net distributions to Parent	(12,817)

Balance at December 25, 2016	$52,183

See accompanying notes to consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Consolidated Statements of Cash Flows

Fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014

(in thousands)

	December 25, 2016	December 27, 2015	December 28, 2014
Cash flows from operating activities:
Net income	$16,957	16,449	10,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,625	8,398	8,029
Non cash rent	505	825	1,670
Impairment and disposal charges, net	(10)	(59)	131
Changes in assets and liabilities:
Trade accounts and other receivables	(520)	(703)	(801)
Inventories	(23)	(332)	(280)
Prepaid expenses and other current assets	(59)	(238)	216
Trade accounts payable	518	1,067	(409)
Deferred revenue	554	535	1,015
Accrued payroll, accrued expenses, and accrued taxes	(805)	260	(209)
Other long-term assets and liabilities	1,426	1,188	(80)

Net cash provided by operating activities	29,168	27,390	19,821

Cash flows from investing activities:
Additions to property and equipment	(13,568)	(13,179)	(10,654)
Net acquisitions of property and equipment from affiliates	(3,648)	(39)	(514)

Net cash used in investing activities	(17,216)	(13,218)	(11,168)

Cash flows from financing activities:
Net distributions to Parent	(12,817)	(13,888)	(8,352)

Net cash used in financing activities	(12,817)	(13,888)	(8,352)

(Decrease) increase in cash and cash equivalents	(865)	284	301
Cash and cash equivalents at beginning of year	4,663	4,379	4,078

Cash and cash equivalents at end of year	$3,798	4,663	4,379

See accompanying notes to consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Notes to Consolidated Financial Statements

December 25, 2016, December 27, 2015, and December 24, 2018

(1)	Organization and Business

99 Restaurants, LLC and its wholly owned subsidiaries operate casual dining restaurants under the tradename Ninety Nine Restaurant & Pub, primarily in the Northeast United States. 99 Restaurants, LLC and Subsidiaries (Ninety Nine or the Company) is a wholly owned business of Fidelity Newport Holdings, LLC (FNH or the Parent). The Company operated 106, 105, and 104 restaurants as of December 25, 2016, December 27, 2015, and December 28, 2014, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

Throughout the periods included in these consolidated financial statements, Ninety Nine operated as part of FNH and consisted of several legal entities. The accompanying consolidated financial statements have been prepared on a stand-alone basis in accordance with accounting principles generally accepted in the United States (GAAP) and are derived from the consolidated financial statements and accounting records of FNH and its subsidiaries. The historical results of operations, financial position and cash flows of Ninety Nine presented in these consolidated financial statements may not be indicative of what they would have been had Ninety Nine actually been an independent stand-alone entity, nor are they necessarily indicative of Ninety Nine’s future results of operations, financial position and cash flows.

The consolidated financial statements include all revenues and costs directly attributable to Ninety Nine and an allocation of expenses related to FNH corporate functions. These expenses have been allocated to Ninety Nine based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of revenue, headcount, number of locations, or other measures. Ninety Nine considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expense that would have been incurred had Ninety Nine operated as an independent, stand-alone entity, nor are they indicative of Ninety Nine’s future expenses. See note 12 for additional information.

The consolidated financial statements include assets and liabilities specifically attributable to Ninety Nine and certain assets and liabilities that are held by FNH that are specifically identifiable or otherwise attributable to Ninety Nine. FNH uses a centralized approach for managing cash and financing operations with its subsidiaries. Accordingly, a certain portion of Ninety Nine’s bank cash balances are transferred to FNH cash management accounts regularly by FNH at its discretion and therefore are not included in the consolidated financial statements. Only cash balances legally owned by Ninety Nine are reflected in the consolidated balance sheets. The net results of these transfers of cash between Ninety Nine and FNH are reflected as net Parent investment within equity in the accompanying consolidated balance sheets. Ninety Nine is a guarantor of FNH’s long-term debt, but that debt and related interest expense have not been attributed to Ninety Nine for any of the periods presented because FNH’s borrowings are neither directly attributable to Ninety Nine nor is Ninety Nine the legal obligor of such borrowings.

All intercompany transactions and balances within Ninety Nine have been eliminated. Transactions between FNH and Ninety Nine have been included in these consolidated financial statements and substantially all have been effectively settled for cash at the time the transaction is recorded through FNH’s centralized cash management system. Transactions between Ninety Nine and other businesses of FNH are considered related party transactions. See note 12 for additional information.

Management believes the assumptions and allocations underlying the consolidated financial statements are reasonable and appropriate and that the allocation methods were applied consistently for the periods presented and reflects all estimated costs of doing business. See note 12 for additional information.

(b)	Fiscal Year

The Company utilizes a 52/53 week fiscal year where the last day of the fiscal year is the last Sunday in December. The fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014 were each comprised of 52 weeks.

(c)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on hand related to Ninety Nine legal entities and amounts in transit from credit and debit card processors, which are considered cash equivalents because they are both short term and highly liquid in nature, and are typically converted to cash within three to four days of the sales transaction.

(d)	Trade Accounts Receivable

Trade accounts receivable primarily represent billings to third party customers of business to business gift card sales, rebates, and tenant improvement allowances. Trade accounts receivable are generally unsecured.

The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses related to existing receivables. The Company determines the allowance based on its historical write off experience and management’s judgment regarding the collectability of certain accounts. Account balances and related allowances are removed after management determines that the potential for recovery is considered remote. The allowance for doubtful accounts was $0.0 million as of December 25, 2016 and December 27, 2015.

(e)	Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the first in, first out method. Inventory primarily consists of food, beverages, paper products, and supplies.

The Company obtains the majority of restaurant food products and supplies from one distributor. Although the Company believes alternative vendors could be found in a timely manner, any disruption of these services could potentially have an adverse impact on operating results.

(f)	Property and Equipment, Net

The Company records property and equipment, including internally developed software, at cost less accumulated depreciation. Depreciation expense is calculated using the straight line method. The useful lives of assets are 3 to 15 years for furniture, fixtures, and equipment. Leasehold improvements are depreciated over the lesser of the useful life or the remaining lease term, inclusive of renewal periods, not to exceed 20 years. Gains or losses are recognized upon the disposal of property and equipment, and the asset and related accumulated depreciation is removed from the accounts. Maintenance, repairs, and betterments that do not enhance the value of or increase the life of the assets are expensed as incurred. The Company capitalizes all direct external costs associated with obtaining the land, building, and equipment for each new restaurant, as well as construction period interest. The Company also capitalizes all direct external costs associated with obtaining the dining room and kitchen equipment, signage, and other assets and equipment. In addition, for each new restaurant and remodeled restaurant, the Company capitalizes a portion of the internal direct costs of its real estate and construction departments.

(g)	Intangible Assets

The Company’s intangible assets include trademarks/trade names. Trademarks/trade names are not subject to amortization, but are tested for impairment annually on the fiscal year end date, or more frequently, if events or changes in circumstances indicate that the asset might be impaired.

(h)	Favorable and Unfavorable Operating Lease Intangibles, Net

The favorable operating lease intangible and unfavorable operating lease intangible represent the difference between the market rates compared to the lease payments on individual operating leases assumed in a business combination. These assets and liabilities are amortized to rent expense on a straight-line basis over each respective operating lease term. The Company expects to incur $0.4 million amortization expense each year for the next five years.

(i)	Impairment of Long Lived Assets

Long lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets held for sale and to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge may be recognized for the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group based upon the future highest and best use of the impaired asset or asset group. The costs associated with asset impairments are recorded in the consolidated income statements in the financial statement line item impairment and disposal charges, net. Fair value is determined by projected future discounted cash flows for each location or the estimated market value of the assets.

(j)	Net Parent Investment

Net Parent investment in the consolidated balance sheets represents FNH’s historical investment in Ninety Nine and includes accumulated net earnings attributable to Parent and the net effect of transactions with and cost allocations from Parent.

(k)	Operating Leases

The Company has land only, building only, and land and building leases that are recorded as operating leases. Most of the leases have rent escalation clauses and some have rent holiday and contingent rent provisions. The rent expense under these leases is recognized on the straight line basis. Contingent rentals are accrued each accounting period as the liabilities are incurred utilizing prorated periodic sales targets. The Company uses a lease life or expected lease term that is inclusive of renewal periods, not to exceed 20 years. Based upon the size of the investment that the Company makes at a restaurant site, the economic penalty incurred by discontinuing use of the leased facility, and its historical experience with respect to the length of time a restaurant operates at a specific location, the Company has concluded that a 20 year lease term is reasonably assured. The Company begins recognizing rent expense on the date that the Company becomes legally obligated under the lease.

Certain leases provide for rent holidays, which are included in the lease life used for the straight line rent calculation. Rent expense and an accrued rent liability are recorded during the rent holiday period, during which the Company has possession of and access to the property, including the preopening period during construction, but is typically not required or obligated to, and normally does not, make rent payments.

(l)	Revenue Recognition

Revenues consist of company operated restaurant sales. Restaurant sales include food and beverage sales and are net of discounts and applicable state and local sales taxes.

Revenue resulting from the sale of gift cards is recognized in the period in which the gift card is redeemed. A percentage of gift card redemptions, based upon actual experience, is recognized as a reduction in restaurant operating costs for gift cards sold for which the likelihood of redemption is remote, which is referred to as “breakage.” The amount recognized as a reduction in restaurant operating costs for gift card breakage was $0.7 million, $0.7 million, and $0.6 million for 2016, 2015, and 2014, respectively.

(m)	Vendor Rebates

The Company receives vendor rebates from various nonalcoholic beverage suppliers, and to a lesser extent, suppliers of food products and supplies. Rebates are recognized as reductions to cost of food and beverage in the period in which they are earned.

(n)	Advertising Costs

The Company expenses advertising and marketing costs as incurred, except for certain advertising production costs that are initially capitalized and subsequently expensed the first time the advertising takes place. During 2016, 2015, and 2014, the Company incurred $8.0 million, $7.8 million, and $7.7 million of advertising and marketing costs, respectively. These costs are included in selling, general and administrative expenses on the consolidated income statements.

(o)	Preopening Costs

Salaries, personnel training costs, preopening rent, and other expenses of opening new facilities are charged to expense as incurred.

(p)	Income Taxes

For purposes of these consolidated financial statements, the income tax provision of the Company was calculated on a stand-alone basis as though the Company had filed its own tax returns in the applicable tax jurisdictions in which it operates. FNH is a limited liability company. Accordingly, for federal and most state and local taxing jurisdictions, the revenues, expenses, and credits of a limited liability company are allocated to its members. No income tax provision, assets or liabilities have been recorded in the accompanying consolidated financial statements for Ninety Nine because these are the tax obligations of its members.

The Company, on a separate return basis, recognizes the benefits of uncertain tax positions in the financial statements only after determining a more likely than not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. When facts and circumstances change, the Company reassesses these probabilities and records any changes in the financial statements as appropriate. Uncertain tax positions are accounted for by determining the minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. This determination requires the use of judgment in assessing the timing and amounts of deductible and taxable items. Tax positions that meet the more likely than not recognition threshold are recognized and measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The Company recognizes interest and penalties accrued related to unrecognized tax benefits as components of income tax expense.

(q)	Concentration of Credit Risk

The Company’s financial instruments that are potentially exposed to a concentration of credit risk are cash and cash equivalents and receivables. At times, balances may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk with respect to cash. The Company places its cash in high quality credit institutions. The Company does not enter into financial instruments for trading or speculative purposes. The Company considers the concentration of credit risk within its receivables to be minimal as a result of payment histories and the general financial condition of its third party customers.

(r)	Fair Value of Financial Instruments

Disclosure of fair values is required for most on and off balance sheet financial instruments for which it is practicable to estimate that value. This disclosure requirement excludes certain financial instruments, such as trade receivables and payables when the carrying value approximates the fair value, employee benefit obligations, lease contracts, and all nonfinancial instruments, such as land, buildings, and equipment. The fair values of the financial instruments are estimates based upon current market conditions and quoted market prices for the same or similar instruments.

(s)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods to prepare these consolidated financial statements in conformity with GAAP. Significant items subject to such estimates and assumptions include allocation of expenses related to certain FNH corporate functions, the carrying amount of property and equipment and intangible assets, gift card breakage, self-insurance reserves, share based compensation and anticipated outcomes of legal proceedings and other contingencies. Actual results could differ from those estimates.

(t)	Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued an accounting standards update that amended accounting guidance on revenue recognition. In August 2015, the FASB deferred adoption of the new standard by one year. Several updates have been issued since to clarify the implementation guidance including, on principal versus agent considerations and on performance obligations and licensing. The new standard will be effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The accounting standards update permits the use of either the retrospective or cumulative effect transition method. The Company is continuing to evaluate the approach to use when transitioning to this new guidance. The Company will adopt this guidance on January 1, 2018.

In February 2016, the FASB issued an accounting standards update which sets out the principles for the recognition, measurement, presentation and disclosure of leases applicable to both lessors and lessees. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company currently evaluating the impact that the adoption of this accounting standards update will have on its financial statements, but it expects this new guidance will have a material impact on the financial statements since the Company has a significant number of operating lease arrangements for which it is the lessee. The Company plans to adopt this standard on December 31, 2018.

In March 2016, the FASB issued an accounting standards update to simplify several aspects of the accounting for share-based payment transactions. Amendments in this update are effective for annual periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company expects this new guidance to have an impact on its consolidated financial statements since the Company has share-based compensation arrangements.

The Company is currently evaluating the impact that the adoption of this accounting standards update will have on the financial statements. The Company will adopt this guidance on January 1, 2018.

(3)	Fair Value of Financial Instruments

The Company utilizes the following fair value hierarchy that prioritizes the inputs into valuation techniques used to measure fair value. Accordingly, the Company uses valuation techniques which maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value. The three levels of the hierarchy are as follows:

Level 1	Defined as observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2	Defined as observable inputs other than Level 1 prices. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The recorded amounts for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short term nature.

(4)	Property and Equipment, Net

Property and equipment, net consists of the following:

	December 25, 2016	December 27, 2015
	(in thousands)
Buildings and improvements	$50,112	43,484
Equipment	43,125	33,103
Projects in process	48	640
Capitalized lease building	1,200	1,200

	94,485	78,427
Less accumulated depreciation	(38,320)	(28,863)

Property and equipment, net	$56,165	49,564

For 2016, 2015, and 2014, depreciation expense was $10.6 million, $8.4 million, and $8.0 million, respectively.

(5)	Other Noncurrent Assets

Other noncurrent assets consist of the following:

	December 25, 2016	December 27, 2015
	(in thousands)
Liquor licenses	$2,260	2,260
Noncurrent receivables	515	662
Other noncurrent assets	167	158

Other noncurrent assets	$2,942	3,080

(6)	Accrued Expenses

Accrued expenses consist of the following:

	December 25, 2016	December 27, 2015
	(in thousands)
Accrued casualty insurance expenses	$3,575	4,280
Accrued medical and other employee benefits	684	643
Accrued utilities	1,075	1,062
Accrued percent rent	155	62
Accrued other expenses	512	399

Accrued expenses	$6,001	6,446

(7)	Other Noncurrent Liabilities

Other noncurrent liabilities consist of the following:

	December 25, 2016	December 27, 2015
	(in thousands)
Deferred rent	$3,158	2,891
Tenant improvement allowance	2,379	1,039
Other noncurrent liabilities	893	1,047

Other noncurrent liabilities	$6,430	4,977

(8)	Leases

The Company is the prime lessee under various land and building leases for company operated restaurants and other locations. The leases have remaining initial terms ranging from one to 15 years and, in most instances, provide for renewal options ranging from 5 to 10 years. Many leases contain escalation clauses, either predetermined or based upon inflation. Contingent rentals are accrued each accounting period as the liabilities are incurred utilizing prorated periodic sales targets. Under most leases, the Company is responsible for occupancy costs including taxes, insurance, and maintenance.

The Company has four separate lease agreements that cover an aggregate of 30 of its restaurants, each of which contains a minimum fixed charge covenant calculation. Each of the four restaurant groups are subject to a minimum annual fixed charge coverage ratio of 1.50 to 1.00. During 2016, 2015, and 2014, each of the four groups exceeded the 1.50 to 1.00 minimum.

The following summarizes future minimum lease payments under leases having an initial or remaining non-cancelable term of one year or more (in thousands):

	Operating leases	Sublease rentals
2017	$15,483	151
2018	14,836	163
2019	12,977	163
2020	11,026	163
2021	9,909	163
thereafter	11,914	90

Total minimum lease payments	$76,145	893

For 2016, 2015, and 2014, straight line base rent expense was $15.4 million, $14.8 million, and $15.0 million, respectively. Contingent rent expense was $0.1 million for 2016, 2015, and 2014.

(9)	Contingencies

(a)	Insurance Reserves

FNH is self-insured for a portion of its workers’ compensation, general liability, and liquor liability losses (collectively, casualty losses) as well as certain other insurable risks. To mitigate the cost of exposures for certain property and casualty losses, FNH makes annual decisions to either retain the risks of loss up to a certain maximum per occurrence, aggregate loss limits negotiated with the insurance carriers, or fully insure those risks. FNH is also self-insured for a portion of its healthcare claims for eligible participating employees subject to certain deductibles and limitations. FNH has accounted for its retained liabilities for casualty losses and healthcare claims, including reported and incurred but not reported claims, based on information provided by third party actuaries.

(b)	Tax Contingencies

The Company is subject to personal property and sales and use taxes in the United States. The Company is regularly under audit by tax authorities. This is believed to be common for the restaurant industry. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

(c)	Litigation Contingencies

The Company is a defendant from time to time in various legal proceedings arising in the ordinary course of its business, including individual and purported class action claims alleging violations of federal and state wage and hour laws, claims relating to injury or wrongful death under “dram shop” laws, claims relating to workplace, workers’ compensation and employment matters, discrimination and similar matters, claims resulting from “slip and fall” accidents, claims relating to lease and contractual obligations, claims relating to its franchising initiatives, and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns. The Company may also become subject to lawsuits and other proceedings, as well as card network fines and penalties, arising out of the actual or alleged theft of its customers’ credit or debit card information.

The Company does not believe that any of the legal proceedings pending against it as of the date of this report will have a material adverse effect on its liquidity, financial condition or results of operations.

(10)	Purchase Commitments

The Company has unconditional purchase obligations with various vendors. These purchase obligations are primarily food and beverage obligations with fixed commitments in regards to the time period of the contract and the quantities purchased with annual price adjustments that can fluctuate. The Company used both historical and projected volume and pricing as of December 25, 2016 to determine the amount of the obligations.

The following table sets forth the Company’s contractual obligation at December 25, 2016:

	Total	2017	2018	2019
	(in thousands)
Unconditional purchase obligations	$67,540	48,000	17,340	2,200

(11)	Employee Benefit Plans

(a)	Profits Interest Plan

A Ninety Nine employee participates in FNH’s profit interest plan. On January 1, 2015, FNH amended and restated its LLC agreement in its entirety. The Third Amended and Restated LLC Agreement establishes two classes of membership units, Class A Units and Class B Units.

Also on January 1, 2015, FNH adopted the 2015 Management Incentive Plan (the Plan), and reserved 6.7 million Class B units for issuance under the Plan. Each Class B unit is a separate profits interest. Under the Plan, 3.0 million units have been granted, 1.3 million units have been forfeited, and

1.7 million units are outstanding as of December 25, 2016. The fair value of FNH at the date of grant is otherwise known as the hurdle amount. The applicable hurdle amount for these Class B Units is $458.2 million or $484.4 million, depending on grant date, and the grants vest over a three year period with 50% becoming vested after two years and the remaining 50% vesting at the end of the third year. The Company has recorded $0.1 million and $0.3 million, net of forfeitures, for the Company’s portion of expense for 2016 and 2015, respectively, which was allocated from FNH based on revenue and specific identification and is included as part of corporate overhead costs on the consolidated income statements.

(b)	401(k) plan

Company employees participate in a 401(k) plan (the 401k Plan) that FNH maintains for the benefit of its employees and their beneficiaries. Under the 401k Plan, employees can make contributions of their compensation, subject to an annual statutory limit. FNH may contribute annually to the 401k Plan according to the plan document, and may make a contribution at its sole discretion for participants meeting certain eligibility criteria. FNH contributions vest according to a vesting schedule defined in the 401k Plan document. The Company has expensed $0.3 million, $0.2 million, and $0.2 million for employer contributions for 2016, 2015, and 2014, respectively, which was allocated from FNH based on headcount and is included as part of corporate overhead costs on the consolidated income statements.

(c)	Deferred compensation plan

FNH maintains a deferred compensation plan for a select group of management team members to provide supplemental retirement income benefits through deferrals of salary and bonus. Participants in this plan can contribute, on a pre-tax basis, up to 50% of their base pay and 100% of their annual performance bonuses. FNH contributes annually to this plan an amount equal to a matching formula of each participant’s deferrals. The Company has recorded approximately $0.1 million for 2016, 2015, and 2014 for its portion of expense which is included as part of corporate overhead costs on the consolidated income statements.

(d)	Omnibus equity incentive plan

During 2013, FNH adopted an Omnibus Equity Incentive Plan under which the FNH’s Board of Managers may grant options, appreciation rights and restricted units to key employees. The maximum aggregate number of units that may be granted under this plan shall not exceed three million units. To date, FNH has granted 0.9 million restricted units. The restricted units are subject to two vesting requirements with the first vesting requirement based on both passage of time and performance of FNH, and the second vesting requirement satisfied only upon sale of FNH or units of FNH becoming publicly traded. Because of this second vesting requirement, no restricted units have vested.

(12)	Corporate Allocations and Related Party Transactions

(a)	Corporate Allocations

The consolidated financial statements reflect allocations of certain expenses from FNH, including, but not limited to, general corporate expenses such as management, legal, human resources, finance, accounting, financial reporting, tax, information technology, benefits, real estate, compliance, marketing, corporate employee benefits including cash bonuses and share-based compensation, shared services processing and administration, and depreciation for corporate fixed assets. These costs have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of revenue, headcount, number of locations, or other systematic measures that reflect utilization of services provided to or benefits received by the Company. The Company considers the expense allocation methodology and results to be reasonable for all periods presented. The Company has recognized $8.7 million, $8.2 million and $8.3 million in expense related to corporate cost allocations in 2016, 2015, and 2014, respectively, which have been recorded within corporate overhead costs on the consolidated income statements. The financial information in these consolidated financial statements does not necessarily include expenses indicative of those that would have been incurred by Ninety Nine had it been a separate, stand-alone entity. Actual costs that may have been incurred if Ninety Nine had been a stand-alone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees.

(b)	Related Party Transactions

In 2016, 2015, and 2014, related party purchases from FNH and its subsidiaries were $1.4 million, $1.5 million and $1.5 million, respectively, and are recorded in cost of food and beverage on the consolidated income statements. All related party receivables and payables due from or due to FNH and its subsidiaries are settled through the intercompany accounts included within the net Parent investment line on the consolidated balance sheets.

(13)	Subsequent Events

On August 3, 2017, Fidelity National Financial Ventures, LLC (FNFV), a majority Member of FNH, entered into an Agreement and Plan of Merger to merge Ninety Nine with J. Alexander’s Holdings, LLC (JAX). The transaction is valued at $199 million.

Subsequent events have been evaluated and disclosed through September 11, 2017, the date at which the financial statements were available to be issued.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Condensed Consolidated Balance Sheets

September 3, 2017 and December 25, 2016

(Unaudited in thousands)

Assets	September 3, 2017	December 25, 2016
Current assets:
Cash and cash equivalents	$4,317	3,798
Trade and other accounts receivable, less allowance for doubtful accounts of $0 and $0, respectively	948	3,330
Inventories, net	3,261	3,754
Prepaid expenses and other current assets	1,995	1,117

Total current assets	10,521	11,999

Noncurrent assets:
Property and equipment, net of accumulated depreciation of $45,579 and $38,320, respectively	52,679	56,165
Intangible assets	11,840	11,840
Favorable operating lease intangible, net	4,002	4,874
Other noncurrent assets	2,877	2,942

Total noncurrent assets	71,398	75,821

Total assets	$81,919	87,820

Liabilities and net Parent investment
Current liabilities:
Trade accounts payable	$2,877	2,558
Accrued payroll and related expenses	4,951	5,056
Accrued expenses	6,012	6,001
Deferred revenue	1,335	8,558
Accrued taxes	2,979	1,698

Total current liabilities	18,154	23,871

Noncurrent liabilities:
Unfavorable operating lease intangible, net	4,571	5,336
Other noncurrent liabilities	6,413	6,430

Total noncurrent liabilities	10,984	11,766

Total liabilities	29,138	35,637
Net Parent investment	52,781	52,183

Total liabilities and net Parent investment	$81,919	87,820

See accompanying notes to condensed consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Condensed Consolidated Income Statements

Thirty-six weeks ended September 3, 2017 and September 4, 2016

(Unaudited in thousands)

	Thirty-six weeks ended September 3, 2017	Thirty-six weeks ended September 4, 2016
Revenues:
Restaurant sales	$214,696	214,497

Total net revenue	214,696	214,497

Costs and expenses:
Cost of food and beverage	62,212	62,603
Payroll and benefits	74,910	73,305
Restaurant operating costs	39,547	39,297

Cost of sales, exclusive of depreciation shown separately below	176,669	175,205
Selling, general and administrative expenses	12,996	11,981
Corporate overhead costs	5,382	6,519
Depreciation	8,219	6,895
Preopening costs	85	715
Disposal charges, net	26	9

	203,377	201,324

Net income	$11,319	13,173

See accompanying notes to condensed consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Condensed Consolidated Statements of Changes in Net Parent Investment

Thirty-six weeks ended September 3, 2017 and September 4, 2016

(Unaudited in thousands)

Net Parent Investment
Balance at December 27, 2015	$48,043

Net income	13,173
Net distributions to Parent	(5,220)

Balance at September 4, 2016	55,996

Net Parent Investment
Balance at December 25, 2016	$52,183

Net income	11,319
Net distributions to Parent	(10,721)

Balance at September 3, 2017	52,781

See accompanying notes to condensed consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Condensed Consolidated Statements of Cash Flows

Thirty-six weeks ended September 3, 2017 and September 4, 2016

(Unaudited in thousands)

	Thirty-six weeks ended September 3, 2017	Thirty-six weeks ended September 4, 2016
Cash flows from operating activities:
Net income	$11,319	$13,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,219	6,895
Non cash rent	73	362
Disposal charges, net	23	(19)
Changes in assets and liabilities:
Trade accounts and other receivables	2,382	2,020
Inventories	493	197
Prepaid expenses and other current assets	(878)	(1,015)
Trade accounts payable	319	697
Deferred revenue	(7,223)	(6,046)
Accrued payroll, accrued expenses, and accrued taxes	1,187	699
Other long-term assets and liabilities	82	23

Net cash provided by operating activities	15,996	16,986

Cash flows from investing activities:
Additions to property and equipment	(4,756)	(10,638)
Net acquisitions of property and equipment from affiliates	—	(2,238)

Net cash used in investing activities	(4,756)	(12,876)

Cash flows from financing activities:
Net distributions to Parent	(10,721)	(5,220)

Net cash used in financing activities	(10,721)	(5,220)

Increase (decrease) in cash and cash equivalents	519	(1,110)
Cash and cash equivalents at beginning of year	3,798	4,663

Cash and cash equivalents at end of year	$4,317	$3,553

See accompanying notes to condensed consolidated financial statements.

99 RESTAURANTS, LLC AND SUBSIDIARIES

(A BUSINESS OF FIDELITY NEWPORT HOLDINGS, LLC)

Notes to Unaudited Condensed Consolidated Financial Statements

September 3, 2017 and December 25, 2016

(1)	Organization and Business

99 Restaurants, LLC and its wholly owned subsidiaries operate casual dining restaurants under the tradename Ninety Nine Restaurant & Pub, primarily in the Northeast United States. 99 Restaurants, LLC and Subsidiaries (Ninety Nine or the Company) is a wholly owned business of Fidelity Newport Holdings, LLC (FNH or the Parent). The Company operated 105 and 106 restaurants as of September 3, 2017 and December 25, 2016, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

Throughout the periods included in these unaudited condensed consolidated financial statements, Ninety Nine operated as part of FNH and consisted of several legal entities. The accompanying unaudited condensed consolidated financial statements have been prepared on a stand-alone basis in accordance with accounting principles generally accepted in the United States (GAAP) and are derived from the unaudited consolidated financial statements and accounting records of FNH and its subsidiaries. The historical results of operations, financial position and cash flows of Ninety Nine presented in these unaudited condensed consolidated financial statements may not be indicative of what they would have been had Ninety Nine actually been an independent stand-alone entity, nor are they necessarily indicative of Ninety Nine’s future results of operations, financial position and cash flows.

The unaudited condensed consolidated financial statements include all revenues and costs directly attributable to Ninety Nine and an allocation of expenses related to FNH corporate functions. These expenses have been allocated to Ninety Nine based on direct usage or benefit where specifically identifiable, with the remainder allocated primarily on a pro rata basis of revenue, headcount, number of locations, or other measures. Ninety Nine considers these allocations to be a reasonable reflection of the utilization of services or the benefit received. However, the allocations may not be indicative of the actual expense that would have been incurred had Ninety Nine operated as an independent, stand-alone entity, nor are they indicative of Ninety Nine’s future expenses. See note 6 for additional information.

The unaudited condensed consolidated financial statements include assets and liabilities specifically attributable to Ninety Nine and certain assets and liabilities that are held by FNH that are specifically identifiable or otherwise attributable to Ninety Nine. FNH uses a centralized approach for managing cash and financing operations with its subsidiaries. Accordingly, a certain portion of Ninety Nine’s bank cash balances are transferred to FNH cash management accounts regularly by FNH at its discretion and therefore are not included in the unaudited condensed consolidated financial statements. Only cash balances legally owned by Ninety Nine are reflected in the unaudited consolidated balance sheets. The net results of these transfers of cash between Ninety Nine and FNH are reflected as net Parent investment within equity in the accompanying unaudited consolidated balance sheets. Ninety Nine is a guarantor of FNH’s long-term debt, but that debt and related interest expense have not been attributed to Ninety Nine for any of the periods presented because FNH’s borrowings are neither directly attributable to Ninety Nine nor is Ninety Nine the legal obligor of such borrowings.

All intercompany transactions and balances within Ninety Nine have been eliminated. Transactions between FNH and Ninety Nine have been included in these unaudited condensed consolidated financial statements and substantially all have been effectively settled for cash at the time the transaction is recorded through FNH’s centralized cash management system. Transactions between Ninety Nine and other businesses of FNH are considered related party transactions. See note 6 for additional information.

Management believes the assumptions and allocations underlying the unaudited condensed consolidated financial statements are reasonable and appropriate and that the allocation methods were applied consistently for the periods presented and reflects all estimated costs of doing business. See note 6 for additional information.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

In the opinion of management, the unaudited interim condensed consolidated financial statements contained in this report reflect all adjustments, consisting of normal recurring accruals, which are necessary for a fair presentation of the consolidated financial position and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. The Company’s fiscal year ends on the last Sunday in December with its first, second, and third quarters consisting of twelve weeks and its fourth quarter consisting of sixteen weeks each in most years. For further information, please refer to the Consolidated Financial Statements and footnotes thereto for the fiscal year ended December 25, 2016.

(b)	Fiscal Year

The Company utilizes a 52/53 week fiscal year where the last day of the fiscal year is the last Sunday in December. The Company’s first, second and third quarters consist of twelve weeks and its fourth quarter consists of sixteen or seventeen weeks.

(c)	Income Taxes

For purposes of these unaudited consolidated financial statements, the income tax provision of the Company was calculated on a stand-alone basis as though the Company had filed its own tax returns in the applicable tax jurisdictions in which it operates. FNH is a limited liability company. Accordingly, for federal and most state and local taxing jurisdictions, the revenues, expenses, and credits of a limited liability company are allocated to its members. No income tax provision, assets or liabilities have been recorded in the accompanying unaudited consolidated financial statements for Ninety Nine because these are the tax obligations of its members.

(d)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited consolidated financial statements and the reported amounts of revenues and expenses during the periods to prepare these unaudited consolidated financial statements in conformity with GAAP. Significant items subject to such estimates and assumptions include allocation of expenses related to certain FNH corporate functions, the carrying amount of property and equipment and intangible assets, gift card breakage, self-insurance reserves, share based compensation and anticipated outcomes of legal proceedings and other contingencies. Actual results could differ from those estimates.

(e)	Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued an accounting standards update that amended accounting guidance on revenue recognition. In August 2015, the FASB deferred adoption of the new standard by one year. Several updates have been issued since to clarify the implementation guidance including, on principal versus agent considerations and on performance obligations and licensing. The new standard will be effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The accounting standards update permits the use of either the retrospective or cumulative effect transition method. The Company has not yet selected a transition method. The Company does not currently have any franchise or similar arrangements that will need to be evaluated under ASU No. 2014-09, and the Company does not believe that this guidance will materially impact the recognition of revenue from sales within restaurant operations. The Company is currently evaluating the impact that ASU No. 2014-09 will have on its recognition of breakage income related to its gift cards, but does not believe that the adoption of ASU No. 2014-09 in fiscal year 2018 will have a significant effect on the Company’s Condensed Consolidated Financial Statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (ASU No. 2016-02), which supersedes ASC Topic 840, Leases, and creates a new topic, ASC Topic 842, Leases. This update requires lessees to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. This update is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years, with earlier adoption permitted. This update will be applied using a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company anticipates that the adoption of ASU No. 2016-02 will materially increase the assets and liabilities on the Company’s Condensed Consolidated Balance Sheets and related disclosures since the Company has a significant number of operating lease arrangements for which it is the lessee. The Company is still evaluating the impact that the adoption of this ASU will have on the Company’s Condensed Consolidated Income Statements. The impact of this ASU is non-cash in nature, and as such, it is not expected to have a material impact on the Company’s cash flows and liquidity.

In May 2017, the FASB issued an accounting standards update to provide clarity and reduce complexity when an entity has changes to the terms or conditions of a share-based payment award, and when an entity should apply modification accounting. The amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2017, including interim periods within those annual periods, and early adoption is permitted for interim or annual periods. The Company is evaluating the impact that the adoption to his accounting standards update will have on the financial statements and related disclosures. The Company will adopt this guidance on January 1, 2018.

(3)	Fair Value of Financial Instruments

The Company utilizes the following fair value hierarchy that prioritizes the inputs into valuation techniques used to measure fair value. Accordingly, the Company uses valuation techniques which maximize the use of observable inputs and minimize the use of unobservable inputs when determining fair value. The three levels of the hierarchy are as follows:

Level 1	Defined as observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2	Defined as observable inputs other than Level 1 prices. These include quoted prices for similar assets or liabilities in an active market, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The recorded amounts for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to their short term nature.

(4)	Other Noncurrent Liabilities

Other noncurrent liabilities consist of the following:

	September 3, 2017	December 25, 2016
	(in thousands)
Deferred rent	$3,233	3,158
Tenant improvement allowance	2,402	2,379
Other noncurrent liabilities	778	893

Other noncurrent liabilities	$6,413	6,430

(5)	Contingencies

(a)	Insurance Reserves

FNH is self-insured for a portion of its workers’ compensation, general liability, and liquor liability losses (collectively, casualty losses) as well as certain other insurable risks. To mitigate the cost of exposures for certain property and casualty losses, FNH makes annual decisions to either retain the risks of loss up to a certain maximum per occurrence, aggregate loss limits negotiated with the insurance carriers, or fully insure those risks. FNH is also self-insured for a portion of its healthcare claims for eligible participating employees subject to certain deductibles and limitations. FNH has accounted for its retained liabilities for casualty losses and healthcare claims, including reported and incurred but not reported claims, based on information provided by third party actuaries.

(b)	Tax Contingencies

The Company is subject to personal property and sales and use taxes in the United States. The Company is regularly under audit by tax authorities. This is believed to be common for the restaurant industry. Management believes the ultimate disposition of these matters will not have a material adverse effect on the Company’s unaudited consolidated financial position or results of operations.

(c)	Litigation Contingencies

The Company is a defendant from time to time in various legal proceedings arising in the ordinary course of its business, including individual and purported class action claims alleging violations of federal and state wage and hour laws, claims relating to injury or wrongful death under “dram shop” laws, claims relating to workplace, workers’ compensation and employment matters, discrimination and similar matters, claims resulting from “slip and fall” accidents, claims relating to lease and contractual obligations, claims relating to its franchising initiatives, and claims from guests or employees alleging illness, injury or other food quality, health or operational concerns. The Company may also become subject to lawsuits and other proceedings, as well as card network fines and penalties, arising out of the actual or alleged theft of its customers’ credit or debit card information.

The Company does not believe that any of the legal proceedings pending against it as of the date of this report will have a material adverse effect on its liquidity, financial condition or results of operations.

(6)	Corporate Allocations and Related Party Transactions

(a)	Corporate Allocations

The unaudited condensed consolidated financial statements reflect allocations of certain expenses from FNH, including, but not limited to, general corporate expenses such as management, legal, human resources, finance, accounting, financial reporting, tax, information technology, benefits, real estate, compliance, marketing, corporate employee benefits including cash bonuses and share-based compensation, shared services processing and administration, and depreciation for corporate fixed assets. These costs have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of revenue, headcount, number of locations, or other systematic measures that reflect utilization of services provided to or benefits received by the Company. The Company considers the expense allocation methodology and results to be reasonable for all periods presented. The Company has recognized $5.4 million and $6.5 million in expense related to corporate cost allocations for the thirty-six weeks ended September 3, 2017 and September 4, 2016, respectively, which have been recorded within corporate overhead costs on the unaudited consolidated income statements. The financial information in these unaudited condensed consolidated financial statements does not necessarily include expenses indicative of those that would have been incurred by Ninety Nine had it been a separate, stand-alone entity. Actual costs that may have been incurred if Ninety Nine had been a stand-alone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees.

(b)	Related Party Transactions

Related party purchases from FNH and its subsidiaries recorded in cost of food and beverage on the unaudited consolidated income statements were $0.8 million and $1.0 million for the thirty-six weeks ended September 3, 2017 and September 4, 2016, respectively. All related party receivables and payables due from or due to FNH and its subsidiaries are settled through the intercompany accounts included within the net Parent investment line on the unaudited consolidated balance sheets.

(7)	Subsequent Events

On August 3, 2017, Ninety Nine, FNH and Fidelity National Financial Ventures, LLC (FNFV), a majority Member of FNH, entered into an Agreement and Plan of Merger to merge Ninety Nine with J. Alexander’s Holdings, Inc. (NYSE: JAX) and its subsidiary J. Alexander’s Holdings, LLC. The transaction is valued at $199 million.

Subsequent events have been evaluated and disclosed through November 17, 2017, the date at which the financial statements were available to be issued.

Appendix A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF AUGUST 3, 2017

BY AND AMONG

J. ALEXANDER’S HOLDINGS, INC.,

J. ALEXANDER’S HOLDINGS, LLC,

NITRO MERGER SUB, INC.,

FIDELITY NATIONAL FINANCIAL VENTURES, LLC,

FIDELITY NEWPORT HOLDINGS, LLC

AND

99 RESTAURANTS, LLC

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made by and among J. ALEXANDER’S HOLDINGS, INC., a Tennessee corporation (“Parent”), J. ALEXANDER’S HOLDINGS, LLC, a Delaware limited liability company and a direct, majority-owned Subsidiary of Parent (the “Purchaser”), NITRO MERGER SUB, INC., a Tennessee corporation and a direct, wholly-owned Subsidiary of Purchaser (“Merger Sub”), FIDELITY NATIONAL FINANCIAL VENTURES, LLC, a Delaware limited liability company (“FNFV”), FIDELITY NEWPORT HOLDINGS, LLC, a Delaware limited liability company (“FNH”, and, together with FNFV, the “Sellers” and each, individually, a “Seller”) and 99 RESTAURANTS, LLC, a Delaware limited liability company (the “Company”), as of August 3, 2017 (this “Agreement”). Certain capitalized terms are defined in Section 11.12.

RECITALS

WHEREAS, following the execution and delivery of this Agreement, and prior to the consummation of the Merger, FNH shall, and shall cause its Subsidiaries to, effect the Reorganization and FNFV shall effect the Contribution;

WHEREAS, concurrently with the Reorganization and the Contribution, FNH shall cause, and the Company shall effectuate, the Company Debt Assumption;

WHEREAS, each of the boards of directors of Parent and Merger Sub, and the managing member of Purchaser, have (i) declared it advisable to enter into this Agreement and transactions contemplated by this Agreement, including the Merger (the “Transactions”) and (ii) subject to receipt of the Parent Shareholder Approvals, approved this Agreement, the execution, delivery and performance of this Agreement by Parent, Purchaser and Merger Sub, as applicable, and the consummation of the Transactions;

WHEREAS, the board of directors of Parent has (i) directed that this Agreement and the Transactions be submitted for consideration and approval of and adoption by the Parent Shareholders and (ii) resolved to recommend the adoption of the Transactions and this Agreement by the Parent Shareholders;

WHEREAS, the sole member of the Company as of the date hereof has (i) declared it advisable to enter into this Agreement and (ii) approved this Agreement, the execution, delivery and performance of this Agreement by the Company, and the consummation of the Transactions;

WHEREAS, for U.S. federal and applicable state and local income tax purposes, the sale and contribution of the Company Membership Interests to Purchaser contemplated under this Agreement will be consistently treated by the parties as a contribution of such Company Membership Interests to Purchaser in exchange for the Purchaser Units under Section 721 of the Code;

WHEREAS, the Purchaser Entities, the Company and the Sellers desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions and to prescribe certain conditions to the Transactions; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE PRE-CLOSING TRANSACTIONS; THE MERGER; CERTAIN RELATED MATTERS

Section 1.1 The Pre-Closing Transactions. Immediately prior to the Closing, (a) FNH shall cause its Subsidiaries to distribute the Company Membership Interest as of the date hereof to each such Subsidiary’s sole member, as a result of which the Company shall become a direct, wholly-owned Subsidiary of FNH (the “Reorganization”), (b) immediately following the Reorganization, FNFV shall contribute to the Company $40,000,000.00 in exchange for membership interest in the Company and FNFV shall be admitted as a member of the Company, in accordance with the terms of the Company LLC Agreement (the “Contribution”) and (c) FNH shall, and shall cause its Subsidiaries to, assign to the Company, and the Company shall assume, $60,000,000.00 in principal amount outstanding under the Seller Credit Agreement (the “Company Debt Assumption” and, together with the Reorganization and the Contribution, the “Pre-Closing Transactions”).

Section 1.2 The Merger. Following the completion of the Pre-Closing Transactions, and upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Tennessee Business Corporation Act (the “TBCA”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company (the “Surviving Company”) and a direct, wholly-owned Subsidiary of Purchaser.

Section 1.3 Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., local time, on (a) a date to be specified by Purchaser and the Company, such date to be no later than the second Business Day after the satisfaction or waiver of all of the conditions set forth in Article VIII capable of satisfaction prior to the Closing (provided that all of the other conditions set forth in Article VIII will be satisfied at the Closing), at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201 or (b) such other date, time and/or place as is agreed to in writing by Purchaser and the Company. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the “Articles of Merger”) with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the TBCA and the DLLCA, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the TBCA, the DLLCA, or by the Secretary of State of the State of Tennessee or the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Secretary of State of the State of Tennessee, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.5 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the TBCA and the DLLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, all as provided under the TBCA, the DLLCA and other applicable Law.

Section 1.6 Articles of Organization and Operating Agreement. The certificate of formation of the Company in effect immediately prior to the Effective Time will be the certificate of formation of the Surviving Company, until duly amended in accordance with applicable law. The limited liability company agreement of the Company in effect immediately prior to the Effective Time will be the limited liability company agreement of the Surviving Company, until duly amended in accordance with applicable law.

Section 1.7 Managers and Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, the managers and officers of the Surviving Company immediately after the Effective Time shall be as designated by the Purchaser, to serve, in both cases, until their successors shall have been elected or appointed and qualified or until otherwise provided by law and the certificate of formation and limited liability company agreement of the Surviving Company.

Section 1.8 Closing Deliveries. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) The Company or the Sellers, as applicable, shall deliver, or cause to be delivered, to the Purchaser Entities:

(i) the Articles of Merger, executed by the Company;

(ii) a subscription agreement in substantially the form attached hereto as Exhibit A (the “Subscription Agreement”), executed by each Seller;

(iii) a signature page to the Restated Purchaser LLC Agreement, executed by each Seller;

(iv) the Transition Services Agreement, executed by FNH;

(v) a registration rights agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), executed by each Seller;

(vi) a duly executed non-foreign affidavit dated as of the Closing Date from each Seller in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code, certifying that such Seller is not a “foreign person” as defined in Section 1445 of the Code;

(vii) (A) the articles of organization (or similar Governing Document) of the Company and each of its Subsidiaries, each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such entity as of a date within ten (10) Business Days prior to the Closing Date, and (B) a certificate of good standing (or similar certification) for the Company and each of its Subsidiaries, from the applicable jurisdiction of organization of each such entity, each dated within ten (10) Business Days prior to the Closing Date;

(viii) consents with respect to the Company Contracts listed on Section 1.8(a)(viii) of the Company Disclosure Schedule attached hereto;

(ix) resignations effective as of the Effective Time of those officers, managers and members of the board of managers and/or board of directors, if and as applicable, of the Company and its Subsidiaries as designated by the Purchaser prior to the Closing, executed by such individuals;

(x) an assignment agreement executed by Wells Fargo Bank, National Association, FNH and other parties named therein, and the Company providing for the Company Debt Assumption and, upon repayment of such amount by the Company or its successor, the termination of all security interests under the Seller Credit Agreement with respect to the assets of the Company and its Subsidiaries (including the authorization of the filing of all necessary UCC-1 termination statements and other necessary documentation in connection with the termination of such security interests) and any other obligations of the Company or its Subsidiaries with respect to the Seller Credit Agreement;

(xi) a funds flow statement in form reasonably acceptable to the Purchaser Entities and the Company (the “Funds Flow Statement”), executed by the Company; and

(xii) such other documents and instruments as may be reasonably requested by the Purchaser Entities.

(b) The Purchaser Entities shall deliver, or caused to be delivered, to the Company or the Sellers, as applicable:

(i) the Articles of Merger, executed by Merger Sub;

(ii) the Subscription Agreements, executed by Parent and Purchaser, as applicable;

(iii) a signature page to the Restated Purchaser LLC Agreement, executed by Purchaser, Parent, and each other member of Purchaser;

(iv) the Transition Services Agreement, executed by Purchaser;

(v) the Registration Rights Agreement, executed by Purchaser and Parent;

(vi) (A) the certificate of formation of Purchaser and the charter of Merger Sub, each certified by the Secretary of State (or similar authority) of the applicable jurisdiction of organization of each such Purchaser Entity as of a date within ten (10) Business Days of the Closing Date, and (B) certificates of good standing (or similar certification) of each Purchaser Entity from the jurisdiction of organization of each such Purchaser Entity, each dated within ten (10) Business Days prior to the Closing Date;

(vii) the Funds Flow Statement, executed by the Purchaser Entities;

(viii) a duly executed non-foreign affidavit dated as of the Closing Date from Purchaser and each member of Purchaser in form and substance required under Treasury Regulations issued pursuant to Section 1445 of the Code, certifying that Purchaser and each such member is not a “foreign person” as defined in Section 1445 of the Code; and

(ix) such other documents and instruments as may be reasonably requested by the Company.

Section 1.9 Conversion of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any Purchaser Entity or the Sellers, each such share of capital stock, and any issued and outstanding shares of Merger Sub representing such capital stock, immediately prior to the Effective Time will be converted into and become one fully paid and nonassessable unit of membership interest of the Surviving Company.

Section 1.10 Conversion of Company Membership Interest.

(a) Cancellation of Company Membership Interest. As of the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser Entities or the Sellers, all Company Membership Interest issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist, and shall be automatically converted into and thereafter represent solely the right to receive the Merger Consideration, and any certificates for such Company Membership Interest shall be canceled and no units or other equity interest of the Surviving Company shall be exchanged therefor.

(b) Aggregate Merger Consideration. Prior to adjustment pursuant to Section 1.11, the aggregate merger consideration payable for the Company Membership Interest (the “Merger Consideration”) shall be 16,272,727 units of Class B limited liability company interest in Purchaser pursuant to the Restated Purchaser LLC Agreement (the “Purchaser Units”). The Merger Consideration will be payable to the Sellers in the manner provided in Section 1.10(c) below.

(c) Payment of Merger Consideration. At the Closing, Purchaser shall issue to the Sellers, in accordance with the Funds Flow Statement, the Purchaser Units issuable pursuant to the terms set forth herein by delivering to the Sellers the Restated Purchaser LLC Agreement with an updated Schedule I reflecting each Seller’s ownership of such Purchaser Units.

(d) Issuance of Parent Class B Common Stock. In connection with the payment of the Merger Consideration, and pursuant to the terms of the Restated Purchaser LLC Agreement, at the Closing, as reflected in the Funds Flow Statement, Parent shall issue to each Seller one share of Parent Class B Common Stock for each Purchaser Unit issued to such Seller.

(e) Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the outstanding shares of Pre-Closing Parent Common Stock, units of membership interest of Purchaser or Company Membership Interest shall have been changed into a different number of shares, units or a different class of equity by reason of any reclassification, share or unit split (including a reverse stock or unit split), recapitalization, split-up, combination, exchange of shares or units, readjustment or other similar transaction, or an equity dividend or equity distribution thereon shall be declared with a record date within that period, other than as expressly contemplated by this Agreement, then the applicable Merger Consideration and/or the applicable Purchaser Unit Price shall be equitably adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to that event (but no change will be made because of the vesting of any Old LLC Units or New LLC Units of Purchaser or exchange of such units for Parent Common Stock). For the avoidance of doubt, nothing in this Section 1.10(e) shall be deemed to modify the Purchaser Entities’ obligations under Section 5.2.

Section 1.11 Adjustment to Merger Consideration.

(a) Closing Date Net Working Capital Calculation.

(i) Within ninety (90) days following the Closing Date, Purchaser shall prepare and deliver to the Sellers a written statement (the “Closing Statement”) setting forth (A) a combined balance sheet of the Company and its Subsidiaries as of the Closing (the “Closing Date Balance Sheet”), and (B) a calculation of the Net Working Capital Amount as of 11:59 p.m. on the day immediately prior to the Closing Date (the “Closing Date Net Working Capital Amount”). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and in a manner consistent with the calculation of the Reference Net Working Capital Amount as set forth on Annex A. The Sellers and their accountants shall be entitled to review the Closing Statement, and any working papers, trial balances and similar materials relating to the Closing Statement and the calculation of the Closing Date Net Working Capital Amount prepared by Purchaser or its accountants. Purchaser shall also provide the Sellers and their accountants with reasonable access, during normal business hours, to Purchaser’s relevant employees and outside accountants, properties, books and records to the extent involved with or related to the preparation of the Closing Statement.

(ii) If, within thirty (30) days following delivery of the Closing Statement, the Sellers have not given Purchaser written notice of their objection to the Closing Date Net Working Capital Amount (which notice shall state in reasonable detail the basis of the Sellers’ objection), then Purchaser’s calculation of the Closing Date Net Working Capital Amount shall be binding and conclusive on the parties for all purposes hereunder.

(iii) If the Sellers give Purchaser such notice of objection within the thirty (30)-day period, and if the Sellers and Purchaser fail to resolve the issues outstanding with respect to Purchaser’s calculation of the Closing Date Net Working Capital Amount within thirty (30) days of Purchaser’s receipt of an objection notice, the Sellers and Purchaser shall submit the issues remaining in dispute to a nationally recognized certified public accounting firm mutually selected by the Sellers and Purchaser (the “Independent Accountant”), for resolution in accordance with the terms of this Agreement. The review of the Independent Accountant shall be limited solely to the issues remaining in dispute and not resolved by the Sellers and Purchaser pursuant to the preceding sentence. If issues remaining in dispute are submitted to the Independent Accountant for resolution, (A) the Sellers and Purchaser shall furnish or cause to be furnished to the Independent Accountant such work papers and other documents and information relating to the disputed issues as the Independent Accountant may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountant any material relating to the disputed issues and to discuss issues with the Independent Accountant; (B) the determination by the Independent Accountant, as set forth in a notice to be delivered to both Purchaser and the Sellers within 30 days of the submission to the Independent Accountant of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in calculation of the Closing Date Net Working Capital Amount; and (C) the Sellers, on a several basis, and Purchaser will each bear fifty percent (50%) of the fees and costs of the Independent Accountant for such determination.

(iv) If the Closing Date Net Working Capital Amount as finally determined pursuant to this Section 1.11 exceeds the Reference Net Working Capital Amount, Purchaser shall, issue to the Sellers (x) an amount of additional Purchaser Units equal to the amount of such excess, divided by the Purchaser Unit Price, with such additional Purchaser Units to be allocated among the Sellers pro rata in accordance with the Funds Flow Statement and (y) an equivalent number of shares of Parent Class B Common Stock as Purchaser Units received by each Seller. If the Closing Date Net Working Capital Amount as finally determined pursuant to this Section 1.11 is less than the Reference Net Working Capital Amount, each Seller shall instruct Purchaser to transfer to Parent such number of Purchaser Units received by such Seller pursuant to Section 1.10 above that is equal to such Seller’s pro rata portion of the total amount of such shortfall amount, divided by the Purchaser Unit Price, and Purchaser shall thereafter reflect such transfer on its books and records in accordance with the Restated Purchaser LLC Agreement. All Purchaser Units owed pursuant to this Section 1.11(iv) by Purchaser to the Sellers, on the one hand, or by the Sellers to Purchaser, on the other hand, are referred to as the “Final Adjustment Amount.” Any fractional Purchaser Unit that would otherwise be owed as payment of the Final Adjustment Amount shall be paid in cash by the party obligated to make the payment and shall be paid by delivery of immediately available funds to the Purchaser, or to the Sellers, as applicable, within five (5) Business Days after the date of final determination. If any Purchaser Units are transferred to Parent pursuant to this paragraph, in accordance with the Restated Purchaser LLC Agreement, Parent shall cancel an equal number of shares of Parent Class B Common Stock, with any such cancellation reducing equally each Seller’s ownership of Parent Class B Common Stock.

(b) Treatment for Tax Purposes. Any payments made under this Section 1.11 shall be treated by the Purchaser Entities and the Sellers as an adjustment to the Merger Consideration for tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to such payment causes any such payment not to be treated as an adjustment to the Merger Consideration for tax purposes.

Section 1.12 Dissenters’ Rights. Dissenters’ rights under Chapter 23 of the TBCA are not available to the Parent Shareholders for the Transactions.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered by the Company to the Purchaser Entities immediately prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect), the Company represents and warrants to the Purchaser Entities as of the date of this Agreement and as of the Closing, as follows:

Section 2.1 Corporate Organization.

(a) Each of the Company and its Subsidiaries is a limited liability company, a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on the Business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The copies of the certificate of formation of the Company (the “Company Certificate”) and the limited liability company agreement of the Company (the “Company LLC Agreement”) as delivered or made available to Purchaser, are true, complete and correct copies of such documents as in effect and as amended as of the date of this Agreement. The Company Certificate and the Company LLC Agreement are in full force and effect and the Company is not in violation of any of the provisions of the Company Certificate or the Company LLC Agreement. The Company has made available to Purchaser true, complete and correct copies of the certificates of formation and limited liability company agreements (or comparable Governing Documents) of each of the Company’s Subsidiaries, in each case as amended as of the date of this Agreement. Such Governing Documents are in full force and effect and none of the Company’s Subsidiaries is in violation in any material respect of any of the terms of its Governing Documents. The Company has made available to Purchaser the true, complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the members of the Company since June 1, 2014.

(b) Section 2.1(b) of the Company Disclosure Schedule lists the Company and all of the Subsidiaries of the Company and, for each such entity, the state of formation or incorporation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. The Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person other than its Subsidiaries identified in Section  2.1(b) of the Company Disclosure Schedule.

Section 2.2 Capitalization.

(a) Section 2.2(a) of the Company Disclosure Schedule sets forth the total number of issued and outstanding Company Membership Interests as of the date of this Agreement, all of which are held by O’Charley’s Management Company LLC. The Company Membership Interests have not been issued in violation of, and are not subject to, any preemptive or subscription rights or rights of first refusal. The Company has not violated the Company LLC Agreement, any other Contract, the Securities Act or other applicable Laws in connection with the offer, sale or issuance of its units or any other ownership interest or equity securities. All of the issued and outstanding Company Membership Interests are validly issued, fully paid and nonassessable. Immediately prior to the Effective Time, and following consummation of the Reorganization and the Contribution, all issued and outstanding Company Membership Interests will be held directly by FNH and FNFV.

(b) Section 2.2(b) of the Company Disclosure Schedule sets forth the total number of issued and outstanding units of membership interest of FNH, and with respect to each such class of membership interests, the name and address of each record holder of such membership interest, and the number and class of membership interest held by each such record holder, in each case, as of the date of this Agreement.

(c) Section 2.2(c) of the Company Disclosure Schedule sets forth a true and complete list of (i) each Subsidiary of the Company, listing for each Subsidiary its name, the name of the Company or Subsidiary of the

Company holding an ownership interest in such Subsidiary, the percentage of equity or ownership interest of such Subsidiary owned by the Company or a Subsidiary of the Company (and, with respect to any such Subsidiary in which the Company or any Subsidiary of the Company hold less than one hundred percent (100%) of the outstanding ownership interests, the Persons holding the remaining ownership interest and the percentage of equity or ownership interest held by such Persons) and, for each Subsidiary that is a corporation, the number of authorized and issued and outstanding shares of each class of capital stock of such Subsidiary, and (ii) all other Persons in which the Company or any Subsidiary of the Company owns, of record or beneficially, any direct or indirect equity or ownership or other similar interest or any right (contingent or otherwise) to acquire the same, listing for each Person its name, the name of the Company or Subsidiary of the Company holding an ownership interest in such Person, the percentage of stock or other equity or ownership interest of such Person owned by the Company or a Subsidiary of the Company and, for each such Person that is a corporation, the authorized and outstanding capital stock of each such Person. The units or capital stock or other equity or ownership interests of each Subsidiary of the Company has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal. No Subsidiary of the Company has violated its Governing Documents, any other Contract, the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its equity securities or any ownership interests.

(d) Except as set forth above or in Section 2.2(d) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other voting securities of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any Subsidiary to make any payment based on or resulting from the value or price of the equity interests of the Company or any Subsidiary or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the capital stock or other equity interests of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the equity interests of the Company or any Subsidiary or the value of the Company, any Subsidiary, or any part thereof. Except as set forth in Section 2.2(d) of the Company Disclosure Schedule, there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company. There are no bonds, debentures, notes or other indebtedness or other securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Neither the Company nor any Subsidiary of the Company is party to any voting agreement with respect to any securities of the Company or any Subsidiary of the Company.

(e) Except as set forth above or in Section 2.2(e) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each of its Subsidiaries, free and clear of any and all liens, pledges, mortgages, charges, encumbrances, adverse rights, restrictions or claims and security interests of any kind whatsoever (including any restriction on the right to vote or transfer the same), excluding restrictions imposed by securities laws (“Liens”), and all of such shares and equity interests are duly authorized, validly issued and free of preemptive rights and all such shares are fully paid and nonassessable.

Section 2.3 Corporate Power and Authorization. The Company has all necessary limited liability company power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party, to carry out its obligations under the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the Transactions have been duly and validly authorized by the Company’s sole member, and no other corporate or limited liability company proceedings on the part of the Company, or any Subsidiary of the Company, are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware in accordance with the TBCA and the DLLCA, respectively. Each of the Transaction Agreements has been or will be duly executed and delivered by the Company or an applicable Affiliate thereof and, assuming due power and authority of, and due execution and delivery by the Purchaser Entities, constitutes a valid and binding obligation of the Company or Affiliate thereof, enforceable against the Company or such Affiliate in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a Proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).

Section 2.4 No Conflicts. The execution and delivery of the Transaction Agreements by the Company do not, and the consummation by the Company of the Merger and the other transactions to be consummated at or immediately prior to or after the Effective Time and the compliance by the Company with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Company Certificate or Company LLC Agreement or any of the similar Governing Documents of any of its Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 2.5 are obtained, (x) except as set forth in Section 2.4 of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets owned or operated by the Company or any of its Subsidiaries under, any note, bond, debenture, mortgage, indenture, deed of trust, license, lease, agreement or other contract, agreement, instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (y) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, termination, cancellation, acceleration, right or Lien that is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business or materially impair the ability of the Company and the Sellers to perform their respective obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Company and the Sellers.

Section 2.5 Governmental Approvals. Other than in connection with or in compliance with (i) the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the TBCA and the DLLCA or (iii) as otherwise set forth in Section 2.5 of the Company Disclosure Schedule, no consent, approval, waiver, license, permit, franchise, authorization or Order (“Consents”) of, or registration, declaration, notice, report, submission or other filing (“Filings”) with, any Governmental Entity are necessary in connection with the execution, delivery and performance of the Transaction Agreements by the Company or the consummation of the Transactions by the Company.

Section 2.6 Financial Statements; Controls.

(a) Section 2.6 of the Company Disclosure Schedule sets forth true and complete copies of the following financial statements: (i) the unaudited combined balance sheet of the Business as of June 11, 2017 (the “Interim Balance Sheet”) and the related unaudited combined statement of earnings for the twenty-four (24) weeks then ended (collectively, the “Interim Financial Statements”), and (ii) the unaudited combined balance sheet of the Business as of December 25, 2016, December 27, 2015, and December 28, 2014, and the related unaudited combined statement of earnings, comprehensive income, changes in equity, and cash flows for the fiscal years ended December 25, 2016, December 27, 2015, and December 28, 2014 (together with the Interim Financial Statements, the “Financial Statements”). The Financial Statements (i) were prepared from and based on the financial records of the Company and its Subsidiaries, (ii) were prepared in accordance with GAAP, consistently applied (except for the absence of footnotes and other presentation items), and (iii) fairly present, on such basis, in all material respects the financial position of the Business as of the date thereof and the combined results of operations of the Business for the time periods indicated, subject, with respect to the Interim Financial Statements, to normal recurring year-end adjustments (none of which, individually or in the aggregate, has been or will be material to the Business).

(b) The Audited Financial Statements, when delivered in accordance with Section 8.2(f), (i) shall have been prepared from and based on the financial records of the Company and its Subsidiaries, (ii) shall have been prepared in accordance with GAAP, consistently applied, and (iii) shall fairly present, on such basis, in all material respects the financial position of the Business as of the date thereof and the combined results of operations of the Business for the time periods indicated.

(c) The books of account and other financial records of FNH and the Company related to the Business have been kept accurately in the Ordinary Course of Business consistent with past practice and consistent with applicable Law, and the revenues, expenses, assets and liabilities of FNH and its Subsidiaries related to the Business have been properly recorded therein in all material respects. The Company has established and maintains a system of internal control over financial reporting related to the Business sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and FNH’s board of managers and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets.

(d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(e) Since February 5, 2012, the Company has existed as an indirect, majority owned Subsidiary of FNF, a United States publicly traded company that has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act). Since February 5, 2012, neither FNF nor any member of management of the Company has, in the course of completing such Person’s assessment of the effectiveness of FNF’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX, identified any significant deficiency or material weakness that related to the Company or its Subsidiaries, or the Business.

Section 2.7 No Undisclosed Liabilities. Except as disclosed in Section 2.7 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries, or otherwise related to the Business, of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, whether or not required by GAAP to be reflected or reserved against on a balance sheet of the Company and its Subsidiaries, or of the Business, prepared in accordance with GAAP or the notes thereto, other than: (a) liabilities or obligations as and to the extent reflected or reserved against in the Company’s unaudited combined balance sheet as of December 25, 2016, (b) liabilities or obligations that were incurred since December 25, 2016 in the Ordinary Course of Business, (c) liabilities or obligations that, individually or in the aggregate, are not and would not reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, or (d) liabilities or obligations disclosed in the Company Disclosure Schedule.

Section 2.8 Information Supplied. The information supplied (or to be supplied) in writing by the Company or any Seller specifically for inclusion or incorporation by reference in (a) the Proxy Statement to be filed with the SEC by Parent in connection with the Transactions will not, at the time the Proxy Statement and any amendments or supplements thereto are filed with the SEC, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and (b) the Proxy Statement will not, on the date it is first mailed to the Parent Shareholders and at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information in the Proxy Statement relating to the Purchaser Entities supplied by the Purchaser Entities or any of their directors, officers, employees, Affiliates, agents or other Representatives (other than the Company or any Seller) for inclusion or incorporation by reference in any of the foregoing documents.

Section 2.9 Labor Matters.

(a) Since June 1, 2014, (i) neither the Company nor any of its Subsidiaries or its Affiliates that employ Business Employees is or has been a party or has any material Liability with respect to any collective bargaining agreement, labor union contract, trade union agreement, or any other labor-related agreements with any labor union, labor organization or works council (each a “Collective Bargaining Agreement”), (ii) no Business Employees are or have been represented by any labor union, labor organization or works council in connection with their employment with the Company or any Subsidiary or Affiliate of the Company, (iii) to the Company’s Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any Business Employees, (iv) no Collective Bargaining Agreement is being or has been negotiated by the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees pending or, to the Company’s Knowledge, threatened that may materially interfere with the Business.

(b) Except as set forth in Section 2.9(b) of the Company Disclosure Schedule, the Company and its Subsidiaries and its Affiliates that employ Business Employees are in compliance with applicable Laws or Orders with respect to hiring, employment, and termination of employment related to the Business (including but not limited to applicable Laws regarding wage and hour requirements, tips, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination in employment, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, employee health and safety, collective bargaining and the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Business since June 1, 2014. Except as is not, and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, (i) there is no complaint, charge, claim, demand letter or Proceeding based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, of any individual now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees, before any Governmental Entity or regulatory authority that relates to the Business, and (ii) there is no complaint, charge, claim or Proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or its Affiliates that employ Business Employees that relates to the Business.

(c) Except as set forth in Section 2.9(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries or its Affiliates that employ Business Employees is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for Business Employees (other than routine payments to be made in the Ordinary Course of Business).

Section 2.10 Absence of Certain Changes or Events. Since December 25, 2016, except (a) as set forth in Section 2.10 of the Company Disclosure Schedule and (b) for liabilities or obligations incurred in connection with the Transactions, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole, or the Business, (ii) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) none of the Company nor any of its Subsidiaries has taken any action described in Section 5.1(b) hereof that, if taken after the date hereof and prior to the Effective Time without the prior written consent of Purchaser, would violate such provision.

Section 2.11 Compliance with Laws. Other than those violations or allegations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business or as set forth in Section 2.11 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are not in violation of, and since June 1, 2014 have not violated, any Laws or Orders applicable to the Business and (b) neither the Company nor any of its Subsidiaries has received any written communication since June 1, 2014 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any Law applicable to the Business (except for violations that have been resolved).

Section 2.12 Permits.

(a) The Company and each of its Subsidiaries have all required governmental licenses, franchises, permits, certificates, Consents, Orders, approvals and authorizations necessary for the conduct of the Business and the use of their properties and assets, as presently conducted and used (the “Permits”), and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain any such Permit, individually or in the aggregate, is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. All Permits are registered in the name of the Company or one of its Subsidiaries. The Company and its Subsidiaries are (and since June 1, 2014 have been) in compliance with the terms of all Permits, except where non-compliance is not or would not reasonably be expected to be material to the Business. Since June 1, 2014, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit, except any such amendments, terminations, revocations or cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The consummation of the Transactions by the Company, in and of themselves, will not cause the revocation or cancellation of any Permit that is not a Liquor License, except any such revocations and cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business.

(b) Section 2.12(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of all liquor licenses (including beer and wine licenses) (collectively, the “Liquor Licenses”) held or used by the Company and its Subsidiaries in connection with the operation of each Restaurant operated by the Company or any of its Subsidiaries, along with the name and street, city and state address of each such Restaurant, the holder of record or other responsible person identified on the Liquor License, and the expiration date of each such Liquor License.

(c) As of the date hereof, except as has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business:

(i) to the extent required by applicable Law, each Restaurant possesses a Liquor License;

(ii) each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the Restaurant for which it is issued;

(iii) neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened modification, suspension, or cancellation of a Liquor License or any Proceeding related thereto;

(iv) since June 1, 2014, there have been no Proceedings relating to any of the Liquor Licenses; and

(v) there are no pending disciplinary actions, unresolved citations, unsatisfied penalties, or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any impact on any Restaurant or the ability to maintain or renew any Liquor License.

Section 2.13 Litigation. Except as set forth in Section 2.13 of the Company Disclosure Schedule, there are no Proceedings pending, or threatened in writing and received by the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the Business or the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no material Order outstanding against the Company or any of its Subsidiaries.

Section 2.14 Taxes. Except as set forth in Section 2.14 of the Company Disclosure Schedule and as has not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by the Company or any of its Subsidiaries, or on which the operations of the Company or any of its Subsidiaries are properly reported, have been duly and timely filed (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate.

(b) The Company and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. All required estimated tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and each of its Subsidiaries.

(c) There is no Proceeding in progress, or threatened in writing and received by the Company or its Subsidiaries, against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

(d) The federal income Tax Returns of the Company and its Subsidiaries for the Tax year ended December 31, 2012 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(e) Neither the Company nor any of its Subsidiaries nor any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries or (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(f) There are no Liens on any of the assets, rights or properties of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.

(g) Since January 1, 2015, neither the Company nor any of its Subsidiaries (i) has been a party to a tax sharing, tax indemnity or tax allocation agreement (other than (A) an agreement exclusively between or among the Company and its Subsidiaries or (B) customary provisions included in credit agreements, leases, commercial agreements and agreements entered into with employees, in each case, not primarily related to Taxes and entered into in the Ordinary Course of Business), or (ii) otherwise has any Liability for the Taxes of any other Person as a transferee or successor, by Contract (not described in subparagraph (i)(A) or (B) above), or otherwise.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).

(i) At all times since its formation and up until the effective time of the Contribution, the Company and each of its Subsidiaries has been classified as a disregarded entity for U.S. federal income Tax purposes.

Section 2.15 Employee Benefit Plans and Related Matters; ERISA.

(a) Section 2.15 of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Purchaser a true and complete copy of such written Company Benefit Plans, and, to the extent applicable, (i) all trust agreements, insurance contracts or policies or other funding arrangements, (ii) the most recent trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion letter upon which the Company is entitled to rely) and (v) the most recent nondiscrimination testing results with regard to applicable Company Benefit Plans, (vi) all material correspondence with the Internal Revenue Service, Department of Labor or any other Governmental Entity regarding any Company Benefit Plan, and (vii) all summary plan descriptions and summary of material modifications. “Company Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) with respect to which the Company or any of its Subsidiaries has any obligation or material Liability, contingent or otherwise or in which any Business Employee (and/or their spouse or dependents) participates.

(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion letter upon which the Company is entitled to rely) that the Company Benefit Plan is so qualified, and, to the Company’s Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, adversely affect or would reasonably be expected to adversely affect the qualified status of any such plan. Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as has not had or would not reasonably be expected to result in a material Liability to the Company and its Subsidiaries, taken as a whole. All contributions or other amounts which the Company was required to make to Company Benefit Plans on or prior to the Closing Date have been timely paid or accrued, except where any failure to do so would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) No material Liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the Company’s Knowledge, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such material Liability (exclusive of the Liability to pay insurance premiums to the Pension Benefit Guaranty Corporation (“PBGC”) under Title IV of ERISA).

(d) There are no pending actions or claims with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect.

(e) No Company Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or 3(37) of ERISA or is a “multiple employer plan” within the meaning of Section 413 of the Code or

Section 4063 or 4064 of ERISA or a “multiple employer welfare benefit plan” within the meaning of Section 3(30) of ERISA. No Company Benefit Plan is an employee pension benefit plan that is subject to Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 436 of the Code.

(f) Except as set forth in Section 2.15(f) of the Company Disclosure Schedule, no Company Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Company for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder.

(g) Except as provided in this Agreement, as set forth in Section 2.15(g) of the Company Disclosure Schedule or as required by applicable Law, the consummation of the Merger and the other transactions to be consummated at or immediately before the Effective Time will not, either alone or in combination with another event, (i) entitle any Business Employee or any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay or any similar payment or (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such Business Employee, director, officer or employee. Except as set forth in Section 2.15(g) of the Company Disclosure Schedule, the Company is not a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the Transactions will not be a factor causing payments to be made by the Company to be non-deductible (in whole or in part) under Section 280G of the Code.

(h) This Section 2.15 contains the sole and exclusive representations and warranties of the Company regarding Company Benefit Plans or ERISA matters, or liabilities or obligations, or compliance of Laws, relating thereto.

Section 2.16 Material Contracts.

(a) For purposes of this Agreement, a “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party, or otherwise to which any other Affiliate of the Company is a party and that is material to the Business:

(i) that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, (C) any covenant that limits, curtails or restricts (1) in any material respect the ability of the Company or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (2) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (3) the types of products or services that the Company or any of its Subsidiaries may sell or deliver or (D) any “non-solicitation,” “no hire” or similar provision which restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging, retaining or employing such Person’s current or former employees in a manner or to an extent that would interfere with the Ordinary Course of Business, in each case other than any such Contracts (1) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business (unless such Contract is material to the business or the financial condition of the Company and its Subsidiaries, taken as a whole), (2) that may be cancelled without material Liability to the Company or its Subsidiaries upon notice of thirty (30) days or less, (3) for leased real property entered into in the Ordinary Course of Business that contains customary covenants that prohibit: (x) the Company or any of its Subsidiaries from using any trade names other than a trade name of the Company or its Subsidiaries, (y) the Company or any of its Subsidiaries from using any leased real property to operate a different restaurant concept than the restaurant concept currently operated on such leased real property by the Company or its Subsidiary, or (z) the Company or any of its Subsidiaries from operating other restaurant concepts of the Company or its Subsidiaries within a specified geographic area in relation to an existing Restaurant of the Company or its Subsidiaries, or (4) that are not material to the Company and its Subsidiaries, taken as a whole;

(ii) entered into after February 5, 2012 (A) relating to the disposition, acquisition (directly or indirectly) by the Company or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $1,000,000, or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $1,000,000, other than the Subsidiaries of the Company;

(iii) relate to an acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $500,000;

(iv) that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person involving annual payments of at least $500,000;

(v) that involves or relates to indebtedness (including any guarantee thereto) for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $2,500,000;

(vi) that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any lease of real property) that creates or grants a Lien on any material property or asset of the Company or any of its Subsidiaries, in each case involving annual payments of more than $500,000;

(vii) that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on the Company any material obligations after the date of this Agreement, or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $500,000 after the date of this Agreement;

(viii) with any of the Company’s directors or executive officers (including employment agreements), five percent or greater equity holders of the Company or any of their respective Affiliates (other than the Company or any of its Subsidiaries) or immediate family members of such persons;

(ix) with any labor union, including any Collective Bargaining Agreement;

(x) that (A) contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person or (B) grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of the Company or any of its Subsidiaries, taken as a whole;

(xi) that is a voting or registration rights agreement;

(xii) that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;

(xiii) that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;

(xiv) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, that is a (A) consulting Contract, (B) Contract that contains requirements of minimum purchases by the Company or its Subsidiaries, (C) Contract that provides for the indemnification of any indemnitee outside the Ordinary Course of Business or (D) Contract granting a right of first refusal or first negotiation to any third party;

(xv) any Contract that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $250,000;

(xvi) that by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries, of more than $500,000 in any 12-month period, except for any such Contract (A) that is a lease of real property, (B) that is an insurance policy of the Company entered into in the Ordinary Course of Business or (C) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business;

(xvii) that contains a license or other right granted to the Company or any of its Subsidiaries of any material Intellectual Property (other than in-bound licenses of commercially available, off-the-shelf or “click wrap” Software that by their terms call for aggregate one time or annual payments by the Company and its Subsidiaries of less than $250,000 per year);

(xviii) that contains a license or other right granted by the Company or any of its Subsidiaries to a third Person outside the Ordinary Course of Business, pursuant to which such third Person is authorized to use any Company or Subsidiary-owned, proprietary Intellectual Property;

(xix) any Contract, or group of Contracts with a Person (or group of Affiliated Persons), the termination or breach of which would have a Company Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xviii) above; or

(xx) that contains a commitment or agreement to enter into any of the foregoing.

(b) Section 2.16 of the Company Disclosure Schedule contains a complete and accurate list of all Company Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Company Material Contracts have been made available to Purchaser, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c) Each Company Material Contract listed in Section 2.16 of the Company Disclosure Schedule is (i) a valid and binding obligation of the Company or its Subsidiary party thereto and enforceable against the Company or its Subsidiary party thereto in accordance with its terms (except that (A) such enforcement may be subject to a Bankruptcy and Equity Exception and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and, to the Company’s Knowledge, except as set forth in Section 2.16 of the Company Disclosure Schedule, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. The Company and each of its Subsidiaries has performed its obligations required to be performed by it prior to the date of this Agreement under each Company Material Contract to which it is a party in all material respects, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except in each case as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. To the Company’s Knowledge, each other party to each Company Material Contract has performed its obligations required to be performed by it under such Company Material Contract in all material respects, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto, except in each case as are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. To the Company’s

Knowledge, since December 27, 2015 none of the Company or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business. No party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to terminate or cancel any Company Material Contract.

Section 2.17 Intellectual Property; Software.

(a) Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (A) patents and patent applications, (B) trademark or service mark applications and registrations, (C) domain name registrations, and (D) copyright registrations and applications, in each case, owned or filed by the Company or any of its Subsidiaries. The Company or a Subsidiary of the Company owns, free and clear of all Liens (other than Permitted Liens), or has a valid and continuing license or a valid right to use, all Intellectual Property and Software used in connection with the Business as currently conducted.

(b) Except as is not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, (i) the conduct of the Business as currently conducted by the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of this Agreement, there is no such claim pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, (iii) to the Company’s Knowledge as of the date of this Agreement, except as set forth in Section 2.17(b) of the Company Disclosure Schedule, no Person has or is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries, and (iv) no such claims are pending or threatened in writing against any Person by the Company or its Subsidiaries.

(c) The Company and its Subsidiaries have taken reasonably necessary steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned or held by the Company and/or its Subsidiaries.

(d) The Company maintains control of copies of the Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use and documentation (including user guides) reasonably necessary to use such Software, and the Company maintains control over the use of source code and/or such other documentation (including user guides and specifications) for all material proprietary Software developed or created by or on behalf of the Company and/or owned by the Company or any of its Subsidiaries (“Company Proprietary Software”) and/or such documentation (including user guides and specifications) reasonably necessary to use, maintain and modify the Company Proprietary Software. The Company Proprietary Software and, to the Company’s Knowledge, the material Software included in the Intellectual Property which the Company or its Subsidiaries license from third Persons or otherwise use functions substantially in compliance with applicable written, published documentation and specifications. As used in this Agreement, “Software” means all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, software databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing. The Company and its Subsidiaries own, lease or license all material Software, hardware, databases, computer equipment and other information technology necessary for the operations of the Business as currently conducted.

Section 2.18 Real Properties; Personal Properties.

(a) Section 2.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all real property owned by the Company or any of its Subsidiaries, and (ii) any real property owned by any other Affiliates of the Company that is primarily used or held for use in the operation of the Business (the “Owned Real Property”).

(b) Section 2.18(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and (ii) all leases of real property under which any other Affiliate of the Company is a tenant and that is primarily used or held for use in the operation of the Business (the “Real Property Leases”).

(c) As of the date of this Agreement, except as set forth in Section 2.18(c) of the Company Disclosure Schedule and except for those matters that, individually or in the aggregate, do not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business: (i) the Company and each of its Subsidiaries, or an Affiliate of the Company, as applicable, has good, marketable and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to all real property of the Company and its Subsidiaries or otherwise primarily used in the Business free and clear of all Liens, except for Permitted Liens and minor defects in title, recorded easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and would not reasonably be expected to detract from the value of such property, (ii) the Company and each of its Subsidiaries, or an Affiliate of the Company, as applicable, has complied with the terms of all Real Property Leases and all such leases are in full force and effect, enforceable in accordance with their terms against the Company or any of its Subsidiaries or Affiliates party thereto and, to the Company’s Knowledge, the counterparties thereto and (iii) neither the Company nor any of its Subsidiaries or Affiliates has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such lease.

(d) Except for those matters that do not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business, the Restaurants owned or leased by the Company or any of its Subsidiaries or otherwise used by the Company or any of its Subsidiaries in connection with the operation of the Business are (as to physical plant and structure) structurally sound, in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put.

(e) Except as does not and would not reasonably be expected to materially interfere with the ability of the Company or any of its Subsidiaries to conduct the Business, the machinery, equipment, furniture, fixtures, trade fixtures, improvements and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries (the “Company Assets”) are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate, sufficient and adequate to carry on the Business, and, except as set forth in Section 2.18(e) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Company Assets that are material to the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

(f) Section 2.18(f) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $500,000 relating to personal property used in the Business as currently conducted or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound.

(g) Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases and, to the Company’s Knowledge, no other party is in default thereof.

(h) Except as set forth above or in Section 2.18(h) of the Company Disclosure Schedule, there are no material assets, tangible or intangible, required to operate the Business in substantially the manner conducted on the date hereof by the Company and its Subsidiaries that are not owned of record by the Company and its Subsidiaries, or with respect to which the Company or its Subsidiaries have a good and valid leasehold or sublease interests or other comparable contract rights.

Section 2.19 Environmental Matters. Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate:

(a) Since June 1, 2014, the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all Permits required for its operations under applicable Environmental Laws (“Environmental Permits”);

(b) There is no pending or, to the Company’s Knowledge, threatened claim, investigation, legal or administrative proceeding against the Company or any of its Subsidiaries under or pursuant to any Environmental Law. Neither the Company nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or material Liability is unresolved. Neither the Company nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law;

(c) Neither the Company nor any of its Subsidiaries has caused the release, spill or discharge of any Hazardous Substances, and with respect to real property that is currently, or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a Liability on the part of the Company or any of its Subsidiaries; and

(d) The Company and each of its Subsidiaries have provided Parent with access to all material environmental assessments, audits, reports and similar material documentation related to environmental matters or potentially material liabilities under any Environmental Law or Environmental Permit, including any related correspondence with Governmental Entities, that are in the possession, custody or reasonable control of the Company or any of its Subsidiaries.

Section 2.20 Brokers and Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of Expenses from the Company or any of its Subsidiaries in connection with the Transactions.

Section 2.21 Suppliers. Section 2.21 of the Company Disclosure Schedule sets forth the ten (10) largest suppliers of the Company for the twelve (12) month period ending on December 25, 2016. To the Company’s Knowledge, since December 25, 2016, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any such material supplier, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any such material supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of the Company or its Subsidiaries to conduct the Business as presently conducted.

Section 2.22 Insurance. Section 2.22 of the Company Disclosure Schedule sets forth a true, complete and correct list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) (the “Policies”) maintained by the Company or any of its Subsidiaries. Taken as a whole and in all material respects, the Policies of the Company and its Subsidiaries (a) provide coverage for the operations conducted by the Company and its Subsidiaries as of the date of this Agreement of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (b) as of the date of this Agreement are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies. No written notice of cancellation or termination has been received by the Company with respect to any of the Policies.

Section 2.23 Quality and Safety of Food and Beverage Products. Since June 1, 2014, (a) there have been no recalls of any food or beverage product served by the Business, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any of its Subsidiaries and (b) to the Knowledge of the Company, none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a) and (b), as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or the Business.

Section 2.24 No Other Representations and Warranties; Disclaimers.

(a) Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes or has made any representation or warranty to any Purchaser Entity or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to any Purchaser Entity or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of the Transaction Agreements or the consummation of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of the Purchaser Entities or any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Purchaser Entities in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Purchaser Entities and any of their respective Subsidiaries furnished or made available to the Company, or any of its Affiliates or Representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its Affiliates or Representatives.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Company Disclosure Schedule, each Seller, on a several basis, and not on a joint and several basis, represents and warrants to the Purchaser Entities as of the date of this Agreement and as of the Closing, as follows:

Section 3.1 Organization. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, formation or organization (as applicable).

Section 3.2 Title to Units. As of the date of this Agreement, FNH owns beneficially all of the issued and outstanding Company Membership Interests through an indirect, wholly-owned Subsidiary, and such Subsidiary has good and marketable title to such units, free and clear of all Liens. Immediately prior to the Closing, pursuant to the Reorganization and the Contribution, the Sellers, collectively, shall directly own all issued and outstanding Company Membership Interests. No Person has any agreement, option, right or privilege (whether preemptive or contractual) for the purchase from FNH or any of its Subsidiaries of all or any part of the Company Membership Interests. Except as set forth in Section 3.2 of the Company Disclosure Schedule, neither FNH nor any of its Subsidiaries is, nor will FNFV be, as of the Closing, a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Company Membership Interests.

Section 3.3 Power and Authorization.

(a) Seller has full power and authority to execute, deliver and perform this Agreement and all the other Transaction Agreements to be executed or delivered by such Seller in connection with the Transactions. The execution and delivery of this Agreement and the other Transaction Agreements by Seller and the performance by it of all of its obligations under this Agreement and the other Transaction Agreements have been duly authorized prior to the date of this Agreement by all requisite action of its board of managers, members or the like (as the case may be). No other approvals or actions are necessary on the part of Seller to authorize the execution, delivery and performance of this Agreement and the other Transaction Agreements by Seller and the consummation by Seller of the Transactions herein and therein.

(b) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except to the extent enforcement may be affected by the Bankruptcy and Equity Exceptions. The Transaction Agreements to be executed and delivered by Seller will be duly executed and delivered by Seller and will constitute valid and binding obligations of Seller, enforceable in accordance with their terms, except to the extent enforcement may be affected by the Bankruptcy and Equity Exceptions.

Section 3.4 No Conflicts. Seller does not need to give any notice to, make any filing with or obtain any authorization, consent, Order or approval of any Governmental Entity in connection with the execution and delivery of this Agreement and the other Transaction Agreements or the consummation of the Transactions contemplated herein and therein. Neither the execution, delivery and performance of this Agreement and the other Transaction Agreements, nor the consummation of the Transactions contemplated herein and therein: (a) will conflict with or violate any provision of the Governing Documents of Seller; (b) will conflict with, result in a breach of, or constitute a default under (whether with or without the passage of time, the giving of notice or both), or create or increase any Liability under, any Contract, Permit, or other instrument to which Seller is a party or otherwise bound; (c) will violate any Law to which Seller is subject; (d) result in the creation of any Lien upon the Company Membership Interest; (e) give any third party the right to terminate, modify or to accelerate any obligation of Seller; or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Entity.

Section 3.5 Litigation. There is no Proceeding pending or, to Seller’s knowledge, threatened by or against Seller before any Governmental Entity which would reasonably be expected to affect Seller’s ownership of

Company Membership Interests, or otherwise could prevent, alter or materially delay any of the Transactions and, to Seller’s knowledge, there is no basis for any such Proceeding. Seller is not subject to any outstanding Order that could affect Seller’s ownership of the Company Membership Interests, or otherwise prevent, alter or materially delay any of the Transactions.

Section 3.6 Brokers and Finders’ Fees. There is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller who is entitled to any fee, commission or reimbursement of Expenses from Seller or any of its Affiliates in connection with the Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ENTITIES

Except as (x) disclosed in any Parent SEC Documents publicly filed with or furnished to the SEC by Parent on or after September 16, 2015 but prior to the date hereof (but excluding any disclosures set forth under the headings “Risk Factors,” “Forward-looking Statements” and any other disclosures in any section contained or referenced in any such Parent SEC Documents relating to any information, forward-looking statements or factors or risks that are predictive, cautionary or forward-looking in nature in any such Parent SEC Documents) or (y) as set forth in the disclosure letter delivered by Purchaser to the Company immediately prior to the execution and delivery of this Agreement (the “Purchaser Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Purchaser Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Purchaser Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Purchaser Material Adverse Effect), Parent, Purchaser, and Merger Sub represent and warrant to the Company as of the date of this Agreement and as of the Closing, as follows:

Section 4.1 Corporate Organization.

(a) Each of Parent and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by management to be conducted. Each of Parent and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing do not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries, taken as a whole. Purchaser has delivered or made available to the Company true, complete and correct copies of the Governing Documents of Purchaser, Parent and Merger Sub, as amended as of the date of this Agreement. The Parent Charter, which shall amend and restate the current charter of Parent, shall have been adopted at and as of the Closing. The Restated Purchaser LLC Agreement, which shall amend and restate the limited liability company agreement of the Purchaser in effect as of the date of this Agreement, shall have been adopted at and as of the Closing.

(b) Section 4.1(b) of the Purchaser Disclosure Schedule lists the Parent, Purchaser, Merger Sub and all of the Subsidiaries of the Parent and, for each such entity, the state of formation or incorporation and each jurisdiction in which such Subsidiary is qualified or licensed to do business. The Parent does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person other than its Subsidiaries identified in Section 4.1(b) of the Purchaser Disclosure Schedule.

Section 4.2 Capitalization.

(a) As of the Closing Date, the authorized capital stock of Parent will consist of 100,000,000 shares of capital stock, of which (i) 70,000,000 shares shall be designated Class A Common Stock, par value $0.001 per share (“Parent Class A Common Stock”), (ii) 20,000,000 shares shall be designated Class B Common Stock, $0.001 par value per share (“Parent Class B Common Stock”), and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share, of Parent (“Parent Preferred Stock”). Each share of Parent Class A Common Stock, Parent Class B Common Stock and Parent Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Parent Charter.

(b) Section 4.2(b)(i) of the Purchaser Disclosure Schedule sets forth as of market close on the last trading day preceding date of this Agreement, the total number of issued and outstanding shares of capital stock of Parent. Section 4.2(b)(ii) of the Purchaser Disclosure Schedule sets forth as of the date of this Agreement, the total authorized, issued and outstanding Old LLC Units and the name of each record holder of such Old LLC Units. Purchaser directly owns all of the issued and outstanding shares of capital stock of Merger Sub, free and clear of any and all Liens.

(c) Immediately following the Effective Time, (i) no more than 14,695,176 shares of Parent Class A Common Stock will be outstanding, provided that the foregoing does not include any shares of Parent Class A Common Stock that may be issued between the date hereof and the Effective Time in respect of any security described on Section 4.2(e)(i) of the Purchaser Disclosure Schedule that is or will become exercisable or exchangeable for, or convertible into, shares of Pre-Closing Parent Common Stock or Parent Class A Common Stock, (ii) 16,272,727 shares of Parent Class B Common Stock will be outstanding, and (iii) no shares of Parent Preferred Stock will be outstanding. All shares of capital stock of Parent outstanding as of the Closing Date will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.

(d) Immediately following the Effective Time, 16,272,727 New LLC Units will be outstanding. All membership interests of Purchaser outstanding as of such time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights. Each New LLC Unit will have the rights, preferences, privileges and restrictions set forth in the Restated Purchaser LLC Agreement.

(e) Immediately following the Effective Time (i) except as set forth in Section 4.2(e)(i) of the Purchaser Disclosure Schedule, there will be no outstanding subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which Parent or any of its Subsidiaries will be a party, or by which Parent or any of its Subsidiaries will be bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other voting securities of Parent or of any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating Parent or any of its Subsidiaries to make any payment based on or resulting from the value or price of Parent Common Stock, New LLC Units or other equity interests of any Subsidiaries of Parent or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking and (ii) there will be no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, New LLC Units or other equity interest of any Subsidiary of Parent. There are no agreements requiring Parent any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of Parent. There are no bonds, debentures, notes or other indebtedness or other securities of Parent or any of their Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Neither Parent, nor any Subsidiary of Parent is party to any voting agreement with respect to any securities of Parent or any Subsidiary of Parent.

(f) Section 4.2(f) of the Purchaser Disclosure Schedule sets forth a true and complete list of (i) each Subsidiary of Parent, listing for each Subsidiary its name, the name of Parent or Subsidiary of Parent holding an ownership interest in such Subsidiary, the percentage of equity or ownership interest of such Subsidiary owned by Parent or a Subsidiary of Parent (and, with respect to any such Subsidiary in which Parent or any Subsidiary of Parent holds less than one hundred percent (100%) of the outstanding ownership interests, the Persons holding the remaining ownership interest and the percentage of equity or ownership interest held by such Persons) and, for each Subsidiary that is a corporation, the number of authorized and issued and outstanding shares of each class of capital stock of such Subsidiary, and (ii) all other Persons in which Parent or any Subsidiary of Parent owns, of record or beneficially, any direct or indirect equity or ownership or other similar interest or any right (contingent or otherwise) to acquire the same, listing for each Person its name, the name of Parent or Subsidiary of Parent holding an ownership interest in such Person, the percentage of stock or other equity or ownership interest of such Person owned by Parent or a Subsidiary of Parent and, for each such Person that is a corporation, the authorized and outstanding capital stock of each such Person. The shares, units or capital stock or other equity or ownership interests of each Subsidiary of Parent has not been issued in violation of, and is not subject to, any preemptive or subscription rights or rights of first refusal. No Subsidiary of Parent has violated its Governing Documents, any other Contract, the Securities Act or other applicable Legal Requirements in connection with the offer, sale or issuance of its equity securities or any ownership interests.

Section 4.3 Corporate Power and Authorization.

(a) Each of the Purchaser Entities has all necessary corporate or limited liability power and authority to execute and deliver each of the Transaction Agreements and, subject only to the Parent Shareholder Approvals, to consummate the Transactions. The execution, delivery and performance by each of the Purchaser Entities of the Transaction Agreements, and the consummation of the Transactions by each of the Purchaser Entities, have been duly and validly authorized and no other corporate or limited liability company proceedings on the part of any Purchaser Entity are necessary to authorize the Transaction Agreements or to consummate the Transactions, subject to obtaining the Parent Shareholder Approvals and, in the case of the Merger, to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware in accordance with the TBCA and the DLLCA, respectively. Each of the Transaction Agreements has been or will be duly executed and delivered by those Purchaser Entities party thereto and, assuming due power and authority of, and due execution and delivery by, the other parties thereto, constitutes a valid and binding obligation of such Purchaser Entity, enforceable against such Purchaser Entity in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Parent’s board of directors, at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has unanimously adopted resolutions (i) declaring that the Transaction Agreements and the Transactions are advisable, fair to and in the best interest of Parent, Purchaser and its Subsidiaries and the Parent Shareholders, (ii) adopting this Agreement and approving the other Transaction Agreements, the execution, delivery and performance of the Transaction Agreements by the Purchaser Entities and the consummation of the Transactions, (iii) directing that the approval of this Agreement be submitted to the Parent Shareholders and (iv) recommending, subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), that the Parent Shareholders approve the Agreement (such recommendation, the “Parent Board Recommendation”). Subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), such resolutions remain in effect and have not been rescinded, modified or withdrawn.

(c) The board of directors of Merger Sub, at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has adopted resolutions declaring it advisable for Merger Sub to enter into the Transaction Agreements and approving the Transaction Agreements, the execution, delivery and performance of the Transaction Agreements and the consummation by Merger Sub of the Transactions. Purchaser, in its capacity as the sole shareholder of Merger Sub, has adopted resolutions approving the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement. Subject to changes made in connection with Parent’s, Purchaser’s and Merger Sub’s exercise of their rights to terminate this Agreement in accordance with its terms, such resolutions have not been subsequently rescinded, modified or withdrawn.

Section 4.4 No Conflicts. The execution and delivery of the Transaction Agreements by the Purchaser Entities do not, the consummation of the Transactions by the Purchaser Entities will not, and the compliance by the Purchaser Entities with any of the terms or provisions of the Transaction Agreements will not, (i) conflict with or violate any provision of the Governing Documents of Parent or its Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 4.5 and the Parent Shareholder Approvals are duly obtained, (x) except as set forth in Section 4.4 of the Purchaser Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent or its Subsidiaries under, any Contract to which any of the Purchaser Entities or any of their respective Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound or affected or (y) conflict with or violate any Laws applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii)(x), any such violation, conflict, loss, default, right or Lien that is not and would not reasonably be expected to be material to the business of Parent and its Subsidiaries or materially impair the ability of the Purchaser Entities to perform their respective obligations hereunder or prevent or materially impede or delay the consummation of the Transactions by the Purchaser Entities.

Section 4.5 Governmental Approvals. Except as set forth in Section 4.5 the Purchaser Disclosure Schedule, other than in connection with or in compliance with (i) the TBCA and the DLLCA, (ii) the Exchange Act, (iii) the Securities Act and any other applicable federal or state securities Laws or “blue sky” Laws, (iv) the HSR Act or (v) the rules and regulations of the NYSE, no Consents of, or Filings with, any Governmental Entity are necessary in connection with the execution, delivery and performance of the Transaction Agreements by the Purchaser Entities or the consummation of the Transactions by the Purchaser Entities.

Section 4.6 Parent SEC Filings; Financial Statements; Controls.

(a) Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent with the SEC pursuant to the Exchange Act and the Securities Act since September 28, 2015 (collectively, and together with all documents filed on a voluntary basis on Form 8-K and all documents filed with the SEC after the date hereof, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”). None of Parent’s Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Parent SEC Documents, as amended, complied as of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents) will comply in all material respects with the requirements of applicable Law, including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including its rules and regulations, “SOX”), as the case may be, applicable to such Parent SEC Document, and none of the Parent SEC Documents as of such respective dates or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents. To the Purchaser Entities’ Knowledge, as of the date of this Agreement, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements (including all related notes and schedules thereto) of Parent (the “Parent SEC Financial Statements”) included in the Parent SEC Documents (if amended, as of the date of the last such amendment) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Parent SEC Financial Statements fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, has been or will be material to Parent and its Subsidiaries taken as a whole, and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes and schedules thereto).

(c) Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent’s or any of its Subsidiaries’ published financial statements or any Parent SEC Documents.

(d) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, in each case, with respect to the Parent SEC Documents, and the statements contained in such certifications were complete, correct and accurate in all material respects on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(e) Parent has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management or Parent’s board of directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s assets.

(f) Parent has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act); such disclosure controls and procedures are reasonably designed to ensure that information (both financial and non-financial) relating to Parent and the Subsidiaries of Parent required to be disclosed in Parent’s periodic reports filed or submitted under the Exchange Act is made known to Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. The management of Parent has completed its assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended January 1, 2017, and no significant deficiency or material weakness was identified. To Parent’s Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(g) Parent is in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of NASDAQ, and (ii) all applicable rules, regulations and requirements of SOX and the SEC.

Section 4.7 No Undisclosed Liabilities. Except as disclosed on Section 4.7 of the Purchaser Disclosure Schedules, there are no liabilities or obligations of Parent or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, known or otherwise, in each case, whether or not required by GAAP to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP or the notes thereto, other than: (a) liabilities or obligations as and to the extent reflected or reserved against in Parent’s audited consolidated balance sheet as of January 1, 2017 included in the Parent SEC Documents or in the notes thereto, (b) liabilities or obligations that were incurred since January 1, 2017 in the Ordinary Course of Business, (c) liabilities or obligations that, individually or in the aggregate, are not and would not reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole, or (d) liabilities or obligations disclosed in the Parent Disclosure Schedule.

Section 4.8 Information Supplied. The information supplied (or to be supplied) in writing by the Purchaser Entities specifically for inclusion or incorporation by reference in the Proxy Statement will not, on the date it is first mailed to the Parent Shareholders and at the time of the Parent Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Purchaser Entities with respect to information in the Proxy Statement with respect to the Company, the Sellers or the Business supplied in writing by the Company or any of their directors, officers, employees, Affiliates, agents or other Representatives for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.9 Labor Matters.

(a) Since June 1, 2014, (i) neither Parent, nor any of its Subsidiaries or Affiliates is or has been a party or has any material Liability with respect to any Collective Bargaining Agreement, (ii) no employees of Parent or any of its Subsidiaries are or have been represented by any labor union, labor organization or works council in connection with their employment with Parent or any Subsidiary or any Affiliate of Parent, (iii) to the Purchaser Entities’ Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any employees of Parent or any of its Subsidiaries, (iv) no Collective Bargaining Agreement is being or has been negotiated by Parent or any of its Subsidiaries or Affiliates, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against Parent or any of its Subsidiaries or Affiliates pending or, to the Purchaser Entities’ Knowledge, threatened that may materially interfere with the respective business activities of Parent or any of its Subsidiaries or Affiliates.

(b) Except as set forth in Section 4.9(b) of the Purchaser Disclosure Schedule, Parent and its Subsidiaries are in compliance with applicable Laws and Orders with respect to hiring, employment, and termination of employment (including but not limited to applicable Laws regarding wage and hour requirements, tips, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination in employment, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, employee health and safety, collective bargaining and WARN and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply is not and would not reasonably be expected be material to Parent and its Subsidiaries, taken as a whole. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to Parent or any of its Subsidiaries since June 1, 2014. Except as is not, and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, (i) there is no complaint, charge, claim or Proceeding based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Parent or any of its Subsidiaries, of any individual now pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or any of its Subsidiaries, before any Governmental Entity or regulatory authority, and (ii) there is no complaint, charge, claim or Proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or any of its Subsidiaries.

(c) Neither Parent nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the Ordinary Course of Business).

Section 4.10 Absence of Certain Changes or Events. Since January 1, 2017 and except (a) as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement or as set forth in Section 4.10 of the Purchaser Disclosure Schedule and (b) for liabilities or obligations incurred in connection with the Transactions, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole, (ii) Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) neither Parent nor any of its Subsidiaries has taken any action described in Section 5.2(b) hereof that, if taken after the date hereof and prior to the Effective Time without the prior written consent of the Company, would violate such provision.

Section 4.11 Compliance with Laws. Other than those violations or allegations that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, (a) Parent and its Subsidiaries are not in violation of, and since June 1, 2014 have not violated, any Laws and Orders applicable to Parent, any of its Subsidiaries or any assets owned or used by any of them and (b) neither Parent nor any of its Subsidiaries has received any written communication since June 1, 2014 from a Governmental Entity that alleges that Parent or any of its Subsidiaries is not in compliance with any Law (except for violations that have been resolved).

Section 4.12 Permits.

(a) Parent and each of its Subsidiaries have all required Permits necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain any such Permit, individually or in the aggregate, is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Parent and its Subsidiaries are (and since June 1, 2014 have been) in compliance with the terms of all Permits, except where non-compliance is not or would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Since June 1, 2014, neither Parent nor any of its Subsidiaries has received written notice to the effect that a Governmental Entity was considering the amendment, termination, revocation or cancellation of any Permit, except any such amendments, terminations, revocations or cancellations that, individually or in the aggregate, is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. The consummation of the Transactions by the Purchaser Entities, in and of themselves, will not cause the revocation or cancellation of any Permit that is not a Liquor License, except any such revocations and cancellations that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b) Section 4.12(b) of the Purchaser Disclosure Schedule sets forth a list as of the date hereof of all Liquor Licenses held or used by Parent and its Subsidiaries in connection with the operation of each restaurant operated by Parent or any of its Subsidiaries, along with the name and street, city and state address of each such restaurant, and the expiration date of each such Liquor License.

(c) As of the date hereof, except as has not been and would not reasonably be expected be material to Parent and its Subsidiaries, taken as a whole:

(i) to the extent required by applicable Law, each restaurant currently operated by Parent or any of its Subsidiaries possesses a Liquor License;

(ii) each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the restaurant for which it is issued;

(iii) neither Parent nor any of its Subsidiaries has received any written notice of any pending or threatened modification, suspension, or cancellation of a Liquor License or any Proceeding related thereto;

(iv) since June 1, 2014, there have been no Proceedings relating to any of the Liquor Licenses; and

(v) except as set forth on Section 4.12(c)(v) of the Purchaser Disclosure Schedule, there are no pending disciplinary actions, unresolved citations, unsatisfied penalties, or past disciplinary actions relating to Liquor Licenses that would reasonably be expected to have any impact on any restaurant or the ability to maintain or renew any Liquor License.

Section 4.13 Litigation. Except as set forth on Section 4.13 of the Purchaser Disclosure Schedule, there are no Proceedings pending, or threatened in writing and received by Parent or any of its Subsidiaries, against Parent or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of Parent or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, is or would reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole. As of the date of this Agreement, there is no material Order outstanding against Parent or any of its Subsidiaries.

Section 4.14 Taxes. Except as has not had and would not reasonably be expected to have a Purchaser Material Adverse Effect:

(a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been duly and timely filed (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate.

(b) Parent and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable. All required estimated tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Parent and each of its Subsidiaries.

(c) The U.S. federal income Tax Returns of Parent and its Subsidiaries through the Tax year ended January 2, 2011 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(d) There is no Proceeding in progress, or threatened in writing and received by Parent or its Subsidiaries, against or with respect to Parent or any of its Subsidiaries in respect of any Tax.

(e) Since January 1, 2017, neither Parent nor any of its Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any of its Subsidiaries or (iii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid.

(f) There are no Liens on any of the assets, rights or properties of Parent or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.

(g) Since January 1, 2015, neither the Parent nor any of its Subsidiaries (i) has been a party to a tax sharing, tax indemnity or tax allocation agreement (other than (A) an agreement exclusively between or among the Parent and its Subsidiaries or (B) customary provisions included in credit agreements, leases, commercial agreements and agreements entered into with employees, in each case, not primarily related to Taxes and entered into in the Ordinary Course of Business), or (ii) otherwise has any Liability for the Taxes of any other Person as a transferee or successor, by Contract (not described in subparagraph (i)(A) or (B) above), or otherwise.

(h) Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).

(i) At all times since February 25, 2013, Purchaser has been classified as a partnership for U.S. federal income Tax purposes.

Section 4.15 Employee Benefit Plans and Related Matters; ERISA.

(a) Each Purchaser Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion letter upon which Parent and Subsidiaries are entitled to rely) that the Purchaser Benefit Plan is so qualified, and, to the Purchaser Entities’ Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, adversely affect or would reasonably be expected to adversely affect the qualified status of any such plan. Each Purchaser Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as has not had or would not reasonably be expected to result in a material Liability to the Parent and its Subsidiaries, taken as a whole. All contributions or other amounts which Parent or its Subsidiaries were required to make to Purchaser Benefit Plans on or prior to the Closing Date have been paid or accrued, except where any failure to do so would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b) No material Liability under Title IV or Section 302 of ERISA has been incurred by the Purchaser Entities or any of their ERISA Affiliates that has not been satisfied in full, and, to the Purchaser Entities’ Knowledge, no condition exists that presents a material risk to the Purchaser Entities or any of their ERISA Affiliates of incurring any such material Liability (exclusive of the liability to pay insurance premiums to the PBGC) under Title IV of ERISA.

(c) There are no pending actions or claims with respect to any of the Purchaser Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually or in the aggregate, do not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

(d) No Purchaser Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or 3(37) of ERISA or is a “multiple employer plan” within the meaning of Section 413 of the Code or Section 4063 or 4064 of ERISA or a “multiple employer welfare benefit plan” within the meaning of Section 3(30) of ERISA. No Purchaser Benefit Plan is an employee pension benefit plan that is subject to Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or 436 of the Code.

(e) Except as set forth in Section 4.15(e) of the Purchaser Disclosure Schedule, no Purchaser Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Purchaser Entities or any of their Subsidiaries for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder.

(f) Except as provided in this Agreement, as set forth in Section 4.15(f) of the Purchaser Disclosure Schedule or as required by applicable Law, the consummation of the Transactions at the Effective Time will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Purchaser Entities or of any of their Subsidiaries to severance pay or any similar payment of (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such director, officer or employee. Except as set forth in Section 4.15(f) of the Purchaser Disclosure Schedule, neither Parent nor Purchaser is a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the Transactions will not be a factor causing payments to be made by the Purchaser Entities to be non-deductible (in whole or in part) under Section 280G of the Code.

(g) This Section 4.15 contains the sole and exclusive representations and warranties of the Purchaser Entities regarding Purchaser Benefits Plans or ERISA matters, or liabilities or obligations, or compliance with Laws, relating thereto.

Section 4.16 Material Contracts.

(a) For purposes of this Agreement, a “Purchaser Material Contract” shall mean any Contract to which Parent or any of its Subsidiaries is a party:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii) that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, (C) any covenant that limits, curtails or restricts (x) in any material respect the ability of Parent or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (y) the Persons to whom Parent or any of its Subsidiaries may sell products or deliver services or (z) the types of products or services that Parent or any of its Subsidiaries may sell or deliver or (D) any “non-solicitation,” “no hire” or similar provision which restricts Parent or any of its Subsidiaries from soliciting, hiring, engaging, retaining or employing such Person’s current or former employees in a manner or to an extent that would interfere with the Ordinary Course of Business, in each case other than any such Contracts (1) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business (unless such Contract is material to the business or the financial condition of Parent and its Subsidiaries, taken as a whole), (2) that may be cancelled without material Liability to Parent or its Subsidiaries upon notice of thirty (30) days or less, (3) any such Contract for leased real property entered into in the Ordinary Course of Business that contains customary covenants that prohibit: (i) Parent or any of its Subsidiaries from using any trade names other than a trade name of Parent or its Subsidiaries, (ii) Parent or any of its Subsidiaries from using any leased real property to operate a different restaurant concept than the restaurant concept currently operated on such leased real property by Parent or its Subsidiary, or (iii) Parent or any of its Subsidiaries from operating other restaurant concepts of Parent or its Subsidiaries within a specified geographic area in relation to an existing restaurant of Parent or its Subsidiaries, or (4) that are not material to Parent and its Subsidiaries, taken as a whole;

(iii) entered into after June 1, 2014 (A) relating to the disposition, acquisition (directly or indirectly) by Parent or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $1,000,000, or (B) pursuant to which Parent or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $1,000,000, other than the Subsidiaries of Parent, other than, in either case of clause (A) or (B), related to the construction, acquisition or development of new restaurant locations, or improvements or upgrades related to existing restaurant locations;

(iv) relate to a prior acquisition, divestiture, merger, license or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments by Parent or any of its Subsidiaries in excess of $500,000;

(v) that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity pursuant to which the Company has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person involving annual payments of at least $500,000;

(vi) that involves or relates to indebtedness (including any guarantee thereto) for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $2,500,000;

(vii) that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any lease of real property) that creates or grants a Lien on any material property or asset of Parent or any of its Subsidiaries, in each case involving annual payments of more than $500,000;

(viii) that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on Parent any material obligations after the date of this Agreement, or (y) which would require Parent or any of its Subsidiaries to pay consideration of more than $500,000 after the date of this Agreement;

(ix) with any of Parent or Purchaser’s directors or executive officers (including employment agreements), five percent or greater shareholders of Parent or Purchaser or any of their respective Affiliates (other than Parent or any of its Subsidiaries) or immediate family members;

(x) with any labor union, including any Collective Bargaining Agreement;

(xi) that (A) contains a standstill or similar agreement pursuant to which Parent or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person or (B) grants to any Person any right of first offer or right of first refusal to purchase, lease, sublease, use, possess or occupy all or a substantial part of the material assets of Parent or any of its Subsidiaries, taken as a whole;

(xii) that is a voting or registration rights agreement;

(xiii) that is a financial derivatives master agreement or confirmation, or futures account opening agreement and/or brokerage statement, evidencing financial hedging or similar trading activities;

(xiv) that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;

(xv) to the extent material to the business or financial condition of Parent and its Subsidiaries, taken as a whole, that is a (w) consulting Contract, (x) Contract that contains requirements of minimum purchases by Parent or its Subsidiaries, (y) Contract that provides for the indemnification of any indemnitee outside the Ordinary Course of Business or (z) Contract granting a right of first refusal or first negotiation to any third party;

(xvi) any Contract that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $250,000;

(xvii) that by its terms calls for aggregate payments by or to Parent or any of its Subsidiaries, of more than $500,000 in any 12-month period, except for any such Contract (x) that is a lease of real property, (y) that is an insurance policy of Parent or any of its Subsidiaries entered into in the Ordinary Course of Business or (z) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business;

(xviii) that contains a license or other right granted to Parent or any of its Subsidiaries of any material Intellectual Property (other than in-bound licenses of commercially available, off-the-shelf or “click wrap” Software that by their terms call for aggregate, one time or annual payments by Parent and its Subsidiaries of less than $150,000 per year);

(xix) that contains a license or other right granted by Parent or any of its Subsidiaries to a third Person outside the Ordinary Course of Business, pursuant to which such third Person is authorized to use any Parent or Subsidiary-owned, proprietary Intellectual Property;

(xx) any Contract, or group of Contracts with a Person (or group of Affiliated Persons), the termination or breach of which would have a Purchaser Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xix) above; or

(xxi) that contains a commitment or agreement to enter into any of the foregoing.

(b) Section 4.16 of the Purchaser Disclosure Schedule contains a complete and accurate list of all Purchaser Material Contracts to or by which Parent or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Purchaser Material Contracts have been (i) publicly filed with the SEC or (ii) made available to the Company, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c) Each Purchaser Material Contract listed on Section 4.16 of the Purchaser Disclosure Schedule is (i) a valid and binding obligation of Parent or its Subsidiary party thereto and enforceable against Parent or its Subsidiary party thereto in accordance with its terms (except that (x) such enforcement may be subject to a Bankruptcy and Equity Exception and (y) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and, to the Purchaser Entities’ Knowledge, except as set forth in Section 4.16 of the Purchaser Disclosure Schedule, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Parent and each of its Subsidiaries has performed its obligations required to be performed by it prior to the date of this Agreement under each Purchaser Material Contract to which it is a party and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by Parent and its Subsidiaries party thereto, except in each case as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. To the Purchaser Entities’ Knowledge, each other party to each Purchaser Material Contract has performed its obligations required to be performed by it under such Purchaser Material Contract, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto except in each case as is not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. To the Purchaser Entities’ Knowledge, since January 1, 2015 none of Parent or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Purchaser Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. No party to any Purchaser Material Contract has given Parent or any of its Subsidiaries written notice of its intention to terminate or cancel any Purchaser Material Contract.

Section 4.17 Intellectual Property; Software.

(a) Section 4.17(a) of the Purchaser Disclosure Schedule sets forth an accurate and complete list of all (A) patents and patent applications, (B) trademark or service mark applications and registrations, (C) domain name registrations, and (D) copyright registrations and applications, in each case, owned or filed by Parent or any of its Subsidiaries. Either Parent or a Subsidiary of Parent owns, free and clear of all Liens (other than Permitted

Liens), or has a valid and continuing license or a valid right to use, all Intellectual Property and Software used in connection with the business of Parent and its Subsidiaries as currently conducted.

(b) Except as is not and would not reasonably be expected to be material to the Parent and its Subsidiaries, taken as a whole, (i) the conduct of the business as currently conducted by Parent and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of this Agreement, there is no such claim pending or, to the Purchaser Entities’ Knowledge, threatened against Parent or its Subsidiaries, (iii) to the Purchaser Entities’ Knowledge as of the date of this Agreement no Person has or is infringing, misappropriating or otherwise violating any Intellectual Property owned by Parent or any of its Subsidiaries, and (iv) no such claims are pending or threatened in writing against any Person by Parent or any of its Subsidiaries.

(c) Parent and its Subsidiaries have taken reasonably necessary steps to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned by Parent or any of its Subsidiaries.

(d) Parent or its Subsidiaries maintain control of copies of the Software included in the Intellectual Property which Parent or its Subsidiaries license from third Persons or otherwise use and documentation (including user guides) reasonably necessary to use such Software, and Parent or its Subsidiaries maintain control over the use of source code and/or such other documentation (including user guides and specifications) for all material proprietary Software developed or created by Parent or its Subsidiaries and owned by Parent or any of its Subsidiaries (“Purchaser Proprietary Software”) and/or such documentation (including user guides and specifications) reasonably necessary to use, maintain and modify the Purchaser Proprietary Software. The Purchaser Proprietary Software, and, to the Purchaser Entities’ Knowledge, the material Software included in the Intellectual Property which Parent or its Subsidiaries license from third Persons or otherwise use functions substantially in compliance with applicable written, published documentation and specifications. Parent or its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology necessary for the operations of Parent’s and its Subsidiaries’ businesses as currently conducted.

Section 4.18 Real Properties; Personal Properties.

(a) Section 4.18(a) of the Purchaser Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all real property owned by Parent or any of its Subsidiaries that is used or held for use in the operation of Parent’s and its Subsidiaries’ businesses as currently conducted as of the date of this Agreement.

(b) Section 4.18(b) of the Purchaser Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all leases of real property under which Parent or any of its Subsidiaries is a tenant or a subtenant and that is used or held for use in the operation of Parent’s and its Subsidiaries’ businesses as currently conducted as of the date of this Agreement.

(c) As of the date of this Agreement, except for those matters that, individually or in the aggregate, are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole: (i) Parent and each of its Subsidiaries has good marketable and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to all real property of Parent and its Subsidiaries free and clear of all Liens, except for Permitted Liens, Liens securing outstanding indebtedness and minor defects in title, recorded easements, restrictive covenants and similar encumbrances of record that, individually or in the aggregate, do not and would not reasonably be expected to detract from the value of such property, (ii) Parent and each of its Subsidiaries has complied with the terms of all leases of real property of Parent and its Subsidiaries and all such leases are in full force and effect, enforceable in accordance with their terms against Parent or any Subsidiary party thereto and, to the Purchaser Entities’ Knowledge, the counterparties thereto and (iii) neither Parent nor any of its Subsidiaries has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such lease.

(d) Except for those matters that are not and would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, the restaurants owned or leased by Parent or any of its Subsidiaries or otherwise used by Parent or any of its Subsidiaries in connection with the operation of their businesses are (as to physical plant and structure) structurally sound, in good operating condition and repair (ordinary wear and tear excepted), and are adequate for the uses to which they are being put.

(e) Except as does not and would not reasonably be expected to materially interfere with the ability of Parent and its Subsidiaries to conduct their businesses as presently conducted, the machinery, equipment, furniture, fixtures, trade fixtures, improvements and other tangible personal property and assets owned, leased or used by Parent or any of its Subsidiaries (the “Purchaser Assets”) are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted, and Parent and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such Purchaser Assets that are material to Parent and its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens and Liens securing outstanding indebtedness.

(f) Each of Parent’s and its Subsidiaries’ personal property leases is in full force and effect and neither Parent nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Parent or any Subsidiary under any such personal property leases and, to the Purchaser Entities’ Knowledge, no other party is in default thereof.

Section 4.19 Environmental Matters. Except as do not and would not reasonably be expected to have a Purchaser Material Adverse Effect, individually or in the aggregate:

(a) Since June 1, 2014, Parent and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all Environmental Permits;

(b) There is no pending or, to the Purchaser Entities’ Knowledge, threatened claim, investigation, legal or administrative Proceeding against Parent or any of its Subsidiaries under or pursuant to any Environmental Law. Neither Parent nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or material Liability is unresolved. Neither Parent nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law;

(c) Neither Parent nor any of its Subsidiaries has caused the release, spill or discharge of any Hazardous Substances, and with respect to real property that is currently, or, to the Purchaser Entities’ Knowledge, formerly owned, leased or operated by Parent or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of such real property that would be reasonably likely to result in a material Liability on the part of Parent or any of its Subsidiaries;

(d) Parent and each of its Subsidiaries have provided the Company with access to all material environmental assessments, audits, reports and similar material documentation related to environmental matters or potentially material liabilities under any Environmental Law or Environmental Permit, including any related correspondence with Governmental Entities, that are in the possession, custody or reasonable control of Parent or any of its Subsidiaries.

Section 4.20 Brokers and Finders’ Fees. Other than Stephens, Inc., there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of Expenses from Parent or any of its Subsidiaries in connection with the Transactions.

Section 4.21 Suppliers. Section 4.21 of the Purchaser Disclosure Schedule sets forth the ten (10) largest suppliers of Parent and its Subsidiaries for the twelve (12) month period ending on January 1, 2017 (excluding construction and capital expenses related to construction and equipment purchases for restaurants opened or under development during such period). To the Purchaser Entities’ Knowledge, since January 2, 2017, there has not been any material adverse change in the business relationship of Parent or any of its Subsidiaries with any such material supplier, and neither Parent nor any of its Subsidiaries has received any written communication or notice from any such material supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with Parent or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with Parent or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of Parent or its Subsidiaries to conduct their businesses as presently conducted.

Section 4.22 Insurance. Section 4.22 of the Purchaser Disclosure Schedule sets forth a true, complete and correct list of all Policies maintained by Parent or any of its Subsidiaries. Taken as a whole and in all material respects, the Policies of Parent and its Subsidiaries (a) provide coverage for the operations conducted by Parent and its Subsidiaries as of the date of this Agreement of a scope and coverage consistent with customary practice in the industries in which Parent and its Subsidiaries operate and (b) as of the date of this Agreement are in full force and effect. Neither Parent nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies. No written notice of cancellation or termination has been received by Parent or any of its Subsidiaries with respect to any of the Policies.

Section 4.23 Quality and Safety of Food and Beverage Products. Since June 1, 2014, (a) there have been no recalls of any food or beverage product of Parent or any of its Subsidiaries, whether ordered by a Governmental Entity or undertaken voluntarily by Parent or any of its Subsidiaries and (b) none of the food or beverage products of Parent or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or pose an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a) and (b), as would not, reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

Section 4.24 No Other Representations and Warranties; Disclaimers.

(a) Except for the representations and warranties made by the Purchaser Entities in this Article IV, none of the Purchaser Entities or any other Person makes any express or implied representation or warranty with respect to the Purchaser Entities or any of their respective Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each Purchaser Entity hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Purchaser Entities in this Article IV, none of the Purchaser Entities or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Purchaser Entities, any of their respective Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of the Purchaser Entities, the negotiation of the Transaction Agreements or in the course of the consummation of the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of the Purchaser Entities acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in Article II and the Sellers in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Purchaser Entities or any of their respective Affiliates or Representatives. Without limiting the generality of the foregoing, each of the Purchaser Entities acknowledges and agrees that no representations or warranties other than in Article II and Article III are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to any Purchaser Entity or any of its Affiliates or Representatives.

ARTICLE V

CONDUCT OF BUSINESS

Section 5.1 Conduct of the Business by the Company.

(a) From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or expressly permitted by this Agreement, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct the Business in the Ordinary Course of Business in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to (i) preserve intact in all material respects the Business and its organization, (ii) preserve the assets, rights and properties owned or used by the Business in good repair and condition, (iii) retain the services of its current officers, employees and consultants, including all Business Employees and (iv) preserve the goodwill and relationship of the Company and each of its Subsidiaries, or the Business, with customers, key employees, suppliers, licensors, licensees, lessors and other Persons with which it has material business dealings; provided, however, that no action or failure to take action by the Company or any of its Subsidiaries with respect to any matter specifically requiring Purchaser’s consent under any provision of Section 5.1(b) shall constitute a breach under this Section 5.1(a), unless such action or failure to take action would constitute a breach of such provision of Section 5.1(b).

(b) Without limiting the generality of the foregoing (except as provided therein), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) amend or propose or agree to amend, in any material respect, the Company Certificate or Company LLC Agreement;

(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its equity or set any record date therefor, except for (1) dividends or distributions by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company or (2) tax distributions by the Company to its owner to enable it (or its direct or indirect owners) to pay U.S. federal and applicable state and local income tax with respect to the Company’s income, (B) adjust, split, combine, subdivide or reclassify any of its equity or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, its outstanding membership interests, or (C) repurchase, redeem or otherwise acquire any outstanding membership interests of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such interests;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any membership interests or other securities

(including any options, warrants or any similar security exercisable for, or convertible into, such securities) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries;

(iv) merge or consolidate with any other Person or acquire any equity interests in or material assets of any Person, business or division thereof, or make any investment in excess of $500,000 in, any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

(v) sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber, or authorize the sale, transfer, assignment, abandonment, lease, sublease, license, guarantee, Lien, or other disposition or encumbrance of any material properties, rights, assets, product lines or businesses of the Company or any of its Subsidiaries, or otherwise material to the Business (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to Purchaser prior to the date hereof) and renewals or permitted terminations thereof made in the Ordinary Course of Business, (B) any such transaction involving assets of the Company or any of its Subsidiaries not in excess of $2,000,000 or (C) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course of Business;

(vi) (A) make any loans, advances or capital contributions to any other Person; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (2) any draw-down of funds under an outstanding line of credit agreement (true and complete copies of which have been provided to Purchaser prior to the date hereof) in the Ordinary Course of Business, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on no less favorable terms than such existing indebtedness (provided no such indebtedness provides for a prepayment penalty) or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement; (C) make or commit to make any capital expenditure or miscellaneous expenditure related to maintenance and additions in excess of $250,000 individually other than such expenditures which are set forth in the Company’s capital budget for fiscal 2017, a true and complete copy of which was made available to Purchaser prior to the date of this Agreement (provided, however, that the Company may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a Restaurant open or as a result of natural disasters that have adversely affected a Restaurant or are reasonably anticipated to adversely affect a Restaurant unless such actions are taken); or (D) cancel any material debts of any Person to the Company or any Subsidiary of the Company or waive any claims or rights of material value;

(vii) except as required pursuant to any Company Benefit Plan in effect on the date of this Agreement, (A) increase the compensation or other benefits payable or provided to the Company’s directors or officers, (B) except for the employee salary and bonus review process and related adjustments substantially as conducted each year and promotions in the Ordinary Course of Business, materially increase the compensation or benefits payable or provided to the Company employees other than the Company’s officers, (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except for (1) an agreement with a non-officer employee who has been hired to replace a similarly situated non-officer employee who was party to such an agreement, (2) renewals or replacements of existing agreements with current non-officer employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement or (3) for severance agreements entered into with non-officer employees in the Ordinary Course of Business in connection with terminations of employment), (D) establish, adopt, enter into or amend any Collective Bargaining Agreement, Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their dependents or beneficiaries, except as required to comply with Section 409A of the Code or other applicable Law; provided, that a copy of any such amendment shall be provided to Purchaser at least five (5) Business Days prior to adoption thereof for Purchaser to review and approve (such approval not to be unreasonably withheld or delayed), (E) hire or offer employment to any individual who would be an officer of the Company or any of its Subsidiaries, or terminate the employment of any officer of the Company or any of its Subsidiaries, or (F) except in the Ordinary Course of Business, hire or offer employment to any individual (other than any individual who would be an officer of the Company or its Subsidiaries), or terminate the employment of any Business Employee (other than the Company’s or its Subsidiaries’ officers);

(viii) settle, release, waive or compromise (A) any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the combined balance sheet of the Business as reflected in the Interim Balance Sheet plus any applicable third party insurance proceeds, or (B) any pending or threatened material claim that entails (x) the incurrence of any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that would be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, or (y) obligations that would impose any material restrictions on the Business or operations of the Company or any of its Subsidiaries, except as already required by any Company Material Contract in effect prior to the execution and delivery of this Agreement (a true and complete copy of which was provided to Parent prior to the date hereof) in the Ordinary Course of Business;

(ix) (A) enter into a Contract that involves payments to or from the Company or any of its Subsidiaries in excess of $500,000 or that would otherwise constitute a Company Material Contract hereunder had it been effective as of the date of this Agreement, (B) modify, amend or terminate any such Contract or any Company Material Contract or Real Property Lease, in each case in a manner that would be material and adverse to the Business, (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract or Real Property Lease outside the Ordinary Course of Business, (D) enter into any Contract or Real Property Lease which contains a change of control or similar provision that would require a payment to the other party or parties thereto in connection with the Transactions (including in combination with any other event or circumstance), or (E) enter into, terminate or amend any Company Material Contract for the purchase of inventory other than a Contract that provides for the purchase of inventory for immediate use or consumption in the Ordinary Course of Business;

(x) enter into or amend in any material manner any Contract, agreement or commitment (A) with any former or present director, officer or employee of the Company or any of its Subsidiaries or any Business Employee, or (B) with any Affiliate or associate (as defined under the Exchange Act) of any of the foregoing Persons, in each case, except to the extent permitted under paragraph (vii) above;

(xi) sell, assign, convey, abandon, encumber, transfer, license or otherwise dispose of, or otherwise extend, amend or modify, any rights to any Intellectual Property material or necessary to carry on the Business (other than license to the Company’s Subsidiaries);

(xii) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP or applicable Law;

(xiii) make or change any material Tax election, change (or make a request to any Taxing Authority to change) any material aspect of its method of accounting for Tax purposes, or amend any income or other material Tax Return;

(xiv) settle or compromise any material Tax claim or assessment, or enter into any closing agreement with any Taxing Authority;

(xv) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except as contemplated by this Agreement;

(xvi) intentionally defer the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

(xvii) permit any Business Employee or other Person to remove any material Company Assets or assets material to the Business from the corporate office, warehouses, Restaurants of the Company or any of its Subsidiaries’ facilities other than in connection with the performance of employment responsibilities in the Ordinary Course of Business;

(xviii) (a) issue any coupons or complimentary rights for dining other than in the Ordinary Course of Business or (b) sell any coupons or gift certificates at less than eighty percent (80%) of fair value;

(xix) materially increase or decrease the average restaurant, corporate or warehouse facility inventory of the Company or any of its Subsidiaries other than in the Ordinary Course of Business or otherwise due to seasonality;

(xx) fail to maintain in full force and effect material insurance policies covering the Business, the Company or its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xxi) change its fiscal year;

(xxii) enter into any new line of business outside of its existing business;

(xxiii) implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning any Business Employees (excluding routine employee terminations or severance as determined in the sole discretion of the Company);

(xxiv) enter into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict, in any material respect, the businesses or operations of the Company, the Surviving Company or any of their Subsidiaries or that would in any way restrict, in any material respect, the businesses or operations of Parent or its other Affiliates, or take any action that may impose new or additional regulatory requirements on Parent or any of its Affiliates;

(xxv) enter into, renew or modify any indemnification agreement with any indemnified Person, except for any agreement to provide indemnification in connection with any Contract to purchase inventory and other products for immediate consumption in the Ordinary Course of Business and that is not material to the Business; or

(xxvi) authorize or commit or agree to take any of the foregoing actions.

Section 5.2 Conduct of Purchaser Entities.

(a) From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.2 of the Purchaser Disclosure Schedules or (z) as otherwise contemplated, required or expressly permitted by this Agreement, unless the Sellers or the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall and shall cause each of its Subsidiaries to, conduct its business in a prudent manner and to use its commercially reasonable efforts to (i) preserve intact in all material respects its business organization, (ii) preserve its assets, rights and properties in good repair and condition, (iii) retain the services of its current officers, employees and consultants, and (iv) preserve the goodwill and relationship of Parent, Purchaser and each of their Subsidiaries with customers, key employees, suppliers, licensors, licensees, lessors and other Persons with which it has material business dealings.

(b) Without limiting the generality of the foregoing (except as provided therein), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.2 of the Purchaser Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless the Sellers or the Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing, neither Parent, nor Purchaser shall, and Parent and Purchaser shall cause their Subsidiaries not to, directly or indirectly:

(i) amend or propose or agree to amend, in any material respect, any Governing Document, except as expressly contemplated by this Agreement and the Transactions contemplated hereunder;

(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its capital stock or set any record date therefor, except for (1) dividends or distributions by any wholly-owned Subsidiary of Parent to Parent or to any other wholly-owned Subsidiary of Parent, or (2) tax distributions by the Purchaser (consistent with past practice of the Purchaser) to its owners to enable it (or its direct or indirect owners) to pay U.S. federal and applicable state and local income tax with respect to the Purchaser’s income, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, except with respect to the capital stock or securities of any Subsidiary, in connection with transactions among Parent and Purchaser and its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, (C) repurchase, redeem or otherwise acquire any shares of the capital stock of Parent or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of shares of Pre-Closing Parent Common Stock or Old LLC Units in connection with the exercise of Parent or Purchaser options (including in satisfaction of any amounts required to be deducted or withheld under applicable Law), in each case outstanding as of the date of this Agreement, (2) with respect to the capital stock or securities of any Subsidiary, in connection with transactions among Parent and Purchaser and one or more of its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, or (3) pursuant to any publicly announced share repurchase program;

(iii) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of Parent, Purchaser or any of their Subsidiaries, except for (A) the issuance of shares of Pre-Closing Parent Common Stock or Old LLC Units pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to the Company prior to the date hereof), (B) issuance of shares of Pre-Closing Parent Common Stock in connection with the exercise of Parent or Purchaser options outstanding as of the date of this Agreement, or (C) issuances by a wholly-owned Subsidiary of Parent of capital stock to such Subsidiary’s parent, Parent or another wholly-owned Subsidiary of Parent;

(iv) enter into any agreement with respect to the voting of its capital stock;

(v) merge or consolidate with any other Person or acquire any equity interests in or material assets of any Person, business or division thereof, or make any investment in excess of $2,000,000 in, any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

(vi) sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber, or authorize the sale, transfer, assignment, abandonment, lease, sublease, license, guarantee, Lien, or other disposition or encumbrance of any material properties, rights, assets, product lines or businesses of Parent or Purchaser or any of their Subsidiaries (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to the Company prior to the date hereof) and renewals or permitted terminations thereof made in the Ordinary Course of Business, (B) any such transaction involving assets of Parent or any of its Subsidiaries not in excess of $2,000,000 or (C) sales, leases or licenses of inventory, equipment and other assets in the Ordinary Course of Business;

(vii) (A) make any loans, advances or capital contributions to any other Person; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money in excess of $1,000,000 or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among Parent and its wholly-owned Subsidiaries or among Parent’s wholly-owned Subsidiaries, (2) any draw-down of funds under any loan agreement in effect prior to the execution and delivery of this Agreement in the Ordinary Course of Business, (3) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on less favorable terms than such existing indebtedness (provided no such indebtedness provides for a prepayment penalty) or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement; (C) make or commit to make any capital expenditure or miscellaneous expenditure related to maintenance and additions in excess of $250,000 individually other than such expenditures which are set forth in Parent’s capital budget for fiscal 2017, a true and complete copy of which was made available to the Company prior to the date of this Agreement, or in Parent’s capital budget for fiscal 2018 when approved by Parent’s board of directors and made available to the Company (provided, however, that Parent or Purchaser may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a restaurant open or as a result of natural disasters that have adversely affected a restaurant or are reasonably anticipated to adversely affect a restaurant unless such actions are taken); or (D) cancel any material debts of any Person to Parent or any Subsidiary of Parent or waive any claims or rights of material value;

(viii) other than the settlement, release, waiver or compromise of any pending or threatened claims, liabilities or obligations in connection with any shareholder litigation against Parent and/or its officers, directors, employees and Representatives relating to the Agreement or the Transactions (which matters, for the avoidance of doubt, are addressed exclusively in Section 6.13), settle, release, waive or compromise any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the consolidated balance sheet of Parent as reflected in the most recent applicable Parent SEC Document plus any applicable third party insurance proceeds, or that entails (A) the incurrence of any obligation (other than the payment of money) to be performed by Parent or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, or (B) obligations that would impose any material restrictions on the business or operations of Parent, Purchaser or any of their Subsidiaries, except as already required by any Contract in effect prior to the execution and delivery of this Agreement (a true and complete copy of which was provided to the Company prior to the date hereof) in the Ordinary Course of Business;

(ix) sell, assign, convey, abandon, encumber, transfer, license or otherwise dispose of, or otherwise extend, amend or modify, any rights to any Intellectual Property material or necessary to carry on Parent’s and its Subsidiaries’ business (other than licenses to Parent’s Subsidiaries);

(x) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by (or, in the reasonable good faith judgment of Parent, advisable under) GAAP or applicable Law;

(xi) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Parent, Purchaser or any of its Subsidiaries, except as expressly contemplated by this Agreement and the Transactions contemplated hereunder;

(xii) intentionally defer the payment of any accounts payable beyond the date such payable is due without penalty, except where any such amount payable is being disputed in good faith;

(xiii) permit any employee or other Person to remove any material Purchaser Assets from the corporate office, warehouses, restaurants of Parent, Purchaser or any of their Subsidiaries’ facilities other than in connection with the performance of employment responsibilities in the Ordinary Course of Business;

(xiv) (a) issue any coupons or complimentary rights for dining other than in the Ordinary Course of Business or (b) sell any coupons or gift certificates at less than eighty percent (80%) of fair value;

(xv) materially increase or decrease the average restaurant, corporate or warehouse facility inventory of Parent, Purchaser or any of their Subsidiaries other than in the Ordinary Course of Business or otherwise due to seasonality;

(xvi) fail to maintain in full force and effect material insurance policies covering Parent and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

(xvii) change its fiscal year;

(xviii) enter into any new line of business outside of its existing business;

(xix) implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning employees of Parent or any of its Subsidiaries (excluding routine employee terminations or severance as determined in the sole discretion of Parent or Purchaser);

(xx) enter into any “non-compete,” exclusivity, non-solicitation or similar agreement that would restrict in any material respect the businesses or operations of Parent, Purchaser, the Surviving Company or any of their Subsidiaries or that would in any way restrict in any material respect the businesses or operations of the Sellers or their other Affiliates;

(xxi) enter into, renew or modify any indemnification agreement with any indemnified Person, except for any agreement to provide indemnification in connection with any Contract to purchase inventory and other products for immediate consumption in the Ordinary Course of Business (that is not material to Parent and its Subsidiaries, taken as a whole);

(xxii) authorize or commit or agree to take any of the foregoing actions.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of the Proxy Statement; Parent Shareholders Meeting; Parent Board Recommendation.

(a) As soon as practicable following the date of this Agreement (and in any event not later than the later of 45 days following the date hereof or 10 days after the delivery of the Audited Financial Statements pursuant to

Section 8.2(f)), Parent shall prepare and file with the SEC the form of proxy statement that will be provided to the Parent Shareholders in connection with the solicitation of proxies for use at the Parent Shareholder Meeting (collectively, as amended or supplemented from time to time, the “Proxy Statement”). Parent shall provide the Company and its counsel a reasonable opportunity to review and comment on the Proxy Statement sufficiently prior to the filing thereof with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). The Company shall furnish, or cause to be furnished, all information concerning itself (and its Affiliates, if applicable), the Business and related financial data, as Parent may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent shall use its reasonable best efforts to cause the Proxy Statement to be filed in definitive form with the SEC and to be mailed to the Parent Shareholders as promptly as practicable thereafter. The Company shall reasonably cooperate with any reasonable request by Parent in respect of such efforts, which may include causing the Company and its Affiliates’ employees and independent accountants to cooperate with Parent and its independent accountants in the preparation of any pro forma financial information required to be included in the Proxy Statement. No filing of, or amendment or supplement to the Proxy Statement will be made by Parent without providing the Company a reasonable opportunity to review and comment thereon, and giving reasonable and good faith consideration to any comments made by the Company and its counsel (it being understood that the Company and its counsel shall provide any comments thereon as soon as reasonably practicable). If at any time prior to the Effective Time any information relating to Parent, Purchaser or the Company, or any of their respective Affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly prepared and (subject to the preceding sentence) filed with the SEC and, to the extent required by applicable Law, disseminated to the Parent Shareholders. The parties shall (i) notify each other promptly of the receipt of any communications from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions, and (ii) provide each other and their counsel a reasonable opportunity to review and comment on any response to any comments of the SEC or its staff, and such parties shall give reasonable and good faith consideration to any comments made by the other parties and their counsel, including to confirm that the parties are treating the SEC’s or its staff’s review and comments consistently (it being understood that the other parties and their counsel shall provide any comments thereon as soon as reasonably practicable).

(b) Parent shall, as soon as practicable following the date of this Agreement, (i) in accordance with applicable Law and the Governing Documents of Parent, (A) establish a record date for, duly call, and give notice of, a special meeting of the Parent Shareholders solely for the purpose of obtaining the Parent Shareholder Approvals (the “Parent Shareholders Meeting”) and (B) thereafter, convene and hold the Parent Shareholders Meeting and, (ii) subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), include in the Proxy Statement the Parent Board Recommendation. The Proxy Statement shall include a copy of the Fairness Opinion and (subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c)) the Parent Board Recommendation.

(c) Subject to the ability of Parent to make a Recommendation Withdrawal pursuant to and in accordance with Section 6.3(c), Parent shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the proposal to adopt and approve this Agreement, the Merger, and the Transactions, and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the Parent Shareholders that are required by the rules of the NYSE and the TBCA. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Shareholders Meeting, as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Parent Shareholders within a reasonable amount of time in advance of the Parent Shareholders Meeting.

Section 6.2 Seller Exclusivity; No Solicitation. From and after the date hereof, the Sellers shall, and shall cause their Subsidiaries, Affiliates and Representatives to, (i) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of the Business, the Company, or any of its Subsidiaries, to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources), discussions or negotiations with any Persons that may be ongoing with respect to any inquiry or proposal in respect of any Competing Proposal, and (ii) until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of the Business, the Company, or any of its Subsidiaries, to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to a Competing Proposal, (B) engage or enter into, or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, the Business, the Company, or its Subsidiaries, to any Person relating to, or that would reasonably be expected to lead to, any Competing Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, or (C) otherwise facilitate any such inquiries, proposals, discussion or negotiations or any effort or attempt by any Person to make a Competing Proposal. A breach by any Subsidiary, Affiliate or Representative of the Sellers of this Section 6.2 shall constitute a breach by the Sellers of this Section 6.2.

Section 6.3 Parent Exclusivity; No Solicitation; Recommendation Withdrawal.

(a) Except as expressly permitted by this Section 6.3 (including Section 6.3(c)), from and after the date hereof, Parent and its Subsidiaries and their respective officers and directors shall, and Parent shall cause its Representatives to, (i) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of Parent or any of its Subsidiaries to any Person and its Representatives, its Affiliates and its prospective equity and debt financing sources), discussions or negotiations with any Persons that may be ongoing with respect to any inquiry or proposal in respect of any Alternative Proposal and, to the extent applicable, request such Person to return or destroy promptly all confidential information concerning Parent and its Subsidiaries, and (ii) until the earlier of the Effective Time or the termination of this Agreement in accordance with Article IX, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of Parent or any of its Subsidiaries to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to an Alternative Proposal, (B) engage or enter into or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, Parent or its Subsidiaries to any Person relating to, or that would reasonably be expected to lead to, any Alternative Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, (C) grant to any Person, to the extent applicable, any waiver, amendment or release under any standstill or confidentiality agreement, rights agreement or any takeover statute (in each case, other than (if Parent’s board of directors first determines that the failure to take such action would be inconsistent with Parent’s directors’ fiduciary duties under Applicable Law) a limited waiver, amendment or release thereunder, to the extent applicable, for the sole purpose of allowing any Person or Group to make an Alternative Proposal or an offer that would reasonably be expected to lead to an Alternative Proposal) or (D) otherwise facilitate any such inquiries, proposals, discussion or negotiations or any effort or attempt by any Person to make an Alternative Proposal. A breach by any Subsidiary, Affiliate or Representative of Parent of this Section 6.3 shall constitute a breach by Parent of this Section 6.3.

(b) Notwithstanding anything in this Agreement to the contrary but subject to the last sentence of this Section 6.3(b), at any time following the date hereof and prior to the time the Parent Shareholder Approvals are obtained, if Parent or any of its Subsidiaries obtains an Alternative Proposal from any Person or Group that did not result from a material breach of this Section 6.3:

(i) Parent or its Subsidiaries and its Representatives may contact such Person or Group solely to clarify the terms and conditions thereof;

(ii) Parent or its Subsidiaries and its Representatives may provide non-public information and data concerning Parent and its Subsidiaries to such Person or Group, their Representatives and their prospective equity and debt financing sources; provided that Parent shall make available to the Company (through an electronic data site or otherwise), concurrently with providing such information to any such Person(s), any non-public information concerning Parent or its Subsidiaries that Parent made available to any such Person or Group, their Representatives and their prospective equity and debt financing sources if such information was not previously made available to the Company; and

(iii) Parent or its Subsidiaries and its Representatives may engage or participate in any discussions or negotiations with such Person regarding such Alternative Proposal;

provided that, prior to taking any actions described in clauses (ii) or (iii) above, (x) such Person first executes a confidentiality agreement with Parent with terms not less restrictive of such Person as the obligations of the Company set forth in Section 6.4 hereof, and Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that (A) the failure to take such action would be inconsistent with Parent directors’ fiduciary duties under Applicable Law and (B) such Alternative Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, (y) Parent provides prompt notice to the Company of each such determination by Parent’s board of directors and of its intent to provide such information or engage in such negotiations or discussions, and (z) such Alternative Proposal did not result from a material breach of this Section 6.3.

From and after the date hereof and until the Effective Time, or if earlier, the termination of this Agreement in accordance with Article IX, Parent shall notify the Company promptly of any Alternative Proposal received by Parent, its Subsidiaries or any of their Representatives, and such notice shall include the identity of the Person or Group making such Alternative Proposal and the material terms of any such Alternative Proposal. From and after the date of this Agreement, Parent shall keep the Company and its Representatives reasonably informed of any material developments, discussions or negotiations regarding any Alternative Proposal on a current basis and shall update the Company on the status and terms of such Alternative Proposal.

(c) Except as set forth in this Section 6.3(c), Parent’s board of directors shall not (i) (A) change, withhold, withdraw, qualify or modify (or resolve or publicly propose to change, withhold, withdraw, qualify or modify), in a manner adverse to the Company, the Parent Board Recommendation, (B) fail to include the Parent Board Recommendation in the Proxy Statement, (C) adopt, approve, authorize, declare advisable or recommend to propose to adopt, approve, authorize or declare advisable (whether publicly or otherwise) any Alternative Proposal, or (D) take formal action, make any recommendation in connection with, or fail to recommend against, any Alternative Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14d-9 relating thereto within ten (10) Business Days after the commencement of such Alternative Proposal (any such action, a “Recommendation Withdrawal”); or (ii) approve or recommend, or resolve or publicly propose to approve or recommend, or cause or permit Parent or any of its Subsidiaries to enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement relating to any Alternative Proposal (other than a confidentiality agreement pursuant to Section 6.3(b)) (an “Alternative Proposal Agreement”).

Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Parent Shareholder Approvals, but not after, so long as none of Parent, its Subsidiaries or their Representatives have not breached in any material respect this Section 6.3, the Parent’s board of directors may, if the Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (x) effect a Recommendation Withdrawal in response to an Alternative Proposal that Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) is a Superior Proposal made after the date hereof (giving effect to all of the binding written adjustments, if any, offered by the Company pursuant to Section 6.3(e) or otherwise), (y) subject to prior or concurrent payment of the Termination Fee, terminate this Agreement under Section 9.1(c)(ii) if Parent’s board of directors determines in good faith (after consultation with its financial advisor and outside counsel) that the Alternative Proposal that is the subject of the Alternative Proposal Agreement is a Superior Proposal, or (z) effect a Recommendation Withdrawal in response to an Intervening Event. For purposes of this Agreement, “Intervening Event” means any event, fact, development or occurrence that affects the business, assets or operations of Parent that is unknown to, and is not reasonably foreseeable by, Parent’s board of directors as of the date of this Agreement, that becomes known to Parent’s board of directors after the date of this Agreement; provided, however, that in no event shall the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(d) Nothing contained in this Section 6.3(d) shall be deemed to prohibit Parent or Parent’s board of directors from (i) complying with its disclosure obligations under United States federal or state law with regard to an Alternative Proposal, including taking and disclosing to the Parent Shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to the Parent Shareholders) or (ii) making any “stop-look-and-listen” communication to the Parent Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the Parent Shareholders); provided, that (x) this Section 6.3(d) shall not permit Parent’s board of directors to make a Recommendation Withdrawal or take any other actions contemplated by this Section 6.3(d), except, in each case, to the extent expressly permitted by, and subject to the terms and conditions of, Section 6.3, and (y) in any such disclosure or communication, Parent publicly states that there has been no change in the Parent Board Recommendation.

(e) Parent shall not be entitled to effect a Recommendation Withdrawal with respect to a Superior Proposal or an Intervening Event or to terminate this Agreement under Section 9.1(c)(ii) unless (i) Parent has provided a written notice to the Company at least five (5) Business Days in advance (the “Notice Period”), which notice in the case of (A) a Superior Proposal (a “Notice of Superior Proposal”) shall specify that Parent intends to take such action and include copies of all relevant documents relating to such Superior Proposal (including copies of the then-current form of acquisition or other agreement, together with copies of any commitment letters or similar material documents with respect to any financing for such Superior Proposal), or if either the Superior Proposal or financing terms were not made in writing, a description of the material terms and conditions of the Superior Proposal or financing, as applicable, that is the basis of such action (including the identity of the Person making such proposal), or (B) an Intervening Event (a “Notice of Intervening Event”) shall describe in reasonable detail such Intervening Event; (ii) if requested by the Company, Parent shall, and shall cause its financial advisor and outside counsel to, during the Notice Period, negotiate with the Company and their Representatives in good faith to make amendments to the terms and conditions of this Agreement; (iii) following the end of the Notice Period, Parent’s board of directors shall have determined in good faith after consultation with its financial advisor and outside counsel, taking into account any written and complete amendments to the terms and conditions of this Agreement proposed by the Company that, if accepted by Parent, would be binding upon Parent, Purchaser and Merger Sub in response to the Notice of Superior Proposal, the Notice of Intervening Event or otherwise, that (1) the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal or (2) such changes would not change the determination of Parent’s board of directors of the need for a Recommendation Withdrawal in response to such Intervening Event, as applicable. In the event of any material revisions to such Superior Proposal or material changes related to such Intervening Event, Parent shall be required to deliver a new written notice to the Company and to comply with the requirements of this Section 6.3(e) with respect to such new written notice, except that the deadline for such new written notice shall be reduced to two (2) Business Days.

Section 6.4 Access to Information; Business Records; Confidentiality.

(a) Upon reasonable advance notice and subject to applicable Law, each of Parent and FNH shall, and shall cause each of their respective Subsidiaries to, afford the Representatives of the other party reasonable access during normal business hours to its and its Subsidiaries’ properties, books, records, Contracts, Permits, legal counsel, financial advisors, accountants, consultants and personnel, and shall furnish, and shall cause to be furnished, as promptly as practicable to the other party, all other information concerning Parent or FNH and their respective Subsidiaries’ business, properties and personnel as the other party may reasonably request for purposes of diligence, integration planning and facilitating the transfer of the ownership of the Company; provided, however, the foregoing access in respect of FNH and its Subsidiaries shall be strictly limited to the books, records, personnel, properties, and such other permitted access as set forth above, of the Business; provided, further, that each party may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with it and to the extent required by applicable Law or Contract to which Parent or FNH, or their respective Subsidiaries is a party, as applicable (provided that such party uses reasonable efforts to obtain consent from the relevant counterparties and, failing that, redacts sensitive information). All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person. In conducting any inspection of any properties of Parent or FNH and their respective Subsidiaries, the other party and its Representatives shall not unreasonably interfere with the business conducted at such property.

(b) As soon as practicable after the Closing Date and in no event later than ninety (90) days after Closing, as permitted by Law, the Sellers shall use its commercially reasonable efforts to deliver or cause to be delivered to Purchaser all Business Records then in the possession of the Sellers or any Retained Subsidiary.

(c) The Sellers shall not, and shall cause their Representatives and Retained Subsidiaries not to, directly or indirectly, for a period of the longer of (a) three (3) years after the Closing Date and (b) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of Purchaser, disclose to any third party (other than each other and their respective Representatives) any confidential information concerning the Business, or the business of Parent and its Subsidiaries; provided that the foregoing restriction shall not (x) apply to any information that (i) is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.4(c)), (ii) is or becomes generally available to the Sellers from a source other than Parent, Purchaser or their Affiliates or Representatives, provided that such source is not known by the Sellers to be bound by a duty of confidentiality with Parent, Purchaser or their Affiliates, or (iii) the Sellers can establish was independently developed by the Sellers or any of their Affiliates (other than by or in connection with the Business prior to the Closing), without use of any confidential information concerning the Business, or the business of Parent and its Subsidiaries, or (y) prohibit any disclosure (i) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, the Sellers provide Purchaser with reasonable prior notice of such disclosure and a reasonable opportunity to review and discuss with the Sellers such disclosure or (ii) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Agreements or the Transactions.

(d) Purchaser shall not, and shall cause its Representatives and Affiliates not to, directly or indirectly, for a period of the longer of (a) three (3) years after the Closing Date and (b) until such information no longer constitutes a trade secret under applicable Law, without the prior written consent of the Sellers, disclose to any third party (other than each other and their respective Representatives) any confidential information with respect to the business of the Sellers or their Affiliates (other than the Business and the Company); provided that the foregoing restriction shall not (x) apply to any information that (i) is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation of this Section 6.4(d) or any other confidentiality obligations owed to the Sellers), (ii) is or becomes generally available to Purchaser from a source other than the Sellers or its Affiliates or Representatives, provided that such source is not known by Purchaser to be bound by a duty of confidentiality with the Sellers or its Affiliates, or (iii) Purchaser can establish was independently developed by Purchaser or any of its Affiliates, without use of any confidential information with respect to the business of the Sellers or their Affiliates (other than the Business and the Company), or (y) prohibit any disclosure (i) required by Law or the rules and regulations of any applicable national securities exchange so long as, to the extent legally permissible, Purchaser provides the Sellers with reasonable prior notice of such disclosure and a reasonable opportunity to review such disclosure or (ii) necessary to be made in connection with the enforcement of any right or remedy relating to any of the Transaction Agreements or the Transactions.

(e) Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that either party may disclose confidential information to any financial institution providing credit to such party or any of its Affiliates or to any Governmental Entity or any rating agency with jurisdiction over such party or any of its Affiliates.

Section 6.5 Consents, Approvals and Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall, and shall cause their respective Subsidiaries to, (i) use reasonable best efforts to cause the conditions set forth in Article VIII to be satisfied as promptly as practicable, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Transactions and, subject to the conditions set forth in Article VIII hereof, to consummate the Transactions, as promptly as practicable, and (iii) use reasonable best efforts to obtain as promptly as practicable any Consent of, or any exemption or waiver by, any Governmental Entity and any other third-party Consent which is required to be obtained by the parties or their respective Subsidiaries in connection with the Transactions, and to comply with the terms and conditions of any such Consent, provided, however, that the foregoing proviso shall not limit any remedies available to any party for a breach of the obligations under clause (iii) of this Section 6.5(a). The parties shall cooperate with the reasonable requests of each other in seeking to obtain as promptly as practicable any such Consent. Notwithstanding anything to the contrary herein, neither the Sellers nor the Company shall be required to pay, prior to the Effective Time, any consent or similar fee, “profit sharing” or similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the Consent of any Person under any Contract.

(b) Neither the Sellers or the Company, nor any Purchaser Entity shall, and each of them shall cause its Affiliates not to, after the date hereof until the Effective Time directly or indirectly acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent, or approval of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Transactions; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) prevent or material impede or delay the consummation of the Transactions.

(c) In furtherance of the foregoing, the parties shall as promptly as practicable following the date of this Agreement make all Filings and notifications with all Governmental Entities that may be or may become reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including: (i) not later than twenty-one (21) days following the date of this Agreement, the Sellers or their Affiliates, as applicable, and Parent making the appropriate Filings, respectively, of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and the other transactions, if applicable, and requesting early termination of the initial waiting period under the HSR Act; (ii) the Sellers, their Affiliates, the Company and Parent and their respective

Subsidiaries each making any other filing that may be required under any other Antitrust Laws or by any Antitrust Authority; and (iii) the Sellers, the Company and Parent and their respective Subsidiaries making any other filing that may be required under any applicable Law or by any Governmental Entity with jurisdiction over enforcement of any such Law. Each of the Sellers, the Company and Parent agrees to use reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested by a Governmental Entity pursuant to the HSR Act or other applicable Law.

(d) The Sellers, the Company and the Purchaser Entities shall (i) furnish each other and, upon request, any Governmental Entity, any information or documentation concerning themselves, their Affiliates, directors, officers, securityholders and debt financing sources, information or documentation concerning the Transactions and such other matters as may be reasonably requested and (ii) make available their respective personnel and advisers to each other and, upon request, any Governmental Entity, in connection with (A) the preparation of any statement, filing, notice or application made by or on their behalf to any Governmental Entity in connection with the Transactions or (B) any review or approval process.

(e) Subject to applicable Law relating to the sharing of information, each of the Sellers and the Company, on the one hand, and the Purchaser Entities, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, prior to submitting any substantive written communication, correspondence or Filing by such party or any of its Representatives, on the one hand, to any Governmental Entity or members of its staff, on the other hand, the submitting party shall permit the other party and its counsel a reasonable opportunity to review in advance, and consider in good faith the views of the other party provided in a timely manner, in connection with any such communication. Subject to Section 6.3, the Sellers, the Company and the Purchaser Entities shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing (including in seeking early termination of any applicable waiting periods under the HSR Act). To the extent practicable under the circumstances, none of the parties to this Agreement shall agree to participate in any substantive meeting with any Governmental Entity in respect of any Filings, investigation (including any settlement of the investigation), litigation, or other inquiry unless it consults with the other party in advance and, where permitted, allows the other party to participate. Neither party shall be required to comply with any of the foregoing provisions of this Section 6.5(e) to the extent that such compliance would be prohibited by applicable Law. The parties further covenant and agree not to voluntarily extend any waiting period associated with any Consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger and the other transactions, except with the prior written consent of the other party hereto.

(f) Each of the Sellers, the Company and the Purchaser Entities may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.5 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Sellers, the Company or the Purchaser Entities, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 6.5, materials provided to the other party or its outside counsel may be redacted (1) to remove references concerning valuation, (2) as necessary to comply with contractual arrangements, (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns and (4) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective in the Contracts of the Sellers, the Company, Parent and their respective Subsidiaries.

Section 6.6 Company Employee Matters.

(a) FNH and the Company shall take all steps necessary to cause the employment of the Business Employees to be transferred to the Company or one of its Subsidiaries effective immediately prior to the Closing, without any action required by any such Business Employee. To the extent an offer of employment is required to be made to a Business Employee (each, an “Offered Employee”) under applicable Law or as a result of any Business Employee having an existing employment agreement with FNH or any of its Subsidiaries (other than the Company or its Subsidiaries) pursuant to the immediately preceding sentence for the transfer of employment of such Business Employee to be effective upon the Closing, not less than five (5) days prior to the Closing, the Company shall make an offer of employment to each such Business Employee or cause the Company or its Subsidiaries to assume the employment agreements set forth on Section 6.6(a) of the Company Disclosure Schedule for such transfer of employment to be effective immediately prior to the Closing (each (i) Offered Employee (A) who accepts the Company’s offer of employment and commences employment with the Company or another Subsidiary of the Company immediately prior to the Closing or (B) whose employment agreement is set forth on Section 6.6(a) of the Company Disclosure Schedule and is assumed by the Company or another Subsidiary of the Company effective immediately prior to the Closing and (ii) other Business Employee whose employment is transferred to the Company immediately prior to the Closing, a “Transferred Employee”).

(b) Subject and in addition to the requirements of any applicable Law relating to employees’ acquired rights, the Company’s offer of employment to each Offered Employee shall be for, and the Company shall cause its Subsidiaries to provide to each of the Transferred Employees immediately prior to the Closing, the same (i) position, title, duties and other terms and conditions of employment in effect for such Transferred Employee immediately prior to their transfer to the Company or its Subsidiaries and (ii) base salary or base wage rate in effect for such Transferred Employee immediately prior to their transfer to the Company or its Subsidiaries. Notwithstanding the foregoing, except as set forth on Section 6.6(b) of the Company Disclosure Schedule, all Transferred Employees shall be employees “at-will” of the Company or its Subsidiaries, as applicable, and none of the Company, nor any of its Subsidiaries, shall enter into any employment related agreement between the date hereof and the Closing that will be binding on the Company or Parent, or any of their respective Subsidiaries, following the Closing, without Purchaser’s express written consent.

(c) FNH shall, at its own expense, give all notices and other information required to be given by FNH to the Transferred Employees and any applicable Governmental Entity and comply with any obligation to consult with or provide benefits to any Business Employees under the WARN Act, the National Labor Relations Act, the Code, COBRA and other applicable Laws in connection with the execution of this Agreement or any other Transaction Agreement or the consummation of the employment transfers and their impact on any Business Employee.

(d) Nothing in this Section 6.6, express or implied, shall: (i) confer upon any Business Employee, any right to continue in the employ or service of Purchaser, FNH, the Company or any Affiliate thereof, or any right to any particular term or condition of employment or service, or shall interfere with or restrict in any way the rights of Purchaser, the Company, FNH or any Affiliate thereof to discharge or terminate the services of any Business Employee, at any time for any or no reason whatsoever, with or without cause; (ii) be deemed to (1) establish, amend, modify or terminate any Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company, FNH or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement, or (2) alter or limit the ability of Purchaser, FNH, the Company or any Affiliate thereof, or following the Closing, the Purchaser, Company or any of their Affiliates, to amend, modify, or terminate any particular Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement after the Closing; or (iii) be intended to or confer upon any person, including any current or former employee, officer, director, consultant or service provider of the Purchaser, the Company, FNH or any Affiliate thereof (or any of their beneficiaries) any right, benefit or remedy of any nature whatsoever, including any third-party beneficiary rights, under or by reason of this Section 6.6.

Section 6.7 Purchaser Entities Employee Matters.

(a) For a period of six (6) months following the Effective Time, the Purchaser Entities shall cause the Company or its Subsidiaries to maintain for all Transferred Employees, subject to their continued employment during such period, base salaries and wage rates, as applicable, that are substantially the same as received by such Transferred Employee as of the date hereof. Following the Effective Time, the Purchaser Entities shall take reasonable efforts to cause the Company or its Subsidiaries to establish and make available to the Transferred Employees, subject to their continued employment, health and welfare benefits that are commercially reasonable and competitive for the employee marketplace in which the Restaurants compete.

(b) The Purchaser Entities shall use commercially reasonable efforts, subject to the consent of the applicable insurer, to cause the Company or its Subsidiaries to (i) credit each Transferred Employee with his or her years of service with the Company, its Subsidiaries and any predecessor entities solely for purposes of eligibility and vesting (and not for the purpose of any benefit accrual) to the same extent as such Transferred Employee was entitled to credit immediately prior to the Effective Time for such service under any substantially similar Company Benefit Plan, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Purchaser Entities or any of its Subsidiaries that a Transferred Employee is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Transferred Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Transferred Employee participated, and (iii) provide each Transferred Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out of pocket requirements.

(c) Nothing in Section 6.6 and Section 6.7, express or implied, shall: (i) confer upon any Business Employee, any right to continue in the employ or service of Purchaser, FNH, the Company or any Affiliate thereof, or any right to any particular term or condition of employment or service, or shall interfere with or restrict in any way the rights of Purchaser, the Company, FNH or any Affiliate thereof to discharge or terminate the services of any Business Employee, at any time for any or no reason whatsoever, with or without cause; (ii) be deemed to (1) establish, amend, modify or terminate any Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company, FNH or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement, or (2) alter or limit the ability of Purchaser, FNH, the Company or any Affiliate thereof, or following the Closing, the Purchaser, Company or any of their Affiliates, to amend, modify, or terminate any particular Company Benefit Plan or employee benefit plan maintained by Purchaser, the Company or any Affiliate thereof or any other benefit or compensation plan, program, agreement, policy, contract or arrangement after the Closing; or (iii) be intended to or confer upon any person, including any current or former employee, officer, director, consultant, service provider of the Purchaser, the Company, FNH or any Affiliate thereof (or any of their beneficiaries) any right, benefit or remedy of any nature whatsoever, including any third-party beneficiary rights, under or by reason of Section 6.6 and Section 6.7.

Section 6.8 Expenses. Except as otherwise provided in Section 9.3, whether or not the Transactions are consummated, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Transaction Agreements and the Transactions.

Section 6.9 Public Announcements. The initial press releases concerning this Agreement and the Transactions shall be approved in advance by the Parent and the Company. Following such initial press release and prior to the Effective Time, the Purchaser Entities and the Company, and their respective Representatives, shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 6.9 shall not apply to any release or public statement (a) made or proposed to be made by Parent in accordance with Section 6.3(d) or (b) in connection with any dispute between the parties regarding the Transaction Agreements or the Transactions.

Section 6.10 Notification. The Purchaser Entities shall promptly notify the Company, and the Company shall promptly notify the Purchaser Entities, of (a) any material notice or other communication received by such party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (b) any matter that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Article VIII or any material breach of any representation, warranty, covenant or agreement contained in this Agreement and (c) any action, suits, claims, investigations or Proceedings commenced or, to such party’s Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, in each case which relates to the Transactions. This Section 6.10 shall not constitute a covenant or agreement for purposes of Article VIII.

Section 6.11 Intercompany Balances. FNH shall cause all intercompany balances between and among the Company and its Subsidiaries, on the one hand, and FNH or any of the Retained Subsidiaries, on the other hand, to be eliminated, by discharge or otherwise, and, except for those transactions contemplated by this Agreement and the other Transaction Agreements, all intercompany transactions and accounts to be terminated and cancelled, in each case, effective as of the Closing, with no further liability or obligation on the part of FNH, the Retained Subsidiaries, any Purchaser Entity, the Company or its Subsidiaries.

Section 6.12 Restructuring; Asset Contributions. Prior to the Closing, FNH and the Company shall have caused to be completed the assignments, contributions and other restructuring transactions described on Section 6.12 of the Company Disclosure Schedule.

Section 6.13 Parent Shareholder Litigation. Parent shall provide the Company with the opportunity (but the Company shall not be obligated) to participate, at the Company’s sole expense, in the defense and/or settlement of any shareholder litigation against Parent and/or its directors and/or executive officers relating to this Agreement or the Transactions, whether commenced prior to or after the execution and delivery of this Agreement, and Parent shall not settle or offer to settle any such litigation without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed.

Section 6.14 Charter; Share Reclassification; Stock Exchange. Prior to the Closing, the parties shall, and shall use their reasonable best efforts to cause, where applicable, (i) the Parent Charter to be filed and accepted with the Secretary of State of the State of Tennessee, (ii) the outstanding shares of Pre-Closing Parent Common Stock to be reclassified as Parent Class A Common Stock, pursuant to the Parent Charter, (iii) Parent’s listing application with the NYSE to be amended such that the shares of Parent Class A Common Stock are approved for listing on the NYSE, and (iv) the satisfaction of any additional requirements of the NYSE with respect to the Transactions and the issuance of the Parent Class  B Common Stock and the Purchaser Units pursuant to the terms of this Agreement.

Section 6.15  Section 16(b). The board of directors of Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the Transactions and any acquisitions of Parent Common Stock and Purchaser Units in connection with the Transactions by the Sellers to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Pre-Closing Transactions. The Sellers shall provide to Purchaser copies of all transaction documents, resolutions, and any other documents or instruments reasonably related to the Pre-Closing Transactions in draft form at least three (3) Business Days prior to their scheduled execution and/or effectiveness and shall provide Purchaser and its counsel the reasonable opportunity to review and comment upon such documents. The Sellers shall, and shall cause their respective Subsidiaries to, effect the Pre-Closing Transactions as set forth in Section 1.1, and shall cause the Pre-Closing Transactions to be completed immediately prior to the Closing.

Section 6.17 Post-Closing Parent Board. The Sellers and Parent shall cause the composition of the board of directors of Parent to consist of the following individuals immediately following the Closing: Frank R. Martire, Raymond R. Quirk, Timothy T. Janszen, Ronald B. Maggard, Sr., Douglas K. Ammerman, Lonnie J. Stout II and William P. Foley II.

Section 6.18 Certain Ancillary Agreements. Each of the parties hereto shall negotiate and finalize in good faith and in a form mutually acceptable to the parties hereto each of the Transition Services Agreement and Restated Purchaser LLC Agreement prior to the Closing.

ARTICLE VII

TAX MATTERS

The following provisions shall govern the allocation of responsibility as between Purchaser and the Sellers for certain tax matters following the Closing Date:

Section 7.1 Tax Returns. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all Pre-Closing Tax Periods which are required to be filed after the Closing Date. All such Tax Returns shall be prepared in accordance with past practice. Purchaser shall submit such Tax Returns to the Sellers for their review and approval no later than twenty (20) days prior to the due date for filing thereof (except where such 20-day period is not practical, in which case as soon as practical). Purchaser shall make such revisions to such Tax Returns as are reasonably requested by the Sellers. The Sellers shall reimburse Purchaser for the amount of any Pre-Closing Taxes shown as due on any Tax Return filed pursuant to this Section 7.1 within fifteen (15) days after payment by Purchaser or the Company and its Subsidiaries to the extent such Taxes (A) are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Date Balance Sheet and (B) have not been taken into account in the Final Adjustment Amount.

Section 7.2 Straddle Periods. In the case of any Straddle Period, the amount of Taxes attributable to a Pre-Closing Tax Period shall be deemed to be: (i) in the case of any Taxes that are imposed on a periodic (such as certain franchise Taxes, or ad valorem, real or personal property Taxes), the amount of such Taxes for the entire Tax period multiplied by a fraction, the numerator of which is the number of calendar days in the Tax period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Tax period and (ii) in the case of any Tax not described in (i) above (such as Taxes based upon or related to income or receipts) the amount of such Taxes that would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

Section 7.3 Cooperation on Tax Matters.

(a) Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (i) to retain all books and records with respect to Tax matters pertinent to the Business, the Company or its

Subsidiaries relating to any Pre-Closing Tax Period until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(b) Purchaser and the Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions).

Section 7.4 Refunds and Tax Benefits. Any Tax refunds that are received by Purchaser or the Company, and any amounts credited against Tax to which Purchaser or the Company become entitled, that relate to Pre-Closing Tax Periods shall be for the account of the Sellers, and Purchaser shall pay over to the Sellers any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto, net of any reasonable costs or Expenses incurred by Purchaser or the Company in securing such refund or credit in each case to the extent the amount of such refund or credit was not taken into account in determining the Closing Date Net Working Capital Amount. In addition, to the extent that a claim for refund or a Proceeding results in a payment or credit against Tax by a Taxing Authority to Purchaser or Surviving Company of any amount, Purchaser shall pay such amount to the Sellers within fifteen (15) days after receipt or entitlement thereto.

ARTICLE VIII

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Close. The respective obligations of the Company and the Sellers, on the one hand, and the Purchaser Entities, on the other hand, to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Parent Shareholder Approvals. The Parent Shareholder Approvals shall have been obtained.

(b) Statutes and Injunctions. No (i) temporary restraining order or preliminary or permanent injunction or other Order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of any of the Transactions or (ii) applicable Law prohibiting consummation of any of the Transactions (clauses (i) and (ii) collectively, a “Restraint”) shall be in effect.

(c) HSR Act. The early termination or expiration of the waiting period required under the HSR Act shall have occurred.

(d) Charter; Share Reclassification; Stock Exchange. The Parent Charter shall have been filed and accepted with the Secretary of State of the State of Tennessee and the outstanding shares of Pre-Closing Parent Common Stock shall have been reclassified as Parent Class A Common Stock, pursuant to the Parent Charter, and Parent’s listing application with the NYSE shall have been amended such that the shares of Parent Class A Common Stock shall have been approved for listing on the NYSE; and Parent shall have satisfied any additional requirements of the NYSE with respect to the Transactions and the issuance of the Parent Class B Common Stock and the Purchaser Units pursuant to the terms of this Agreement.

(e) Pre-Closing Transactions. The Pre-Closing Transactions shall have been consummated prior to the Closing Date.

(f) Lender Consent. ABRH shall have obtained the consent of the Lenders for the consummation of the Company Debt Assumption and the Transactions.

Section 8.2 Conditions to the Purchaser Entities’ Obligation to Close. The respective obligations of each Purchaser Entity to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Accuracy of Company and Seller Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3 and 2.20) shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) each of the representations and warranties of the Company set forth in Sections 2.1, 2.3 and 2.20 and the representations and warranties of the Sellers set forth in Article III shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of the Company set forth in Section 2.2 shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b) Compliance with Company and Seller Covenants. Each of the Company and the Sellers shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) BKAS Matters. The BKAS Termination Agreement, entered into as of the date hereof, shall have remained in effect, without amendment or modification, through and as of the Effective Time.

(d) FNF Waivers. Parent and FNF shall have entered into a waiver agreement in substantially the form attached hereto as Exhibit D (the “FNF Waiver Agreement”), pursuant to which FNF shall (i) waive all covenants and other provisions of the Tax Matters Agreement that would prohibit or in any way purport to restrict the consummation of the Transaction in accordance with the terms of this Agreement, including any requirement to obtain any private letter ruling from the IRS or an Unqualified Tax Opinion (as defined in the Tax Matters Agreement) with respect to the Transactions, and (ii) waive, on behalf of itself and the applicable indemnified parties in the Separation and Distribution Agreement or the Tax Matters Agreement, the right of FNF and any such applicable indemnified party to seek indemnification from or make claims against Parent under the Separation and Distribution Agreement or the Tax Matters Agreement arising out of any Liability incurred or loss suffered by FNF or any such applicable indemnified party relating to, arising out of or resulting from the Transactions.

(e) Audited Financial Statements. Purchaser shall have received from the Company the audited combined balance sheet of the Business as of December 25, 2016 and December 27, 2015, and the related audited combined statement of earnings, comprehensive income, changes in equity, and cash flows for the fiscal years ended December 25, 2016 and December 27, 2015, and the notes thereto (the “Audited Financial Statements”). The financial position and the results of operations and cash flows of the Business, the Company and its Subsidiaries as reflected in the Audited Financial Statements as of, and for the fiscal period ended, December 25, 2016, shall not deviate in any material and adverse respect from the financial position and the results of operations and cash flows of the Business, the Company and its Subsidiaries as of such date, and for the fiscal period then ended, as set forth in the unaudited Financial Statements as of, and for the fiscal period ended on, such date set forth in Section 2.6 of the Company Disclosure Schedule.

(f) Company Closing Certificate. The Company shall have furnished Purchaser with a certificate dated as of the date of the Closing Date signed on its behalf by the President of the Company to the effect that the conditions set forth in clauses (a), (b), and (f) above have been satisfied.

(g) No Company Material Adverse Effect. Since the date of the Agreement, there shall not have occurred a Company Material Adverse Effect.

(h) Closing Deliveries. The Company or Seller, as applicable, shall have delivered, or caused to be delivered, the documents and instruments required by Section  1.8(a).

Section 8.3 Conditions to the Company’s Obligation to Close. The respective obligations of the Company to effect the Transactions are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:

(a) Accuracy of the Purchaser Entity Representations and Warranties. (i) The representations and warranties of each of the Purchaser Entities (other than the representations and warranties of the Purchaser Entities set forth in Sections 4.1, 4.2, 4.3 and 4.20) shall be true and correct in all respects (without giving effect to any materiality or Purchaser Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Purchaser Material Adverse Effect; (ii) the representations and warranties of each of the Purchaser Entities set forth in Sections 4.1, 4.3 and 4.20 shall be true and correct in all respects, as of the date of this Agreement and of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the representations and warranties of the Purchaser Entities set forth in Section 4.2 shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b) The Purchaser Entity Covenants. Each of the Purchaser Entities shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c) The Purchaser Entity Closing Certificates. Parent shall have furnished the Company with a certificate dated as of the date of the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

(d) No Purchaser Material Adverse Effect. Since the date of the Agreement, there shall not have occurred a Purchaser Material Adverse Effect.

(e) Closing Deliveries. The Purchaser Entities shall have delivered, or caused to be delivered, the documents and instruments required by Section 1.8(b).

Section 8.4 Frustration of Closing Conditions. None of the Purchaser Entities nor the Company nor any Seller may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was principally caused by such party’s breach of any material provisions of this Agreement, such party’s failure to act in good faith or such party’s failure to perform fully its obligations under Section 6.5.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or (except as provided below) after obtaining the Parent

Shareholder Approvals (with any termination by Purchaser also being an effective termination by Parent and Merger Sub):

(a) by mutual written consent of Purchaser and the Company;

(b) by either Purchaser or the Company, if:

(i) the Effective Time shall not have occurred on or prior to 5:00 p.m. New York City time on February 28, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the Effective Time to occur on or before the Outside Date;

(ii) any final, non-appealable Restraint shall be in effect; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of, or directly resulted in, such Restraint; or

(iii) the Parent Shareholder Approvals shall not have been obtained upon a vote taken thereon at the Parent Shareholders Meeting duly convened therefor (as such Parent Shareholders Meeting may be adjourned from time to time in accordance with the terms hereof);

(c) by Purchaser, if:

(i) (A) the Company or the Sellers shall have breached any of their respective representations or warranties contained in this Agreement or shall have failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; and (B) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Outside Date and (y) the date that is thirty (30) days following the Company’s receipt of Purchaser’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c)(i) shall not be available to Purchaser if the Purchaser Entities shall have breached any of their respective representations or warranties contained in this Agreement or shall have failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; or

(ii) prior to obtaining the Parent Shareholder Approvals, Parent (A) immediately prior to or concurrently with the termination of this Agreement, and subject to complying with the terms of this Agreement, including Section 6.3(c), enters into one or more Alternative Proposal Agreements with respect to a Superior Proposal and (B) immediately prior to or concurrent with such termination pays to the Company or its designees any fees required to be paid pursuant to Section 9.3;

(d) by the Company, if

(i) (A) any of the Purchaser Entities shall have breached any of their representations or warranties contained in this Agreement or shall have failed to perform all of their obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; and (B) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Outside Date and (y) the date that is thirty (30) days following Purchaser’s receipt of the Company’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d)(i)

shall not be available to the Company if it shall have breached any of its representations or warranties contained in this Agreement or shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

(ii) prior to the Effective Time, Parent’s board of directors or any committee thereof makes a Recommendation Withdrawal.

Section 9.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 9.1, the obligations of the parties shall terminate and there shall be no Liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.4 and the provisions of Section 6.8, this Section 9.2, Section 9.3 and Article XI, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that none of the Purchaser Entities, Sellers or the Company shall be released from any liabilities or damages arising out of any breach of any representation or warranty, covenant or agreement under this Agreement or fraud, willful misconduct or intentional misrepresentation, prior to such termination.

Section 9.3 Termination Fee.

(a) If Purchaser terminates this Agreement pursuant to Section 9.1(c)(ii) or the Company terminates this Agreement pursuant to Section 9.1(d)(ii), Parent shall pay to the Company (or its designee) a termination fee of $4,000,000.00 (the “Termination Fee”).

(b) If (i) the Company terminates this Agreement pursuant to Section 9.1(d)(i) or Purchaser or the Company terminates this Agreement pursuant to Section 9.1(b)(iii); (ii) prior to the date of such termination (but after the date hereof) an Alternative Proposal is publicly announced or is otherwise communicated to Parent’s board of directors; and (iii) within twelve (12) months after the date of such termination, Parent or any of its Subsidiaries enter into a definitive agreement with respect to or otherwise consummates any Alternative Proposal, then Parent shall pay to the Company (or its designee) the Termination Fee no later than two (2) Business Days after the execution of such definitive agreement or consummation of such Alternative Proposal, as the case may be; provided, that solely for purposes of this Section 9.3(b), the term Alternative Proposal shall have the meaning ascribed thereto in Section 11.12, except that all references to twenty percent (20%) shall be changed to fifty percent (50%).

(c) If the Company terminates this Agreement pursuant to Section 9.1(d)(i) or Purchaser terminates this Agreement pursuant to Section 9.1(c)(i), then the non-terminating party shall pay to the terminating party (or its designee) as reimbursement for any Expenses incurred by or on behalf of the terminating party and any of their respective Affiliates, in an aggregate amount not to exceed $500,000 (“Expense Reimbursement”), no later than two (2) Business Days after the date of such termination.

(d) The parties agree and understand that in no event shall Parent be required to pay a Termination Fee pursuant to this Section 9.3 on more than one occasion. Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 9.2, (i) if the Company (or its designee) receives the Termination Fee and/or Expense Reimbursement from Parent pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of the Company against Parent and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives, and none of Parent, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates or Representatives shall have any further Liability or obligation relating to or arising out of the Transaction Agreements or the Transactions, (ii) if the Company (or its designee) receives any Expense Reimbursement, and thereafter the Company (or its designee) is entitled to receive the Termination Fee under this Section 9.3, the amount of such Termination Fee shall be reduced by the aggregate amount of such Expense Reimbursement, and (iii) if Purchaser (or its designee) receives any Expense

Reimbursement from the Sellers pursuant to this Section 9.3, such payment shall be the sole and exclusive remedy of Purchaser against the Sellers and their respective Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives, and none of the Sellers, any of their respective Subsidiaries or their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives shall have any further Liability or obligation relating to or arising out of the Transaction Agreements or the Transactions. The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the Transactions, and that, without agreements, the parties would not enter into the Transaction Agreements, and that any amounts payable pursuant to this Section 9.3 do not constitute a penalty.

Section 9.4 Procedure for Termination. Termination of this Agreement prior to the Effective Time shall not require the approval of the Parent Shareholders. A terminating party shall provide written notice of termination to the other parties specifying the Section or Sections pursuant to which such party is terminating the Agreement. If more than one provision in Section 9.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 9.1 for any termination.

Section 9.5 Waiver. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto or (b) to the extent permitted by applicable Law waive compliance with any of the agreements of any other party or any conditions to its own obligations; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

ARTICLE X

INDEMNIFICATION

Section 10.1 Survival. (i) Any obligation of a party to indemnify any other party (A) under Section 10.2(a)(i) or Section 10.2(b)(i), respectively, in respect of any breach of any representation or warranty of the Company set forth in Article II, any representation or warranty of the Sellers set forth in Article III or any representation or warranty of the Purchaser Entities set forth in Article IV or (B) under Section 10.2(a)(ii) or Section 10.2(b)(ii), respectively, in respect of any breach of any covenant or agreement required by its terms to be performed or complied with prior to the Closing, shall survive the Closing until the date that is twelve (12) months following the Closing Date; and (ii) any obligation of the Sellers to indemnify the Purchaser Indemnitees pursuant to Section 10.2(a)(iii) or Section 10.2(a)(iv) shall survive the Closing until the date that is thirty (30) days following the expiration of the applicable statute of limitations. All of the covenants contained in this Agreement that by their nature are required to be performed after the Closing shall survive the Closing until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Notwithstanding the preceding two sentences, any breach or inaccuracy of any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement, and the obligation of a party to indemnify any other party in respect thereof, shall survive the time at which it would otherwise terminate pursuant to the preceding two sentences, if written notice in accordance with the requirements set forth in Section 10.3 of the breach or inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The parties acknowledge and agree that with respect to any claim that any party may have against any other party that is permitted pursuant to the terms of this Agreement, the survival periods set forth and agreed to in this Section  10.1 shall govern when any such claim may be brought.

Section 10.2 Indemnification.

(a) Subject to the provisions of this Article X, from and after the Closing, the Sellers shall, on a several basis (and not on a joint and several basis) to the extent of each such Seller’s Pro Rata Share, indemnify Parent,

Purchaser and their respective Affiliates, directors, officers, employees, successors, permitted assigns, agents and representatives (collectively, the “Purchaser Indemnitees”) against and agree to hold each of them harmless from any and all Losses incurred or suffered by any Purchaser Indemnitee arising out of or relating to:

(i) any breach of or inaccuracy in any representation or warranty of the Company set forth in Article II or of the Sellers set forth in Article III;

(ii) any breach of any covenant or agreement made or to be performed by the Sellers, the Company or any of its Subsidiaries pursuant to this Agreement;

(iii) any and all Taxes (or the nonpayment thereof) of the Company or its Subsidiaries, or otherwise related to the Business, for all Pre-Closing Tax Periods (including, as allocated, with respect to a Straddle Period, in accordance with Section 7.2) (“Pre-Closing Taxes”); and

(iv) any amount for which Parent is responsible under the Tax Matters Agreement or the Separation and Distribution Agreement arising as a result of or in connection with the transactions contemplated by this Agreement;

provided that (A) the Sellers shall not be liable for any claim for indemnification (x) pursuant to Section 10.2(a)(i) or (ii) unless and until the aggregate amount of Losses incurred by Purchaser Indemnitees which may be recovered from the Sellers under such subsections in the aggregate exceeds the Deductible, after which only the amount of such Losses incurred which are in excess of the Deductible shall be recoverable hereunder and (y) pursuant to Section 10.2 for any and all Taxes (or the nonpayment thereof) of the Company or its Subsidiaries, or otherwise related to the Business, for any taxable period, or portion thereof, beginning after the Closing Date, and (B) in no event shall the Sellers’ aggregate Liability arising out of or relating to any claim for indemnification pursuant to Sections 10.2(a)(i) and (ii) exceed $19,900,000 (the “Seller Cap”).

(b) Subject to the provisions of this Article X, from and after the Closing, Purchaser shall indemnify the Sellers and their Affiliates (other than Parent, or its Subsidiaries, including the Company), directors, officers, employees, successors, permitted assigns, agents and Representatives (collectively, the “Seller Indemnitees”) against and agrees to hold each of them harmless from any and all Losses incurred or suffered by any Seller Indemnitee arising out of or relating to:

(i) any breach of or inaccuracy in any representation or warranty of the Purchaser Entities set forth in Article IV; and

(ii) any breach of any covenant or agreement made or to be performed by Parent, Purchaser or any of their Subsidiaries pursuant to this Agreement;

provided that (A) Purchaser shall not be liable for any claim for indemnification pursuant to Section 10.2(b) unless and until the aggregate amount of Losses incurred by Seller Indemnitees which may be recovered from Purchaser exceeds the Deductible, after which only the amount of such Losses incurred which are in excess of the Deductible shall be recoverable hereunder, and (B) in no event shall Purchaser’s aggregate Liability arising out of or relating to Section 10.2(b) exceed $19,900,000 (the “Purchaser Cap”).

(c) For purposes of determining whether a breach has occurred and for computing the dollar amount of any claim for indemnification resulting from a breach of any representation or warranty herein, all materiality, material adverse effect and similar qualifications shall be disregarded.

Section 10.3 Procedures. Claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a) Any Purchaser Indemnitee or Seller Indemnitee claiming indemnification under this Agreement (an “Indemnified Party”) with respect to any claim asserted against the Indemnified Party by a third party (“Third

Party Claim”) in respect of any matter that is subject to indemnification hereunder shall promptly notify in writing (such notice, a “Claim Notice”) the Sellers or Purchaser, as applicable, (the “Indemnifying Party” or “Indemnifying Parties”) of the Third Party Claim within thirty (30) days after receipt by such Indemnified Party of written notice of the Third Party Claim, which Claim Notice shall describe in reasonable detail the nature of the Third Party Claim, including the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount of the Losses arising or in good faith estimated to arise therefrom (if available); provided, that, subject to Section 10.1, failure to timely provide such Claim Notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

(b) The Indemnifying Party shall have the right to participate in the defense of such Third Party Claim at any time and, subject to the limitations contained in this Section 10.3(b), assume and control the defense thereof. If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party elects to assume and control the defense of the Third Party Claim at any time and the Indemnifying Party acknowledges in writing that such Third Party Claim is an indemnifiable Loss under this Article X, then the Indemnifying Party shall have the right to defend such Third Party Claim with counsel selected by the Indemnifying Party in all appropriate Proceedings, to a final conclusion or settlement at the discretion of the Indemnifying Party in accordance with this Section 10.3(b). The Indemnifying Party shall have full control of such defense and Proceedings, including any compromise or settlement thereof; provided, however, that (i) the Indemnifying Party shall not be entitled to assume or control such defense and Proceedings if such Third Party Claim seeks equitable or other non-monetary relief (including any sanction or restriction upon the conduct or operation of any business of the Indemnified Party) or if the Third Party Claim alleges conduct that would constitute criminal activity, the Third Party Claim relates to Taxes, or if the resolution of such Third Party Claim in a manner adverse to the Indemnified Party could result in Losses to the Indemnified Party in excess of the amount claimed or expected to be received from the Indemnifying Party, and (ii) the Indemnifying Party shall not enter into any settlement agreement without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, such consent shall not be required if (i) the settlement agreement contains a complete and unconditional general release by the third party asserting the claim to all Indemnified Parties affected by the claim and (ii) the settlement agreement does not contain any admission by, or sanction or restriction upon the conduct or operation of any business by, the Indemnified Party or its Affiliates, including any injunction or other equitable relief against the Indemnified Party or its Affiliates. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.3(b), and the Indemnified Party shall bear its own costs and expenses with respect to such participation unless (i) the employment of separate legal counsel has been specifically authorized in writing by the Indemnifying Party, (ii) there exists a material conflict of interest, or (iii) the Indemnifying Party fails to pursue the defense of such Third Party Claim actively and diligently, in the case of clause (ii) or (iii), whereupon the Indemnified Party shall be entitled to retain the defense of such Third Party Claim.

(c) If the Indemnifying Party does not notify the Indemnified Party that the Indemnifying Party has elected to defend the Indemnified Party pursuant to Section 10.3(b) within ten (10) Business Days after receipt of any Claim Notice or is not otherwise entitled to defend such Third Party Claim, then subject to Section 10.3(b) the Indemnified Party shall defend, and be reimbursed for its reasonable cost and expense (but only if the Indemnified Party is actually entitled to indemnification hereunder) in regard to the Third Party Claim with counsel selected by the Indemnified Party, in all appropriate Proceedings, which Proceedings shall be prosecuted diligently by the Indemnified Party. In such circumstances, the Indemnified Party shall defend any such Third Party Claim in good faith and have full control of such defense and Proceedings; provided, however, that the Indemnified Party may not enter into any compromise or settlement of such Third Party Claim if indemnification is to be sought hereunder, without the Indemnifying Party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(d) If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to reasonably cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including providing access to documents, records and information. In addition, the Indemnified Party will make its personnel available at no cost to the Indemnifying Party for conferences, discovery, Proceedings, hearings, trials or appeals as may be reasonably required by the Indemnifying Party. If the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnified Party also agrees to reasonably cooperate with the Indemnifying Party and its counsel in the making of any related counterclaim against the Person asserting the Third Party Claim or any cross complaint against any Person and executing powers of attorney to the extent necessary unless doing so would materially impair the conduct of the business conducted by the Indemnified Party.

(e) A claim for indemnification for any matter not involving a Third Party Claim shall be asserted by notice to the Indemnifying Party, which notice shall describe in reasonable detail the nature of the claim, the basis of the Indemnified Party’s request for indemnification under this Agreement and the amount of the Losses arising or in good faith estimated to arise therefrom (to the extent reasonably estimable). Subject to Section 10.1, failure to timely provide such notice shall not affect the right of the Indemnified Party’s indemnification hereunder, except to the extent the Indemnifying Party is materially prejudiced by such delay or omission.

Section 10.4 Calculation of Losses. Notwithstanding anything to the contrary herein:

(a) no Purchaser Indemnitee or Seller Indemnitee shall be entitled to indemnification to the extent a Liability or reserve relating to the matter giving rise to such Losses has been included in the final determination of the Final Adjustment Amount;

(b) each Indemnified Party shall, and shall cause their respective Affiliates to, take reasonably prudent steps consistent with customary business practices to mitigate any Losses arising out of or relating to this Agreement or the transactions contemplated hereby after becoming actually aware of the incurrence of such Losses;

(c) the amount of any Loss for which an Indemnified Party claims indemnification under this Agreement: (i) shall be reduced by any insurance proceeds actually received from third party insurers with respect to such Loss; (ii) shall be reduced by any reduction in Taxes actually paid (or any increase in any Tax refund actually received) by the Indemnified Party as a result of the incurrence or payment of such Loss in the taxable year of the incurrence or payment of such Loss, or in any prior taxable year; and (iii) shall be reduced by indemnification or reimbursement payments actually received from third parties with respect to such Loss, net, in the case of each of clauses (i) and (ii) above, of any reasonable costs associated with the recovery of such amounts. In the event any Indemnified Party actually recovers any insurance proceeds, indemnity payments or any third-party recoveries in respect of any Losses, in each case at any time subsequent to any indemnification payment pursuant to this Article X, such Indemnified Party shall thereafter promptly reimburse the Indemnifying Party for any indemnity payment made up to the amount actually received by the Indemnified Party (net of any costs, fees or expenses incurred by the Indemnified Party in collecting such amount); and

(d) except with respect to those actually awarded and paid on account of a Third Party Claim, and identified as such in connection with such award, no party shall be liable for punitive, exemplary, speculative or remote damages, or any damages based on any multiple of earnings or revenue or loss of profits, whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from any other party’s sole, joint or concurrent negligence, strict liability or other fault.

Section 10.5 Payment of Losses. In the event any Purchaser Indemnitee or Seller Indemnitee is entitled to indemnification hereunder, the applicable Indemnifying Party or Indemnifying Parties shall pay or cause to be paid to the Purchaser Indemnitee or Seller Indemnitee, as applicable, an amount in Purchaser Units and corresponding shares of Parent Class B Common Stock equal to the indemnifiable Losses, subject to the limitations set forth in Section 10.2; provided, that, in the case of the Sellers, each Seller shall pay only its Pro

Rata Share. The date of final determination of Losses shall be the date on which such Losses are agreed by the applicable Indemnifying Party, or the date of a final, nonappealable order of a court of competent jurisdiction or other arbitrator or arbitral body. The number of Purchaser Units and shares of Parent Class B Common Stock to be paid in connection with the indemnification hereunder shall be equal to the amount of the applicable Losses divided by the Parent Class A Per Share Price (rounded down to the nearest whole share). For purposes of this Agreement, the term “Parent Class A Per Share Price” shall mean the average of the volume weighted averages of the trading prices of Parent Class A Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) on each of the ten (10) consecutive trading days ending on (and including) the trading day that is two (2) trading days prior to the date of the final determination of the Losses. If any Seller does not comply with its obligations pursuant to the foregoing within such five (5) Business Day period, Purchaser shall be entitled to, without further action of any party, irrevocably cause the transfer of an amount of Purchaser Units held of record by such Seller to Parent that is equal to such Seller’s Pro Rata Share of the amount of such Losses incurred pursuant to Section 10.2(a), divided by the Parent Class A Per Share Price (rounded down to the nearest whole share), and Purchaser shall thereafter reflect such transfer on its books and records in accordance with the Restated Purchaser LLC Agreement. Upon delivery of a Claim Notice or other notice of indemnification pursuant to Section 10.3 by a Purchaser Indemnitee, Purchaser shall be entitled to place a stop transfer order with respect to, and until final determination of such indemnification claim shall not permit the transfer of, an amount of Purchaser Units (calculated in accordance with the preceding sentence) held of record by the applicable Seller or Sellers that would be sufficient to satisfy the indemnification obligation of such Seller or Sellers as set forth in such Claim Notice or other notice of indemnification, assuming a final determination of indemnification in favor of the Purchaser Indemnitee in the amount of Losses set forth in such Claim Notice or other notice of indemnification. If any Purchaser Units are transferred to Parent pursuant to this paragraph, in accordance with the Restated Purchaser LLC Agreement, Parent shall cancel an equal number of shares of Parent Class B Common Stock, with such cancellations allocated among the applicable Seller in equal number to the number of Purchaser Units transferred to Parent from such Seller.

Section 10.6 Treatment of Indemnification Payments. Any payment made pursuant to the indemnification obligations arising under this Article X shall be treated as an adjustment to the Merger Consideration to the extent allowable under applicable Law, including for Tax purposes.

Section 10.7 Exclusive Remedy. Notwithstanding anything to the contrary in this Agreement, except (i) with respect to the matters covered by Section 1.11 and Section 9.3, (ii) in the case where a party seeks to obtain specific performance pursuant to Section 11.10(c) or (iii) for claims of fraud, willful misconduct or intentional misrepresentation, the parties hereby agree that following the Closing, the sole and exclusive remedy of a party for any breach or inaccuracy of any representation, warranty, covenant or agreement contained in this Agreement shall be the applicable indemnification rights set forth in this Article X.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1 Non-Survival of Representations, Warranties, Covenants and Agreements. Except as expressly set forth in Article X, none of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in this Article XI and otherwise contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article XI.

Section 11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to any Purchaser Entity, to:

J. Alexander’s Holdings, Inc.

3401 West End Avenue, Suite 260

P.O. Box 24300

Nashville, Tennessee 37202

Attention: Chief Executive Officer

Facsimile: (615) 269-1939

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention: F. Mitchell Walker, Jr.

Facsimile No.: (615) 742-2775

If to the Company or the Sellers, to:

c/o Fidelity National Financial Ventures, LLC

1701 Village Center Circle

Las Vegas, NV 89134

Attention: General Counsel

Facsimile No.: (702) 243-3251

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello and Sachin Kohli

Facsimile No.: (212) 310-8007

Section 11.3 Interpretation; Construction.

(a) When a reference is made in this Agreement to a Section, clause, Exhibit, Annex or Schedule, such reference shall be to a Section or clause of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to the date set forth on the first page of this Agreement. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other.

(b) References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the words “include,” or “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d) Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

(e) No summary of this Agreement or any Exhibit attached hereto or Schedule delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or any such Exhibit or Schedule.

Section 11.4 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including by facsimile, .PDF, or other similar electronic transmission, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by facsimile, electronic transmission or otherwise) by all of the other parties.

Section 11.5 Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Purchaser Disclosure Schedule, the Exhibits, Annexes and other Schedules attached hereto, the other Transaction Agreements collectively constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof. Each party hereto agrees that, except for the representations and warranties contained in such Transaction Agreements, none of the Purchaser Entities, the Company or the Sellers makes any other representations or warranties, and each hereby disclaims any other representations or warranties, express or implied, or as to the accuracy or completeness of any other information made by, or made available by, itself or any of its Representatives, with respect to, or in connection with, the negotiation, execution or delivery of the Transaction Agreements or the Transactions, notwithstanding the delivery or disclosure to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party.

(c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 11.9 without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the Knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent, Purchaser and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate (including by way of a transfer of shares of capital stock of Purchaser or Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent, Purchaser and/or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 11.8 Modification or Amendment. Subject to the provisions of applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

Section 11.9 Extension; Waiver. The conditions to each of the parties’ obligations to consummate the Transactions are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 11.10 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

(c) The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any actual or threatened breach of the provisions of this Agreement, or (ii) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is validly terminated in accordance with Section 9.1, the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief, (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages and (iv) that the prevailing party in any such action or Proceeding shall be entitled to reimbursement of all costs and expenses associated with seeking such relief, including all attorneys’ fees. The parties hereby further acknowledge and agree that such relief shall include the right of the Company to cause the Purchaser Entities to consummate the Transactions, in each case, if each of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until Closing, but subject to the satisfaction or waiver of those conditions at Closing). The parties further agree that (x) by seeking the remedies provided for in this Section 11.10(c), a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 11.10(c) are not available or otherwise are not granted and (y) nothing contained in this Section 11.10(c) shall require any party to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 11.10(c) before exercising any termination right under Section 9.1 (and pursuing damages after such termination), nor shall the commencement of any action pursuant to this Section 11.10(c) or anything contained in this Section 11.10(c) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies under this Agreement that may be available then or thereafter; provided, however, that except as otherwise expressly provided in clause (iv) of this Section 11.10(c), in no event shall any party be entitled to monetary damages in the event of an Order of specific performance to close the Transactions, provided that such closing occurs.

(d) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or Proceeding relating to the Transactions, on behalf of itself or its property, in accordance with Section 11.2 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 11.10(d) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or Proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee in the event any dispute arises out of this Agreement or the Transactions, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or Proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Business Court, or if the Business Court is no longer in existence, the Chancery Court, for the 20th Judicial District, at Nashville, or, if unavailable, the federal court in the State of Tennessee, in each case sitting in Davidson County in the State of Tennessee, (v) waives any objection that it may now or hereafter have to the venue of any such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of the Purchaser Entities and the Company agrees that a final judgment in any action or Proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 11.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) (collectively, “Transfer Taxes”) incurred in connection with the Transactions shall be borne and paid one-half (1/2) by the Purchaser Entities and one-half (1/2) by the Sellers, on a several basis, when due, and the party required by applicable Law shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes.

Section 11.12 Definitions. As used in this Agreement, the following terms and those set forth in the Index of Defined Terms, when used in this Agreement, and the Exhibits, Schedules, and other documents delivered in connection herewith, shall have the meanings specified in this Section 11.12:

“ABRH” means ABRH, LLC.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Proposal” means any bona fide inquiry, proposal or offer from any Person or Group other than the Sellers or any of their Affiliates for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Parent or Purchaser, (B) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of Parent) of Parent or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of Parent (based on the fair market value thereof, as determined in good faith by Parent’s board of directors) or of the consolidated revenues, net income or operating cash flow of Parent and its Subsidiaries, (C) any tender offer or exchange offer that results in or, if consummated, would result in any Person or Group, directly or indirectly, beneficially owning twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) of Parent or Purchaser, or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

“Alternative Proposal Agreement” has the meaning set forth in Section 6.3(c).

“Articles of Merger” has the meaning set forth in Section 1.4.

“Audited Financial Statements” has the meaning set forth in Section 8.2(f).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.3(a).

“BKAS” means Black Knight Advisory Services, LLC.

“BKAS Termination Agreement” means the agreement terminating that certain Management Consulting Agreement, by and between BKAS and Purchaser, dated as of September 28, 2015, in exchange for a termination fee to be paid by Purchaser to BKAS.

“Business” means the business of operating the 99 Restaurants chain of restaurants in the United States, including those listed on Section 11.12(a) of the Company Disclosure Schedule (each, a “Restaurant,” and collectively, the “Restaurants”).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or commercial banks in the City of New York are authorized or required by Law to be closed.

“Business Employee” means (i) all Restaurant employees employed by FNH or its Subsidiaries immediately prior to the Closing; (ii) each employee (other than a Restaurant employee) of FNH or its Subsidiaries whose employment duties immediately prior to the Closing are primarily dedicated to the performance of services (including administrative or back-office support services) for the Business and only to the extent that such employees are set forth on Section 11.12(b) of the Company Disclosure Schedule as of the date of this Agreement (with such list to account for any terminations after the date of this Agreement and before the Closing Date in accordance with Section 5.1(b)(vii)); and (iii) any employees hired by FNH or any of its Subsidiaries after the date of this Agreement and before the Closing Date in accordance with Section 5.1(b)(vii).

“Business Records” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, advertising and promotional materials, marketing information, recipes, menus, studies, pricing information, customer and supplier data, ledgers, journals, technical documentation (design specifications, building and construction plans, architectural and engineering plans, surveys, engineering or property condition reports, zoning reports or letters, environmental reports, title insurance policies, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, release notes, working papers, etc.), and other similar materials in each case related primarily to the Business, but limited, in the case of any of the foregoing that are not exclusively related to the Business, solely to the portion thereof related to the Business.

“Claim Notice” has the meaning set forth in Section 10.3(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Date Balance Sheet” has the meaning set forth in Section 1.11(a)(i).

“Closing Date Net Working Capital Amount” has the meaning set forth in Section 1.11(a)(i).

“Closing Statement” has the meaning set forth in Section 1.11(a)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 2.9(a).

“Company” has the meaning set forth in the Preamble.

“Company Assets” has the meaning set forth in Section 2.18(e).

“Company Benefit Plan” has the meaning set forth in Section 2.15(a).

“Company Certificate” has the meaning set forth in Section 2.1(a).

“Company Debt Assumption” has the meaning set forth in Section 1.1.

“Company Disclosure Schedule” has the meaning set forth in Article II.

“Company LLC Agreement” has the meaning set forth in Section 2.1(a).

“Company Material Adverse Effect” means, (1) with respect to any Seller, any event, change, effect, development or occurrence that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by such Seller of any of the Transactions on a timely basis or the performance by such Seller of its covenants and obligations hereunder and, (2) with respect to the Business, the Company or any of its Subsidiaries, any event, change, effect, development or occurrence that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the Business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Company of any of the Transactions on a timely basis or the performance by the Company of its covenants and obligations under any of the Transaction Agreements; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Company Material Adverse Effect as described in clause (2)(a) or (b) of this definition, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (iv) any failure, in and of itself, by the Business to meet any internal or published projections, forecasts, estimates or predictions of the Company or FNH, or their Subsidiaries, in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude any Purchaser Entity from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (v) the public announcement of the Transaction Agreements or the Transactions or the identity of, or any facts or circumstances relating to, Parent or any of its Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers or employees, (vi) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, Order, protocol or any other Law of or by any Governmental Entity, (vii) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (viii) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (ix) any taking of any action at the written request of any Purchaser Entity, (x) any reduction in the credit rating of the Company or any of its Subsidiaries to the extent attributable to the expected consummation of the Transactions (it being understood and agreed that the foregoing shall not preclude any Purchaser Entity from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Company Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect) or (xi) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iii), (vi), (vii), (viii) or (xi), any such event, change, effect, development or occurrence shall be taken into account if it is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the geographies and industry in which the Company and its Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 2.16(a).

“Company Membership Interest” means the outstanding membership interest of the Company.

“Company Proprietary Software” has the meaning set forth in Section 2.17(d).

“Competing Proposal” shall mean, other than the Transactions, any proposal or offer from any Person or Group other than Parent, Purchaser or any of their Subsidiaries for or relating to, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Business, the Company or any of its Subsidiaries; (B) any sale, assignment, license or other transfer of assets involving the Business, the Company or any of its Subsidiaries; (C) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of the Company) of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Business (based on the fair market value thereof) or of the consolidated revenues, net income or operating cash flow of the Business; (D) the purchase or acquisition, in any manner, directly or indirectly, by any Person or Group of twenty percent (20%) or more of the issued and outstanding equity securities of the Company or any of its Subsidiaries, or of any other Subsidiary of FNH that owns or controls any material asset of the Business or that employs any material Business Employee; or (E) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Transactions.

“Consents” has the meaning set forth in Section 2.5.

“Contract” has the meaning set forth in Section 2.4.

“Contribution” has the meaning set forth in Section 1.1.

“Deductible” means $1,990,000.

“DLLCA” has the meaning set forth in Section 1.2.

“Effective Time” has the meaning set forth in Section 1.4.

“Environmental Laws” shall mean all applicable foreign, federal, state and local laws, regulations, rules, ordinances and other legal requirements (including common law) relating to pollution or protection of the environment and natural resources, including, without limitation, laws relating to exposure to releases or threatened releases of Hazardous Substances into the environment.

“Environmental Permits” has the meaning set forth in Section 2.19(a).

“ERISA” has the meaning set forth in Section 2.15(a).

“ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or member of an “unaffiliated service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning set forth in Section 6.8.

“Expense Reimbursement” has the meaning set forth in Section 9.3(c).

“Fairness Opinion” means one or more opinions from Stephens, Inc. to the effect that, as of the date of this Agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the consideration to be given by Parent and Purchaser in the Transaction is fair, from a financial point of view, to Parent and the Parent Shareholders.

“Filings” has the meaning set forth in Section 2.5.

“Final Adjustment Amount” has the meaning set forth in Section 1.11(a)(iv).

“Financial Statements” has the meaning set forth in Section 2.6(a).

“FNF” means Fidelity National Financial, Inc.

“FNF Waiver Agreement” has the meaning set forth in Section 8.2(e).

“FNFV” has the meaning set forth in the Preamble.

“FNH” has the meaning set forth in the Preamble.

“Funds Flow Statement” has the meaning set forth in Section 1.8(a)(xi).

“GAAP” means generally accepted accounting principles in the United States.

“Governing Documents” means the agreements and instruments by which any Person (other than an individual) establishes its legal existence or governs its internal affairs. For example, (a) the Governing Documents of a corporation include its certificate or articles of incorporation and bylaws, (b) the Governing Documents of a limited partnership include its certificate or articles of limited partnership and its limited partnership agreement, and (c) the Governing Documents of a limited liability company include its certificate or articles of formation and, if applicable, its limited liability company operating agreement.

“Governmental Entity” means any transnational, domestic or foreign federal, national, state or local, governmental, regulatory, administrative, judicial or quasi-governmental authority, department, court, agency or official, including any political subdivision thereof, and any arbitrator or arbitral body.

“Group” means “group” within the meaning of Section 13(d) of the Exchange Act.

“Hazardous Substances” means any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum and asbestos.

“HSR Act” has the meaning set forth in Section 2.5.

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Indemnifying Party” or “Indemnifying Parties” has the meaning set forth in Section 10.3(a).

“Independent Accountant” has the meaning set forth in Section 1.11(a)(iii).

“Intellectual Property” means all intellectual property rights throughout the world, including rights in or arising from: (a) patents, patent applications, and the invention and discoveries therein; (b) processes, formulae, know-how and other technology, (c) trade secrets or proprietary confidential information; (d) copyrights and works of authorship (including copyrights in Software, data, databases, applications, code, systems, networks, website content, documentation and related items), and all registrations, renewals and applications for the foregoing; (e) trademarks, service marks, trade names, brand names, logos, emblems, signs, insignia, trade dress and other source indicators, and the goodwill of the business appurtenant thereto, and all applications, registrations and renewals in connection with the foregoing; and (f) Internet domain names.

“Interim Balance Sheet” has the meaning set forth in Section 2.6(a).

“Interim Financial Statements” has the meaning set forth in Section 2.6(a).

“Intervening Event” has the meaning set forth in Section 6.3(c).

“IRS” has the meaning set forth in Section 2.15(a).

“Knowledge” means, with respect to the Company or Purchaser, the actual knowledge of the Persons set forth in Section 11.12(c) of the Company Disclosure Schedule or Section 11.12(d) of the Purchaser Disclosure Schedule, respectively.

“Laws” means, any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign), Order or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

“Lenders” has the meaning ascribed to such term in the Seller Credit Agreement.

“Liability” means any direct or indirect liability, cost, expense, debt or obligation of any kind, character, or description, and whether known or unknown, choate or inchoate, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and regardless of whether or when asserted or by whom.

“Liens” has the meaning set forth in Section 2.2(e).

“Liquor Licenses” has the meaning set forth in Section 2.12(b).

“Losses” means all actual damages, losses, claims, Liabilities, demands, charges, suits, penalties, fines, interest, payments, costs and expenses (including reasonable attorneys’ and other professionals’ fees and disbursements).

“Merger” has the meaning set forth in Section 1.2.

“Merger Consideration” has the meaning set forth in Section 1.10(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Net Working Capital Amount” means the current assets of the Company and its Subsidiaries minus the current liabilities of the Company and its Subsidiaries, in each case determined in accordance with GAAP. A sample calculation of Net Working Capital Amount is set forth on Annex A.

“New LLC Units” means the Units (as defined in the Restated Purchaser LLC Agreement).

“Notice of Intervening Event” has the meaning set forth in Section 6.3(e).

“Notice of Superior Proposal” has the meaning set forth in Section 6.3(e).

“Notice Period” has the meaning set forth in Section 6.3(e).

“NYSE” means The New York Stock Exchange.

“Offered Employee” has the meaning set forth in Section 6.6(a).

“Old LLC Units” means the Units (as defined in that certain Second Amended and Restated Limited Liability Company Agreement, dated as of September 28, 2015, by and among Purchaser and the Persons identified therein as the members of Purchaser).

“Order” means any order, writ, injunction, ruling, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Ordinary Course of Business” means (i) with respect to the Sellers, the Company or the Business, the usual and ordinary course of normal day-to-day operations of the Business, consistent (in scope, manner, amount and otherwise) with the Sellers’, the Company’s and their Subsidiaries’ past practices through the date of this Agreement, and (ii) with respect to the Purchaser Entities, the usual and ordinary course of normal day-to-day operations of the business of Parent and its Subsidiaries (in scope, manner, amount and otherwise) with Parent’s and its Subsidiaries past practices through the date of this Agreement.

“Outside Date” has the meaning set forth in Section 9.1(b)(i).

“Owned Real Property” has the meaning set forth in Section 2.18(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Board Recommendation” has the meaning set forth in Section 4.3(b).

“Parent Charter” means the Second Amended and Restated Charter of Parent, which shall provide for and include, among other things, the increase in the number of authorized shares of common stock, the reclassification of the outstanding shares of Pre-Closing Parent Common Stock as Parent Class A Common Stock, the authorization of shares of Parent Class B Common Stock, provisions relating to the cancellation of shares of Parent Class B Common Stock in connection with the exchange, from time to time, of New LLC Units as set forth therein and in the Restated LLC Agreement, and an amendment to Section 13 of the current Parent charter.

“Parent Class A Common Stock” has the meaning set forth in Section 4.2(a).

“Parent Class B Common Stock” has the meaning set forth in Section 4.2(a).

“Parent Common Stock” means, collectively, the Parent Class A Common Stock and the Parent Class B Common Stock.

“Parent Preferred Stock” has the meaning set forth in Section 4.2(a).

“Parent SEC Documents” has the meaning set forth in Section 4.6(a).

“Parent SEC Financial Statements” has the meaning set forth in Section 4.6(b).

“Parent Shareholder Approvals” means (i) to approve the Merger, (a) the affirmative vote of the holders of a majority of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law, and (b) the affirmative vote of a majority of the votes cast by a quorum of the holders of the outstanding shares of Pre-Closing Parent Common Stock that constitute “qualified shares” within the meaning of Section 48-18-704 of the TBCA; (ii) to approve the Parent Charter, (a) to increase Parent’s authorized capital stock and create a new class of Parent Class B Common Stock, affirmative vote of the holders of a majority of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law, and (b) to amend Section 13 (“Control Share Acquisitions”), the affirmative vote of holders of 66 2/3 percent of the outstanding shares of Pre-Closing Parent Common Stock entitled to vote thereon in accordance with applicable Law; and (iii) in connection with the issuance of the Purchaser Units and the Parent Class B Common Stock to the Sellers as consideration for the Transactions as contemplated hereunder, the affirmative vote of the Parent Shareholders representing a majority of the votes cast with respect to such approval at the Parent Shareholders Meeting.

“Parent Shareholders” means the holders of outstanding shares of Pre-Closing Parent Common Stock.

“Parent Shareholders Meeting” has the meaning set forth in Section 6.1(b).

“PBGC” has the meaning set forth in Section 2.15(c).

“Permits” has the meaning set forth in Section 2.12(a).

“Permitted Lien” means (i) any Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith by appropriate Proceedings and for which adequate reserves have been taken on the most recent Interim Financial Statements, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (v) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the Ordinary Course of Business that, individually or in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) nonexclusive licenses to Intellectual Property granted in the Ordinary Course of Business, (viii) any purchase money security interests, equipment leases or similar financing arrangements arising in the Ordinary Course of Business, (ix) any Liens which are disclosed on the Interim Balance Sheet and (x) any Liens for amounts not in excess of $100,000 individually or in the aggregate.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Personal Property Leases” has the meaning set forth in Section 2.18(f).

“Policies” has the meaning set forth in Section 2.22.

“Pre-Closing Parent Common Stock” means shares of the issued and outstanding Common Stock, par value $0.001, of Parent, issued and outstanding prior to the Closing.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Straddle Period, the portion of such Tax period ending on and including the Closing Date.

“Pre-Closing Transactions” has the meaning set forth in Section 1.1.

“Pro Rata Share” of a Seller means an amount equal to the product of (a) the amount of Losses, if any, to which a Purchaser Indemnitee is entitled under Section 10.2(a), multiplied by (b) such Seller’s allocation percentage set forth on the Funds Flow Statement.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Proxy Statement” has the meaning set forth in Section 6.1(a).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Assets” has the meaning set forth in Section 4.18(e).

“Purchaser Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) with respect to which any Purchaser Entity or any of its Subsidiaries has any obligation or Liability, contingent or otherwise.

“Purchaser Cap” has the meaning set forth in Section 10.2(b).

“Purchaser Disclosure Schedule” has the meaning set forth in Article IV.

“Purchaser Entity” means any of Parent, Purchaser, and Merger Sub, as applicable.

“Purchaser Entities” means each of Parent, Purchaser, and Merger Sub, as applicable.

“Purchaser Indemnitee” has the meaning set forth in Section 10.2(a).

“Purchaser Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Purchaser Entities of any of the Transactions on a timely basis or the performance by the Purchaser Entities of its covenants and obligations hereunder; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Purchaser Material Adverse Effect as described in clause (a) or (b) of this definition, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the restaurant industry or the upscale casual dining segment of the restaurant industry, (iii) any decline in the market price or trading volume of Pre-Closing Parent Common Stock (it being understood that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect), (iv) any regulatory, legislative or political conditions or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by Parent or its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect), (vi) the public announcement of this Agreement, the Transactions or the identity of, or any facts or circumstances relating to, the Company or the Sellers or their respective Subsidiaries or Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of Parent or any of its Subsidiaries with customers, suppliers, officers or employees, (vii) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any rule, regulation, ordinance, Order, protocol or any other Law of or by any Governmental Entity, (viii) any change in applicable Law, regulation or GAAP (or authoritative interpretations thereof), (ix) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (x) any taking of any action at the written request of the Company or the Sellers, (xi) any reduction in the credit rating of Parent or any of its Subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood and agreed that the foregoing shall not preclude the Company or the Sellers from asserting that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Purchaser Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect) or (xii) any hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions; provided, however, that with respect to clauses (i), (ii), (iv), (vii) or (xii), any such event, change, effect, development or occurrence shall be taken into account if it is disproportionately adverse to Parent and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the geographies and industry in which Parent and its Subsidiaries operate.

“Purchaser Material Contract” has the meaning set forth in Section 4.16(a).

“Purchaser Proprietary Software” has the meaning set forth in Section 4.17(d).

“Purchaser Unit Price” means $11.00.

“Purchaser Units” has the meaning set forth in Section 1.10(b).

“Real Property Leases” has the meaning set forth in Section 2.18(b).

“Recommendation Withdrawal” has the meaning set forth in Section 6.3(c).

“Reference Net Working Capital Amount” means negative $9,265,000.

“Registration Rights Agreement” has the meaning set forth in Section 1.8(a)(v).

“Reorganization” has the meaning set forth in Section 1.1.

“Representatives” means, with respect to the Purchaser Entities, the Company or the Sellers, as applicable, a Person’s respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or other representatives.

“Restated Purchaser LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Purchaser, which shall provide, among other things, for the rights of Sellers to exchange, from time to time, all or a portion of their New LLC Units (together with shares of Parent Class B Common Stock) as set forth therein.

“Restraint” has the meaning set forth in Section 8.1(b).

“Retained Subsidiaries” means all of the direct and indirect Subsidiaries of FNH other than the Company and its direct and indirect Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the Preamble.

“Seller Cap” has the meaning set forth in Section 10.2.

“Seller Credit Agreement” means that certain Credit Agreement, dated as of August 19, 2014, by and among Seller, ABRH, LLC, a Delaware limited liability company, as Borrower, the lenders that are parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders, as amended.

“Seller Indemnitees” has the meaning set forth in Section 10.2(b).

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement by and between FNF and J. Alexander’s Holdings, Inc. dated as of September 16, 2015.

“Software” has the meaning set forth in Section 2.17(d).

“SOX” has the meaning set forth in Section 4.6(a).

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries or (ii) that would be required to be consolidated in such party’s financial statements under generally accepted accounting principles as adopted (whether or not yet effective) in the United States.

“Subscription Agreement” has the meaning set forth in Section 1.8(a)(ii).

“Superior Proposal” means a bona fide written Alternative Proposal (with the percentages set forth in the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that did not result from a breach of Section 6.3 and that Parent’s Board of Directors has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (ii) if consummated, would be more favorable to Parent’s shareholders from a financial point of view than the Transactions, taken as a whole (including changes to the terms and conditions of this Agreement proposed in response to such Alternative Proposal or otherwise by the Company that, if accepted by Parent and Purchaser, would be binding upon the Company), taking into account and without limitation, (a) all financial considerations, (b) the identity of the Person making the Alternative Proposal, (c) the anticipated timing, conditions and prospects for completion of such Alternative Proposal, (d) the other terms and conditions of such Alternative Proposal and the implications thereof on Parent, including all relevant legal, regulatory and financial aspects of such Alternative Proposal, and the Person making the proposal, and (e) any other aspects of such Alternative Proposal deemed relevant by Parent’s board of directors.

“Surviving Company” has the meaning set forth in Section 1.2.

“Tax” means (i) all income, gross receipts, capital, franchise, sales, use, ad valorem, property, payroll, withholding, escheat or unclaimed property, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other Taxing Authority) and (ii) any Liability in respect of any item described in clause (i) payable by reason of contract, assumption, successor or transferee liability, operation of Law, Treasury Regulations Section 1.1502-6(a) (or any similar provision of Law) or otherwise.

“Tax Matters Agreement” means that certain Tax Matters Agreement by and between FNF and J. Alexander’s Holdings, Inc. dated September 16, 2015.

“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto, and any amendments thereof), including, if applicable, any combined, consolidated or unitary return for any group of entities that includes the Company or any of its Subsidiaries.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“TBCA” has the meaning set forth in Section 1.2.

“Termination Fee” has the meaning set forth in Section 9.3(a).

“Third Party Claim” has the meaning set forth in Section 10.3(a).

“Transaction Agreements” means, with respect to any Person, each of this Agreement and the other agreements, instruments and documents contemplated to be entered into in connection with, pursuant to or in respect of this Agreement and the transactions thereunder, to which such Person is a party.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Taxes” has the meaning set forth in Section 11.11.

“Transferred Employee” has the meaning set forth in Section 6.6(a).

“Transition Services Agreement” means a Transition Services Agreement, which shall provide, among other things, for the services to be provided after the Closing to the Purchaser and the Company by the Sellers and their Affiliates and any mutually agreeable fees and/or reimbursement therefor.

“Treasury Regulations” means the income tax regulations promulgated under the Code.

“WARN” has the meaning set forth in Section 2.9(b).

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, Parent, Purchaser, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

J. ALEXANDER’S HOLDINGS, INC.

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	President and Chief Executive Officer

J. ALEXANDER’S HOLDINGS, LLC

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	Chief Executive Officer, President and Manager

NITRO MERGER SUB, INC.

By:	/s/	Lonnie J. Stout II
		Name:	Lonnie J. Stout II
		Title:	President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

FIDELITY NATIONAL FINANCIAL VENTURES, LLC

By:	/s/	Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Managing Director and Corporate Secretary

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

FIDELITY NEWPORT HOLDINGS, LLC

By:	/s/	Gregory A. Hayes
		Name:	Gregory A. Hayes
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

99 RESTAURANTS, LLC

By:	/s/	Gregory A. Hayes
		Name:	Gregory A. Hayes
		Title:	Chief Financial Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Appendix B

FORM OF SECOND AMENDED AND RESTATED CHARTER

OF

J. ALEXANDER’S HOLDINGS, INC.

1. Name. The name of the corporation is J. Alexander’s Holdings, Inc. (the “Corporation”).

2. For Profit. The Corporation is for profit.

3. Principal Office. The street address of the Corporation’s principal office is:

3401 West End Avenue, Suite 260

Nashville, Tennessee 37203

County of Davidson

4. Registered Agent and Registered Office.

(a) The name of the Corporation’s initial registered agent is:

CT Corporation System.

(b) The street address of the Corporation’s initial registered office in Tennessee is:

800 S. Gay Street, Suite 2021

Knoxville, Tennessee 37929

County of Knox

5. Incorporator. The name and address of the incorporator is:

Ryan Hoffman

c/o Bass, Berry & Sims PLC

150 3rd Avenue South, Suite 2800

Nashville, TN 37201

6. Purpose. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act as the same exists or may hereafter be amended (“TBCA”).

7. Stock.

(a) Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000, consisting of (a) 70,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), (b) 20,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b) Reclassifications. At the time that this Charter becomes effective under the TBCA (the “Effective Time”) each share of common stock, par value $0.001 per share, of the Corporation, which was designated as Common Stock in the prior Charter and was authorized, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any shareholder, be reclassified into one share of Class A Common Stock.

(c) Common Stock.

(i) Voting Rights.

(A) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Charter (including any amendment relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Charter (including any amendment relating to any series of Preferred Stock) or pursuant to the TBCA.

(B) Each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by applicable law, holders of Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Charter (including any amendment relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Charter (including any amendment relating to any series of Preferred Stock) or pursuant to the TBCA. A holder of one share of Class B Common Stock, as such, shall be entitled at all times to the same number of vote or votes as a holder of one share of Class A Common Stock, as such, on all matters on which shareholders generally are entitled to vote.

(C) Except as otherwise required in this Charter or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(ii) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Dividends shall not be declared or paid on the Class B Common Stock.

(iii) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such shareholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(iv) Transfer of Class B Common Stock.

(A) A holder of Class B Common Stock may only transfer shares of Class B Common Stock to another person if such holder transfers a corresponding number of Class B Units to such person in accordance with the provisions of the Third Amended and Restated Limited Liability Company Agreement of J. Alexander’s Holdings, LLC, a Delaware limited liability company (“Holdings”), as such agreement may be amended from time to time in accordance with the terms thereof (the “LLC Agreement”).

(B) Any purported transfer of shares of Class B Common Stock in violation of the restrictions described in the immediately preceding paragraph (the “Restrictions”) shall be null and void. If, notwithstanding the foregoing prohibition, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in or to such shares of Class B Common Stock (the “Restricted Shares”) and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(C) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(D) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Article 7(c)(iv) for determining whether any acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Article 7(c)(iv). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to any holder of shares of Class B Common Stock.

(E) The Board shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(F) Upon the redemption of any Class B Units by Holdings for cash or, if the Corporation so chooses at its option, upon the exchange with the Corporation of any Class B Units for Class A Common Stock, in each case, in accordance with the LLC Agreement, a number of shares of Class B Common Stock held by the owner of the redeemed or exchanged Class B Units corresponding to the number of Class B Units redeemed or exchanged shall immediately be cancelled on the books and records of the Corporation and shall no longer be deemed to be issued and outstanding capital stock of the Corporation.

(G) As used in this Charter, (i) “Class B Units” shall mean Class B Units of Holdings, or any successor entity thereto, issued under the LLC Agreement, (ii) “Class C Units” shall mean Class C Units of Holdings, or any successor entity thereto, issued under the LLC Agreement, (iii) “LLC Units” shall mean the Class B Units and Class C Units, collectively, and (iv) “person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other enterprise or entity.

(H) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of shares of Class B Common Stock shall be entitled to receive upon the cancellation of such shares effected in connection with the exchange of a commensurate number of Class B Units for Class A Common Stock in accordance with the LLC Agreement, the amount of such security that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction, taking into account any adjustment as a result of any subdivision (by any stock split or dividend, reclassification or otherwise) or combination (by reverse stock split, reclassification or otherwise) of such security that occurs after the effective time of such reclassification or other similar transaction.

(I) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding LLC Units for Class A Common Stock, such number of shares of Class A Common Stock that are issuable upon any such exchange and shall exchange LLC Units for shares of Class A Common Stock pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation; and provided further that nothing contained herein shall be construed to preclude Holdings from paying cash in redemption of LLC Units in accordance with the LLC Agreement. The Corporation covenants that all shares of Class A Common Stock issued upon any such exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(d) Preferred Stock. With respect to shares designated and classified as Preferred Stock, the Board of Directors of the Corporation, pursuant to Section 48-16-102 of the TBCA, are authorized to establish and to determine, in whole or in part, to the full extent permitted by Tennessee law and within the limits set forth in Section 48-16-101 of the TBCA, the preferences, limitations and relative rights of the Preferred Stock or any series of Preferred Stock. Unless and until otherwise specified by the Board of Directors, the shares classified and designated as Preferred Stock will have a par value of $0.001 per share. The Board of Directors may authorize one or more series of Preferred Stock with preferences, limitations and relative rights, including, but not limited to:

(i) special, conditional or limited voting rights, or no right to vote, except to the extent limits or conditions are prohibited by the TBCA;

(ii) characteristics as redeemable or convertible;

(iii) distributions to the shareholders calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

(iv) preferences over any class of shares with respect to distributions, including dividends and distributions, upon dissolution of this corporation; or

(v) specification and changes in the specification of par values.

In accordance with Section 48-16-101 of the TBCA, the foregoing list of designations, preferences, limitations and relative rights is not exhaustive.

(e) Changes in Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be.

8. No Preemptive Rights. The shareholders of the Corporation shall not have preemptive rights.

9. Directors. All corporate powers shall be exercised by or under the authority, and the business and affairs of the Corporation shall be managed under the direction, of a Board of Directors consisting of not less than three nor more than fifteen (15) directors, the exact number of Directors to be determined from time to time by a majority of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each class of Directors shall be elected for a three-year term. The term of the initial Class I directors shall terminate on the date of the 2016 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 2017 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2018 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2016, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the Directors then in office.

A person nominated for election as a Director shall be elected by the affirmative vote of a plurality of the votes cast for the Director nominee in person or by proxy at a meeting for the election of Director at which a quorum is present.

10. Removal of Directors. Subject to the rights of any voting group established either in the Corporation’s Bylaws or by any applicable shareholders’ agreement, any director may be removed from office at any time but only for cause and only by (a) the affirmative vote of the holders of 66 2⁄3 percent of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

11. Officers. The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officers at any time with or without cause.

12. Director Liability and Indemnification.

(a) Limitation of Liability. Any person who is or was a director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that this Article 12 shall not eliminate or limit liability of a director for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-302 of the TBCA. If the TBCA or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article 12 or subsequent amendment of the TBCA or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.

(b) Indemnification and Advancement of Expenses. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including without limitation any action, suit or proceeding by or in right of the Corporation, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, manager, agent, or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

(c) Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of this Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation’s Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

13. Control Share Acquisitions. The provisions of Sections 48-103-301 through 48-103-312 of the TBCA, otherwise collectively known as the “Tennessee Control Share Acquisition Act,” as in effect as of the date hereof and any amendment thereto or successor provision thereto, shall not apply to the Corporation and, for the avoidance of doubt, shall not apply to or govern any Control Share Acquisition of this Corporation’s shares, as those terms are defined in the Tennessee Control Share Acquisition Act.1

14. Business Combinations.

(a) Application of the Act. The provisions of Sections 48-103-201 through 48-103-209 of the TBCA, otherwise known and cited as the “Tennessee Business Combination Act,” as in effect as of the date hereof and any amendment thereto or successor provision thereto, shall apply to and govern, to the fullest extent provided by law, any Business Combination, as defined in the Tennessee Business Combination Act.

(b) Corporation Not Liable for Resisting Merger, Exchange, Etc. So long as this Corporation has a class of voting stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, neither the Corporation nor its directors or officers shall be liable at law or equity either for having failed to approve the acquisition of shares by an Interested Shareholder, as defined in the Tennessee Business Combination Act, on or before an Interested Shareholder’s share acquisition date, or for seeking to enforce or implement the Tennessee Business Combination Act or the Tennessee Control Share Acquisition Act, or for failing to adopt or recommend any amendment to or provision of the Corporation’s Charter and Bylaws then in effect with respect to the Tennessee Business Combination Act or the Tennessee Control Share Acquisition Act, as in effect as of the date hereof and any amendment thereto or successor provision thereto, or for opposing any proposed merger, exchange, tender offer or significant disposition of assets of the Corporation or any subsidiary because of a good faith belief that the merger, tender offer, exchange or significant disposition of assets would adversely affect the social, legal, environmental or economic circumstances of the Corporation, its employees, customers or suppliers, or the communities in which the Corporation, or its subsidiaries, operate or are located. In making decisions concerning these matters, this Corporation’s officers and directors may also specifically consider any other relevant factors, including, but not limited to, (i) the financial and managerial resources and future prospects of the other party and (ii) the amount and form of the consideration being offered in relation to the then current market price for the Corporation’s outstanding shares of capital stock, in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent concern.

15. Reserved.

16. Special Meetings. Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders. Any business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

17. Exclusive Forum. The Court of Chancery of the State of Tennessee (the “Court of Chancery”) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the TBCA or this Charter or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. For the avoidance of doubt, any person purchasing or otherwise acquiring any interest in any shares of stock of the

[1]	Note: This paragraph will only be amended if Proposal 4 is approved.

Corporation shall be deemed to have notice of, and consented to the provisions of, this Article 17. If any provision or provisions of this Article 17 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 17 (including, without limitation, each portion of any sentence of this Article 17 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

18. Charter and Bylaws Amendments. Notwithstanding any other provision of this Charter, the affirmative vote of holders of 66 2⁄3 percent of the voting power of the shares entitled to vote at an election of directors, voting together as a single class, shall be required to reduce the maximum number of shares the Corporation may issue under Article 7(a), and to amend or repeal Articles 7(b)–(e), 9, 10, 12, 13, 14, 15, 16, 17 and 18 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Corporation’s Bylaws in a manner that is inconsistent with the purpose and intent of the aforementioned Articles.

19. Corporate Opportunities. To the maximum extent permitted under the TBCA, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors who are not employees of the Corporation or any subsidiary (“Outside Directors”), other than any such opportunity expressly presented to an Outside Director in such Outside Director’s capacity as a director of the Corporation; and no such Outside Director shall be liable to the Corporation or its shareholders for breach of any fiduciary or other duty by reason of the fact that such Outside Director personally or on behalf of any other person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this Article 19, a director who is the Chairman of the Board of the Corporation shall not be deemed to be an employee of the Corporation solely by reason of holding such position. No amendment or repeal of this Article 19 shall apply to or have any effect on the liability or alleged liability of any Outside Director for or with respect to business opportunities of which such Outside Director becomes aware prior to such amendment or repeal. Any person purchasing or otherwise acquiring any interest in any capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 19.

This Second Amended and Restated Charter of J. Alexander’s Holdings, Inc. will be effective when filed with the Office of the Tennessee Secretary of State.

Appendix B-1

FORM OF SECOND AMENDED AND RESTATED CHARTER

OF

J. ALEXANDER’S HOLDINGS, INC.

1. Name. The name of the corporation is J. Alexander’s Holdings, Inc. (the “Corporation”).

2. For Profit. The Corporation is for profit.

3. Principal Office. The street address of the Corporation’s principal office is:

3401 West End Avenue, Suite 260

Nashville, Tennessee 37203

County of Davidson

4. Registered Agent and Registered Office.

(a) The name of the Corporation’s initial registered agent is:

CT Corporation System.

(b) The street address of the Corporation’s initial registered office in Tennessee is:

800 S. Gay Street, Suite 2021

Knoxville, Tennessee 37929

County of Knox

5. Incorporator. The name and address of the incorporator is:

Ryan Hoffman

c/o Bass, Berry & Sims PLC

150 3rd Avenue South, Suite 2800

Nashville, TN 37201

6. Purpose. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act as the same exists or may hereafter be amended (“TBCA”).

7. Stock.

(a) Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is ~~40,000,000~~ 100,000,000, consisting of (a) ~~30,000,000~~ 70,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), ~~and~~ (b) 20,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) 10,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b) Reclassifications. At the time that this Charter becomes effective under the TBCA (the “Effective Time”) each share of common stock, par value $0.001 per share, of the Corporation, which was designated as Common Stock in the prior Charter and was authorized, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any shareholder, be reclassified into one share of Class A Common Stock.

B-1-1

(c) Common Stock.

(i) Voting Rights.

(A) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Charter (including any amendment relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Charter (including any amendment relating to any series of Preferred Stock) or pursuant to the TBCA.

(B) Each holder of Class B Common Stock, as such, shall be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by applicable law, holders of Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Charter (including any amendment relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Charter (including any amendment relating to any series of Preferred Stock) or pursuant to the TBCA. A holder of one share of Class B Common Stock, as such, shall be entitled at all times to the same number of vote or votes as a holder of one share of Class A Common Stock, as such, on all matters on which shareholders generally are entitled to vote.

(C) Except as otherwise required in this Charter or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(ii) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors of the Corporation (the “Board”) in its discretion shall determine. Dividends shall not be declared or paid on the Class B Common Stock.

(iii) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such shareholder. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(iv) Transfer of Class B Common Stock.

(A) A holder of Class B Common Stock may only transfer shares of Class B Common Stock to another person if such holder transfers a corresponding number of Class B Units to such person in accordance with the provisions of the Third Amended and Restated Limited Liability Company Agreement of J. Alexander’s Holdings, LLC, a Delaware limited liability company (“Holdings”), as such agreement may be amended from time to time in accordance with the terms thereof (the “LLC Agreement”).

B-1-2

(B) Any purported transfer of shares of Class B Common Stock in violation of the restrictions described in the immediately preceding paragraph (the “Restrictions”) shall be null and void. If, notwithstanding the foregoing prohibition, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in or to such shares of Class B Common Stock (the “Restricted Shares”) and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(C) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(D) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures not inconsistent with the provisions of this Article 7(c)(iv) for determining whether any acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Article 7(c)(iv). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to any holder of shares of Class B Common Stock.

(E) The Board shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(F) Upon the redemption of any Class B Units by Holdings for cash or, if the Corporation so chooses at its option, upon the exchange with the Corporation of any Class B Units for Class A Common Stock, in each case, in accordance with the LLC Agreement, a number of shares of Class B Common Stock held by the owner of the redeemed or exchanged Class B Units corresponding to the number of Class B Units redeemed or exchanged shall immediately be cancelled on the books and records of the Corporation and shall no longer be deemed to be issued and outstanding capital stock of the Corporation.

(G) As used in this Charter, (i) “Class B Units” shall mean Class B Units of Holdings, or any successor entity thereto, issued under the LLC Agreement, (ii) “Class C Units” shall mean Class C Units of Holdings, or any successor entity thereto, issued under the LLC Agreement, (iii) “LLC Units” shall mean the Class B Units and Class C Units, collectively, and (iv) “person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other enterprise or entity.

(H) In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of shares of Class B Common Stock shall be entitled to receive upon the cancellation of such shares effected in connection with the exchange of a commensurate number of Class B Units for Class A Common Stock in accordance with the LLC Agreement, the amount of such security that such holder would have received if such exchange had occurred immediately prior to the record date of such reclassification or other similar transaction, taking into account any adjustment as a result of any subdivision (by any stock split or dividend, reclassification or otherwise) or combination (by reverse stock split, reclassification or otherwise) of such security that occurs after the effective time of such reclassification or other similar transaction.

(I) The Corporation covenants that it will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding LLC Units for Class A Common Stock, such number of shares of Class A Common Stock that are issuable upon any such exchange and shall exchange LLC Units for shares of Class A Common Stock

B-1-3

pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation; and provided further that nothing contained herein shall be construed to preclude Holdings from paying cash in redemption of LLC Units in accordance with the LLC Agreement. The Corporation covenants that all shares of Class A Common Stock issued upon any such exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(~~b~~d) Preferred Stock. With respect to shares designated and classified as Preferred Stock, the Board of Directors of the Corporation, pursuant to Section 48-16-102 of the TBCA, are authorized to establish and to determine, in whole or in part, to the full extent permitted by Tennessee law and within the limits set forth in Section 48-16-101 of the TBCA, the preferences, limitations and relative rights of the Preferred Stock or any series of Preferred Stock. Unless and until otherwise specified by the Board of Directors, the shares classified and designated as Preferred Stock will have a par value of $0.001 per share. The Board of Directors may authorize one or more series of Preferred Stock with preferences, limitations and relative rights, including, but not limited to:

(i) special, conditional or limited voting rights, or no right to vote, except to the extent limits or conditions are prohibited by the TBCA;

(ii) characteristics as redeemable or convertible;

(iii) distributions to the shareholders calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

(iv) preferences over any class of shares with respect to distributions, including dividends and distributions, upon dissolution of this corporation; or

(v) specification and changes in the specification of par values.

In accordance with Section 48-16-101 of the TBCA, the foregoing list of designations, preferences, limitations and relative rights is not exhaustive.

(e) Changes in Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of Class A Common Stock shall be proportionately subdivided or combined, as the case may be.

8. No Preemptive Rights. The shareholders of the Corporation shall not have preemptive rights.

9. Directors. All corporate powers shall be exercised by or under the authority, and the business and affairs of the Corporation shall be managed under the direction, of a Board of Directors consisting of not less than three nor more than fifteen (15) directors, the exact number of Directors to be determined from time to time by a majority of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each class of Directors shall be elected for a three-year term. The term of the initial Class I directors shall terminate on the date of the 2016 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 2017 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2018 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2016, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

B-1-4

A Director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the Directors then in office.

A person nominated for election as a Director shall be elected by the affirmative vote of a plurality of the votes cast for the Director nominee in person or by proxy at a meeting for the election of Director at which a quorum is present.

10. Removal of Directors. Subject to the rights of any voting group established either in the Corporation’s Bylaws or by any applicable shareholders’ agreement, any director may be removed from office at any time but only for cause and only by (a) the affirmative vote of the holders of 66 2⁄3 percent of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

11. Officers. The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officers at any time with or without cause.

12. Director Liability and Indemnification.

(a) Limitation of Liability. Any person who is or was a director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that this Article 12 shall not eliminate or limit liability of a director for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-302 of the TBCA. If the TBCA or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article 12 or subsequent amendment of the TBCA or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.

(b) Indemnification and Advancement of Expenses. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including without limitation any action, suit or proceeding by or in right of the Corporation, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, manager, agent, or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

(c) Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of this Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation’s Bylaws,

B-1-5

resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

13. Control Share Acquisitions. The provisions of Sections 48-103-~~201~~301 through 48-103-~~209~~312 of the TBCA, otherwise collectively known as the “Tennessee Control Share Acquisition Act,” as in effect as of the date hereof and any amendment thereto or successor provision thereto, ~~and explicitly including Sections 48-103-308 and 48-103-309, shall apply to and govern, to the fullest extent provided by law,~~ shall not apply to the Corporation and, for the avoidance of doubt, shall not apply to or govern any Control Share Acquisition of this Corporation’s shares, as those terms are defined in the Tennessee Control Share Acquisition Act.1

14. Business Combinations.

(a) Application of the Act. The provisions of Sections 48-103-201 through 48-103-209 of the TBCA, otherwise known and cited as the “Tennessee Business Combination Act,” as in effect as of the date hereof and any amendment thereto or successor provision thereto, shall apply to and govern, to the fullest extent provided by law, any Business Combination, as defined in the Tennessee Business Combination Act.

(b) Corporation Not Liable for Resisting Merger, Exchange, Etc. So long as this Corporation has a class of voting stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, neither the Corporation nor its directors or officers shall be liable at law or equity either for having failed to approve the acquisition of shares by an Interested Shareholder, as defined in the Tennessee Business Combination Act, on or before an Interested Shareholder’s share acquisition date, or for seeking to enforce or implement the Tennessee Business Combination Act or the Tennessee Control Share Acquisition Act, or for failing to adopt or recommend any amendment to or provision of the Corporation’s Charter and Bylaws then in effect with respect to the Tennessee Business Combination Act or the Tennessee Control Share Acquisition Act, as in effect as of the date hereof and any amendment thereto or successor provision thereto, or for opposing any proposed merger, exchange, tender offer or significant disposition of assets of the Corporation or any subsidiary because of a good faith belief that the merger, tender offer, exchange or significant disposition of assets would adversely affect the social, legal, environmental or economic circumstances of the Corporation, its employees, customers or suppliers, or the communities in which the Corporation, or its subsidiaries, operate or are located. In making decisions concerning these matters, this Corporation’s officers and directors may also specifically consider any other relevant factors, including, but not limited to, (i) the financial and managerial resources and future prospects of the other party and (ii) the amount and form of the consideration being offered in relation to the then current market price for the Corporation’s outstanding shares of capital stock, in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent concern.

15. ~~Action by Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation may be effected at a duly called annual or special meeting of the shareholders of the Corporation or by a written resolution in lieu of a meeting signed by shareholders representing the number of affirmative votes required for such action at a meeting; provided that, if at any time the Corporation ceases to be a “controlled company” under the corporate governance rules of the New York Stock Exchange, then at such time and thereafter any action required or permitted to be taken by the shareholders of the Corporation may be effected only at a duly called annual or special meeting of the shareholders of the Corporation, except to the extent that such action may be taken without a meeting in accordance with Section 48-17-104(a) of the TBCA.~~ Reserved.

[1]	Note: This paragraph will only be amended if Proposal 4 is approved.

B-1-6

16. Special Meetings. Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders. Any business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

17. Exclusive Forum. The Court of Chancery of the State of Tennessee (the “Court of Chancery”) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the TBCA or this Charter or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. For the avoidance of doubt, any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of, and consented to the provisions of, this Article 17. If any provision or provisions of this Article 17 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article 17 (including, without limitation, each portion of any sentence of this Article 17 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

18. Charter and Bylaws Amendments. Notwithstanding any other provision of this Charter, the affirmative vote of holders of 66 2⁄3 percent of the voting power of the shares entitled to vote at an election of directors, voting together as a single class, shall be required to reduce the maximum number of shares the Corporation may issue under Article 7(a), and to amend or repeal Articles 7(b)–(e), 9, 10, 12, 13, 14, 15, 16, 17 and 18 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Corporation’s Bylaws in a manner that is inconsistent with the purpose and intent of the aforementioned Articles.

19. Corporate Opportunities. To the maximum extent permitted under the TBCA, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its directors who are not employees of the Corporation or any subsidiary (“Outside Directors”), other than any such opportunity expressly presented to an Outside Director in such Outside Director’s capacity as a director of the Corporation; and no such Outside Director shall be liable to the Corporation or its shareholders for breach of any fiduciary or other duty by reason of the fact that such Outside Director personally or on behalf of any other person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. For purposes of this Article 19, a director who is the Chairman of the Board of the Corporation shall not be deemed to be an employee of the Corporation solely by reason of holding such position. No amendment or repeal of this Article 19 shall apply to or have any effect on the liability or alleged liability of any Outside Director for or with respect to business opportunities of which such Outside Director becomes aware prior to such amendment or repeal. Any person purchasing or otherwise acquiring any interest in any capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 19.

This Second Amended and Restated Charter of J. Alexander’s Holdings, Inc. will be effective when filed with the Office of the Tennessee Secretary of State.

B-1-7

Appendix C

Text of Stephens Inc. Written Opinion

Gentlemen:

You have requested that we provide our opinion regarding the fairness from a financial point of view of the proposed merger of 99 Restaurants LLC (“Target”) with and into Nitro Merger Sub, Inc. (“Company Sub”), a wholly owned subsidiary of J. Alexander’s Holdings, LLC (“Holdings”), which is in turn a majority-owned subsidiary of J. Alexander’s Holdings, Inc. (the “Company”) (collectively, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement and Plan of Merger, dated as of August 3, 2017 (the “Agreement”). We understand that the consideration to be given by the Company to acquire the Target under the Agreement consists of the new issuance of 16,272,727 Class B Units of Holdings, 16,272,727 shares of Class B Common Stock of the Company and the assumption of approximately $20 million of net debt (the “Consideration”). We also understand that the Class B Units of Holdings and the shares of Class B Common Stock of the Company to be issued in the Transaction are designed so that each pair consisting of one Class B Unit of Holdings and one share of Class B Common Stock of the Company would be exchangeable for one share of Class A Common Stock of the Company and so that in the aggregate the Class B Units of Holdings and the shares of Class B Common Stock of the Company to be issued in the Transaction would be exchangeable for 16,272,727 shares of Class A Common Stock of the Company. With your permission, for purposes of our financial analysis and opinion, we have evaluated the Transaction on an “as exchanged” basis, as if all of the Class B Units of Holdings and all of the shares of Class B Common Stock of the Company to be issued in the Transaction were exchanged.

For purposes of this letter, the ‘public stockholders’ of the Company means the holders of outstanding shares of the Company’s common stock that are entitled to vote on the Transaction as disinterested shareholders of the Company, other than Target, Black Knight Advisory Services, LLC and their respective directors, officers and affiliates and the directors, officers, and subsidiaries of the Company. You have requested our opinion as to whether the Consideration, in the aggregate, to be given by the Company in the Transaction is fair from a financial point of view to the Company and its public stockholders.

In connection with rendering our opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Target and reviewed certain audited financial statements regarding the Company and the Target;

(ii)	reviewed certain internal financial statements and other financial and operating data (including financial projections) concerning the Company and the Target prepared by and based on assumptions provided by the management teams of the Company and the Target;

(iii)	analyzed, on a pro forma basis in reliance upon financial projections and other information concerning the Company and the Target prepared by and assumptions provided by the management teams of the Company and the Target, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Company;

(iv)	reviewed the reported prices and trading activity for the common stock of the Company;

(v)	compared the financial performance of the Company and the prices and trading activity of its common stock with that of certain other publicly-traded companies that we deemed relevant to our analysis of the Transaction and their securities;

(vi)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the most recent draft provided to us of the Agreement and related documents;

(viii)	discussed with management of the Company the operations of and future business prospects for the Company and the Target and the anticipated financial consequences of the Transaction to the Company and/or the Target, including potential cost savings or potential synergies; and

(ix)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Target and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Target, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Target under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or of the Target. With respect to the financial forecasts prepared by the managements of the Company and the Target, including forecasts of potential cost savings and of potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of the Company and the Target as to the future financial performance of the Company and the Target and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Target and regularly provide investment banking services to the Company and issue periodic research reports regarding the Company’s business activities and prospects and we expect to provide similar services in the future. We have received fees for providing investment banking services to the Company within the past two years and we may also receive fees for future services. During the two years preceding the date of this letter, we advised the predecessor of the Company regarding its spin-off from Fidelity National Financial Ventures, LLC (“FNFV”), a wholly owned subsidiary of Fidelity National Financial, Inc. (“FNF”). We are entitled to receive a fee from the Company for providing our fairness opinion to the Company. Our fee is not contingent upon the consummation of the Transaction. The Company has also agreed to reimburse certain expenses and to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. We expect to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, we and our affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, regulatory, accounting or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or public stockholders of the Company.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company and public stockholders of the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company for purposes of assisting with its evaluation of the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative Transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This opinion is not an assessment or evaluation of the negotiation process leading to the Transaction, an evaluation of the business rationale regarding the Transaction, an opinion as to the legal structure of the Transaction, nor a confirmation of, or any form of opinion or assurance (whether audit, review, or compilation) on, historical or prospective financial statements or any other information provided by or on behalf of the Company or the Target or obtained publicly. In addition, except as explicitly set forth in this letter with respect to fairness to the Company and the public stockholders, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this opinion and a summary discussion of our underlying analyses may be included in communications to shareholders of the Company, provided that we in our reasonable discretion approve of the content of such disclosures prior to any filing or publication of such shareholder communications.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the Consideration to be given by the Company in the Transaction is fair from a financial point of view to the Company and its public stockholders.

Very truly yours,

STEPHENS INC.

EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Loews Vanderbilt Hotel 2100 West End Avenue, Nashville, Tennessee 37203

J. ALEXANDER’S HOLDINGS, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 30, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned shareholder of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company” or “we”, “us” or “our”), hereby appoints Lonnie J. Stout II and Mark A. Parkey, and each of them, as Proxies for the undersigned, with full power of substitution, to attend the 2018 Special Meeting of Shareholders of the Company to be held on January 30, 2018, at 2:00 p.m. CST, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and any postponement or adjournment thereof (the “Special Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledged receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

This proxy, when properly executed, will be voted as specified. If this Proxy is executed but no specification is made, the votes entitled to be cast by the undersigned will be voted “FOR” the proposal to approve the Merger Agreement, “FOR” the proposal that the Transactions be approved by disinterested shareholders’ action pursuant to Section 48-18-704 of the TBCA, “FOR” the proposal to approve the Reclassification Amendment, “FOR” the proposal to approve the Authorized Shares Amendment, “FOR” the proposal to approve the CSAA Amendment, and “FOR” the proposal to permit the Company to adjourn the Special Meeting, if necessary or advisable, to solicit additional proxies to approve the other proposals to be submitted for a vote at the Special Meeting. The votes entitled to be cast by the Proxy holder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Special Meeting or any postponement or adjournment thereof.

VOTE BY INTERNET: www.proxy-direct.com VOTE BY TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
JAH_29298_100617

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3A, 3B, 4 AND 5.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:	☒

Proposals	The Board of Directors recommends a vote “FOR” all proposals, as described in the Proxy Statement

		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated August 3, 2017 (the “Merger Agreement”), by and among the Company, J. Alexander’s Holdings, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“JAX Op”), Nitro Merger Sub, Inc., a Tennessee corporation and a wholly owned subsidiary of JAX Op, Cannae Holdings, LLC (f/k/a Fidelity National Financial Ventures, LLC), a Delaware limited liability company, Fidelity Newport Holdings, LLC, a Delaware limited liability company, and 99 Restaurants, LLC, a Delaware limited liability company. THE MERGER WILL ONLY OCCUR IF PROPOSALS NO. 2, 3A, 3B AND 4 ARE ALSO APPROVED.	☐	☐	☐

2.	To consider and vote upon a proposal to approve the transactions contemplated by the Merger Agreement (the “Transactions”) by disinterested shareholders’ action pursuant to Section 48-18-704 of the Tennessee Business Corporation Act (the “TBCA”).	☐	☐	☐

3a.	To consider and vote upon a proposal to approve an amendment to the Company’s current Amended and Restated Charter (the “Charter”) to (i) reclassify the Company’s currently outstanding common stock, $0.001 par value as Class A common stock, par value $0.001 per share and (ii) authorize a new class of Class B common stock of the Company, par value $0.001 per share (the “Reclassification Amendment”).	☐	☐	☐

3b.	To consider and vote upon a proposal to approve an amendment to the Charter to increase the number of authorized shares of capital stock of the Company ( the “Authorized Shares Amendment”).	☐	☐	☐

4.	To consider and vote upon a proposal to approve an amendment to the Charter to provide that, following the completion of the Transactions, the Company’s capital stock will no longer be subject to the Tennessee Control Share Acquisition Act (the amendment, the “CSAA Amendment”), and to eliminate a provision that has sunsetted.	☐	☐	☐

5.	To consider and vote upon a proposal to permit the Company to adjourn the Special Meeting, if necessary or advisable, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the other proposals to be submitted for a vote at the Special Meeting.	☐	☐	☐

Non-Voting Item	YES	NO
I plan to attend the Special Meeting	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the

J. ALEXANDER’S HOLDINGS, INC. Special Meeting of Shareholders to Be Held on January 30, 2018.

The Proxy Statement and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/jah-29298

Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below

Note:	Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

/ /

608999900109999999999

xxxxxxxxxxxxxx	JAH_29298	M	xxxxxxxx